Exhibit 10.1

DEAL CUSIP NUMBER: 50060JAA8

REVOLVER CUSIP NUMBER: 50060JAB6

$400,000,000 REVOLVING CREDIT FACILITY

CREDIT AGREEMENT

by and among

KOPPERS INC.,

as Borrower,

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

PNC CAPITAL MARKETS LLC,

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH PIERCE FENNER & SMITH INC.,

and

FIFTH THIRD BANK,

as Joint Lead Arrangers and Joint Bookrunners,

WELLS FARGO BANK, NA,

BANK OF AMERICA, N.A.,

and

FIFTH THIRD BANK,

as Co-Syndication Agents,

and

BANK OF MONTREAL

KEYBANK NATIONAL ASSOCIATION,

THE BANK OF TOKYO MITSUBISHI UFJ, LTD.

and

CITIZENS BANK OF PENNSYLVANIA

as Co-Documentation Agents

Dated as of February 17, 2017

TABLE OF CONTENTS

1.	CERTAIN DEFINITIONS	1

1.1	Certain Definitions	1

1.2	Construction.	39

1.3	Accounting Principles; Changes in GAAP.	40

1.4	Currency Calculations.	40

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES	41

2.1	Revolving Credit Commitments.	41

2.1.1	Revolving Credit Loans; Optional Currency Loans.	41

2.1.2	Swing Loan Commitment.	41

2.2	Nature of Lenders' Obligations with Respect to Revolving Credit Loans.	41

2.3	Commitment Fees.	41

2.4	Termination or Reduction of Revolving Credit Commitments.	42

2.5	Loan Requests.	42

2.5.1	Revolving Credit Loan Requests.	42

2.5.2	Swing Loan Requests.	43

2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.	43

2.6.1	Making Revolving Credit Loans.	43

2.6.2	Presumptions by the Administrative Agent.	44

2.6.3	Making Swing Loans.	44

2.6.4	Repayment of Revolving Credit Loans.	44

2.6.5	Borrowings to Repay Swing Loans.	44

2.6.6	Swing Loans Under Cash Management Agreements.	45

2.7	Notes.	45

2.8	Use of Proceeds.	45

2.9	Letter of Credit Subfacility.	46

2.9.1	Issuance of Letters of Credit.	46

2.9.2	Letter of Credit Fees.	47

2.9.3	Disbursements, Reimbursement.	47

i

2.9.4	Repayment of Participation Advances.	49

2.9.5	Documentation.	49

2.9.6	Determinations to Honor Drawing Requests.	49

2.9.7	Nature of Participation and Reimbursement Obligations.	50

2.9.8	Indemnity.	51

2.9.9	Liability for Acts and Omissions.	52

2.9.10	Issuing Lender Reporting Requirements.	53

2.9.11	Cash Collateral.	53

2.10	Defaulting Lenders.	53

2.11	Increase in Revolving Credit Commitments.	55

2.11.1	Increasing Lenders and New Lenders.	55

2.11.2	Treatment of Outstanding Loans and Letters of Credit.	56

2.12	Utilization of Commitments in Optional Currencies.	56

2.12.1	Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency.	56

2.12.2	Notices From Lenders That Optional Currencies Are Unavailable to Fund New Loans.	57

2.12.3	Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the Euro-Rate Option.	57

2.12.4	European Monetary Union.	58

3.	[RESERVED]	58

4.	INTEREST RATES	59

4.1	Interest Rate Options.	59

4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate.	59

4.1.2	Interest Act (Canada).	59

4.1.3	Rate Calculations; Rate Quotations.	60

4.2	Interest Periods.	60

4.2.1	Amount of Borrowing Tranche.	60

4.2.2	Renewals.	60

4.2.3	No Conversion of Optional Currency Loans.	60

4.3	Interest After Default.	60

4.3.1	Letter of Credit Fees, Interest Rate.	60

4.3.2	Other Obligations.	60

4.3.3	Acknowledgment.	61

4.4	Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available; Optional Currency Not Available.	61

4.4.1	Unascertainable.	61

4.4.2	Illegality; Increased Costs.	61

4.4.3	Optional Currency Not Available.	61

4.4.4	Administrative Agent's and Lender's Rights.	61

4.5	Selection of Interest Rate Options.	62

5.	PAYMENTS	63

5.1	Payments.	63

5.2	Pro Rata Treatment of Lenders.	63

5.3	Sharing of Payments by Lenders.	64

5.4	Presumptions by Administrative Agent.	64

5.5	Interest Payment Dates.	65

5.6	Voluntary Prepayments.	65

5.6.1	Right to Prepay.	65

5.6.2	Replacement of a Lender.	66

5.6.3	Designation of a Different Lending Office.	66

5.7	Mandatory Prepayments.	67

5.7.1	Asset Sales and Recovery Events.	67

5.7.2	Currency Fluctuations.	67

5.7.3	Application Among Loans and Interest Rate Options.	67

5.8	Increased Costs.	68

5.8.1	Increased Costs Generally.	68

5.8.2	Capital Requirements.	68

5.8.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.	69

5.8.4	Delay in Requests.	69

5.8.5	Additional Reserve Requirements.	69

5.9	Taxes.	69

5.9.1	Issuing Lender.	69

5.9.2	Payments Free of Taxes.	69

5.9.3	Payment of Other Taxes by the Loan Parties.	70

5.9.4	Indemnification by the Loan Parties.	70

5.9.5	Indemnification by the Lenders.	70

5.9.6	Evidence of Payments.	70

5.9.7	Status of Lenders.	71

5.9.8	Treatment of Certain Refunds.	73

5.9.9	Survival.	73

5.10	Indemnity.	73

5.11	Settlement Date Procedures.	74

5.12	Collections; Administrative Agent's Right to Notify Account Debtors.	74

5.13	Currency Conversion Procedures for Judgments.	74

5.14	Indemnity in Certain Events.	75

6.	REPRESENTATIONS AND WARRANTIES	75

6.1	Representations and Warranties.	75

6.1.1	Organization and Qualification.	75

6.1.2	Subsidiaries.	75

6.1.3	Power and Authority.	76

6.1.4	Validity and Binding Effect.	76

6.1.5	No Conflict.	76

6.1.6	Litigation.	76

6.1.7	Title to Properties.	76

6.1.8	Financial Statements.	77

6.1.9	Use of Proceeds; Margin Stock.	78

6.1.10	Full Disclosure.	78

6.1.11	Taxes.	78

6.1.12	Consents and Approvals.	79

6.1.13	No Event of Default; Compliance with Instruments.	79

6.1.14	Patents, Trademarks, Copyrights, Licenses, Etc.	79

6.1.15	Security Interests.	79

6.1.16	Status of the Pledged Collateral.	80

6.1.17	Insurance.	80

6.1.18	Compliance with Laws.	80

6.1.19	Material Contracts	80

6.1.20	Investment Companies; Regulated Entities.	80

6.1.21	Plans and Benefit Arrangements.	81

6.1.22	Employment Matters.	82

6.1.23	Environmental Matters and Safety Matters.	82

6.1.24	Solvency.	85

6.1.25	Anti-Terrorism Laws.	85

6.2	Updates to Schedules.	85

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT	86

7.1	First Loans and Letters of Credit.	86

7.1.1	Deliveries.	86

7.1.2	Payment of Fees.	87

7.2	Each Loan or Letter of Credit.	87

8.	COVENANTS	88

8.1	Affirmative Covenants.	88

8.1.1	Preservation of Existence, Etc.	88

8.1.2	Payment of Liabilities, Including Taxes, Etc.	88

8.1.3	Maintenance of Insurance.	88

8.1.4	Maintenance of Properties and Leases.	89

8.1.5	Maintenance of Patents, Trademarks, Etc.	89

8.1.6	Visitation Rights.	89

8.1.7	Keeping of Records and Books of Account.	89

8.1.8	Plans and Benefit Arrangements.	89

v

8.1.9	Compliance with Laws.	90

8.1.10	Use of Proceeds.	90

8.1.11	Further Assurances.	90

8.1.12	Subordination of Intercompany Loans.	90

8.1.13	Anti-Terrorism Laws; International Trade Law Compliance.	90

8.1.14	Keepwell.	91

8.2	Negative Covenants.	91

8.2.1	Indebtedness.	91

8.2.2	Liens; Lien Covenants.	92

8.2.3	Guaranties.	93

8.2.4	Loans and Investments.	93

8.2.5	Restricted Payments.	94

8.2.6	Liquidations, Mergers, Consolidations, Acquisitions.	95

8.2.7	Dispositions of Assets or Subsidiaries.	96

8.2.8	Affiliate Transactions.	97

8.2.9	Subsidiaries, Partnerships and Joint Ventures.	97

8.2.10	Continuation of or Change in Business.	98

8.2.11	Plans and Benefit Arrangements.	98

8.2.12	Fiscal Year.	99

8.2.13	Issuance of Stock.	99

8.2.14	Changes in Organizational Documents 2017 Senior Note Debt Documents.	99

8.2.15	Minimum Fixed Charge Coverage Ratio.	100

8.2.16	Maximum Total Secured Leverage Ratio.	100

8.3	Reporting Requirements.	100

8.3.1	Quarterly Financial Statements.	100

8.3.2	Annual Financial Statements.	100

8.3.3	Certificate of the Borrower.	101

8.3.4	Notice of Default.	101

8.3.5	Notice of Litigation.	101

8.3.6	Certain Events.	102

8.3.7	Budgets, Forecasts, Other Reports and Information.	102

8.3.8	Notices Regarding Plans and Benefit Arrangements.	103

9.	DEFAULT	104

9.1	Events of Default.	104

9.1.1	Payments Under Loan Documents.	104

9.1.2	Breach of Warranty.	104

9.1.3	Anti-Terrorism Laws.	104

9.1.4	Breach of Negative and Certain Other Covenants, Visitation Rights or Anti-Terrorism Laws.	104

9.1.5	Breach of Other Covenants.	104

9.1.6	Defaults in Other Agreements or Indebtedness.	104

9.1.7	Final Judgments or Orders.	105

9.1.8	Loan Document Unenforceable.	105

9.1.9	Uninsured Losses; Proceedings Against Assets.	105

9.1.10	Notice of Lien or Assessment.	105

9.1.11	Insolvency.	105

9.1.12	Events Relating to Plans and Benefit Arrangements.	105

9.1.13	Cessation of Business.	106

9.1.14	Change of Control.	106

9.1.15	Beazer East Default.	106

9.1.16	Involuntary Proceedings.	107

9.1.17	Voluntary Proceedings.	107

9.2	Consequences of Event of Default.	107

9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	107

9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.	107

9.2.3	Set-off.	108

9.2.4	Application of Proceeds.	108

9.2.5	Collateral Sharing.	109

9.2.6	Other Rights and Remedies.	109

9.2.7	Notice of Sale.	110

9.2.8	Enforcement of Rights and Remedies.	110

10.	ADMINISTRATIVE AGENT	110

10.1	Appointment and Authority.	110

10.2	Rights as a Lender.	110

10.3	Exculpatory Provisions.	111

10.4	Reliance by Administrative Agent.	112

10.4.1	Delegation of Duties.	112

10.4.2	Resignation of Administrative Agent.	112

10.4.3	Non-Reliance on Administrative Agent and Other Lenders.	113

10.4.4	No Other Duties, etc.	113

10.4.5	Administrative Agent's Fee.	114

10.4.6	Authorization to Release Collateral and Guarantors.	114

10.4.7	No Reliance on Administrative Agent's Customer Identification Program.	114

10.4.8	Authorization to Release Collateral and Guarantors.	114

11.	MISCELLANEOUS	114

11.1	Modifications, Amendments or Waivers.	114

11.1.1	Increase of Commitment.	115

11.1.2	Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.	115

11.1.3	Release of Collateral or Guarantor.	115

11.1.4	Miscellaneous.	115

11.2	No Implied Waivers; Cumulative Remedies.	116

11.3	Expenses; Indemnity; Damage Waiver.	116

11.3.1	Costs and Expenses.	116

11.3.2	Indemnification by the Borrower.	116

11.3.3	Reimbursement by Lenders.	117

11.3.4	Waiver of Consequential Damages, Etc.	117

11.3.5	Payments.	118

11.4	Holidays.	118

11.5	Notices; Effectiveness; Electronic Communication.	118

11.5.1	Notices Generally.	118

11.5.2	Electronic Communications.	118

11.5.3	Change of Address, Etc.	119

11.6	Severability.	119

11.7	Duration; Survival.	119

11.8	Successors and Assigns.	119

11.8.1	Successors and Assigns Generally.	119

11.8.2	Assignments by Lenders.	120

11.8.3	Register.	121

11.8.4	Participations.	121

11.8.5	Certain Pledges; Successors and Assigns Generally.	122

11.9	Confidentiality.	123

11.9.1	General.	123

11.9.2	Sharing Information With Affiliates of the Lenders.	123

11.10	Counterparts; Integration; Effectiveness.	123

11.10.1	Counterparts; Integration; Effectiveness.	123

11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.	124

11.11.1	Governing Law.	124

11.11.2	SUBMISSION TO JURISDICTION.	124

11.11.3	WAIVER OF VENUE.	124

11.11.4	SERVICE OF PROCESS.	125

11.11.5	WAIVER OF JURY TRIAL.	125

11.12	USA Patriot Act Notice.	125

11.13	Joinder of Guarantors.	125

11.14	Funding by Branch, Subsidiary or Affiliate.	126

11.14.1	Notional Funding.	126

11.14.2	Actual Funding.	126

11.14.3	Right to Realize on Collateral and Enforce Guaranty.	126

11.15	Acknowledgment and Consent to Bail-In of EEA Financial Institutions.	126

11.16	No Advisory or Fiduciary Responsibility.	127

SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(E)	-	EXCLUDED SUBSIDIARIES
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 2.9.1	-	EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	-	SUBSIDIARIES
SCHEDULE 6.1.6	-	LITIGATION
SCHEDULE 6.1.7	-	OWNED AND LEASED REAL PROPERTY
SCHEDULE 6.1.12	-	CONSENTS AND APPROVALS
SCHEDULE 6.1.14	-	PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 6.1.16	-	PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 6.1.17	-	INSURANCE POLICIES
SCHEDULE 6.1.19	-	MATERIAL CONTRACTS
SCHEDULE 6.1.21	-	EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.22	-	EMPLOYMENT MATTERS
SCHEDULE 6.1.23	-	ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.1.3	-	INSURANCE REQUIREMENTS RELATING TO COLLATERAL
SCHEDULE 8.2.1	-	PERMITTED INDEBTEDNESS
SCHEDULE 8.2.3	-	GUARANTIES
SCHEDULE 8.2.4	-	PERMITTED LOANS AND INVESTMENTS
SCHEDULE 8.2.9	-	PERMITTED PARTNERSHIPS, LLCs, JOINT VENTURES
SCHEDULE 8.2.10	-	BUSINESS DESCRIPTIONS

x

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(I)	-	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 1.1(P)(1)	-	PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
EXHIBIT 1.1(P)(2)	-	PLEDGE AGREEMENT
EXHIBIT 1.1(S)	-	SECURITY AGREEMENT
EXHIBIT 2.5.1	-	LOAN REQUEST
EXHIBIT 2.5.2	-	SWING LOAN REQUEST
EXHIBIT 2.11	-	LENDER JOINDER
EXHIBIT 5.9.7(A)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(B)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(C)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(D)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 7.1.1	-	SOLVENCY CERTIFICATE
EXHIBIT 8.2.6	-	ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as hereafter amended, restated, modified or supplemented from time to time, the "Agreement") is dated as of February 17, 2017 and is made by and among KOPPERS INC., a Pennsylvania corporation (the "Borrower"), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Administrative Agent").

WITNESSETH:

WHEREAS, the Borrower has requested the Lenders to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $400,000,000; and

WHEREAS, the Lenders are willing to provide such credit facilities upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.CERTAIN DEFINITIONS

1.1Certain Definitions.  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Account shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by the Borrower or any other Loan Party.  All Accounts of the Loan Parties shall be subject to the Administrative Agent's Prior Security Interest for the benefit of the Lenders and their respective Affiliates.

Account Debtor shall mean any Person who is or who may become obligated to the Borrower or to any other Loan Party, with respect to, or on account of, an Account.

Acquisition Compliance Certificate shall have the meaning specified in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] hereof.

Administrative Agent shall have the meaning specified in the introductory paragraph, and shall include its successors and assigns.

Administrative Agent's Fee shall have the meaning specified in Section 10.4.5 [Administrative Agent's Fee].

Administrative Agent's Letter shall have the meaning specified in Section 10.4.5 [Administrative Agent's Fee].

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.  Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

Agreement shall have the meaning specified in the introductory paragraph.

Alternate Currency shall mean with respect to any Letter of Credit the following lawful currencies:  the Euro, British Pounds Sterling, New Zealand Dollars, Australian Dollars, Canadian Dollars, Chinese Renminbi, Danish Krone, and Brazilian Real and any other currency satisfactory to the Administrative Agent and the Issuing Lender that shall issue such Letter of Credit.  Each Alternate Currency must be the lawful currency of the specified country.

Anti-Terrorism Laws shall mean any applicable Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery (including Laws comprising or implementing the Canadian Anti-Money Laundering & Anti-Terrorism Legislation), any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Net Senior Secured Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Commitment Fee".

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Net Senior Secured Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Letter of Credit Fee."

Applicable Margin shall mean, as applicable:

(i)the percentage spread to be added to the Base Rate applicable to Loans under the Base Rate Option based on the Net Senior Secured Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Base Rate Spread", or

(ii)the percentage spread to be added to the Euro-Rate applicable to Loans under the Euro-Rate Option based on the Net Senior Secured Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Euro-Rate Spread".

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

Arranger shall mean PNC Capital Markets LLC.

As-Offered Rate shall mean an interest rate per annum (computed on the basis of a year of 360 days and actual days elapsed) applicable to the Swing Loans offered by the Swing Loan Lender, as determined by the Swing Loan Lender in its sole discretion.

Asset Sale shall mean any disposition or series of dispositions by the Borrower or any of its Subsidiaries after the date hereof of the type described in clause (vi) of Section 8.2.7 [Dispositions of Assets or Subsidiaries].

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Australian Dollars shall mean the lawful currency of Commonwealth of Australia.

Authorized Officer shall mean, with respect to any Loan Party, Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Director of such Loan Party, any manager or the members (as applicable) in the case of any Loan Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of such Loan Party required hereunder.  The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 100 basis points (1.0%).  Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Options].

Beazer Acquisition Agreement shall mean the Asset Purchase Agreement dated as of December 28, 1988, as amended as of July 15, 2004, by and between the Borrower and Beazer East.

Beazer Acquisition Agreement Guarantee shall mean the Guarantee of Beazer Limited of all of Beazer East's liabilities and obligations under Article VII of the Beazer Acquisition Agreement.

Beazer East shall mean Beazer East, Inc., a Delaware corporation.

Beazer Limited shall mean Beazer Limited, an English corporation.

Benefit Arrangement shall mean at any time an "employee benefit plan", within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

Borrower shall have the meaning specified in the introductory paragraph.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows:  (i) any Loans to which a Euro-Rate Option applies which are in Dollars or in the same Optional Currency advanced under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the Relevant Interbank Market.

Canadian Anti-Money Laundering & Anti-Terrorism Legislation shall mean the Criminal Code, R.S.C. 1985, c. C 46, The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17 and the United Nations Act, R.S.C. 1985, c. U 2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al Qaida and Taliban Regulations promulgated under the United Nations Act.

Canadian Dollar means lawful money of Canada.

Capital Expenditures shall mean for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person; provided, however, that up to $35,000,000 of Capital Expenditures made with respect to reorganization of the Borrower's carbon materials and chemicals business operations in the US and Europe and incurred on or after January 1, 2016 shall be excluded from the calculation of Capital Expenditures.

Cash Collateralize means to pledge and deposit with or deliver to Administrative Agent, for the benefit of each Issuing Lender and the Lenders, as collateral for the Letter of Credit Obligations, or obligations of the Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances pursuant to documentation satisfactory to Administrative Agent and each Issuing Lender (which documents are hereby consented to by the Lenders).  Cash Collateral shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

Cash Equivalents shall mean, at any time, (i) Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), (ii) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000, (iii) commercial paper with a maturity of 270 days or less issued by a corporation (except an Affiliate of the Borrower) organized under the laws of any state of the United States or the District of Columbia or of the Commonwealth of Australia or any state thereof or of England and rated at least A 2 by Standard & Poor's or at least P 2 by Moody's, (iv) repurchase agreements with institutions described in clause (ii) with respect to investments described in clause (i), and (v) money market mutual funds or cash management trusts rated in the highest rating by Standard & Poor's or Moody's (and not rated other than in the highest rating by Standard & Poor's or Moody's) or investing solely in investments described in clauses (i) through (iv) above.

Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].

CDOR Rate shall have the meaning specified in the definition of Euro-Rate.

CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

CFTC shall mean the Commodity Futures Trading Commission.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Change of Control shall mean (i) any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 35% or more of the voting capital stock of Holdings, (ii) Holdings shall cease to own 100% of the outstanding capital stock of the Borrower, (iii) a "Change of Control" as defined in the 2017 Senior Note Indenture shall occur, or (iv) the Borrower shall cease to own directly or indirectly 100% of the outstanding capital stock, member interests or partnership interests of any Loan Party except as permitted in this Agreement or following the consent of the Required Lenders.

China JV Letters of Credit shall mean those certain letters of credit, denominated in Renminbi and issued by an Issuing Lender, for the account of Koppers Jiangsu.

CIP Regulations shall have the meaning specified in Section 10.4.7 [No Reliance on Administrative Agent's Customer Identification Program].

Closing Date shall mean February 17, 2017.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Collateral shall mean the Pledged Collateral, the UCC Collateral, and the Intellectual Property Collateral.

Collateral Documents shall have the meaning specified in Section 9.2.5 [Collateral Sharing].

Commitment shall mean as to any Lender its Revolving Credit Commitment, and, in the case of the Swing Loan Lender, its Swing Loan Commitment, and Commitments shall mean the aggregate, without duplication, of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrower].

Computation Date shall have the meaning specified in Section 2.12.1 [Periodic Computations of Dollar Equivalent amounts of Revolving Credit Loans and Letters of Credit Outstanding, Etc.].

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by the Borrower or any of its respective Subsidiaries, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by Borrower or any of its Subsidiaries, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by the Borrower or any of its respective Subsidiaries in connection therewith, and (iv) any other consideration given or obligation incurred by the Borrower or any of its respective Subsidiaries in connection therewith.

Consolidated EBITDA for any period of determination shall mean (i) the sum of, without duplication, (a) Consolidated Net Income, (b) depreciation, (c) depletion, (d) amortization, (e) other non-recurring, non-cash charges to net income, (f) losses on the sale of assets outside the ordinary course of business, (g) interest expense, (h) income tax expense, (i) cash dividends received from Affiliates to the extent not included in determining Consolidated Net Income, (j) equity losses of Affiliates (other than Consolidated Subsidiaries) to the extent included in determining Consolidated Net Income for such period, (k) non-recurring cash and non-cash charges to net income in an aggregate cumulative amount during the period commencing on January 1, 2016 and continuing for the balance of the term of this Agreement not greater than $75,000,000 related to discontinuation or sale of business operations of Holdings and its Subsidiaries as such charges are incurred, (l) non-recurring cash and non-cash charges to net income in an aggregate cumulative amount incurred during the fiscal quarter ending December 31, 2015 not greater than $6,500,000 related to discontinuation or sale of business operations of Holdings and its Subsidiaries, (m) non-cash stock-based compensation expense, and (n) all unamortized financing costs written off, and premiums paid, gains/losses incurred, and/or charges and fees paid and not capitalized, in each case, by the Loan Parties in connection with the (x) refinancing of the Prior Credit Agreement, (y) early extinguishment of the 2009 Senior Notes or (z) exchange, redemption, repurchase, tender or retirement of the 2009 Senior Notes, minus (ii) the sum of non-recurring, non-cash credits to net income, gains on the sale of assets outside the ordinary course of business, gains on non-cash equity-based compensation and equity earnings of Affiliates (other than Consolidated Subsidiaries) to the extent included in determining Consolidated Net Income for such period, in each case of Holdings and its Subsidiaries for such period determined and consolidated in accordance with GAAP.  For purposes of determining Consolidated EBITDA, items related to Excluded Subsidiaries shall be excluded, except that cash dividends paid by an Excluded Subsidiary to a wholly-owned Subsidiary of Holdings shall be included in Consolidated EBITDA, but only to the extent that such dividends paid by the Excluded Subsidiaries exceed the loans, advances and investments made by the Loan Parties in or to such Excluded Subsidiaries and their respective subsidiaries during the period of measurement.  For purposes of this definition, with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, Consolidated EBITDA as reported in the maximum Total Secured Leverage Ratio, the Net Senior Secured Leverage Ratio and the Specified Ratio shall be calculated on a pro forma basis, using (i) historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period or (ii) financial effects that are reasonably identifiable and factually supportable, as projected by Holdings in good faith, and agreed to by the Administrative Agent, and set forth in a certificate delivered by an Authorized Officer of Holdings to the Administrative Agent (which certificate shall also set forth in reasonable detail the calculation of such financial effects).  Additionally, for purposes of this definition, with respect to a business or assets disposed of by the Loan Parties pursuant to Section 8.2.7 [Disposition of Assets or Subsidiaries]

hereof, Consolidated EBITDA as reported in the maximum Total Secured Leverage Ratio, the Net Senior Secured Leverage Ratio and the Specified Ratio shall be calculated as if such disposition had been consummated at the beginning of such period.  In addition, Consolidated EBITDA shall be adjusted to the extent that the computation of Consolidated EBITDA includes a gain or loss with respect to any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device (including, for the avoidance of doubt, obligations under such commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device that are secured as well as those that are unsecured) as follows:  Consolidated EBITDA shall be (1) increased by any non-cash items of loss arising from such swap, agreement or other device, in each case, net of any actual cash payments related to the items giving rise to the loss and (2) decreased by any non-cash items of gain arising from such swap, agreement or other device, in each case, net of any actual cash payments related to items giving rise to the gain.

Consolidated Net Income for any period of determination shall mean the consolidated net income (or loss) after taxes of Holdings and its Consolidated Subsidiaries determined and consolidated in accordance with GAAP.

Consolidated Net Tangible Assets shall mean, at any time, the total assets of Holdings and its Subsidiaries, less all Intangible Assets, as set forth on the consolidated balance sheet of Holdings as of the end of the most recently concluded fiscal quarter of Holdings (but excluding the assets and Intangible Assets of the Excluded Subsidiaries and their respective subsidiaries).

Consolidated Subsidiaries of Holdings shall mean those Subsidiaries whose accounts are or should be consolidated with those of Holdings at such time.

Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or migrating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the performance of a Remedial Action or which otherwise constitutes a violation of Environmental Laws.

Covered Entity shall mean (a) the Borrower, each of Borrower's Subsidiaries, all Guarantors and all pledgors of Collateral, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

Credit Arrangement Liabilities shall have the meaning specified in the definition of the term "Lender-Provided Credit Arrangement".

Currency/Commodity Agreement shall mean any foreign exchange contract, currency swap agreement, commodity swap agreement, commodity forward purchase agreement,

commodity hedging agreement or other similar agreement or arrangement, among the Borrower or any of its Subsidiaries, on the one hand, and one or more financial institutions, on the other hand, designed to protect the Borrower or any of its Subsidiaries against fluctuations in currency or commodity, as the case may be, values and that is documented in a reasonable and customary manner.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent as the Published Rate by as adjusted for any additional costs pursuant to Section 5.8.5 [Additional Reserve Requirements].  Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lenders, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent's or the Borrower's receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event, (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders or (f) becomes the subject of a Bail-in Action.

As used in this definition and in Section 2.10 [Defaulting Lenders], the term "Bankruptcy Event" means, with respect to any Person, such Person or such Person's direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Dollar Equivalent shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.

Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

EEA Financial Institution means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Effective Date means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Eligible Contract Participant shall mean an "eligible contract participant" as defined in the CEA and regulations thereunder.

Eligible Foreign Cash shall mean unencumbered cash of Subsidiaries of the Loan Parties, net of reasonably anticipated applicable withholding, net income and other taxes, fees and other expenses in connection with the repatriation of such cash, denominated in the lawful currency of (i) any country that is a member of the European Union, (ii) Australia, (iii) Canada,

(iv) New Zealand or (v) the United Kingdom and that, upon repatriation, would be eligible for paying down the Loans, provided, that the repatriator of such cash will, after giving effect to such repatriation, have sufficient working capital to operate for a period of at least 30 days following the date of such repatriation.

Eligible U.S. Cash shall mean unencumbered cash of the Loan Parties denominated in U.S. Dollars and held in an account located within the United States of America.

Environmental Complaint shall mean any (i) notice of non-compliance or violation, citation or order relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (ii) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (iii) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any written notice of liability or potential liability from any Person or Official Body, in either instance, setting forth allegations relating to or a cause of action for personal injury (including but not limited to death), property damage, natural resource damage, contribution or indemnity for the costs associated with the performance of Remedial Actions, direct recovery for the costs associated with the performance of Remedial Actions, liens or encumbrances attached to or recorded or levied against property for the costs associated with the performance of Remedial Actions, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws; or (iv) subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

Environmental Laws shall mean all federal, territorial, tribal, state, local and foreign Laws (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § § 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. § § 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. §  7401 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § § 136 to 136y, each as amended, and any regulations promulgated thereunder or any equivalent state or local Law, each as amended, and any regulations promulgated thereunder)  and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances (iii) protection of  the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (vi) the presence of Contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of Environmentally Sensitive Areas.

Environmental Permits shall mean all permits, licenses, bonds or other forms of financial assurances, consents, registrations, identification numbers, approvals or authorizations required under Environmental Laws (i) to own, occupy or maintain the Property; (ii) for the operations and business activities of the Loan Parties or any Subsidiaries of any Loan Party; or (iii) for the performance of a Remedial Action.

Environmental Records shall mean all notices, reports, records, plans, applications, forms or other filings relating or pertaining to the Property, Contamination, the performance of a Remedial Action and the operations and business activities of the Loan Parties or any Subsidiaries of any Loan Party which pursuant to Environmental Laws, Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; (v) wilderness or refuge areas as defined or designated by applicable Laws, including Environmental Laws; or (vi) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

Equivalent Amount shall mean, at any time, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent's spot selling rate (based on the market rates then prevailing and available to Administrative Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.  Notwithstanding the other provisions in this definition, in the case of the China JV Letters of Credit, the determinations set forth above shall be made by the Issuing Lender of the China JV Letters of Credit rather than the Administrative Agent.

Equivalent Currency shall have the meaning specified in the definition of "Equivalent Amount".

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Euro shall refer to the lawful currency of the Participating Member States.

European Interbank Market shall mean the European interbank market for Euro operating in Participating Member States.

Euro-Rate shall mean the following:

(a)with respect to Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period.  The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

(b)with respect to Optional Currency Loans in Euros or British Pounds Sterling comprising any Borrowing Tranche for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which the relevant Optional Currency is offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which such applicable Optional Currencies are offered by leading banks in the London interbank deposit market, at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in Euros or British Pounds Sterling, as the case may be, for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period.  The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

(c)with respect to Optional Currency Loans denominated in Canadian Dollars comprising any Borrowing Tranche, the interest rate per annum (the "CDOR Rate") as determined by the Administrative Agent, equal to the arithmetic average rate applicable to Canadian Dollar bankers' acceptances (C$BAs) for the applicable Interest Period appearing on the Bloomberg page BTMM CA, per annum, at approximately 11:00 a.m. Eastern Time, two Business Days prior to the commencement of such Interest Period, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Bloomberg page BTMM CA on such day the CDOR Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers' acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Administrative Agent, as of 11:00 a.m. Eastern Time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day.

(d)with respect to Optional Currency Loans denominated in Australian Dollars comprising any Borrowing Tranche for any Interest Period, the rate per annum equal to the Australian Bank Bill Swap Bid Rate or the successor thereto as approved by the Administrative Agent as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at approximately 10:00 a.m., Sydney, Australia time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Australian Dollars with a maturity comparable to such Interest Period.

(e)with respect to Optional Currency Loans denominated in New Zealand Dollars comprising any Borrowing Tranche for any Interest Period, the rate per annum equal to the NZFMA Bank Bill Reference Rate or the successor thereto as approved by the Administrative Agent as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at approximately 10:00 a.m., Auckland, New Zealand time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in New Zealand Dollars with a maturity comparable to such Interest Period.

(f)If, at any time, the Administrative Agent and all of the Lenders approve an additional Optional Currency pursuant to Section 2.12.4(iii) [Requests for Additional Optional Currencies], any reference in this Agreement to the Euro-Rate applicable to any Optional Currency Loan in such additional Optional Currency shall be a reference to a rate to be mutually agreed upon between the Administrative Agent and the Borrower.

(g)Notwithstanding the foregoing, if the Euro-Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

(h)The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.

Euro-Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit Euro-Rate Option].

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an "Event of Default."

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party's failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap.  Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Excluded Subsidiary shall collectively mean (a) Koppers Mauritius, (b) Koppers Jiangsu, (c) KCCC, (d) Koppers India, (e) Koppers Tianjin, (f) Subsidiaries identified on Schedule 1.1(E) and (g) any Foreign Subsidiary created or acquired after the Closing Date which meets the following requirements:

(1)	Such Foreign Subsidiary is not wholly-owned, directly or indirectly, by a Loan Party or a Subsidiary of a Loan Party, and
(2)

The investment in such Foreign Subsidiary by the Loan Parties, together with all other loans, advances and investments to and in all of the Loan Parties' Foreign Subsidiaries, must not exceed the amount permitted under clause (vi) of Section 8.2.4 [Loans and Investments].

Any Foreign Subsidiary meeting the foregoing requirements may be designated by the Loan Parties as an "Excluded Subsidiary" by delivering written notice to the Administrative Agent prior to the creation of such Foreign Subsidiary, together with an updated Schedule 1.1(E).

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient's failure to comply with Section 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).

Expiration Date shall mean February 17, 2022.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Financial Projections shall have the meaning specified in Section 6.1.8(ii).

Fitch shall mean Fitch IBCA, Duff & Phelps, a division of Fitch, Inc., and its successors.

Fixed Charge Coverage Ratio shall mean the ratio of (i) Consolidated EBITDA minus Capital Expenditures of Holdings and its Subsidiaries minus cash taxes of Holdings and its Subsidiaries, to (ii) Fixed Charges.

Fixed Charges shall mean for any period of determination the sum of interest expense, contractual principal installments on Indebtedness, and contractual principal payments on capitalized leases, in each case of Holdings and its Subsidiaries for such period determined and consolidated in accordance with GAAP; provided that, notwithstanding the foregoing, in the event that Holdings pays any dividends or distributions after the Closing Date, then all dividends or distributions made by Holdings during any period of determination shall be included in the calculation of Fixed Charges.

Foreign Lender shall mean (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

Foreign Subsidiary shall mean a Subsidiary of a Loan Party organized under the laws of a jurisdiction outside of the United States of America, any State thereof or the District of Columbia.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature pages hereof and each other Person which joins this Agreement as a Guarantor after the date hereof.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.

Hedge Liabilities shall have the meaning given to such term in the definition of the term "Lender-Provided Hedge".

Historical Statements shall have the meaning specified in Section 6.1.8(i) [Historical Statements].

Holdings shall mean Koppers Holdings Inc., a Pennsylvania corporation.

ICC shall have the meaning specified in Section 11.11.1 [Governing Law].

Increasing Lender shall have the meaning assigned to that term in Section 2.11 [Increase in Revolving Credit Commitments].

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:  (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, bank guarantee, commodity swap agreement, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

Intangible Assets shall mean, at any date, the amount (if any) stated under the heading "Goodwill and Other Intangible assets, net" or under any other heading relating to intangible assets separately listed, in each case, on the face of a balance sheet of Holdings and its Subsidiaries organized under the laws of the United States or any state thereof, prepared on a consolidated basis as of such date.

Intellectual Property Collateral shall mean all of the property described in the Patent, Trademark and Copyright Security Agreement.

Intercompany Subordination Agreement shall mean the Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I).

Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Loans bear interest under the Euro-Rate Option.  Subject to the last sentence of this definition, such period shall be one Month with respect to Optional Currency Loans and one, two, three or six Months with respect to all other Loans.  Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrower is renewing or converting to the Euro-Rate Option applicable to outstanding Loans.  Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, the Guarantors and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].

Issuing Lender shall mean (i) PNC, in its individual capacity as issuer of Letters of Credit hereunder, (ii) solely with respect to certain China JV Letters of Credit, The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its individual capacity as issuer of such China JV Letters of Credit, and (iii) any other Lender that Borrower, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.

Joint Lead Arrangers shall mean PNC Capital Markets LLC, Wells Fargo Securities, LLC, Merrill Lynch Pierce Fenner & Smith Inc., and Fifth Third Bank.

Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.

KCCC shall mean Koppers (China) Carbon & Chemical Co, Ltd, a limited liability company organized under the laws of the People's Republic of China.

KCL shall mean Koppers Chile Limitada, a limited liability partnership formed under the laws of Chile

KGICV means Koppers Global Investments C.V., a limited partnership formed under the laws of The Netherlands.

Koppers Ashcroft shall mean Koppers Ashcroft Inc., a corporation formed under the laws of British Columbia, Canada.

Koppers Assurance shall mean Koppers Assurance, Inc., a South Carolina corporation and successor by merger to KHC Assurance, Inc., a Vermont corporation.

Koppers India shall mean Koppers India Carbon Materials and Chemicals Pte Ltd, a company organized under the laws of India.

Koppers Jiangsu shall mean Koppers (Jiangsu) Carbon Chemical Co., Ltd., a limited liability company organized under the laws of the People's Republic of China.

Koppers Mauritius shall mean Koppers Mauritius, a company organized under the laws of the Republic of Mauritius.

Koppers NZ shall mean Koppers NZ LLC, a New York limited liability company.

Koppers Tianjin shall mean Koppers (Tianjin) Trading Co., Ltd., a limited liability company organized under the laws of the People's Republic of China.

KPCBC shall mean Koppers Performance Chemicals Brasil Comercio de Preservaties Ltda., a limited liability company formed under the laws of Brazil.

KRSCI shall mean Koppers Railroad Structures Canada Inc., a corporation formed under the laws of British Columbia, Canada.

KTL shall mean Koppers Thailand Ltd., a company formed under the laws of Thailand.

KWWHCV shall mean Koppers World-Wide Holdings C.V., a limited partnership formed under the laws of The Netherlands.

Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements or understandings (other than a Plan, Benefit Arrangement or Multiemployer Plan) among Borrower or any member of the ERISA Group.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

Lender-Provided Credit Arrangement shall mean any obligation or liability of the Borrower or any of its Subsidiaries to the Administrative Agent or any of the Lenders or their

Affiliates howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) line of credit facilities provided to Subsidiaries of the Borrower which are not Guarantors, and (ii) letters of credit, bank guaranties and bid guaranties issued for the account of Subsidiaries of the Borrower which are not Guarantors (and for which the Borrower is not a co-applicant); and in any case under clause (i) or (ii), either the applicable documents that create or evidence any such facilities, letters of credit or guaranties shall designate the same as a Lender-Provided Credit Arrangements, or the Borrower shall have provided the Administrative Agent prior written notice of such designation.  The liabilities of the Loan Parties and any Subsidiary of the Loan Parties to the provider of any Lender-Provided Credit Arrangement (the "Credit Arrangement Liabilities") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty Agreement and secured obligations under the Collateral Documents and otherwise treated as Obligations for purposes of each of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.  The Liens securing the Credit Arrangement Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

Lender-Provided Hedge shall mean:  (a) an Interest Rate Hedge which is provided by a Lender or an Affiliate of a Lender to any Loan Party or any Subsidiary of a Loan Party, whether or not such Subsidiary is a Guarantor, and which (i) is documented in a standard International Swaps and Derivatives Association Master Agreement, or another reasonable and customary manner (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes, and (b) the following transactions which are provided by a Lender or an Affiliate of a Lender to any Loan Party, any Excluded Subsidiary or any Subsidiary of a Loan Party, whether or not such Subsidiary is a Guarantor: foreign currency exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions entered into for hedging (rather than speculative) purposes, and (c) the following transactions which are provided by a Lender or an Affiliate of a Lender to any Loan Party or any Subsidiary of a Loan Party, whether or not such Subsidiary is a Guarantor: commodity swaps, commodity options, forward commodity contracts and any other similar transactions entered into for hedging (rather than speculative) purposes.  The liabilities of the Loan Parties and any such Subsidiaries or Excluded Subsidiaries to the provider of any Lender-Provided Hedge (the "Hedge Liabilities") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty Agreement and secured obligations under the Collateral Documents and otherwise treated as Obligations for purposes of each of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.  The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

Lender-Provided Treasury Arrangement shall mean any obligation or liability of the Borrower or any of its Subsidiaries to the Administrative Agent or any of the Lenders or their Affiliates howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with treasury management services, depository services, overdraft protection arrangement, and cash management services, including, without limitation all arrangements with the Administrative Agent, or any Lender or its Affiliates to provide company paid credit cards that permit employees to make purchases on behalf of any Loan Party, including all fees and expenses of the Loan Parties payable to the Administrative Agent, any Lender or its Affiliates related to any of the foregoing.  The liabilities of the Loan Parties and any Subsidiary of the Loan Parties to the provider of any Lender-Provided Treasury Arrangement (the "Treasury Liabilities") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty Agreement and secured obligations under the Collateral Documents and otherwise treated as Obligations for purposes of each of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.  The Liens securing the Treasury Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.  For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, "Lenders" shall include any Affiliate of a Lender to which such Obligation is owed.

Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate Dollar Equivalent amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Dollar Equivalent amount of Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, hypothec, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

LLC Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries].

Loan Documents shall mean this Agreement, the Continuing Agreement of Guaranty and Suretyship of the Borrower in favor of the Administrative Agent, for the benefit of each Hedge/Treasury/Credit Provider (as defined therein), the Guaranty Agreement, the Intercompany Subordination Agreement, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, agreements related to Lender-Provided Hedges, Lender-Provided Treasury Arrangements and Lender-Provided Credit Arrangements, fee letters between the Borrower and the Administrative Agent, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

Loan Parties shall mean the Borrower and the Guarantors.

Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

Material Acquisition shall mean a Permitted Acquisition where the Consideration for such Permitted Acquisition exceeds $150,000,000.

Material Acquisition Period shall have the meaning assigned to such term in Section 8.2.16 [Maximum Total Secured Leverage Ratio].

Material Adverse Change shall mean any set of circumstances or events which (a) has a material adverse effect upon the validity or enforceability of this Agreement or any other Loan Document, (b) is material and adverse to the business, properties, assets, financial condition, or results of operations of the Loan Parties taken as a whole, (c) impairs materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period.  If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Moody's shall mean Moody's Investors Service, Inc. and its successors.

Multiemployer Plan shall mean any employee pension benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the Plan year including the Closing Date and the preceding five Plan years, has made or had an obligation to make such contributions.

Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

Net Cash Proceeds shall mean in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking and other customary advisor fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Collateral Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

Net Secured Debt shall mean Total Secured Debt minus the lesser of (i) the sum of (a) Unencumbered U.S. Cash plus (b) the Dollar Equivalent amount of Eligible Foreign Cash and (ii) $10,000,000.

Net Senior Secured Leverage Ratio shall mean, as of any date of determination, the ratio of (i) Net Secured Debt to (ii) Consolidated EBITDA for the four fiscal quarters ending on such date.

New Lender shall have the meaning assigned to that term in Section 2.11 [Increase in Revolving Credit Commitments].

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

Notes shall mean collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan.

Obligations shall mean (i) any and all obligations, liabilities, and indebtedness from time to time of the Borrower, any Guarantor or any other Subsidiary of the Borrower to the Administrative Agent, any of the Lenders or any Affiliate of any Lender under or in connection with this Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganizations, or similar proceeding with respect to the Borrower, any Guarantor or any other Subsidiary of the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to an extension of credit is not satisfied); (ii) all Reimbursement Obligations of each Loan Party and any other Subsidiary of the Borrower with respect to any one or more Letters of Credit issued by any Issuing Lender; (iii) all indebtedness, loans, obligations, expenses and liabilities of each Loan Party, each Excluded Subsidiary or any other Subsidiary of the Borrower to the Administrative Agent or any of the Lenders, or any of their respective Affiliates, arising out of any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement provided by the Administrative Agent, any of the Lenders or such Affiliates pursuant to this Agreement; (iv) any sums advanced by or owing to the Administrative Agent or any of the Lenders for any reason relating to this Agreement, any other Loan Document, or any collateral relating thereto, including for indemnification, for maintenance, preservation, protection or enforcement of, or realization upon, the Collateral or other collateral security or any one or more guaranties, and for enforcement, collection, or preservation of the rights of the Administrative Agent and the Lenders, and regardless whether before or after default or the entry of any judgment; (v) any obligation or liability of any Loan Party or any other Subsidiary of the Borrower arising out of overdrafts on deposits or other accounts or out of electronic funds (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of any Lender to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of any Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements, and (vi) any amendments, extensions, renewals and increases of or to any of the foregoing.  Notwithstanding the foregoing provisions in this definition, Obligations shall not include Excluded Hedge Liabilities.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Optional Currency shall mean the following lawful currencies:  the Euro, British Pounds Sterling, New Zealand Dollars, Australian Dollars, and Canadian Dollars and any other currency approved by the Administrative Agent and all of the Lenders pursuant to Section 2.12.4(iii) [European Monetary Union; Requests for Additional Optional Currencies].  Subject to Section 2.12.4 [European Monetary Union], each Optional Currency must be the lawful currency of the specified country.

Optional Currency Loans shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans].

Optional Currency Sublimit shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans].

Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Original Currency shall have the meaning specified in Section 5.13 [Currency Conversion Procedures for Judgments].

Osmose Purchase Agreement shall mean the Stock Purchase Agreement by and among Osmose Holdings, Inc., Osmose, Inc., Osmose Railroad Services, Inc., and Borrower, dated as of April 13, 2014 as amended by that certain Amendment No. 1 to Stock Purchase Agreement by and among Osmose Holdings, Inc., Osmose, Inc., Osmose Railroad Services, Inc., and Borrower, dated as of August 15, 2014.

Other Currency shall have the meaning specified in Section 5.13 [Currency Conversion Procedures for Judgments].

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).

Overnight Bank Funding Rate shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York ("NYFRB"), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error).  If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero.  The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

Overnight Rate shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.

Participant has the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in Section 11.8.4 [Participations].

Participating Member State shall mean any member State of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Partnership Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries].

Patent, Trademark and Copyright Security Agreement shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by each of the Loan Parties to the Administrative Agent.

Payment Date shall mean initially, May 1, 2017, and thereafter the first day of each August, November, February and May, and on the Expiration Date or upon acceleration of the Notes.

Payment In Full and Paid In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder (other than contingent indemnification obligations which by their terms survive such termination of the Commitments, payment of the Loans and the other Obligations), termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Permitted Acquisitions shall have the meaning specified in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

Permitted Investments shall mean:

(i)direct obligations of the United States of America, the Commonwealth of Australia, a State of the Commonwealth of Australia, or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America or the Commonwealth of Australia or a State of the Commonwealth of Australia maturing in twelve (12) months or less from the date of acquisition;

(ii)commercial paper with a maturity of 270 days or fewer issued by a corporation (except an Affiliate of the Borrower) organized under the laws of any state of the United States or the District of Columbia or of the Commonwealth of Australia or any state thereof or of England and rated at least A-2, by Standard & Poor's, at least F2 by Fitch, or at least P-2 by Moody's on the date of acquisition;

(iii)demand deposits, time deposits, term deposits, or certificates of deposit maturing within one year in commercial banks of the United States or Europe, or banks constituted under the legislation of a State of the Commonwealth of Australia whose obligations are given a short-term rating of A-2, or a long-term senior unsecured rating of A or the equivalent or better by Standard & Poor's or given a short-term rating of P-2, or a long-term senior unsecured rating of A2 or the equivalent or better by Moody's, or a short-term rating of F2, or a long-term senior unsecured rating of A or the equivalent or better by Fitch on the date of acquisition;

(iv)notes or bonds with a maturity or mandatory put or call of 365 days or less from the date of investment issued by a corporation (except an Affiliate of the Borrower) organized under the laws of any state of the United States or the District of Columbia or of the Commonwealth of Australia or any state thereof or of England and rated at least AA by Standard & Poor's, at least AA by Fitch or at least Aa by Moody's; and

(v)money market mutual funds or cash management trusts rated in the highest rating by Standard & Poor's, Fitch or Moody's (and not rated other than the highest rating by Standard & Poor's, Fitch or Moody's) or money market mutual funds or cash management trusts investing at least ninety percent (90%) of its assets in investments described in clauses (i) through (iv) of the definition of Cash Equivalents; and

(vi)investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.

Permitted Liens shall mean:

(i)Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii)Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

(iii)Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv)Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v)Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, or minor irregularities in title thereto and other immaterial liens that do not secure the payment of money, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi)Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders or any Affiliates of any Lender securing the Obligations including liabilities under any Lender-Provided Hedge, Lender-Provided Treasury Arrangement or Lender-Provided Credit Arrangement;

(vii)Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

(viii)Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), and any extension, replacement or renewal thereof, provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(ix)Purchase Money Security Interests, capitalized leases and Liens on tangible property (excluding inventory) to the extent that the Indebtedness secured thereby is permitted under Section 8.2.1(vii);

(x)The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1)Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2)Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3)Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4)Liens resulting from final judgments or orders described in Section 9.1.6;

(xi)Pledges or deposits in margin accounts made in the ordinary course of business to secure Currency/Commodity Agreements permitted under Section 8.2.1(ix); provided that the amount of such pledges or deposits are not in excess of the aggregate amount required to be so pledged or deposited under such Currency/Commodity Agreements and that no additional assets become subject to a Lien to secure such Currency/Commodity Agreements; and

(xii)Liens securing obligations in an aggregate amount not to exceed $15,000,000 at any one time outstanding.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412, 430 and 436 of the Code and either (i) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the current year including the Closing Date and the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or, in the case of a Multiple Employer Plan or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years ending prior to the Closing Date.

Pledge Agreement shall mean the Pledge Agreement in substantially the form of Exhibit 1.1(P)(2) executed and delivered by each of the Loan Parties to the Administrative Agent.

Pledged Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreement.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or a determination by the Administrative Agent or the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the

Administrative Agent.  Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Credit Agreement shall mean the Credit Agreement dated as of August 15, 2014, by and among the Borrower, the Guarantors party thereto, the Administrative Agent, and the Lenders Party thereto, as amended.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to (i) Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute, (ii) Purchase Money Security Interests as permitted hereunder, (iii) Permitted Liens on tangible property (excluding inventory) acquired pursuant to Permitted Acquisitions, and (iv) other Permitted Liens to the extent given priority by statute, excluding Liens created by consensual security interests granted under the Uniform Commercial Code.

Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Code or Section 406 of ERISA for which neither a statutory exemption exists nor an individual nor a class exemption has been issued by the United States Department of Labor.

Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

Property A shall have the meaning specified in the Osmose Purchase Agreement.

Pro Forma Financial Information shall have the meaning specified in Section 6.1.8(ii).

Pro Forma Financial Statements shall have the meaning specified in Section 6.1.8(ii).

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property, which Liens do not encumber any other property.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a "commodity pool" as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a "letter of credit or keepwell, support, or other agreement" for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Ratable Share shall mean:

(i)with respect to a Lender's obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(ii)with respect to all other matters as to a particular Lender, the percentage obtained by dividing (a) such Lender's Revolving Credit Commitment, by (b) the sum of the aggregate amount of the Revolving Credit Commitments of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, "Ratable Share" shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender's Commitment) represented by such Lender's Commitment.

Real Property shall mean the real estate owned by the Loan Parties listed on Schedule 6.1.7 hereto.

Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) any Issuing Lender, as applicable.

Recovery Event shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries, including any event described in clause (c) of Schedule 8.1.3 hereof.

Reference Currency shall have the meaning specified in the definition of "Equivalent Amount."

Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance", "pollutant", "pollution", "contaminant", "hazardous or toxic substance", "extremely hazardous substance", "toxic chemical", "toxic substance", "toxic waste", "hazardous waste", "special handling waste", "industrial waste", "residual waste", "solid waste", "municipal waste",

"mixed waste", "infectious waste", "chemotherapeutic waste", "medical waste", "pesticide" or "regulated substance" or any other substance, material or waste, regardless of its form or nature, which is regulated, controlled or governed by Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated, controlled or governed by Environmental Laws including without limitation, petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenlys, mercury, radon and radioactive materials.

Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Reinvestment Notice shall mean a written notice executed by an Authorized Officer of the Borrower stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business, other than current assets.

Related Parties shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

Relevant Interbank Market shall mean in relation to Euro, the European Interbank Market, in relation to Australian Dollars, the Australian Financial Markets Association, and, in relation to any other currency, the London interbank market or other applicable offshore interbank market.  Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.

Remedial Action shall mean any investigation, identification, preliminary assessment, characterization, delineation, feasibility study, cleanup, corrective action, removal, remediation, risk assessment, fate and transport analysis, in-situ treatment, containment, operation and maintenance or management in-place, control or abatement of or other response actions to Regulated Substances and any closure or post-closure measures associated therewith.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan for which notice has not been waived by regulation of the PBGC.

Required Lenders shall mean Lenders (other than any Defaulting Lender) having more than 50% of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Restricted Payment shall mean with respect to any Person (i) the declaration or payment of any dividend or other distribution on account of any shares of such Person's capital stock, (ii) any payment on account of the purchase, redemption, retirement or other acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock, (iii) any voluntary prepayment or defeasance, redemption, repurchase or other acquisition or retirement for value of any Indebtedness ranked subordinate in right of payment to the Obligations, or (iv) any payment made for the purpose of redemption or repurchase of the 2017 Senior Notes prior to the stated maturity.  Notwithstanding the foregoing, "Restricted Payment" shall not include (i) any dividend on shares of capital stock payable solely in shares of capital stock or in options, warrants or other rights to purchase capital stock; (ii) any dividend or other distribution or payment in respect of redemption of capital stock payable to the Borrower by any of its Subsidiaries or by a Subsidiary to another Subsidiary or the retirement of any shares of the Borrower held by any wholly-owned Subsidiary of the Borrower; (iii) the repurchase or other acquisition or retirement for value of any shares of the Borrower's capital stock, or any option, warrant or other right to purchase shares of the Borrower's capital stock with additional shares of, or out of the net proceeds of a substantial contemporaneous issuance of, capital stock; and (iv) the retirement of any shares of capital stock by conversion into, or by exchange for, additional shares of capital stock, or out of the net proceeds of the substantial contemporaneous issuance (other than to a Subsidiary of the Borrower) of other shares of capital stock.

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the Dollar Equivalent amount of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Safety Complaints shall mean any (i) notice of non-compliance or violation, citation or order relating in any way to any Safety Law; (ii) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Safety Law; (iii) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any written notice of liability or potential liability from any Person or Official Body, in either instance, setting forth allegations relating to or a cause of action for civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Safety Laws; or (iv) subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Safety Laws.

Safety Filings and Records shall mean all notices, reports, records, plans, applications, forms, logs, programs, manuals or other filings or documents relating or pertaining to compliance with Safety Laws, including, but not limited to, employee safety in the workplace, employee injuries or fatalities, employee training, or the protection of employees from exposure to Regulated Substances which pursuant to Safety Laws or at the direction or order of any Official Body the Loan Parties or any Subsidiaries of any Loan either must be submit to an Official Body or otherwise must maintain in their records.

Safety Laws shall mean the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., as amended, and any regulations promulgated thereunder or any equivalent foreign, territorial, provincial state or local Law, each as amended, and any regulations promulgated thereunder or any other foreign, territorial, provincial, federal, state or local Law, each as amended, and any regulations promulgated thereunder, pertaining or relating to the protection of employees from exposure to Regulated Substances in the workplace (but excluding workers compensation and wage and hour laws).

Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Loan Parties to the Administrative Agent.

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].

Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified Debt shall mean, as of any date of determination, without duplication, the sum of (i) Total Secured Debt, plus (ii) 2017 Senior Note Debt, plus (iii) any other unsecured Indebtedness in respect of borrowed money, in each case of Holdings and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

Specified Foreign Subsidiary shall mean any of Koppers Ashcroft KPCBC, KCL, KRSCI, and KTL.

Specified Ratio shall mean, as of any date of determination, the ratio of (A) Specified Debt on such date to (B) Consolidated EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.

Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

Statements shall have the meaning specified in Section 6.1.8 [Financial Statements].

Subsidiary of any Person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries; provided, that Excluded Subsidiaries and their respective subsidiaries shall not be a "Subsidiary" for purposes of this Agreement or any other Loan Document.

Subsidiary Shares shall have the meaning specified in Section 6.1.2 [Subsidiaries].

Swap shall mean any "swap" as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Hedge.

Swing Loan Commitment shall mean the Swing Loan Lender's commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $30,000,000.

Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans.

Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by the Swing Loan Lender to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Total Secured Debt shall mean, as of any date of determination, without duplication, any and all Indebtedness in respect of (i) borrowed money that is on such date secured by a Lien on assets of a Loan Party, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility that are on such date secured by a Lien on assets of a Loan Party, (iii) the unreimbursed amount of all drafts drawn under letters of credit issued for the account of Holdings or its Subsidiaries and the undrawn stated amount of all letters of credit issued for the account of Holdings and its Subsidiaries, in each case, that are on such date secured by a Lien on assets of a Loan Party, (iv) obligations with respect to capitalized leases that are on such date secured by a Lien on assets of a Loan Party, and (v) net obligations requiring any actual cash payment or settlement under any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device (including, for the avoidance of doubt, obligations under such commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device that are secured as well as those that are unsecured), in each case of Holdings and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

Total Secured Leverage Ratio shall mean, as of any date of determination, the ratio of (i) Total Secured Debt, to (ii) Consolidated EBITDA for the four fiscal quarters ending on such date.

Treasury Liabilities shall have the meaning specified in the definition of the term "Lender-Provided Treasury Arrangement".

UCP shall have the meaning specified in Section 11.11.1 [Governing Law].

UCC Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreement.

Unavailable Currency shall mean a currency that is not available outside the country of issuance of such currency, as determined by the Administrative Agent, in its sole discretion, on any Computation Date.

Undrawn Availability shall mean, as of any date of determination, an amount equal to (a) the Revolving Credit Commitments available to the Borrower at any time to the extent that the utilization of such Revolving Credit Commitments would not violate the covenant set forth in Section 8.2.16 [Maximum Total Secured Leverage Ratio] on a proforma basis, minus (b) the sum of (i) the Revolving Facility Usage plus (ii) fees and expenses then due from the Borrower hereunder which have not been paid or charged to the account of the Borrower.

Uniform Commercial Code shall have the meaning specified in Section 6.1.15 [Security Interests].

Unpaid Drawing shall mean, with respect to any Letter of Credit, the aggregate Dollar Equivalent amount of the draws made on such Letters of Credit that have not been reimbursed by the Borrower.

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].

Withholding Agent shall mean any Loan Party and the Administrative Agent.

Write-Down and Conversion Powers means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

2009 Senior Note Indenture shall mean the Indenture dated as of December 1, 2009 among the Borrower, the Guarantors and Wells Fargo Bank, N.A., as trustee, relating to the 2009 Senior Notes, as the same may be amended, restated, supplemented or otherwise modified in accordance with this Agreement.

2009 Senior Notes shall mean the Borrower's Senior Unsecured Notes Due 2019 issued pursuant to the 2009 Senior Note Indenture, as the same may be amended, restated, supplemented or otherwise modified in accordance with this Agreement.

2017 Senior Note Debt shall mean the Indebtedness of the Borrower under the 2017 Senior Notes.

2017 Senior Note Debt Documents shall mean the 2017 Senior Note Indenture and the 2017 Senior Notes substantially in the form as delivered to the Administrative Agent and the Lenders.

2017 Senior Note Indenture shall mean the Indenture dated as of January 25, 2017 among the Borrower, the Guarantors and Wells Fargo Bank, N.A., as trustee, relating to the 2017 Senior Notes, as the same may be amended, restated, supplemented or otherwise modified in accordance with this Agreement.

2017 Senior Notes shall mean the Borrower's Senior Unsecured Notes Due 2025 issued pursuant to the 2017 Senior Note Indenture, as the same may be amended, restated, supplemented or otherwise modified in accordance with this Agreement.

2017 Trustee shall mean Wells Fargo Bank, N.A., and its permitted successors and assigns under the 2017 Senior Note Indenture.

1.2Construction.  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (ii) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person's successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; (vii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time.

1.3Accounting Principles; Changes in GAAP.  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Historical Statements referred to in Section 6.1.8 [Financial Statements]; and provided, further that (a) any lease with aggregate payments of less than $500,000 and (b) leases of Holdings and its Subsidiaries, either existing on the Closing Date or created thereafter that (i) initially were not included on the consolidated balance sheet of Holdings as capital lease obligations and were subsequently recharacterized as capital lease obligations, or (ii) did not exist on the Closing Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Closing Date had they existed at that time, shall for all purposes not be treated as capital lease obligations for purposes of this Agreement.  Notwithstanding the foregoing, if the Borrower notifies the Administrative Agent in writing that the Borrower wishes to amend any financial covenant in Section 8.2 of this Agreement (including the Specified Ratio), any related definition and/or the definition of the term Net Senior Secured Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date affecting the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 (including the Specified Ratio), any related definition and/or the definition of the term Net Senior Secured Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties' compliance with such covenants (including the Specified Ratio) and/or the definition of the term Net Senior Secured Leverage Ratio for purposes of interest and Letter of Credit Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.

1.4Currency Calculations.  All financial statements and Compliance Certificates shall be set forth in Dollars.  For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars,

Optional Currencies or Alternate Currencies, as the case may be, shall be converted to Dollars on a weighted average in accordance with GAAP.

2.REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1Revolving Credit Commitments.

2.1.1Revolving Credit Loans; Optional Currency Loans.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the Letter of Credit Obligations and outstanding Swing Loans, (ii) the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders, (iii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency, and (iv) the aggregate Dollar Equivalent principal amount of Revolving Credit Loans made in an Optional Currency (each, an "Optional Currency Loan") shall not exceed $75,000,000 (the "Optional Currency Sublimit").  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2Swing Loan Commitment.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, the Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans in Dollars (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $30,000,000, provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2Nature of Lenders' Obligations with Respect to Revolving Credit Loans.  Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share.  The aggregate Dollar Equivalent of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations.  The obligations of each Lender hereunder are several.  The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder.  The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3Commitment Fees.  Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender's Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date in U.S. Dollars.

2.4Termination or Reduction of Revolving Credit Commitments.  The Borrower shall have the right, upon not less than five (5) Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Lenders in proportion to their Ratable Shares); provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders.  Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.  Any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated.  Any notice to reduce the Revolving Credit Commitments under this Section 2.4 shall be irrevocable.

2.5Loan Requests.

2.5.1Revolving Credit Loan Requests.  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 12:00 p.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Loans in Dollars to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans in Dollars; (ii) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of

Optional Currency Loans or the date of conversion to or renewal of the Euro-Rate Option for any Optional Currency Loan; and (iii) the same Business Day of the proposed Borrowing Date with respect to the making of a Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify (A) the aggregate amount of the proposed Loans (expressed in the currency in which such Loans shall be funded) comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amount shall be in (1) integral multiples of $500,000 (or the Dollar Equivalent thereof) and not less than $1,000,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche under the Euro-Rate Option, and (2) not less than the lesser of $100,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies, (B) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche, (C) the currency in which such Loans shall be funded if the Borrower elects the Euro-Rate Option, and (D) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.  No Optional Currency Loan may be converted into a Base Rate Loan or a Loan denominated in a different Optional Currency.

2.5.2Swing Loan Requests.  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans in Dollars by delivery to the Swing Loan Lender not later than 11:00 a.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be in integral multiples of $100,000 and not less than $500,000.

2.6Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.6.1Making Revolving Credit Loans.  The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower, including the currency in which the Revolving Credit Loan is requested, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders' Obligations with Respect to Revolving Credit Loans].  Each Lender shall remit the principal amount of each Revolving Credit Loan in the requested Optional Currency (or in Dollars if so requested by the Administrative Agent) to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Subsequent Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars or the requested Optional Currency (as applicable) and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent (or fails to remit such funds in the applicable Optional Currency) in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds, including funds in the requested Optional Currency, the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].

2.6.2Presumptions by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Base Rate Loan, or, for Loans other than Base Rate Loans, prior to the close of business the day before the Borrowing Date, that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the appropriate currency with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option.  If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3Making Swing Loans.  So long as the Swing Loan Lender elects to make Swing Loans, the Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Swing Loan to the Borrower in U.S. Dollars only and in immediately available funds at the Principal Office prior to 2:00 p.m. on the Borrowing Date.

2.6.4Repayment of Revolving Credit Loans.  The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.6.5Borrowings to Repay Swing Loans.  PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable

Share of Letter of Credit Obligations.  Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision.  PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 2:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

2.6.6Swing Loans Under Cash Management Agreements.  In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.5.2 [Swing Loan Requests], the Swing Loan Lender may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and such Swing Loan Lender relating to the Borrower's deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrower's cash assets as in effect from time to time (the "Cash Management Agreements") to the extent of the daily aggregate net negative balance in the Borrower's accounts which are subject to the provisions of the Cash Management Agreements.  Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender's obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

2.7Notes.  The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, may be evidenced upon the request of any Lender by a revolving credit Note and a swing Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender.

2.8Use of Proceeds.  The proceeds of the Loans shall be used (i) to refinance existing indebtedness of the Borrower, including indebtedness under the Prior Credit Agreement, (ii) to provide working capital to the Borrower, (iii) for capital expenditures and financing for Permitted Acquisitions, and (iv) for general corporate purposes of Holdings and its Subsidiaries as permitted by the terms of this Agreement, including dividends and distributions permitted by Section 8.2.5 [Restricted Payments] of this Agreement.

2.9Letter of Credit Subfacility.

2.9.1Issuance of Letters of Credit.  The Borrower or any Loan Party may at any time prior to the Expiration Date request the issuance of a letter of credit (each, a "Letter of Credit"), which may be denominated in either Dollars or an Alternate Currency, for its own account or the account of another Loan Party or on behalf of the Borrower and either an Excluded Subsidiary or a Subsidiary of the Borrower which is not a Loan Party (in which case the Borrower and such Excluded Subsidiary or Subsidiary, as applicable, shall be co-applicants with respect to such Letter of Credit), or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to an Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, in such form as such Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by such Issuing Lender, in advance of the proposed date of issuance.  The Borrower or any Loan Party shall authorize and direct such Issuing Lender to name the Borrower or any Loan Party or any Excluded Subsidiary or Subsidiary, as applicable, as the "Applicant" or "Account Party" of each Letter of Credit.  Promptly after receipt of any letter of credit application, such Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof.  All letters of credit which are identified on Schedule 2.9.1 hereto, which shall consist of all letters of credit outstanding on the Closing Date, shall be deemed to have been issued under this Agreement and shall constitute Letters of Credit, regardless of which Person is the applicant thereunder.

2.9.1.1Unless such Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of such Issuing Lender's Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance (but may include a provision for the automatic extension of the Letter of Credit absent notice by such Issuing Lender to the beneficiary), and (B) in no event expire later than 364 days after the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $125,000,000 (the "Letter of Credit Sublimit") or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.  Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit.  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the

Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.9.1.2Notwithstanding Section 2.9.1.1, the Issuing Lenders shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or any Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally.

2.9.2Letter of Credit Fees.  The Borrower shall pay in Dollars (i) to the Administrative Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate on the daily Dollar Equivalent amount available to be drawn under each Letter of Credit, and (ii) to each Issuing Lender for its own account a fronting fee which shall accrue at the rate or rates per annum separately agreed upon by the Borrower and such Issuing Lender.  All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit.  The Borrower shall also pay (in Dollars) to each Issuing Lender for such Issuing Lender's sole account such Issuing Lender's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as such Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3Disbursements, Reimbursement.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively, in each case, in the currency in which each Letter of Credit is issued.

2.9.3.1In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, such Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof.  Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse such Issuing Lender shall sometimes be referred to as a "Reimbursement Obligation") such Issuing Lender prior to 12:00 noon on each date that an amount is paid by such Issuing Lender under any Letter of Credit (each such date, a "Drawing Date") by paying to the Administrative Agent for the account of such Issuing Lender an amount equal to the amount so paid by such Issuing Lender, in the same currency as paid, unless otherwise required by the Administrative Agent or such Issuing Lender, or unless such currency is an Unavailable Currency, in which case the Borrower shall pay the Dollar Equivalent amount of the amount paid by such Issuing Lender under the Letter of Credit.  Notwithstanding the foregoing sentence, with respect to the China JV Letters of Credit, and subject to the approval of the Issuing Lender thereof, Borrower may repay, in Dollars, the Dollar Equivalent Amount paid by such Issuing Lender under the China JV Letters of Credit.  In the event the Borrower fails to reimburse such Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans in U.S. Dollars (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof) be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Subsequent Loan or Letter of Credit] other than any notice requirements.  Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of such Issuing Lender an amount in Dollars in immediately available funds equal to its Ratable Share of the amount of the drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof), whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount.  If any Lender so notified fails to make available in Dollars to the Administrative Agent for the account of such Issuing Lender the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date.  The Administrative Agent and such Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or such Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans in Dollars under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1, because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 [Subsequent Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from such Issuing Lender a borrowing (each, a "Letter of Credit Borrowing") in Dollars in the amount of such drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar

Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof).  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option.  Each Lender's payment to the Administrative Agent for the account of such Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each, a "Participation Advance") from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4Repayment of Participation Advances.

2.9.4.1Upon (and only upon) receipt by the Administrative Agent for the account of such Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by such Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by such Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of such Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Ratable Share of such funds, except the Administrative Agent shall retain for the account of such Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by such Issuing Lender.

2.9.4.2If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of such Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of such Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate (or, for any payment in an Optional Currency, the Overnight Rate) in effect from time to time.

2.9.5Documentation.  Each Loan Party agrees to be bound by the terms of such Issuing Lender's application and agreement for letters of credit and such Issuing Lender's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own.  In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, such Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6Determinations to Honor Drawing Requests.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof,

such Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7Nature of Participation and Reimbursement Obligations.  Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lenders upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i)any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against such Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Subsequent Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii)any lack of validity or enforceability of any Letter of Credit;

(iv)any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), such Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if such Issuing Lender or any of its Affiliates has been notified thereof;

(vi)payment by such Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)any failure by such Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless such Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after such Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x)any breach of this Agreement or any other Loan Document by any party thereto;

(xi)the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8Indemnity.  The Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of such Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction, (B) failure by such Issuing Lender to comply with Section 2.9.6 [Determinations to Honor Drawing Requests] in a material manner, or (C) the wrongful dishonor by such Issuing Lender or any of its Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

2.9.9Liability for Acts and Omissions.  As between any Loan Party and each Issuing Lender, or such Issuing Lender's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if such Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's or its Affiliates rights or powers hereunder.  Nothing in the preceding sentence shall relieve such Issuing Lender from liability for such Issuing Lender's gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall such Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, each Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by such Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by such Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on such Issuing Lender or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each, an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by such Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

2.9.10Issuing Lender Reporting Requirements.  Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.9.11Cash Collateral.  (i) Upon the request of Administrative Agent, if any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing, then Borrower shall immediately Cash Collateralize the then outstanding amount of the Letter of Credit Obligation relating to such Letter of Credit, or (ii) if, as of five (5) days prior to the Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, Borrower shall immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations.  Borrower hereby grants to Administrative Agent, for the benefit of each Issuing Lender and the Lenders, a security interest in all Cash Collateral pledged pursuant to this Section 2.9.11 or otherwise under this Agreement.  All Cash Collateral shall be maintained in a deposit account at the Administrative Agent.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable obligations secured thereby, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

2.10Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii)the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii)if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a)all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders' Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b)if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, Cash Collateralize for the benefit of such Issuing Lender the Borrower's obligations corresponding to such Defaulting Lender's Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c)if the Borrower Cash Collateralizes any portion of such Defaulting Lender's Letter of Credit Obligations pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations during the period such Defaulting Lender's Letter of Credit Obligations are Cash Collateralized;

(d)if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders' Ratable Share; and

(e)if all or any portion of such Defaulting Lender's Letter of Credit Obligations are neither reallocated nor Cash Collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of such Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations shall be payable to such Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or Cash Collateralized; and

(iv)so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and such Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Defaulting Lender's then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or an Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lenders shall not be required to issue, amend or increase any Letter of Credit, unless PNC or such Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to PNC or such Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

2.11Increase in Revolving Credit Commitments.

2.11.1Increasing Lenders and New Lenders.  The Borrower may, at any time prior to the Expiration Date, but not more often than two (2) times during the term of this Agreement, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an "Increasing Lender") or (2) one or more new lenders reasonably satisfactory to the Borrower and the Administrative Agent (each, a "New Lender") join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

(i)No Obligation to Increase.  No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.

(ii)Defaults.  There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.

(iii)Aggregate Revolving Credit Commitments.  The aggregate amount of such additional increases shall not exceed $100,000,000, and after giving effect to such increase, the total Revolving Credit Commitments shall not exceed $500,000,000.

(iv)Resolutions; Opinion.  The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

(v)Notes.  The Borrower shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender's Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender's Revolving Credit Commitment.

(vi)Increasing Lenders.  Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

(vii)New Lenders--Joinder.  Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.11 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.

2.11.2Treatment of Outstanding Loans and Letters of Credit.

(i)Repayment of Outstanding Loans; Borrowing of New Loans.  On the effective date of such increase, the Borrower shall repay all Revolving Credit Loans then outstanding, subject to the Borrower's indemnity obligations under Section 5.10 [Indemnity]; provided that it may borrow new Revolving Credit Loans with a Borrowing Date on such date.  Each of the Lenders shall participate in any new Revolving Credit Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.11.

(ii)Outstanding Letters of Credit.  On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

2.12Utilization of Commitments in Optional Currencies.

2.12.1Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency.  For purposes of determining utilization of the Revolving Credit

Commitments, the Administrative Agent will determine the Dollar Equivalent amount of (i) the outstanding and proposed Revolving Credit Loans that are Optional Currency Loans and Letters of Credit to be denominated in an Alternate Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) the outstanding Letter of Credit Obligations denominated in an Alternate Currency as of the last Business Day of each month, (iii) the outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period and (iv) any Revolving Credit Loan, Letter of Credit Obligation, fee, payment or other obligation under this Agreement or any other Loan Document on any date on which the Administrative Agent reasonably determines it is necessary or advisable to make such computation in its sole discretion (each such date under clauses (i) through (iv), is referred to as a "Computation Date").  Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Borrower, each Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which the Loan or Reimbursement Obligation was made.

2.12.2Notices From Lenders That Optional Currencies Are Unavailable to Fund New Loans.  The Lenders shall be under no obligation to make the Revolving Credit Loans requested by the Borrower which are denominated in an Optional Currency if any Lender notifies the Administrative Agent by 5:00 p.m. four (4) Business Days prior to the Borrowing Date for such Revolving Credit Loans that such Lender cannot provide its Ratable Share of such Revolving Credit Loans in such Optional Currency.  In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrower no later than 12:00 noon three (3) Business Days prior to the Borrowing Date for such Revolving Credit Loans that the Optional Currency is not then available for such Revolving Credit Loans, and the Administrative Agent shall promptly thereafter notify the Lenders of the same and the Lenders shall not make such Revolving Credit Loans requested by the Borrower under its Loan Request.

2.12.3Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the Euro-Rate Option.  If the Borrower delivers a Loan Request requesting that the Lenders renew the Euro-Rate Option with respect to an outstanding Borrowing Tranche of Revolving Credit Loans denominated in an Optional Currency, the Lenders shall be under no obligation to renew such Euro-Rate Option if any Lender delivers to the Administrative Agent a notice by 5:00 p.m. four (4) Business Days prior to the effective date of such renewal that such Lender cannot continue to provide Revolving Credit Loans in such Optional Currency.  In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrower no later than 12:00 noon three (3) Business Days prior to the renewal date that the renewal of such Revolving Credit Loans in such Optional Currency is not then available, and the Administrative Agent shall promptly thereafter notify the Lenders of the same.  If the Administrative Agent shall have so notified the Borrower that any such continuation of such Revolving Credit Loans in such Optional Currency is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Loans shall be redenominated into Loans in Dollars at the Base Rate Option or Euro-Rate Option, at the Borrower's option (subject, in the case of the Euro-Rate Option, to compliance with Section 2.6.1 [Making Revolving Credit Loans, Etc.] and Section 4.1 [Interest Rate Options]), with effect from the last day of the Interest Period with respect to any such Loans.  The Administrative Agent will promptly notify the Borrower and the Lenders of any such redenomination, and in such notice, the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Revolving Credit Loans in an Optional Currency as of the applicable Computation Date with respect thereto and such Lender's Ratable Share thereof.

2.12.4European Monetary Union.

(i)Payments In Euros Under Certain Circumstances.  If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Borrower, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency).  Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

(ii)Additional Compensation Under Certain Circumstances.  The Borrower agrees, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein.  A certificate of any Lender setting forth such Lender's determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrower and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(iii)Requests for Additional Optional Currencies.  The Borrower may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market.  The Administrative Agent will promptly notify the Lenders of any such request promptly after the Administrative Agent receives such request.  The Administrative Agent will promptly notify the Borrower of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrower's request.  The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders approve of the Borrower's request.

3.[RESERVED]

4.INTEREST RATES

4.1Interest Rate Options.  The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than twelve (12) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the Euro-Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Euro-Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion.  If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate.  Interest on the principal amount of each Optional Currency Loan shall be paid by the Borrower in such Optional Currency.  Notwithstanding anything to the contrary herein, the As-Offered Rate shall only apply to Swing Loans.

4.1.1Revolving Credit Interest Rate Options; Swing Line Interest Rate.  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans and Swing Loans, provided that any Loan made in an Optional Currency shall bear interest at the Euro-Rate:

(i)Revolving Credit Base Rate Option:  A fluctuating rate per annum equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)Revolving Credit Euro-Rate Option:  A rate per annum equal to the Euro-Rate as determined for each applicable Interest Period plus the Applicable Margin; or

(iii)Swing Loan Rate Options:  A fluctuating rate per annum equal to the Base Rate Option applicable to Revolving Credit Loans or the As-Offered Rate, as selected by the Borrower, shall be the only rates available to apply to the Swing Loans.

4.1.2Interest Act (Canada).  For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Agreement is calculated on the basis of a period of time other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is equivalent to (x) such rate, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

4.1.3Rate Calculations; Rate Quotations.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Daily LIBOR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed or, in the case of interest in respect of Loans denominated in Optional Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2Interest Periods.  At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Administrative Agent thereof by delivering a Loan Request to the Administrative Agent (a) on the Closing Date, with respect to the making on the Closing Date of a new Revolving Credit Loan in U.S. Dollars to which the Euro-Rate Option applies, and (b) with respect to Loans made after the Closing Date, (i) at least three (3) Business Days prior to the effective date of such Euro-Rate Option with respect to a Loan denominated in Dollars, and (ii) at least four (4) Business Days prior to the effective date of such Euro-Rate Option with respect to an Optional Currency Loan.  The notice shall specify an Interest Period during which such Interest Rate Option shall apply.  Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

4.2.1Amount of Borrowing Tranche.  Each Borrowing Tranche of Loans under the Euro-Rate Option shall be in integral multiples of, and not less than, the respective amounts set forth in Section 2.5.1 [Revolving Credit Loan Requests]; and

4.2.2Renewals.  In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.2.3No Conversion of Optional Currency Loans.  No Optional Currency Loan may be converted into a Loan with a different Interest Rate Option, or a Loan denominated in a different Optional Currency.

4.3Interest After Default.  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1Letter of Credit Fees, Interest Rate.  The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;

4.3.2Other Obligations.  Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid In Full; and

4.3.3Acknowledgment.  The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

4.4Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available; Optional Currency Not Available.

4.4.1Unascertainable.  If on any date on which a Euro-Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i)adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

(ii)a contingency has occurred which materially and adversely affects the Relevant Interbank Market relating to the Euro-Rate,

then the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent's and Lender's Rights].

4.4.2Illegality; Increased Costs.  If at any time any Lender shall have determined that:

(i)the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)such Euro-Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, then the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent's and Lender's Rights].

4.4.3Optional Currency Not Available.  If at any time the Administrative Agent shall have determined that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), then (i) the Administrative Agent shall notify the Borrower of any such determination, and (ii) the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent's and Lender's Rights].

4.4.4Administrative Agent's and Lender's Rights.  In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, in the case of an event specified in

Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], and in the case of an event specified in Section 4.4.3[Optional Currency Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Euro-Rate Option or select an Optional Currency, as applicable, shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans.  If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower's indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments].  Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.  If the Administrative Agent makes a determination under Section 4.4.3 [Optional Currency Not Available] then, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) the availability of Loans in the affected Optional Currency shall be suspended, (ii) the outstanding Loans in such affected Optional Currency shall be converted into U.S. Dollar Loans (in an amount equal to the Dollar Equivalent of such outstanding Optional Currency Loans) (x) on the last day of the then current Interest Period if the Lenders may lawfully continue to maintain Loans in such Optional Currency to such day, or (y) immediately if the Lenders may not lawfully continue to maintain Loans in such Optional Currency, and interest thereon shall thereafter accrue at the Base Rate Option.

4.5Selection of Interest Rate Options.  If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period, and such currency conversion to U.S. Dollars shall be determined by the Administrative Agent at the time of such conversion.

The amount of the interest or fees eligible in applying this agreement shall not exceed the maximum rate permitted by Law.  Where the amount of such interest or such fees is greater than the maximum rate, the amount shall be reduced to the highest rate which may be recovered in accordance with the applicable provisions of Law.

5.PAYMENTS

5.1Payments.  All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 12:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.  Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars (unless otherwise provided herein) and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 12:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders.  The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an "account stated".  All payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars or the applicable Optional Currency) in which such Loan was made and all Unpaid Drawings with respect to each Letter of Credit shall be made in the same currency (whether Dollars or the applicable Optional Currency) in which such Letter of Credit was issued; provided that if the currency in which such Loan was made or in which such Letter of Credit was issued is an Unavailable Currency, then the Borrower shall pay the Dollar Equivalent amount of such payment.  The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the applicable Borrower with the Administrative Agent.

5.2Pro Rata Treatment of Lenders.  Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent's Fee and each Issuing Lender's fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 4.4.4 [Administrative Agent's and Lender's Rights] in the case of an event specified in Section 4.4 [Euro-Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement.  Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].

5.3Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lenders, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds

Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5Interest Payment Dates.  Interest on Loans to which the Base Rate Option or the As-Offered Rate applies shall be due and payable in arrears on each Payment Date.  Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period.  Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due.  Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

5.6Voluntary Prepayments.

5.6.1Right to Prepay.  The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]).  Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans denominated in Dollars, and at least four (4) Business Days prior to the date of prepayment of any Optional Currency Loans, or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w)the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x)a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;

(y)a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies, Loans and Optional Currencies to which the Euro-Rate Option applies and Loans to which the As-Offered Rate applies; and

(z)the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan or $500,000 for any Revolving Credit Loan.

All prepayment notices shall be irrevocable.  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.  Except as provided in Section 4.4.4 [Administrative Agent's and Lender's Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to the Revolving Credit Loans to which the Base Rate Option applies, then to Revolving Credit Loans which are not Optional Currency Loans to which the Euro-Rate Option applies, then to Optional

Currency Loans, then to Swing Loans to which the Base Rate Option applies, then to Swing Loans to which the As-Offered Rate applies.  Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Lenders under Section 5.10 [Indemnity].  Prepayments shall be made in the currency in which such Loan was made unless otherwise directed by the Administrative Agent or unless such currency is an Unavailable Currency, in which case the Borrower shall pay the Dollar Equivalent amount of such prepayment.

5.6.2Replacement of a Lender.  In the event any Lender (i) gives notice under Section 4.4 [Euro-Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.6.3Designation of a Different Lending Office.  If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the

Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment

5.7Mandatory Prepayments.

5.7.1Asset Sales and Recovery Events.  If the Borrower or any of its Subsidiaries receives Net Cash Proceeds from any Asset Sales or Recovery Events, the Borrower shall make a mandatory prepayment of principal on the Loans (a) if a Reinvestment Notice has been given with respect to such Asset Sales or Recovery Events, within one hundred eighty (180) days of the date of receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds in an amount equal to the portion of such Net Cash Proceeds remaining un-reinvested at the expiration of such one hundred eighty (180) day period, and (b) if no Reinvestment Notice has been given with respect to such Asset Sales or Recovery Events, within sixty (60) days of the date of receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds in an amount equal to 100% of such Net Cash Proceeds.

5.7.2Currency Fluctuations.  If on any Computation Date the Revolving Facility Usage is equal to or greater than the Revolving Credit Commitments as a result of a change in exchange rates between one (1) or more Optional Currencies and/or Alternate Currencies and Dollars, then the Administrative Agent shall notify the Borrower of the same and the Borrower shall pay or prepay (subject to Borrower's indemnity obligations under Sections 5.8 [Increased Costs] and 5.10 [Indemnity]) within one (1) Business Day after receiving such notice in an amount such that the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments after giving effect to such payments or prepayments.

5.7.3Application Among Loans and Interest Rate Options.  All prepayments pursuant to this Section 5.7 shall be applied to the Revolving Credit Loans outstanding, if any, and the excess, if any, shall be returned to the Borrower.  All prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans denominated in Dollars and subject to a Euro-Rate Option, then to the Optional Currency Loans.  In accordance with Section 5.10 [Indemnity], the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

5.8Increased Costs.

5.8.1Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement, which is addressed separately in this Section 5.8) or any Issuing Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender, an Issuing Lender or the Relevant Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, such Issuing Lender or other Recipient, the Borrower will pay to such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

5.8.2Capital Requirements.  If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender's or such Issuing Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Lender's capital or on the capital of such Lender's or such Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by an Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender's or Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Lender's policies and the policies of such Lender's or such Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender's or Issuing Lender's holding company for any such reduction suffered.

5.8.3Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.  A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.8.4Delay in Requests.  Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.8.5Additional Reserve Requirements.  The Borrower shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Loan under the Euro-Rate Option equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement under Regulation D or under any similar, successor or analogous requirement of the Board of Governors of the Federal Reserve System (or any successor) or any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans under the Euro-Rate Option, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that in each case the Borrower shall have received at least ten days' prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice ten days prior to the relevant Payment Date, such additional interest or costs shall be due and payable ten days from receipt of such notice.

5.9Taxes.

5.9.1Issuing Lender.  For purposes of this Section 5.9, the term "Lender" includes any Issuing Lender and the term "applicable Law" includes FATCA.

5.9.2Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.3Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

5.9.4Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.9.5Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5 [Indemnification by the Lenders].

5.9.6Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.7Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.7(ii)(a), 5.9.7(ii)(b) and 5.9.7(ii)(d) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(a)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(ii)executed originals of IRS Form W-8ECI;

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN; or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

(c)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(d)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (d), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

5.9.8Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund).  Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body.  Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds], in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9.9Survival.  Each party's obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.10Indemnity.  In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i)payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or any voluntary prepayment without the required notice,

(ii)attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense.  Such notice shall set forth in reasonable detail the basis for such determination.  Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

5.11Settlement Date Procedures.  In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates.  The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each, a "Required Share").  On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.  The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day.  These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment].  The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

5.12Collections; Administrative Agent's Right to Notify Account Debtors.  After the occurrence of any Event of Default, the Administrative Agent may, and upon request of the Required Lenders, shall (i) notify any or all Account Debtors that the Accounts have been assigned to the Lenders and that the Lenders have a security interest therein, and (ii) direct such Account Debtors to make all payments due from them to the Borrower and the Guarantors upon the Accounts directly to the Administrative Agent or to a lockbox designated by the Administrative Agent.  The Administrative Agent shall promptly furnish the Borrower with a copy of any such notice sent.  Any such notice, in the Administrative Agent's sole discretion, may be sent on the Borrower's stationery, in which event the Borrower shall co-sign such notice with the Administrative Agent.  To the extent that any Law or custom or any contract or agreement with any Account Debtor requires notice to or the approval of the Account Debtor in order to perfect such assignment of a security interest in Accounts, the Borrower agrees to give such notice or obtain such approval.

5.13Currency Conversion Procedures for Judgments.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

5.14Indemnity in Certain Events.  The obligation of Borrower in respect of any sum due from Borrower to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

6.REPRESENTATIONS AND WARRANTIES

6.1Representations and Warranties.  The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1Organization and Qualification.  Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct.  Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except to the extent that any failure to be so qualified and in good standing would not constitute a Material Adverse Change.

6.1.2Subsidiaries.  Schedule 6.1.2 states as of the Closing Date the name of each of the Borrower's Subsidiaries, its jurisdiction of organization, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company.  The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien.  All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable.  All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be.  As of the Closing Date, there are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.2.

6.1.3Power and Authority.  Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

6.1.4Validity and Binding Effect.  This Agreement and each of the other Loan Documents has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document.  This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

6.1.5No Conflict.  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, constitution, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument (including, but not limited to the 2017 Senior Note Debt Documents and documents related thereto) or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

6.1.6Litigation.  Except as set forth on Schedule 6.1.6, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body as to which there is a reasonable probability of such actions, suits, proceedings or investigations being adversely decided and, if adversely decided, which would reasonably be expected to have a Material Adverse Change.  None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

6.1.7Title to Properties.  The real property owned or leased by each Loan Party and each Subsidiary of each Loan Party as of the Closing Date is described on Schedule 6.1.7.  Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases.  All material leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

6.1.8Financial Statements.

(i)Historical Statements.  The Borrower has delivered to the Administrative Agent copies of its (a) audited consolidated year-end financial statements for and as of the fiscal years ended December 31, 2014 and December 31, 2015, prepared on a consolidated basis and in accordance with GAAP, and (b) unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended September 30, 2016 (collectively, the "Historical Statements").  The Historical Statements were compiled from the books and records maintained by Holdings' management, are correct and complete and fairly represent the consolidated financial condition of Holdings and its Subsidiaries, as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied subject, in the case of the interim statements, to normal year-end audit adjustments.

(ii)Pro Forma Financial Statements; Financial Projections.  The Borrower has delivered to the Administrative Agent (a) a pro forma consolidated balance sheet of Holdings and its Subsidiaries as of and for the twelve-month period ended September 30, 2016, prepared after giving effect to the transactions contemplated by the Loan Documents and the 2017 Senior Notes as if such transactions had occurred as of such date (in the case of such balance sheet) (the "Pro Forma Balance Sheet"), and (b) pro forma projections (including a pro forma consolidated balance sheet, statements of income and cash flow and assumptions on which such projections are based) of Holdings and its Subsidiaries (after giving effect to the transactions contemplated by the Loan Documents and the 2017 Senior Notes) for the fiscal years 2016 through 2020 (prepared on a quarterly basis for fiscal years 2016 and 2017 and on an annual basis for fiscal years 2018, 2019 and 2020) (the "Financial Projections" and, together with the Pro Forma Balance Sheet, the "Pro Forma Financial Information").  The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management.  The Financial Projections accurately reflect the liabilities of Holdings and its Subsidiaries upon consummation of the transactions contemplated by the Loan Documents and the 2017 Senior Notes as of the Closing Date.  The Pro Forma Financial Information has been prepared in good faith by Holdings, based upon assumptions that are made in good faith at the time made (it being understood that any such Pro Forma Financial Information is subject to uncertainties and contingencies, some of which are beyond Holdings' control, that no assurance can be given that any particular Pro Forma Financial Information will be realized, and that actual results may differ and that such differences may be material).

(iii)Accuracy of Financial Statements.  Neither the Borrower nor any Subsidiary of the Borrower had, as of the date of the Historical Statements, any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the

Borrower which would cause a Material Adverse Change.  Since December 31, 2015, no Material Adverse Change has occurred.

6.1.9Use of Proceeds; Margin Stock.

6.1.9.1General.

The Loan Parties intend to use the proceeds of the Loans in accordance with Section 2.8 [Use of Proceeds] and Section 8.1.10 [Use of Proceeds].

6.1.9.2Margin Stock.

None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System).  No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.  None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

6.1.10Full Disclosure.  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, in each case on the respective dates thereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.  As of the Closing Date, there is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, or results of operations specific to any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.11Taxes.  All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.  As of the Closing Date there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

6.1.12Consents and Approvals.  Except for the filing of financing statements in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 6.1.12, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.12.

6.1.13No Event of Default; Compliance with Instruments.  No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents, which constitutes an Event of Default or Potential Default.  None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument, including, but not limited to the 2017 Senior Note Debt Documents and documents related thereto, to which it is a party or by which it or any of its properties may be subject or bound where such violation constitutes a Material Adverse Change.

6.1.14Patents, Trademarks, Copyrights, Licenses, Etc.  Each Loan Party and each Subsidiary of each Loan Party owns or possesses or otherwise has the right to use all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known conflict with the rights of others.  All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party and each Subsidiary of each Loan Party as of the Closing Date are listed and described on Schedule 6.1.14.

6.1.15Security Interests.  The Liens and security interests granted to the Administrative Agent for the benefit of the Lenders pursuant to the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, and the Security Agreement in the Collateral (other than the Real Property) constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law.  Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Administrative Agent will have been taken, and there will be upon execution and delivery of the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements.  All filing or registration fees and other expenses in connection with each such action have been or will be paid by the Borrower.

6.1.16Status of the Pledged Collateral.  All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgors thereunder free and clear of any Lien or restriction on transfer, except for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or as otherwise provided by the Pledge Agreement and except as the right of the Lenders to dispose of such Subsidiary Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws.  There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on Schedule 6.1.16.  The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Administrative Agent.

6.1.17Insurance.  Schedule 6.1.17 lists as of the Closing Date all insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect.  No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby.  Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

6.1.18Compliance with Laws.  The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.23 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business.

6.1.19Material Contracts.  Schedule 6.1.19 lists as of the Closing Date all contracts relating to the business operations of each Loan Party and each Subsidiary of any Loan Party required to be filed by Item 601 of Regulation S-K of the Securities Act of 1933, as amended.  All such material contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms.  Holdings and its Subsidiaries are not in material default with respect to any such material contracts, nor do the Loan Parties have knowledge of any material default with respect to the other parties to such material contracts.

6.1.20Investment Companies; Regulated Entities.  None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control".  None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

6.1.21Plans and Benefit Arrangements.

Except as set forth on Schedule 6.1.21:

(1)The Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA, the Code and other federal or state Laws with respect to all Benefit Arrangements, Plans and Multiemployer Plans.  There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group.  The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto.  With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA and the Code, (ii) have not incurred any liability to the PBGC (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA), and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA or the Code.

(2)To the best of the Borrower's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

(3)Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan under Section 4041 of ERISA.  No treatment of a Plan amendment as a termination under Section 4041(e) of ERISA, or commencement of proceedings by the PBGC to terminate a Plan, has occurred.  No event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan has occurred.

(4)No Reportable Event requiring notice to the PBGC under Section 4043 of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment has been made or is reasonably expected to be made to any Plan in violation of Section 436(c) of the Code or Section 302(c)(7) of ERISA.

(5)Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan.  Neither the Borrower nor any member of the ERISA Group has incurred or reasonably expects to incur any material liability under Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or Section 4062(e) of ERISA with respect to cessation of operations at a facility.  Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer

Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is in reorganization or is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

(6)To the extent that any Benefit Arrangement is insured, the Borrower and all other members of the ERISA Group (i) have paid when due all premiums required to be paid for all periods through the Closing Date; and, (ii) have no material liability with respect to terminal funding obligations applicable to such Benefit Arrangement.  To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid, and have paid all claims and other expenses incurred thereunder within more than the two full months preceding the Closing Date, for all periods through the Closing Date.

(7)All Plans, Benefit Arrangements and, to the knowledge of any Loan Party, Multiemployer Plans have been administered in accordance with their terms and applicable Law in all material respects.

6.1.22Employment Matters.  Borrower and each member of the ERISA Group is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply, whether individually or in the aggregate, constitutes a Material Adverse Change.  As of the Closing Date and except as set forth on Schedule 6.1.22, there are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts, no expired Labor Contracts where terms and conditions of employment remain in effect or no current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Borrower or any member of the ERISA Group which in any case, whether individually or in the aggregate, would constitute a Material Adverse Change.  The Borrower has delivered to the Administrative Agent true and correct copies of each of the Labor Contracts.

6.1.23Environmental Matters and Safety Matters.

Except as set forth on Schedule 6.1.23:

(1)None of the Loan Parties has received any Environmental Complaint for which there is a reasonable probability of the same being adversely decided and, if adversely decided, would reasonably be expected to result whether individually or in the aggregate, in a Material Adverse Change, whether directed or issued to any Loan Party or relating or pertaining to any predecessor of any Loan Party or to any prior owner, operator or occupant of the Property, and none of the Loan Parties is aware of any acts or omissions or any conditions or circumstances, not subject to indemnification by Beazer East, which could reasonably be expected to give rise to  such an Environmental Complaint;

(2)No activity or operation of any Loan Party at the Property is being or has been conducted in violation of any Environmental Law or Environmental Permit where such violation would reasonably be expected to result whether individually or in the aggregate in a Material Adverse Change, and to the knowledge of any Loan Party no activity or operation of any predecessor of any Loan Party or any prior owner, operator or occupant of the Property was conducted in material violation of any Environmental Law in effect as of the date such predecessor, prior owner, operator or occupant conducted such activity or operation where such violation would reasonably be expected to result, whether individually or in the aggregate, in a Material Adverse Change;

(3)To any Loan Party's knowledge, all Regulated Substances which are or are likely to result in Contamination and are present on, in, under, or migrating from, or migrating to, the Property or any portion thereof are being managed, including pursuant to Remedial Action, either (A) by a Person (other than a Loan Party) in material compliance with applicable Environmental Laws and Environmental Permits issued to such Person (other than a Loan Party), or (B) by a Loan Party in compliance with applicable Environmental Laws and Environmental Permits, except (in the case of this clause (B)), where such failure to so manage would not reasonably be expected to result in Material Adverse Change;

(4)Each Loan Party in its current operations uses, generates, treats, collects, stores, disposes, deposits, emits, releases, discharges and transports to or from the Property all Regulated Substances in material compliance with applicable Environmental Laws and Environmental Permits;

(5)Each Loan Party has all Environmental Permits (other than those Environmental Permits that such Loan Party's failure to have would not, either individually or in the aggregate, result in a Material Adverse Change); all such Environmental Permits are in full force and effect, each Loan Party's operations at the Property are conducted in compliance in all material respects with the terms and conditions of such Environmental Permits, and none of the Loan Parties has received any written notice from an Official Body that such Official Body has or intends to suspend, revoke or adversely alter, whether in whole or in part, any such Environmental Permit which would reasonably be expected to result whether individually or in the aggregate in a Material Adverse Change;

(6)Each Loan Party has submitted to an Official Body and/or maintains in its files, as applicable, all material Environmental Records;

(7)To the knowledge of any Loan Party, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks, operated or owned by any Loan Party, located on the Property contain or use, except in compliance in all material respects with Environmental Laws and Environmental Permits, Regulated Substances or otherwise are operated or owned except in compliance in all material respects with Environmental Laws and Environmental Permits.

(8)To the knowledge of each Loan Party, all structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks that contained or used Regulated Substances and were operated or maintained by prior owners, operators or occupants of the Property have been identified and/or located.  To the knowledge of each Loan Party, any such structure, improvement, equipment, fixture, impoundment, pit, lagoon or aboveground or underground storage tank located on Property not acquired from Beazer East, the presence of which does not comply in all material respects with applicable Environmental Laws, or from which there has been or is a release of Regulated Substances which has or could result in Contamination, is the subject of a Remedial Action;

(9)To the knowledge of each Loan Party, no facility or site to which any Loan Party, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in material violation of Environmental Laws, or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of a Remedial Action by an Official Body or any other Person (including any Loan Party), except where such violation, identification or designation would not reasonably be expected to result, whether individually or in the aggregate, in a Material Adverse Change;

(10)To the knowledge of each Loan Party, no portion of the Property is identified or to the knowledge of any Loan Party proposed to be identified on any Official Body's list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of a Remedial Action by an Official Body or any other Person (including any Loan Party), nor to the knowledge of any Loan Party is any property adjoining or in the proximity of the Property identified or proposed to be identified on any such list or the subject of a Remedial Action;

(11)To the knowledge of each Loan Party, no portion of the Property constitutes an Environmentally Sensitive Area;

(12)To the knowledge of each Loan Party, no Official Body has filed or recorded a lien for the recovery of Remedial Action costs against the Property or any other assets of any Loan Party and none of the Loan Parties is aware of any acts or omissions by any Loan Party or any conditions or circumstances caused or created by any Loan Party which could reasonably be expected to result in the filing or recording by an Official Body of any such lien;

(13)Neither the transaction contemplated by the Loan Documents nor any other transaction involving the sale, transfer or exchange of the Property will trigger or has triggered any obligation under any applicable Environmental Laws to make a filing, provide a notice, provide other disclosure or take any other action the failure to accomplish which whether individually or in the aggregate would reasonably be expected to result in a Material Adverse Change, or in the event that any such transaction-triggered obligation does arise or has arisen under any Environmental Laws, all such actions required thereby have been taken in compliance with applicable Environmental Laws (it being understood that the foregoing does not constitute a representation or warranty that any transferee or creditor could conduct operations on any Property under existing Environmental Permits);

(14)The activities and operations of the Loan Parties are being conducted in compliance with applicable Safety Laws, except where the failure, whether individually or in the aggregate, to do so would not reasonably be expected to result in a Material Adverse Change;

(15)The Loan Parties have not received any Safety Complaints, the Loan Parties are not aware of any acts or omissions by any Loan Party or any conditions or circumstances caused or created by any Loan Party which could reasonably be expected to give rise to any Safety Complaints and, to the knowledge of the Loan Parties no Safety Complaints are being threatened in each case as to which there is a reasonable probability of the same being adversely decided and, if adversely decided, would reasonably be expected to result whether individually or in the aggregate in a Material Adverse Change; and

(16)Each Loan Party has submitted to an Official Body and/or maintains in its files, as applicable, all material Safety Filings and Records.

It is expressly understood and agreed that for purposes of this Section 6.1.23 only to the extent any of the preceding requires the Loan Parties to make representations and warranties which relate or pertain to: (a) any Person (other than a Loan Party); or (b) the operations and activities of any Person (other than a Loan Party), including Beazer East under the Beazer Acquisition Agreement, such representations and warranties are being made to the knowledge of the Loan Parties; it is further expressly understood and agreed that for purposes of this Section 6.1.23 only to the extent any of the preceding requires the Loan Parties to make representations and warranties which relate or pertain to portions of the Property leased by a Loan Party, such representations and warranties are limited to the operations conducted by the Loan Parties on such portions of the Property.

6.1.24Solvency.  Each of the Loan Parties is Solvent.  After giving effect to the transactions contemplated by the Loan Documents, including all Indebtedness incurred thereby, the Liens granted by the Loan Parties in connection therewith and the payment of all fees related thereto, each of the Loan Parties will be Solvent, determined as of the Closing Date.

6.1.25Anti-Terrorism Laws.  (i) No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

6.2Updates to Schedules.  Should any of the information or disclosures provided on any of the Schedules attached hereto which are not limited to matters disclosed as of the Closing Date become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided, however, that the Borrower may update Schedules 6.1.1 and 6.1.2 without any Lender approval in connection with any transaction permitted under Sections 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], 8.2.7 [Dispositions of Assets or Subsidiaries] and 8.2.9 [Subsidiaries, Partnerships and Joint Ventures].

7.CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of each Issuing Lender to issue Letters of Credit hereunder is subject to the satisfaction, at or prior to the making of any such Loans or issuance of such Letters of Credit, of the following conditions:

7.1First Loans and Letters of Credit.

7.1.1Deliveries.  On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i)A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent;

(ii)This Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral;

(iii)Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured and lender loss payee;

(iv)At least five business days prior to the Closing Date (to the extent requested no later than 10 business days prior to the Closing Date), all documentation and other information requested by the Administrative Agent, the Arranger or any Lender that is required by U.S. regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the Patriot Act;

(v)A solvency certificate from an Authorized Officer of Holdings in substantially the form attached hereto as Exhibit 7.1.1;

(vi)A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized;

(vii)Customary legal opinion(s) of counsel to the Loan Parties, dated the Closing Date;

(viii)Lien searches in acceptable scope and with acceptable results;

(ix)Delivery of the Pro Forma Financial Information;

(x)All material regulatory approvals and licenses necessary for the consummation of the transactions under the Loan Documents shall have been completed and there shall be an absence of any legal or regulatory prohibitions or restrictions upon the consummation of the transactions under the Loan Documents;

(xi)Evidence of no labor or ERISA matters affecting any Loan Party or any Subsidiary of any Loan Party;

(xii)The Prior Credit Agreement shall have been terminated and all outstanding obligations thereunder shall have been paid in full and all Liens securing such obligations shall have been released;

(xiii)Evidence that the 2009 Senior Notes have been refinanced with the 2017 Senior Notes;

(xiv)A duly completed Compliance Certificate as of the Closing Date, setting forth pro-forma compliance of Holdings and its Subsidiaries on a consolidated basis, after giving effect to the transactions under the Loan Documents, signed by an Authorized Officer of Holdings; and

(xv)Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

7.1.2Payment of Fees.  The Borrower shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent's Letter or any other Loan Document.

7.2Each Loan or Letter of Credit.  At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects on such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, (iv) the

Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to an Issuing Lender an application for a Letter of Credit, as the case may be, (v) in the case of any Loan to be denominated in an Optional Currency or Letter of Credit to be denominated in an Alternate Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders (in the case of any Loans to be denominated in an Optional Currency) or the Issuing Lender (in the case of any Letter of Credit to be denominated in an Alternate Currency) would make it impracticable for such Loan to be denominated in the relevant Optional Currency or Letter of Credit to be denominated in the relevant Alternate Currency, and (vi) each of the Loan Parties shall have performed all of its Obligations to be performed hereunder.

8.COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

8.1Affirmative Covenants.

8.1.1Preservation of Existence, Etc.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.] and except to the extent that any failure to be so licensed or qualified and in good standing would not constitute a Material Adverse Change.

8.1.2Payment of Liabilities, Including Taxes, Etc.  Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or which would materially adversely affect the Collateral, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose or enforce any Lien which may have attached as security therefor.

8.1.3Maintenance of Insurance.  Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent.  The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1.3 relating to property and related insurance policies covering the Collateral.

8.1.4Maintenance of Properties and Leases.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof, except to the extent that the failure to so maintain, repair, renew or replace such properties would not constitute a Material Adverse Change.

8.1.5Maintenance of Patents, Trademarks, Etc.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

8.1.6Visitation Rights.  Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that so long as an Event of Default has not occurred, each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection.  In the event any Lender desires to conduct a visit of any Loan Party, such Lender shall make a reasonable effort to conduct such visit contemporaneously with any visit to be performed by the Administrative Agent.

8.1.7Keeping of Records and Books of Account.  The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable Holdings and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.8Plans and Benefit Arrangements.  The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Code and other Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change.  Without limiting the generality of the foregoing, the Borrower shall, and shall cause each other member of the ERISA Group to, cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions and other payments, and to satisfy all obligations, due to Plans, Benefit Arrangements and Multiemployer Plans.

8.1.9Compliance with Laws.  Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws and Safety Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, costs associated with the performance of any Remedial Actions, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.  Without limiting the generality of the foregoing, each Loan Party shall, and shall cause each of its Subsidiaries to, obtain, maintain, renew and comply with all Environmental Permits applicable to their respective operations and activities, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to do so would not result in cease and desist orders or fines, penalties or other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

8.1.10Use of Proceeds.  The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] as permitted by applicable Law.

8.1.11Further Assurances.  Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent, in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

8.1.12Subordination of Intercompany Loans.  Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

8.1.13Anti-Terrorism Laws; International Trade Law Compliance.  (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with  all Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

8.1.14Keepwell.  Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non Qualifying Party's obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.14, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Loan Party under this Section 8.1.14 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents.  Each Qualified ECP Loan Party intends that this Section 8.1.14 constitute, and this Section 8.1.14 shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II)) of the CEA.

8.2Negative Covenants.

8.2.1Indebtedness.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)Indebtedness under the Loan Documents;

(ii)Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions, renewals or replacements thereof), provided (a) there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1, and (b) the terms of such Indebtedness do not restrict the ability of the Subsidiaries of the Borrower to pay dividends or make other distributions on account of the ownership interests of the Borrower's Subsidiaries;

(iii)(a) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 8.1.12 [Subordination of Intercompany Loans], (b) indebtedness of KWWHCV to KGICV in an amount not to exceed $350,000,000, which is subordinated until Payment In Full, and (c) Indebtedness of Foreign Subsidiaries to the Loan Parties and their Subsidiaries to the extent permitted under Section 8.2.4(vi);

(iv)Indebtedness under any Lender-Provided Credit Arrangement; provided however, that the aggregate amount of all such Indebtedness under this Section 8.2.1(iv) shall not exceed $50,000,000 at any one time outstanding;

(v)Indebtedness under any Lender-Provided Treasury Arrangement or other cash management arrangement approved by the Administrative Agent;

(vi)Any Lender-Provided Hedge or other Interest Rate Hedge approved by the Administrative Agent;

(vii)Indebtedness secured by Purchase Money Security Interests and Indebtedness evidenced by capitalized leases and other Indebtedness for borrowed money, including without limitation, Indebtedness assumed in connection with Permitted Acquisitions; provided however, (i) the aggregate amount of all such Indebtedness under this Section 8.2.1(vii) (excluding for the purpose of this computation any Indebtedness described in Schedule 8.2.1) shall not exceed $25,000,000, and (ii) the terms of such Indebtedness shall not restrict the ability of the Subsidiaries of the Borrower to pay dividends or make other distributions on account of the ownership interests of the Borrower's Subsidiaries;

(viii)Unsecured, non-speculative Currency/Commodity Agreements entered into in the ordinary course of business;

(ix)Non-speculative Currency/Commodity Agreements entered into in the ordinary course of business and consistent with past practice;

(x)The 2017 Senior Note Debt of the Borrower in an aggregate principal amount not to exceed $500,000,000;

(xi)Guaranties permitted under Section 8.2.3 [Guaranties];

(xii)Indebtedness in respect of surety bonds, performance bonds, bid bonds, or similar obligations arising in the ordinary course of business up to an amount reasonably determined to be payable under all surety bonds then outstanding not to exceed at any time $40,000,000 in the aggregate; and

(xiii)Any other Indebtedness of any Loan Party or of any Subsidiary of any Loan Party; provided however, that the aggregate amount of all such Indebtedness under this Section 8.2.1(xiii) shall not exceed $15,000,000 at any one time outstanding; provided further that the terms of such Indebtedness shall not restrict the ability of the Subsidiaries of the Borrower to pay dividends or make other distributions on account of the ownership interests of the Borrower's Subsidiaries.

8.2.2Liens; Lien Covenants.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time directly or indirectly enter into or assume any agreement (other than this Agreement, the other Loan Documents or the 2017 Senior Note Indenture), or adopt any charter or other governing document provision, prohibiting the creation or assumption of any Lien upon any of the property or assets of the Loan Parties and their Subsidiaries, other than (i) this Agreement and the other Loan Documents, (ii) the 2017 Senior Note Indenture, and (iii) agreements which relate to purchase money financing and capital leases permitted under of Section 8.2.1(vii) [Indebtedness]; provided that the prohibitions on Liens in such agreements relate only to the assets subject to such financing or lease.

8.2.3Guaranties.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries or any Excluded Subsidiary to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for:

(i)Guaranties of Indebtedness of the Loan Parties permitted hereunder;

(ii)(a) Guaranties by Loan Parties of performance and other obligations of other Loan Parties and (b) Guaranties by non-Loan Party Subsidiaries of performance and other obligations of other non-Loan Party Subsidiaries;

(iii)Guaranties by the Borrower of Indebtedness of Subsidiaries of the Borrower and Excluded Subsidiaries under Lender-Provided Hedges, Lender-Provided Treasury Arrangements and Lender-Provided Credit Arrangements permitted hereunder;

(iv)Guaranties listed on Schedule 8.2.3 hereto;

(v)Guaranties of Indebtedness and performance and other obligations incurred by any Excluded Subsidiary, and its subsidiaries, permitted Joint Ventures under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] and non-Loan Party Subsidiaries, provided however, that the aggregate principal or stated amount of all such Guaranties under this Section 8.2.3(v) shall not exceed $120,000,000 at any one time; and

(vi)indemnifications by the Borrower or any of its Subsidiaries of the liabilities of its directors or officers pursuant to the provisions contained in such party's respective organizational documents or bylaws.

Notwithstanding the foregoing, no Subsidiary shall execute any Guaranty of any Indebtedness under the 2017 Senior Note Indenture after the Closing Date unless, prior to the date of such execution, such Subsidiary has executed and delivered a Guaranty Agreement in favor of the Administrative Agent.

8.2.4Loans and Investments.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase or acquire any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

(i)trade credit extended on usual and customary terms, including extended repayment terms to the extent consistent with the current practices of the Loan Parties, in the ordinary course of business;

(ii)advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iii)Permitted Investments and investments in Permitted Acquisitions;

(iv)loans and advances to, and investments in, other Loan Parties organized under the laws of the United States or a state thereof, or, upon the Borrower's request and the prior written consent of the Administrative Agent, any other country;

(v)loans and investments set forth on Schedule 8.2.4;

(vi)loans and advances to, and investments in, Foreign Subsidiaries created or acquired after the Closing Date, and additional loans and advances to, and investments in, Foreign Subsidiaries in existence on the Closing Date in excess of the amount of such investments in such Foreign Subsidiaries listed on Schedule 8.2.4, in an aggregate amount not exceeding $100,000,000 at any one time outstanding;

(vii)loans and advances to, and investments in, Joint Ventures not existing as of the Closing Date, and additional loans, advances and investments in existing Joint Ventures above the amount of such investments in existing Joint Ventures listed on Schedule 8.2.4, which Joint Ventures (a) limit the liability of the Loan Party or Subsidiary to such party's investment therein (except to the extent of liabilities under Guaranties otherwise permitted under this Agreement), and (b) are in the same or substantially similar lines of business as the Loan Parties' business; provided that the aggregate amount of the sum of (y) such investments in Joint Ventures from and after the Closing Date pursuant to this clause (vii), and (z) advances under clause (ix) of this Section 8.2.4 shall not exceed $75,000,000 at any one time;

(viii)advances to subcontractors and suppliers of the Loan Parties or their Subsidiaries made in the ordinary course of business, provided that the aggregate amount of such advances shall not exceed $20,000,000 at any one time outstanding;

(ix)advances not in excess of $20,000,000 at any one time outstanding to customers of the Loan Parties or their Subsidiaries to finance the construction of facilities for such customers which will use products supplied by the Loan Parties or their Subsidiaries, provided that the aggregate amount of the sum of (y) all such advances pursuant to this clause (ix), and (z) investments under clause (vii) of this Section 8.2.4 shall not exceed $75,000,000 at any one time; and

(x)loans and advances made by Foreign Subsidiaries to, and investments made by Foreign Subsidiaries in, other Foreign Subsidiaries.

8.2.5Restricted Payments.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, provided that the Borrower may make the following Restricted Payments:

(i)dividends and distributions by the Borrower to Holdings, including dividends and distributions which are used to redeem or repurchase the outstanding capital stock of Holdings, if prior to and after giving effect thereto, (A) no Event of Default or Potential Default will have occurred and be continuing or shall exist, and (B) the Loan Parties are in pro forma compliance with the Fixed Charge Coverage Ratio set forth in Section 8.2.15 [Minimum Fixed Charge Coverage Ratio] after giving effect to such dividend or distribution; and

(ii)payments made by the Borrower to repurchase the 2017 Senior Notes so long as prior to and after giving effect to any such payments, (A) Undrawn Availability is at least $50,000,000, and (B) no Event of Default or Potential Default will have occurred and be continuing or shall exist.

8.2.6Liquidations, Mergers, Consolidations, Acquisitions.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that:

(i)(a) any Loan Party other than the Borrower may consolidate or merge into the Borrower or into another Loan Party which is wholly-owned by one or more of the other Loan Parties, (b) the capital stock of any Specified Foreign Subsidiary may be transferred to KGICV or a Subsidiary of KGICV, and (c) any Foreign Subsidiary other than any first-tier Foreign Subsidiary may consolidate or merge into another Foreign Subsidiary which is wholly-owned by one or more of the Loan Parties;

(ii)any Subsidiary of a Loan Party may be liquidated or dissolved if it is inactive or if all of the assets of such Subsidiary have been sold or disposed of in compliance with the terms of this Agreement;

(iii)any Subsidiary of a Loan Party may be merged into any Person or may be liquidated and dissolved, in each case in connection with the sale or disposition of such Subsidiary, if the sale or disposition of all of the assets of such Subsidiary would have been otherwise permitted hereunder, and any Subsidiary of the Borrower which is not a Loan Party may be merged into any other Subsidiary of the Borrower which is not a Loan Party; and

(iv)any Loan Party or any Subsidiary of a Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of the assets of another Person or of a business or division of another Person (each, a "Permitted Acquisition"), provided that each of the following requirements is met:

(a)if the Loan Parties are acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 11.13 [Joinder of Guarantors] on or before the date of such Permitted Acquisition;

(b)the Loan Parties, such Person and its owners, as applicable, if the same are located in the United States, shall grant Liens in the assets of or acquired from and stock or other ownership interests in such Person and otherwise comply with Section 11.13 [Joinder of Guarantors] on or before the date of such Permitted Acquisition;

(c)the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition;

(d)the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be reasonably related to one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.10 [Continuation of or Change in Business];

(e)no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

(f)in the case of any Permitted Acquisition, (1) the Borrower shall be in compliance with the covenants contained in Section 8.2 hereof after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition), (2) after giving effect to such Permitted Acquisition, Undrawn Availability is at least $50,000,000, and (3) on a pro forma basis after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) the Specified Ratio shall be less than 5.00 to 1.00.  In the case of any Permitted Acquisition in connection with which the aggregate Consideration exceeds $75,000,000, the Borrower shall demonstrate compliance with clauses (1), (2) and (3) of this subsection (f) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit 8.2.6 (each, an "Acquisition Compliance Certificate") evidencing compliance with such covenants on a pro forma basis (determined with reference to any increase in the Total Secured Leverage Ratio that would result from the consummation of such Permitted Acquisition giving rise to the commencement of a Material Acquisition Period), certifying as to such Undrawn Availability and providing a detailed calculation of the Specified Ratio; and

(g)the Loan Parties or such Subsidiary, as applicable, shall deliver to the Administrative Agent (a) at least five (5) Business Days before such Permitted Acquisition drafts of any agreements proposed to be entered into by such Loan Parties and/or such Subsidiary, as applicable, in connection with such Permitted Acquisition, and (b) prior to the date of such Permitted Acquisition, execution copies of such agreements entered into by such Loan Parties and/or such Subsidiary, as applicable, in connection with such Permitted Acquisition, and shall deliver to the Administrative Agent such other information about such Person or its assets as any Loan Party may reasonably require.

8.2.7Dispositions of Assets or Subsidiaries.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

(i)transactions involving the sale of inventory in the ordinary course of business and casualty losses to inventory to the extent that the insurance proceeds therefrom are used (a) to repair or replace such inventory, which inventory shall be subject to the Lenders' Prior Security Interest, or (b) to prepay the Loans in accordance with this Agreement;

(ii)any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

(iii)any sale, transfer or lease of assets by any wholly owned Subsidiary of a Loan Party to another Loan Party;

(iv)subject to the provisions of Section 8.2.9, any transfer of the ownership interests in a wholly owned Subsidiary of the Borrower which is not a Loan Party to another wholly owned Subsidiary of the Borrower;

(v)any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased, provided such substitute assets are subject to the Lenders' Prior Security Interest if the assets so sold, transferred or leased were so subject;

(vi)any sale of stock or equity of an Excluded Subsidiary;

(vii)provided no Event of Default or Potential Default exists, any sale of Property A; provided however, the Net Cash Proceeds (after deduction of the amount, if any, payable to Seller pursuant to Section 7.10 of the Osmose Purchase Agreement) of any such sale of Property A shall be applied as a mandatory prepayment in accordance with Section 5.7.1 [Asset Sales and Recovery Events] hereof; or

(viii)provided no Event of Default or Potential Default exists, any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (vii) above, which in any one sale, transfer or lease of assets, or in any number of sales, transfers or leases of assets, involves the sale, transfer, or lease of assets having a book value of not more than thirty percent (30%) of the Consolidated Net Tangible Assets during the term of this Agreement (Consolidated Net Tangible Assets shall be determined and re-determined from time to time as of the date of any such sale, transfer, or lease of assets and, in the case of a series of sales, transfers or leases of assets, on the day of the first sale, transfer or lease in such series); provided however, the Net Cash Proceeds of any such sale, transfer or lease of assets under this clause (viii) shall be applied as a mandatory prepayment in accordance with Section 5.7.1 [Asset Sales and Recovery Events].

8.2.8Affiliate Transactions.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with an Affiliate (other than a Loan Party or a wholly-owned Subsidiary of a Loan Party to the extent not otherwise prohibited by this Agreement) (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are of a type which are or have previously been fully disclosed to the Administrative Agent and is in accordance with all applicable Law.

8.2.9Subsidiaries, Partnerships and Joint Ventures.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as a Guarantor on the Closing Date or which is listed on Schedule 6.1.2 hereto (excluding Koppers Assurance); (ii) any Subsidiary formed under the laws of the United States or a state thereof after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.13 [Joinder of Guarantors], provided that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Administrative Agent for the benefit of the Lenders (in form and substance satisfactory to the Administrative Agent) in the assets held by, and stock of or other ownership interests in, such Subsidiary; (iii) Excluded Subsidiaries and any subsidiary of an Excluded Subsidiary, (iv) Foreign Subsidiaries and any subsidiary of a Foreign Subsidiary, (v) Persons acquired in accordance with Section 8.2.6(iv), which join this Agreement as Guarantors pursuant to Section 11.13 [Joinder of Guarantors], provided that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Administrative Agent for the benefit of the Lenders (in form and substance satisfactory to the Administrative Agent) in the assets held by, and stock of or other ownership interests in, such Subsidiary.  Except as set forth on Schedule 8.2.9 and to the extent permitted by Section 8.2.4(vii) [Loans and Investments], each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a party to a Joint Venture.

8.2.10Continuation of or Change in Business.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than as set forth on Schedule 8.2.10, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year and businesses reasonably related thereto, and such Loan Party or Subsidiary shall not permit any material change in the nature of such business.  For avoidance of doubt, the parties recognize that sale or dispositions of assets or Subsidiaries otherwise permitted under this Agreement shall not violate this Section 8.2.10.

8.2.11Plans and Benefit Arrangements.  The Borrower shall not, and shall cause each member of the ERISA Group to not:

(1)fail to satisfy the minimum funding requirements of ERISA and the Code with respect to any Plan;

(2)request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

(3)engage in a Prohibited Transaction with respect to any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

(4)fail to make when due any contribution or any other payment to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

(5)withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, is likely to result in a material liability of the Borrower or any member of the ERISA Group;

(6)terminate, or institute proceedings to terminate, any Plan under Section 4041 of ERISA, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

(7)make any amendment to any Plan in violation or contradiction of Section 436 of the Code; or

(8)fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Code (including, without limitation, those with respect to a Reportable Event), where such failure is likely to result in a Material Adverse Change.

8.2.12Fiscal Year.  Holdings shall not, and shall not permit any Subsidiary of Holdings to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

8.2.13Issuance of Stock.  Neither Holdings nor the Borrower shall issue any capital stock, options or warrants, the effect of which would result in a Change of Control.  Other than as permitted under Sections 8.2.5 and 8.2.9, each of the Loan Parties other than the Borrower and Holdings shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof.

8.2.14Changes in Organizational Documents 2017 Senior Note Debt Documents.

(i)Changes in Organizational Documents.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least ten (10) calendar days' prior written notice to the Administrative Agent and the Lenders and, in the event such change would be materially adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.

(ii)Changes in 2017 Senior Note Debt Documents.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend, modify, supplement or restate any of the 2017 Senior Note Debt Documents or related documents or waive compliance by any Person party thereto with any provision thereof without providing at least thirty (30) calendar days' prior written notice to the Administrative Agent and, in the event such change could be adverse to the Lenders as reasonably determined by the Administrative Agent, obtaining the prior written consent of the Required Lenders.  Without limiting the generality of the foregoing, the Administrative Agent may deem any such amendment, modification, supplement or restatement to be adverse if the covenants which relate to Holdings and its Subsidiaries set forth in the terms and conditions of any such notes and related documents are more restrictive in any material respect than the covenants set forth in this Agreement.

8.2.15Minimum Fixed Charge Coverage Ratio.  The Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than 1.1 to 1.0.

8.2.16Maximum Total Secured Leverage Ratio.  The Loan Parties shall not permit the Total Secured Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to exceed 2.75 to 1.0; provided, that (a) during the period of four (4) consecutive fiscal quarters immediately following the consummation of a Material Acquisition (commencing with the fiscal quarter in which such Material Acquisition occurs), the Borrower may elect, with prior written notice to the Administrative Agent and subject to the condition that after giving effect to such Material Acquisition, Undrawn Availability is at least $50,000,000, to increase the preceding ratio to 3.00 to 1.00 (a "Material Acquisition Period"); and (b) immediately after the end of a Material Acquisition Period, the Total Secured Leverage Ratio shall automatically revert to 2.75 to 1.0.

8.3Reporting Requirements.  The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1Quarterly Financial Statements.  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of Holdings and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income and cash flows for the fiscal quarter then ended and the fiscal year through that date, which shall include in the notes thereto the condensed consolidating balance sheet and condensed consolidating statements of income and cash flows for Holdings and its Subsidiaries, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Chief Financial Officer, or Treasurer of Holdings as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.  Simultaneously with the delivery of the financial statements referred to above, the Borrower shall also furnish to the Administrative Agent and the Lenders a report on environmental matters occurring during such fiscal quarter with such information and in form and scope satisfactory to the Administrative Agent.

8.3.2Annual Financial Statements.  As soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of Holdings, financial statements of Holdings and its Subsidiaries consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, which shall include in the notes thereto the condensed consolidating balance sheet and condensed consolidating statements of income and cash flows for Holdings and its Subsidiaries, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent.  The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.  Simultaneously with the delivery of the financial statements referred to above, the Borrower shall also furnish to the Administrative Agent and the Lenders a report on environmental matters occurring during the fourth fiscal quarter of such year which contains such information and in form and scope satisfactory to the Administrative Agent.

8.3.3Certificate of the Borrower.  Concurrently with the financial statements of Holdings and its Subsidiaries furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] (other than the financial statements furnished with respect to the fiscal year ending December 31, 2016), a certificate (each, a "Compliance Certificate") of Holdings signed by the Chief Executive Officer, President, Chief Financial Officer, or Treasurer of Holdings, in the form of Exhibit 8.3.3, to the effect that, except as described pursuant to Section 8.3.4 [Notice of Default], (i) the representations and warranties of the Borrower contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants] and setting forth as of the date of such financial statements a detailed calculation of the Net Senior Secured Leverage Ratio and (iv) containing a listing as of the date of such financial statements of the identity and amount of (y) the outstanding Lender-Provided Credit Arrangements and (z) the outstanding Guaranties under Section 8.2.3(v).

8.3.4Notice of Default.  Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Director of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.5Notice of Litigation.  Promptly after the commencement thereof, notice of all (i) actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $10,000,000 or, (ii) Environmental Complaint, individually or in the aggregate which exceeds $10,000,000 or a Safety Complaint, individually or in the aggregate, which exceeds $10,000,000, which in any such case listed in clause (i) or (ii) would, if adversely determined, constitute a Material Adverse Change.

8.3.6Certain Events.  Written notice to the Administrative Agent:

(1)at least ten (10) Business Days prior thereto, with respect to any proposed sale or transfer of assets pursuant to clause (vi) of Section 8.2.7 [Dispositions of Assets or Subsidiaries],

(2)within the time limits set forth in Section 8.2.14(i) [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party; and

(3)at least ten (10) Business Days prior thereto, with respect to any change in any Loan Party's locations from the locations set forth in Schedule A to the Security Agreement; and

(4)Immediately in the event that the Borrower or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice in writing setting forth the details thereof and the action which the Borrower proposes to take with respect thereto.

8.3.7Budgets, Forecasts, Other Reports and Information.  Promptly upon their becoming available to the Borrower:

(1)Holdings' consolidated annual budget, including a consolidated balance sheet, income statement and cash flow statement, and consolidated forecasts or projections of Holdings and its subsidiaries, to be supplied not later than sixty (60) days after the commencement of the fiscal year to which any of the foregoing may be applicable,

(2)any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

(3)regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

(4)a copy of any material order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body,

(5)a duly completed copy of IRS Form 8886 or any successor form, in the event that the Borrower has notified the Administrative Agent of its intention to treat the Loans and/or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4); and

(6)such other reports and information as any of the Lenders may from time to time reasonably request.  The Borrower shall also notify the Lenders promptly of the enactment or adoption of any Law which results in a Material Adverse Change.

8.3.8Notices Regarding Plans and Benefit Arrangements.

8.3.8.1Certain Events. Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the United States Department of Labor, the Internal Revenue Service or the PBGC with respect thereto) of:

(1)any Reportable Event with respect to the Borrower or any other member of the ERISA Group,

(2)any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code in connection with any Plan, any Benefit Arrangement or any trust or other funding vehicle created thereunder,

(3)any assertion of material withdrawal liability with respect to any Multiemployer Plan,

(4)any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

(5)any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

(6)withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan,

(7)a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan that is required to avoid the imposition of a Lien of any kind under ERISA;,

(8)the approval or adoption of any amendment to a Plan that results in the imposition of a Lien, or in a requirement to post security, or otherwise encumber assets of the Plan, the Borrower or any member of the ERISA Group, pursuant to ERISA, or

(9)any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

8.3.8.2Notices of Involuntary Termination and Annual Reports. Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their employees (whether current or former) participate or from which such employees (whether current or former) may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the administrator of the Plan, the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

8.3.8.3Notice of Voluntary Termination. Promptly upon the filing thereof, copies of any Form 501, Form 5310, or any successor or equivalent form to such Forms, filed with the PBGC or the Internal Revenue Service in connection with the termination of any Plan under Section 4041 of ERISA.

9.DEFAULT

9.1Events of Default.  An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1Payments Under Loan Documents.  The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2Breach of Warranty.  Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3Anti-Terrorism Laws.  Any representation or warranty contained in Section 6.1.25 [Anti-Terrorism Laws] is or becomes false or misleading at any time;

9.1.4Breach of Negative and Certain Other Covenants, Visitation Rights or Anti-Terrorism Laws.  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6 [Visitation Rights], Section 8.1.13 [Anti-Terrorism Laws], or Section 8.2 [Negative Covenants];

9.1.5Breach of Other Covenants.  Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty calendar days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Administrative Agent in its sole discretion);

9.1.6Defaults in Other Agreements or Indebtedness.  (i) A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $15,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived), or (ii) the termination of any commitment to lend;

9.1.7Final Judgments or Orders.  Any final judgments or orders for the payment of money (not covered by insurance for which there is no dispute with respect to coverage by the applicable insurance carrier) in excess of $15,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

9.1.8Loan Document Unenforceable.  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.9Uninsured Losses; Proceedings Against Assets.  There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $15,000,000 or the Collateral or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

9.1.10Notice of Lien or Assessment.  A notice of Lien or assessment in excess of $10,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, Canada, Bermuda or any department, agency or instrumentality of the foregoing, or by any state, county, provincial, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

9.1.11Insolvency.  Any Loan Party or any Subsidiary of a Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature;

9.1.12Events Relating to Plans and Benefit Arrangements.  Any of the following occurs:  (i) any Reportable Event, which the Administrative Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC, or for the appointment of a trustee by the PBGC to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan under Section 4041 of ERISA;

(iii) a trustee shall be appointed by the PBGC to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Administrative Agent determines in good faith that the amount of the Borrower's or any ERISA Group member's liability, whether alone or in conjunction with others, is likely to exceed $15,000,000; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions or other payments when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Administrative Agent determines in good faith that any such occurrence would be reasonably likely to result in a Material Adverse Change;

9.1.13Cessation of Business.  Any Loan Party or Subsidiary of a Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Section 8.2.6 [Liquidations, Mergers, Etc.] or 8.2.7 [Dispositions of Assets or Subsidiaries], or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

9.1.14Change of Control.  A Change of Control shall have occurred;

9.1.15Beazer East Default.  (1) (a) A failure by Beazer East to pay any obligation or set of obligations under Article VII of the Beazer Acquisition Agreement (not covered by insurance for which there is no dispute with respect to coverage by the applicable insurance carrier) in excess of $15,000,000 in the aggregate, which failure shall have continued for a period of 30 days or more, or (b) any other failure by Beazer East to perform any obligation or set of obligations under Article VII of the Beazer Acquisition Agreement which the Required Lenders shall have determined in good faith has had, is having, or would be reasonably likely to have, a Material Adverse Change; and (2) a failure to perform by Beazer Limited under the Beazer Acquisition Agreement Guarantee with respect to such obligation or set of obligations; provided, however, that if an arbitration proceeding or arbitrations proceedings shall have been instituted under Article XI of the Beazer Acquisition Agreement with respect to such obligation or set of obligations, such failure by Beazer East to perform shall not constitute an Event of Default hereunder unless and until (w) a final decision shall have been rendered against Beazer East in such arbitration proceeding and Beazer East shall have failed to perform such obligation for a period of thirty days after such final decision has been rendered, (x) the Required Lenders shall have determined in good faith that such arbitration proceeding is not being diligently prosecuted, (y) a period of one year shall have passed since the commencement of such arbitration proceeding, or (z) the Borrower shall have expended more than $15,000,000 in the aggregate in unreimbursed expenditures as a result of such failure to perform by Beazer East and Beazer Limited;

9.1.16Involuntary Proceedings.  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, receiver and manager, liquidator, provisional liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

9.1.17Voluntary Proceedings.  Any Loan Party or Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, receiver and manager, liquidator, provisional liquidator, assignee, custodian, trustee, sequestrator, administrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

9.2Consequences of Event of Default.

9.2.1Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.  If an Event of Default specified under Sections 9.1.1 through 9.1.15 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lenders shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as Cash Collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations.  Upon the curing of all Events of Default to the satisfaction of the Required Lenders, the Administrative Agent shall return such Cash Collateral to the Borrower; and

9.2.2Bankruptcy, Insolvency or Reorganization Proceedings.  If an Event of Default specified under Section 9.1.16 [Involuntary Proceedings] or Section 9.1.17 [Voluntary Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lenders shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3Set-off.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness.  The rights of each Lender, each Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates and participants may have.  Each Lender and each Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4Application of Proceeds.  From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i)First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, each Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lenders and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii)Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv)Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender-Provided Hedges, Lender-Provided Treasury Arrangements and Lender-Provided Credit Arrangements, ratably among the Lenders, the Issuing Lenders, and the Lenders or Affiliates of Lenders which provide Lender-Provided Hedges, Lender-Provided Treasury Arrangements and Lender-Provided Credit Arrangements, in proportion to the respective amounts described in this clause Fourth held by them;

(v)Fifth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize any undrawn amounts under outstanding Letters of Credit; and

(vi)Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 9.2.4, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party's Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.4.

9.2.5Collateral Sharing.  All Liens granted under the Security Agreement, the Patent Trademark and Copyright Security Agreement, the Pledge Agreement and any other Loan Document (the "Collateral Documents") shall secure ratably and on a pari passu basis (i) the Obligations in favor of the Administrative Agent and the Lenders hereunder, and (ii) the Obligations incurred by any of the Loan Parties in favor of any Lender, or any Affiliate of any Lender, which provides a Lender-Provided Hedge, a Lender-Provided Treasury Arrangement or a Lender-Provided Credit Arrangement (the "Hedge/Treasury/Credit Provider").  The Administrative Agent under the Collateral Documents shall be deemed to serve and is appointed as the collateral agent for the Hedge/Treasury/Credit Provider and the Lenders hereunder, provided that the Administrative Agent shall comply with the instructions and directions of the Lenders under this Agreement to the extent that this Agreement or any other Loan Documents empowers the Lenders to direct the Administrative Agent, as to all matters relating to the Collateral, including the maintenance and disposition thereof.  No Hedge/Treasury/Credit Provider (except in its capacity as a Lender hereunder) shall be entitled or have the power to direct or instruct the Administrative Agent on all matters relating to the Collateral, including the maintenance and disposition thereof or to control or direct in any manner the maintenance or disposition of the Collateral.

9.2.6Other Rights and Remedies.  In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Administrative

Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law.  The Administrative Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Administrative Agent and the Lenders under the Loan Documents or applicable Law.

9.2.7Notice of Sale.  Any notice required to be given by the Administrative Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Administrative Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

9.2.8Enforcement of Rights and Remedies.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.2.3 (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2.8, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.3 [Sharing of Payments by Lenders], any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.ADMINISTRATIVE AGENT

10.1Appointment and Authority.  Each of the Lenders and each Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.2Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction.  The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of

Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, increase or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance, extension, increase or renewal of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.4.1Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 10 shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.4.2Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.4.2.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.4.2, PNC shall also resign as an Issuing Lender.  Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.4.3Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.4.4No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, the Syndication Agent, or the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

10.4.5Administrative Agent's Fee.  The Borrower shall pay to the Administrative Agent the nonrefundable fees (the "Administrative Agent's Fee") under the terms of a letter (the "Administrative Agent's Letter") between the Borrower and Administrative Agent, as amended from time to time.

10.4.6Authorization to Release Collateral and Guarantors.  The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

10.4.7No Reliance on Administrative Agent's Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10.4.8Authorization to Release Collateral and Guarantors.  The Lenders and Issuing Lenders authorize the Administrative Agent, to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

11.MISCELLANEOUS

11.1Modifications, Amendments or Waivers.  With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder; provided, however, that only the consent of the Lender(s) party to any Lender-Provided Hedges, Lender-Provided Treasury Arrangements and Lender-

Provided Credit Arrangements shall be required with respect to amendments, changes, waivers and consents to agreements related thereto.  Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1Increase of Commitment.  Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.  Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3Release of Collateral or Guarantor.  Except for sales of assets or capital stock permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries] and releases of Guarantors and Collateral authorized under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures], release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4Miscellaneous.  Amend the definition of "Optional Currency" or Section 2.12.4(iii) [European Monetary Union; Requests for Additional Optional Currencies], Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions] or Section 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders;

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lenders, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lenders or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each, a "Non-Consenting Lender"), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender].  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

11.2No Implied Waivers; Cumulative Remedies.  No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege.  The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No reasonable delay or failure to take any action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.

11.3Expenses; Indemnity; Damage Waiver.

11.3.1Costs and Expenses.  The Borrower shall pay (i) all out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or any Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

11.3.2Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), joint or several, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations and enforcement hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 11.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lenders or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lenders or such Related Party, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5Payments.  All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.4Holidays.  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day.  Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5Notices; Effectiveness; Electronic Communication.

11.5.1Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2Electronic Communications.  Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3Change of Address, Etc.  Any party hereto may change its address, e mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6Severability.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7Duration; Survival.  All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full.  All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full.  All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8Successors and Assigns.

11.8.1Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(a)in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(b)in any case not described in clause (i)(a) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)Required Consents.  No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(a)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x)  an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(b)the consent of the Issuing Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v)No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [Euro-Rate Unascertainable; Etc.], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time.  Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, and the Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor] that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Euro-Rate Unascertainable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of Different Lending Office] with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5Certain Pledges; Successors and Assigns Generally.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9Confidentiality.

11.9.1General.  Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or the other Loan Parties.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2Sharing Information With Affiliates of the Lenders.  Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.10Counterparts; Integration; Effectiveness.

11.10.1Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments.  Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.11.1Governing Law.  This Agreement shall be deemed to be a contract under the Laws of the State of New York.  Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance ("UCP") or the rules of the International Standby Practices (ICC Publication Number 590) ("ISP98"), as determined by the Issuing Lenders, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

11.11.2SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.11.4SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION].  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.12USA Patriot Act Notice.  Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

11.13Joinder of Guarantors.  Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Lenders in all Collateral held by such Subsidiary.  Unless required to be delivered sooner pursuant to the provisions hereof, the Loan Parties shall deliver such Guarantor Joinder and related documents to the Administrative Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation or constitution if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

11.14Funding by Branch, Subsidiary or Affiliate.

11.14.1Notional Funding.  Each Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.14 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 2.12.4(ii) [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change.  Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

11.14.2Actual Funding.  Each Lender shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this Section 11.14.2.  If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 2.12.4(ii) [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

11.14.3Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender and each Issuing Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent on behalf of Lenders in accordance with the terms hereof.

11.15Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.16No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (i)(A) the arranging and other services regarding this Agreement provided by the Lenders are arm's-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person and (B) no Lender has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and no Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates.  To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

KOPPERS INC.,
a Pennsylvania corporation

By:	/s/ Louann E. Tronsberg-Deihle
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

GUARANTORS:

KOPPERS HOLDINGS INC.,

a Pennsylvania corporation

KOPPERS DELAWARE, INC.,

a Delaware corporation

KOPPERS ASIA LLC,

a Delaware limited liability company

KOPPERS CONCRETE PRODUCTS, INC.,

a Delaware corporation

CONCRETE PARTNERS, INC.,

a Delaware corporation

KOPPERS PERFORMANCE CHEMICALS, INC.,

a New York corporation

KOPPERS RAILROAD STRUCTURES INC.,

a Delaware corporation

By:	/s/ Louann E. Tronsberg-Deihle
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS WORLD-WIDE VENTURES CORPORATION, a Delaware corporation

By:	/s/ Louann E. Tronsberg-Deihle
Name:	Louann E. Tronsberg-Deihle
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

KOPPERS VENTURES INC.,
a Delaware corporation

By:	/s/ Louann E. Tronsberg-Deihle
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS-NEVADA LIMITED-LIABILITY COMPANY, a Nevada limited liability company KOPPERS NZ LLC, a New York limited liability company WOOD PROTECTION MANAGEMENT LLC, a Nevada limited liability company

By:	/s/ Steven R. Lacy
Name:	Steven R. Lacy
Title:	Manager

WOOD PROTECTION LP, a Texas limited partnership

By:	WOOD PROTECTION MANAGEMENT LLC,
as General Partner

	By:	/s/ Steven R. Lacy
	Name:	Steven R. Lacy
	Title:	Manager

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By:	/s/ Tracy J. DeCock
Name:	Tracy J. DeCock
Title:	Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ J. Barrett Donovan
Name:	J. Barrett Donovan
Title:	Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Colleen M. O’Brien
Name:	Colleen M. O'Brien
Title:	Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

FIFTH THIRD BANK,
as a Lender

By:	/s/ Michael S. Barnett
Name:	Michael S. Barnett
Title:	Managing Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BANK OF MONTREAL,
as a Lender

By:	/s/ Joshua Hovermale
Name:	Joshua Hovermale
Title:	Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ Mustafa Khan
Name:	Mustafa Khan
Title:	Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By:	/s/ Carl S. Tabacjar, Jr.
Name:	Carl S. Tabacjar, Jr.
Title:	Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Philip R. Medsger
Name:	Philip R. Medsger
Title:	Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

NORTHWEST BANK,
as a Lender

By:	/s/ C. Forrest Tefft
Name:	C. Forrest Tefft
Title:	Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Michael Kiss
Name:	Michael Kiss
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

FIRST NATIONAL BANK OF PENNSYLVANIA,
as a Lender

By:	/s/ Dennis F. Lennon
Name:	Dennis F. Lennon
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

FIRST COMMONWEALTH BANK,
as a Lender

By:	/s/ Joseph P. Hynds
Name:	Joseph P. Hynds
Title:	Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

TRISTATE CAPITAL BANK,
as a Lender

By:	/s/ Ellen Frank
Name:	Ellen Frank
Title:	Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

WASHINGTON FINANCIAL BANK,
as a Lender

By:	/s/ Anthony M. Cardone
Name:	Anthony M. Cardone
Title:	Vice President

SCHEDULE 1.1(A)

PRICING GRID

VARIABLE PRICING AND LETTER OF CREDIT

FEES BASED ON NET SENIOR SECURED LEVERAGE RATIO

Level	Net Senior Secured Leverage Ratio	Commitment Fee	Letter of Credit Fee	Base Rate Spread	Euro-Rate Spread
I	Greater than or equal to 2.50 to 1.00	0.375%	3.00%	2.00%	3.00%
II	Less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00	0.375%	2.75%	1.75%	2.75%
III	Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	0.250%	2.50%	1.50%	2.50%
IV	Less than 1.50 to 1.00 but greater than or equal to 1.00 to 1.00	0.250%	2.25%	1.25%	2.25%
V	Less than 1.00 to 1.00	0.250%	2.00%	1.00%	2.00%

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a)The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be locked at the rates set forth in Level III above from the Closing Date until the date on which the Compliance Certificate is due to be delivered under Section 8.3.3 [Certificate of Borrower] in connection with the fiscal quarter ending June 30, 2017.

(b)The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the fiscal quarter ending June 30, 2017 and as of the end of each fiscal quarter ending thereafter based on the Net Senior Secured Leverage Ratio as of such quarter end.  Any increase or decrease in the Applicable Margin, Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrower], except that any changes in pricing levels relating to outstanding Borrowing Tranches of Optional Currency Loans shall be effective upon the expiration of the current Interest Period with respect to such Borrowing Tranches.  If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in the applicable Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Net Senior Secured Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Net Senior Secured Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or any Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default].  The Borrower's obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

Schedule 1.1(A) – Page 2

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender		Amount of Commitment for Revolving Credit Loans	Commitment	Ratable Share
Name:	PNC Bank, National Association
Address:	The Tower at PNC 300 Fifth Avenue Pittsburgh, Pennsylvania 15222
Attention:	Tracy J. DeCock, Senior Vice President
Email:	tracy.decock@pnc.com
Telephone:	412-762-9999
Telecopy:	412-762-4718
with a copy to:
Name:	PNC Agency Services
Address:	PNC Bank, National Association
PNC Firstside Center 500 First Avenue Pittsburgh, Pennsylvania 15219
Attention:	Steven Franceschi
Email:	steven.franceschi@pnc.com
Telephone:	412-762-7691	$60,000,000	$60,000,000	15.00000%
Name:	Wells Fargo Bank, National Association
Address:	Four Gateway Center 444 Liberty Avenue, Suite 1400 Pittsburgh, PA 15222
Attention:	J. Barrett Donovan
Email:	barrett.donovan@wellsfargo.com
Telephone:	412-454-4603	$50,000,000	$50,000,000	12.50000%
Name:	Bank of America, N.A.
Address:	600 Grant Street, 53rd Floor Pittsburgh, PA 15219
Attention:	Colleen M. O'Brien
Email:	colleen.m.o'brien@baml.com
Telephone:	412-338-8745
Telecopy:	312-453-6274	$40,000,000	$40,000,000	10.00000%

Lender		Amount of Commitment for Revolving Credit Loans	Commitment	Ratable Share
Name:	Fifth Third Bank
Address:	Gulf Tower
707 Grant Street, 21st Floor MD AGTB21 Pittsburgh, PA 15219
Attention:	Michael S. Barnett
Email:	michael.barnett@53.com
Telephone:	412-291-5457
Telecopy:	412-291-5411	$40,000,000	$40,000,000	10.00000%
Name:	Bank of Montreal
Address:	115 S. LaSalle Street
25th Floor West Chicago, IL 60603
Attention:	Joshua Hovermale
Email:	joshua.hovermale@bmo.com
Telephone:	312-461-7120
Telecopy:	312-293-4327	$30,000,000	$30,000,000	7.50000%
Name:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Address:	1251 Avenue of the Americas New York, NY 10020-1104
Attention:	Mustafa Khan
Email:	mukhan@us.mufg.jp
Telephone:	212-782-4458	$30,000,000	$30,000,000	7.50000%
Name:	Citizens Bank of Pennsylvania
Address:	525 William Penn Place, PW 2625 Pittsburgh, PA 15219
Attention:	Carl Tabacjar
Email:	carl.s.tabacjar@citizensbank.com
Telephone:	412-867-2432	$30,000,000	$30,000,000	7.50000%
Name:	KeyBank National Association
Address:	11 Stanwix Street, 16th Floor Pittsburgh, PA 15222
Attention:	Philip Medsger
Email:	philip_medsger@keybank.com
Telephone:	412-807-2803	$30,000,000	$30,000,000	7.50000%
Schedule 1.1(B) – Page 2

Lender		Amount of Commitment for Revolving Credit Loans	Commitment	Ratable Share
Name:	Northwest Bank
Address:	535 Smithfield Street, Suite 501 Pittsburgh, PA 15222
Attention:	C. Forrest Tefft
Email:	ftefft@nwbcorp.com
Telephone:	412-325-6216 ext 3	$20,000,000	$20,000,000	5.00000%
Name:	The Huntington National Bank
Address:	125 South Wacker Drive Suite 2840, HCCHIL Chicago, IL 60606
Attention:	Michael Kiss
Email:	Michael.Kiss@huntington.com
Telephone:	312-762-2163
Telecopy:	877-860-4154	$20,000,000	$20,000,000	5.00000%
Name:	First National Bank of Pennsylvania
Address:	12 Federal Street Pittsburgh, PA 15212
Attention:	Dennis F. Lennon
Email:	Lennon@fnb-corp.com
Telephone:	412-395-2042
Telecopy:	412-231-3584	$20,000,000	$20,000,000	5.00000%
Name:	First Commonwealth Bank
Address:	437 Grant Street Frick Building, Suite 1600 Pittsburgh, PA 15219
Attention:	Joseph P. Hynds
Email:	JHynds@fcbanking.com
Telephone:	412-690-2138
Telecopy:	412-690-2206	$15,000,000	$15,000,000	3.75000%
Name:	Tristate Capital Bank
Address:	789 E. Lancaster Avenue, Suite 240 Villanova, PA 19085
Attention:	Ellen Frank
Email:	EFrank@tscbank.com
Telephone:	610-526-6771	$8,500,000	$8,500,000	2.12500%

Schedule 1.1(B) – Page 3

Lender		Amount of Commitment for Revolving Credit Loans	Commitment	Ratable Share
Name:	Washington Financial Bank
Address:	77 South Main Street Washington, PA 15301
Attention:	Anthony M. Cardone
Email:	acardone@mywashingtonfinancial.com
Telephone:	724-206-1113
Telecopy:	724-225-8642	$6,500,000	$6,500,000	1.62500%
TOTAL		$400,000,000	$400,000,000	100.00000%

Schedule 1.1(B) – Page 4

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

ADMINISTRATIVE AGENT

Name:	PNC Bank, National Association
Address:	The Tower at PNC

300 Fifth Avenue, 13th Floor

Pittsburgh, Pennsylvania 15222

Attention:	Tracy J. DeCock, Senior Vice President
Email:	tracy.decock@pnc.com
Telephone:	412-762-9999
Telecopy:	412-762-4718

with a copy to:

Name:	PNC Agency Services
Address:	PNC Bank, National Association

PNC Firstside Center

500 First Avenue

Pittsburgh, Pennsylvania 15219

Attention:	Steven Franceschi
Email:	steven.franceschi@pnc.com
Telephone:	412-762-7691
Telecopy:	412-___-____

BORROWER:

Name:	Koppers Inc.
Address:	436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Attention:	Louann E. Tronsberg-Deihle
Email:	Tronsberg-DeihleLE@koppers.com
Telephone:	412-227-2472
Telecopy:	412-227-2159

Schedule 1.1(B) – Page 5

GUARANTORS:

Name:	[Name]

c/o Koppers Inc.

Address:	436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Attention:	Louann E. Tronsberg-Deihle
Email:	Tronsberg-DeihleLE@koppers.com
Telephone:	412-227-2472
Telecopy:	412-227-2159

Schedule 1.1(B) – Page 6

Schedule 1.1(E)

EXCLUDED SUBSIDIARIES

Koppers Mauritius

Koppers (China) Carbon & Chemical Co Ltd (China)

Koppers India Carbon Materials and Chemicals Pte Ltd (China)

Koppers (Tianjin) Trading Co. Ltd (China)

Koppers (Jiangsu) Carbon Chemical Co. Ltd (China)

Koppers Chemicals Spain S.L.U.

Protim Abrasives Ltd.

Injecta Osmose Ltd.

Protim Ltd.

Celcure Ltd.

Protim International Ltd.

Schedule 1.1(P)

PERMITTED LIENS

None.

Schedule 2.9.1

LETTERS OF CREDIT

LC#	Beneficiary	Outstanding Amount

Koppers Holdings, Inc
18116119-00-000	National Union Fire Insurance Company	6,347,847.00

Koppers Assurance
18100260	South Carolina Department of Insurance	2,250,000.00

Koppers Inc
S017929	Bank of Tokyo	25,819,516.05
S500037N	Bank of Tokyo	8,125,999.97

LC#
SB1513350001	HSBC Brazil	1,700,000.00

	TOTAL US STANDBY and DOCUMENTARY LETTERS OF CREDIT	44,243,363.02

SCHEDULE 6.1.1

QUALIFICATIONS TO DO BUSINESS

	Jurisdiction of Incorporation/Organization	Certain Jurisdictions in which Qualified to do Business as Foreign Corporation
Koppers Inc.	Pennsylvania

Alabama, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, South Carolina, Tennessee, Texas, Virginia, Washington, West Virginia, Wisconsin

Koppers World-Wide Ventures Corporation	Delaware
Koppers Delaware, Inc.	Delaware
Koppers Assurance, Inc.	South Carolina
Koppers Asia LLC	Delaware
Koppers Holdings Inc.	Pennsylvania
Koppers Ventures Inc.	Delaware
Koppers Concrete Products, Inc.	Delaware	Ohio
Concrete Partners, Inc.	Delaware
Koppers Australia Holding Company Pty Ltd	Australia (Victoria)
Koppers Australia Pty Limited	Australia (NSW)
Koppers Wood Products Pty. Ltd.	Australia (NSW)	Philippines
Koppers Carbon Materials & Chemicals Pty Ltd.	Australia (NSW)
Continental Carbon Australia Pty Ltd.	Australia (NSW)
Koppers Ashcroft Inc.	British Columbia (Canada)
Koppers Europe ApS	Denmark
Koppers Denmark ApS	Denmark
Koppers Tar Tech International ApS	Denmark
Koppers European Holdings ApS	Denmark
Koppers Poland Sp. z.o.o	Poland
Koppers UK Holding Ltd.	England
Koppers UK Limited	England
Koppers UK Transport Limited	England
Koppers Specialty Chemicals Limited	England
Koppers Luxembourg Sarl	Luxembourg
Koppers International B.V.	The Netherlands
Koppers Netherlands B.V.	The Netherlands
Koppers World-Wide Holdings C.V.	The Netherlands
Koppers Global Investments C.V.	The Netherlands
Koppers Australasian Investments C.V.	The Netherlands
Koppers Australasian B.V.	The Netherlands
Koppers UK Investments Ltd.	England
Tankrederij J.A. van Seumeren B.V.	The Netherlands

Entity	Jurisdiction of Incorporation/Organization	Jurisdictions of Qualification
Koppers Performance Chemicals Inc.	New York	Georgia, Michigan, South Carolina, Tennessee, Washington
Koppers Railroad Structures Inc.	Delaware

Alabama, Arizona, Arkansas, California, Colorado, Connecticut, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming

Koppers Railroad Structures Canada Inc.	British Columbia, Canada	Alberta, Manitoba, Ontario, Saskatchewan
Koppers-Nevada Limited-Liability Company	Nevada
Wood Protection Management LLC	Nevada	Texas
Koppers Performance Chemicals Denmark ApS	Denmark
Koppers Performance Chemicals Australia Pty Ltd.	Australia
Koppers (Thailand) Ltd.	Thailand
Protim Solignum Sdn Bhd	Malaysia
Osmose Chile Limitada	Chile
Protim Solignum Ltd.	England
Koppers NZ LLC	New York
Timber Specialties Co.	Nova Scotia, Canada	Registered agents in Ontario, Alberta, British Columbia, Manitoba, Newfoundland, Quebec and Saskatchewan
Wood Protection LP	Texas
Oy Koppers Finland Ab	Finland
Koppers Sweden AB	Sweden
Koppers Norway AS	Norway
Koppers Deutschland GmbH	Germany
Koppers Latvia SIA	Latvia
Protim Solignum South Africa Pty Ltd.	South Africa
Koppers Performance Chemicals New Zealand	New Zealand
Koppers NZ Holdings	New Zealand
Protim Ltd.	Ireland
Koppers Performance Chemicals Brasil Comercio de Preservantes Ltda.	Brazil
Retratar Espana S.L.	Spain

Schedule 6.1.1 – Page 2

SCHEDULE 6.1.2

SUBSIDIARIES1

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Borrower’s United States Subsidiaries:
Concrete Partners, Inc.	Delaware corporation	1,000 shares of common stock are currently authorized.	1,000 shares of common stock are currently issued and outstanding.	Koppers Inc. owns 100% of the issued and outstanding common stock of Concrete Partners, Inc.
Koppers Asia LLC	Delaware limited liability company	None.	None.	Koppers Inc. owns 100% of the membership interest in Koppers Asia LLC
Koppers Assurance, Inc.	South Carolina corporation	100,000 shares of common stock are currently authorized.	50,000 shares of common stock are currently issued and outstanding.	Koppers Inc. owns 100% of the issued and outstanding common stock of Koppers Assurance, Inc.
Koppers Concrete Products, Inc.	Delaware corporation	1,000 shares of common stock are currently authorized.	1,000 shares of common stock are currently issued and outstanding.	Koppers Inc. owns 100% of the issued and outstanding common stock of Koppers Concrete Products, Inc.
Koppers Delaware, Inc.	Delaware corporation	1,000 shares of common stock are currently authorized.	1,000 shares of common stock are currently issued and outstanding.	Koppers Inc. owns 100% of the issued and outstanding common stock of Koppers Delaware, Inc.
Koppers Ventures Inc.	Delaware corporation	100 shares of common stock are currently authorized.	100 shares of common stock are currently issued and outstanding.	Koppers World-Wide Ventures Corporation owns 100% of the issued and outstanding common stock of Koppers Ventures Inc.
Koppers World-Wide Ventures Corporation	Delaware corporation	1,000 shares of common stock are currently authorized.	1,000 shares of common stock are currently issued and outstanding.	Koppers Inc. owns 100% of the issued and outstanding common stock of Koppers World-Wide Ventures Corporation

[1]	There are no options, warrants or other rights outstanding to purchase any of the Subsidiary Shares set forth on this Schedule 6.1.3.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Borrower’s Australian Subsidiaries:
Koppers Australia Holding Company Pty Ltd.	Australian corporation (Victoria)	Ordinary, “A” class, “B” class, “C” class, “D” class, “E” class, “F” class, “G” class, “H” class and Redeemable Preference Shares are currently authorized.	12 Ordinary Shares fully paid are currently issued and outstanding.	Koppers Australasian B.V. owns 100% of the issued and outstanding common stock of Koppers Australia Holding Co. Pty Ltd.
Koppers Australia Pty Ltd.	Australian corporation (NSW)	Ordinary, Shares and “C” Shares are currently authorized.	12,375,000 ordinary shares fully paid are currently issued and outstanding and 2,183,824 non- voting C shares are currently issued and outstanding.

Koppers Australia Holding Company Pty Ltd. currently owns 100% of the issued and outstanding ordinary shares of common stock of Koppers Australia Pty. Ltd and 100% of the issued and outstanding non-voting C shares.

Koppers Wood Products Pty Ltd.	Australian corporation (NSW)	Directors are currently authorized to control issuance of shares.	3,500,000 ordinary shares fully paid are currently issued and outstanding.	Koppers Australia Pty. Limited currently owns 100% of the issued and outstanding shares of nominal common stock of Koppers Wood Products Pty Ltd.
Koppers Carbon Materials & Chemicals Pty Ltd.	Australian corporation (NSW)	Directors are currently authorized to control issuance of shares.	2,000,000 ordinary shares fully paid are currently issued and outstanding.	Koppers Australia Pty. Limited currently owns 100% of the issued and outstanding shares of nominal common stock of Koppers Carbon Materials & Chemicals Pty Ltd.
Continental Carbon Australia Pty Ltd.	Australian corporation (NSW)	Directors are currently authorized to control issuance of shares.	8,000,000 ordinary shares fully paid are currently issued and outstanding.	Koppers Australia Pty Limited currently owns 100% of the issued and outstanding shares of nominal common stock of Continental Carbon Australia Pty Ltd.

Schedule 6.1.2 – Page 2

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Borrower’s Canadian Subsidiaries:
Koppers Ashcroft Inc.	British Columbia, Canada corporation	Unlimited shares of capital stock without par are currently authorized.	100 shares of common stock are currently issued and outstanding.	Koppers World-Wide Ventures Corporation currently owns 100% of the issued and outstanding shares of common stock of Koppers Ashcroft Inc.
Borrower’s European Subsidiaries:
Koppers Global Investments C.V.	The Netherlands – limited partnership	None.	None.	Koppers Ventures Inc. owns <1% of the interests and Koppers World-Wide Ventures Corporation owns >99% of the interests of Koppers Global Investments C.V.
Koppers UK Investments Ltd.	English limited corporation	Shares of ordinary A shares and shares of ordinary B shares are currently authorized.	198 ordinary A shares and 2 ordinary B shares of registered capital stock are currently issued and outstanding.	Koppers UK Ltd. owns 100% of the issued and outstanding shares of ordinary A stock and 100% of the issued and outstanding shares of ordinary B stock of Koppers UK Investments Ltd.
Koppers Australasian Investments C.V.	The Netherlands – limited partnership	None.	None.	Koppers Ventures Inc. owns <1% of the interests and Koppers World-Wide Holdings C.V. owns >99% of the interests of Koppers Australasian Investments C.V.

Schedule 6.1.2 – Page 3

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers Australasian B.V.	The Netherlands – private limited liability company	One or more shares may be issued with a nominal value of EUR 1 per share.	1 share is currently issued and outstanding.	Koppers International B.V. (Represented by its General Partner, Koppers Ventures Inc.) owns 100% of the issued and outstanding shares of Koppers Australasian B.V.
Koppers Europe ApS	Danish corporation	DKK 8,375,000 shares of registered capital stock are currently authorized.	DKK 8,375,000 shares of registered capital stock are currently issued and outstanding.	Koppers International B.V. currently owns 100% of the issued and outstanding shares of registered capital stock of Koppers Europe ApS.
Koppers Denmark ApS	Danish corporation	DKK 70,000,000 shares of registered capital stock are currently authorized.	DKK 70,000,000 shares of registered capital stock are currently issued and outstanding.	Koppers Europe ApS currently owns 100% of the issued and outstanding shares of registered capital stock of Koppers Denmark ApS.
Koppers Tar Tech International ApS	Danish corporation	DKK 2,000,000 shares of registered capital stock are currently authorized.	DKK 2,000,000 shares of registered capital stock are currently issued and outstanding.	Koppers Denmark ApS currently owns 100% of the issued and outstanding shares of registered capital stock of Koppers Tar Tech International ApS.
Koppers European Holdings ApS	Danish corporation	DKK 500,000 shares of registered capital stock are currently authorized.	DKK 500,000 shares of registered capital stock are currently issued and outstanding.	Koppers Denmark ApS owns 100% of the issued and outstanding shares of registered capital stock of Koppers European Holdings ApS.
Koppers Poland Sp. z.o.o.	Polish corporation (limited liability company)	PLN 1.700.000 divided into 3,400 shares with a value of PLN 500 each are currently authorized.	3,400 shares are currently issued and outstanding.	Koppers European Holdings ApS currently owns 100% of the issued and outstanding capital stock of Koppers Poland Sp. z.o.o.

Schedule 6.1.2 – Page 4

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers UK Holding Ltd.	English limited corporation	3,900,000 shares of registered capital stock are currently authorized.	3,900,000 shares of registered capital stock are currently issued and outstanding.	Koppers European Holdings ApS currently owns 100% of the issued and outstanding capital stock of Koppers UK Holding Ltd.
Koppers UK Limited	English limited corporation	3,000,000 shares of registered capital stock are currently authorized.	1,560,000 shares of registered capital stock are currently issued and outstanding.	Koppers UK Holding Ltd. currently owns 100% of the issued and outstanding capital stock of Koppers UK Limited.
Koppers UK Transport Limited	English limited corporation	20,000 ordinary shares are currently authorized.	16,150 ordinary shares are currently issued and outstanding.	Koppers UK Investments Ltd currently owns 100% of the issued and outstanding capital stock of Koppers UK Transport Limited
Koppers Specialty Chemicals Limited	English limited corporation	100,000 ordinary shares of registered capital stock are currently authorized.	100,000 ordinary share of registered capital stock are currently issued and outstanding.	Koppers UK Investments Ltd. currently owns 100% of the issued and outstanding capital stock of Koppers Specialty Chemicals Limited.
Koppers Luxembourg Sarl	Limited Liability Company Grand Duchy of Luxembourg	USD$19,950 registered capital is currently authorized.	399 shares of registered capital stock at USD$50 each are currently issued and outstanding.	Koppers International B.V. currently owns 100% of the issued and outstanding capital stock of Koppers Luxembourg Sarl.
Koppers International B.V.	The Netherlands – private limited liability company	90,000 shares may be issued with a nominal value of EUR 1 per share.	18,000 shares are issued and outstanding with a nominal value of EUR 1 per share.	Koppers Australasian Investments C.V. (Represented by its General Partner, Koppers Ventures Inc.) owns 100% of the issued and outstanding shares of Koppers International B.V.

Schedule 6.1.2 – Page 5

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers Netherlands B.V.	The Netherlands – private limited liability company	EUR 6,750,000.00 divided into 15,000 shares with a par value of EUR 450 each are authorized.	EUR 3,150,000.00 divided into 7,000 shares with a par value of EUR 450 each are issued and outstanding.	Koppers International B.V. owns 100% of the issued and outstanding shares of Koppers Netherlands B.V.
Koppers World- Wide Holdings C.V.	The Netherlands – limited partnership	None.	None.	Koppers Ventures Inc. owns <1% of the interests and Koppers Global Investments C.V. owns >99% of the interests of Koppers World-Wide Holdings C.V.
Tankrederij J.A. van Seumeren B.V.	The Netherlands – private limited liability company	NLG 75,000 (Dutch guilders) divided into 75 shares of NLG at 1,000 each are authorized.	NLG 15,000 shares are issued and outstanding.	Koppers Netherlands B.V. owns 100% of the issued and outstanding shares of Tankrederij J.A. van Seumeren B.V.
Borrower’s Subsidiaries acquired from Osmose Holdings, Inc.:
Koppers Performance Chemicals Inc.	New York corporation	2,250,000 shares of common stock are currently authorized. 52,600 shares of Preferred, Series A stock are currently authorized.	774,254 shares of common stock are currently issued and outstanding. 52,600 shares of Preferred Series A stock are currently issued and outstanding.

Koppers Inc. owns 100% of the issued and outstanding common stock of Koppers Performance Chemicals Inc.  Koppers UK Limited owns 100% of the issued and outstanding Preferred, Series A stock of Koppers Performance Chemicals Inc.

Koppers Railroad Structures Inc.	Delaware corporation	3,000 shares of common stock are currently authorized.	100 shares of common stock are currently issued and outstanding.	Koppers Inc. owns 100% of the issued and outstanding common stock of Koppers Railroad Structures Inc.

Schedule 6.1.2 – Page 6

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers Railroad Structures Canada Inc.	British Columbia, Canada corporation	Common shares of no maximum amount are currently authorized.	100 shares of common stock are currently issued and outstanding.	Koppers Railroad Structures Inc. owns 100% of the issued and outstanding common stock of Koppers Railroad Structures Canada Inc.
Koppers-Nevada Limited-Liability Company	Nevada limited liability company	None.	None.	Koppers Performance Chemicals Inc. owns 100% of the interests of Koppers-Nevada Limited-Liability Company.
Wood Protection Management LLC	Nevada limited liability company	None.	None.	Koppers Performance Chemicals Inc. owns 100% percent of the interests of Wood Protection Management LLC
Koppers Performance Chemicals Denmark ApS	Danish corporation	DKK 4,001,000 shares of registered capital stock are currently authorized.	10 shares of capital stock are currently issued and outstanding.	Koppers Europe ApS owns 100% of the issued and outstanding shares of registered capital stock of Koppers Performance Chemicals Denmark ApS
Koppers Performance Chemicals Australia Pty Ltd.	Australian corporation (NSW)	4 ordinary shares are currently authorized.	4 ordinary shares are currently issued and outstanding.	Koppers Australia Holding Company Pty. Ltd. owns 100% of the issued and outstanding ordinary shares of Koppers Performance Chemicals Australia Pty. Ltd.

Schedule 6.1.2 – Page 7

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers (Thailand) Ltd.	Thailand corporation	Registered capital is fixed at Baht 2,000,000 divided into 20,000 shares at 100 Baht per share.	20,000 shares of capital stock are currently issued and outstanding.

Koppers Performance Chemicals Inc. owns 74.995% of the issued and outstanding shares, Protim Solignum Ltd. owns 25% of the issued and outstanding shares, and Stuart Jepson owns 1 of the issued and outstanding shares of Koppers (Thailand) Ltd.

Protim Solignum Sdn Bhd	Malaysian corporation	RM 50,000 of ordinary share capital divided into 50,000 ordinary shares is currently authorized.	2 ordinary shares are currently issued and outstanding.	Koppers Performance Chemicals Inc. and Protim Solignum Ltd. each own 50% of the issued and outstanding ordinary shares of Protim Solignum Sdn Bhd.
Osmose Chile Limitada	Chilean corporation	CLP 5,000,000 of formal capital.	100% of the rights are currently issued and outstanding.	Koppers Performance Chemicals Inc. owns 99.9% of the issued and outstanding rights and Michael Grosty Cousino owns 0.1% of the issued and outstanding rights as nominee of Osmose Chile Limitada.
Protim Solignum Ltd.	English limited corporation	2,020,001 ordinary shares are currently authorized.	2,020,001 ordinary shares are currently issued and outstanding.	Koppers UK Holding Ltd. owns 100% of the issued and outstanding ordinary shares of Protim Solignum Ltd.
Koppers NZ LLC	New York limited liability company	None.	None.	Koppers Performance Chemicals Inc. owns 100% of the interests of Koppers NZ LLC.

Schedule 6.1.2 – Page 8

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Timber Specialties Co.	Nova Scotia, Canada corporation	Shares of common shares with the power to divide such shares into classes are currently authorized	2 shares of common stock are currently issued and outstanding.	Koppers International B.V. owns 100% of the issued and outstanding shares of Timber Specialties Co.
Wood Protection LP	Texas limited partnership	None.	None.	Koppers-Nevada Limited-Liability Company owns 99% of the interests and Wood Protection Management LLC owns 1% of the interests of Wood Protection LP.
Oy Koppers Finland Ab	Finnish corporation	EUR 10,000 capital stock is currently authorized.	234 shares of capital stock are currently issued and outstanding.	Koppers Performance Chemicals Denmark ApS owns 100% of the issued and outstanding capital stock of Oy Koppers Finland AB.
Koppers Sweden AB	Swedish corporation	SEK 1,000,000 of capital stock with a minimum of 50,000 shares and a maximum of 100,000 shares is currently authorized.	50,000 shares of capital stock are currently issued and outstanding.	Koppers Performance Chemicals Denmark ApS owns 100% of the issued and outstanding capital stock of Koppers Sweden AB.
Koppers Norway AS	Norwegian corporation	NOK 166,000 of share capital divided into 83 shares, each with a par value of NOK 2,000 is currently authorized.	83 shares are currently issued and outstanding.	Koppers Performance Chemicals Denmark ApS owns 100% of the issued and outstanding capital stock of Koppers Norway AS.
Koppers Deutschland GmbH	German corporation	EUR 25,000 of share capital is currently authorized.	EUR 25,000 of share capital is currently issued and outstanding.	Koppers Performance Chemicals Denmark ApS owns 100% of the issued and outstanding capital stock of Koppers Deutschland GmbH

Schedule 6.1.2 – Page 9

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers Latvia SIA	Latvian corporation	EUR 2828 of capital stock divided into 101 shares is currently authorized.	101 shares of capital stock are currently issued and outstanding.	Koppers Performance Chemicals Denmark ApS owns 100% of the issued and outstanding capital stock of Koppers Latvia SIA.
Protim Solignum South Africa Pty Ltd.	South African corporation	1,000 shares are currently authorized.	120 shares are currently issued and outstanding.	Protim Solignum Ltd. owns 100% of the issued and outstanding shares of Protim Solignum South Africa Pty Ltd.
Koppers Performance Chemicals New Zealand	New Zealand corporation	5,071,900 shares are currently authorized.	5,071,900 shares are currently issued and outstanding.	Koppers NZ Holdings owns 100% of the issued and outstanding shares of Koppers Performance Chemicals New Zealand.
Koppers NZ Holdings	New Zealand corporation	2 shares of capital stock are currently authorized.	2 shares are currently issued and outstanding.	Koppers Australasian B.V. owns 100% of the issued and outstanding shares of Koppers NZ Holdings.
Protim Ltd.	Irish corporation	EUR 100,000 of capital stock divided into 100,000 shares is currently authorized.	100 shares of capital stock are currently issued and outstanding.	Protim Solignum Ltd. owns 100% of the issued and outstanding shares of capital stock of Protim Ltd.
Koppers Performance Chemicals Brasil Comercio de Preservantes Ltda.	Brazilian corporation	N/A	8,909,218 quotas are currently issued and outstanding.

Koppers Performance Chemicals Inc. owns 99.99% and Koppers-Nevada Limited-Liability Company owns 0.01% of the issued and outstanding quotas of Koppers Performance Chemicals Brasil Comerico de Preservantes Ltda.

Schedule 6.1.2 – Page 10

SCHEDULE 6.1.6

LITIGATION

1.	Coal Tar Pitch Cases.

Koppers Inc. is one of several defendants in lawsuits filed in two states in which the plaintiffs claim they suffered a variety of illnesses (including cancer) as a result of exposure to coal tar pitch sold by the defendants. There were 99 plaintiffs in 55 cases pending as of December 31, 2016 as compared to 110 plaintiffs in 59 cases pending as of December 31, 2015. As of December 31, 2016, there are a total of 54 cases pending in state court in Pennsylvania, and 1 case pending in state court in Tennessee.

The plaintiffs in all 55 pending cases seek to recover compensatory damages. Plaintiffs in 50 of those cases also seek to recover punitive damages. The plaintiffs in the 54 cases filed in Pennsylvania state court seek unspecified damages in excess of the court’s minimum jurisdictional limit. The plaintiff in the Tennessee state court case seeks damages of $15 million. The other defendants in these lawsuits vary from case to case and include companies such as Beazer East, Inc. (“Beazer East”), Honeywell International Inc., Graftech International Holdings, Dow Chemical Company, UCAR Carbon Company, Inc., and SGL Carbon Corporation. Discovery is proceeding in these cases. No trial dates have been set in any of these cases.

The Company has not provided a reserve for these lawsuits because, at this time, the Company cannot reasonably determine the probability of a loss, and the amount of loss, if any, cannot be reasonably estimated. The timing of resolution of these cases cannot be reasonably determined. Although Koppers Inc. is vigorously defending these cases, an unfavorable resolution of these matters may have a material adverse effect on the Company’s business, financial condition, cash flows and results of operations.

2.	Gainesville.

Koppers Inc. operated a utility pole treatment plant in Gainesville from December 29, 1988 until its closure in 2009. The property upon which the utility pole treatment plant was located was sold by Koppers Inc. to Beazer East in 2010.

In November 2010, a class action complaint was filed in the Circuit Court of the Eighth Judicial Circuit located in Alachua County, Florida by residential real property owners located in a neighborhood west of and immediately adjacent to the former utility pole treatment plant in Gainesville. The complaint named Koppers Holdings Inc., Koppers Inc., Beazer East and several other parties as defendants. In a second amended complaint, plaintiffs allege that chemicals and contaminants from the Gainesville plant have contaminated real properties, have caused property damage (diminution in value) and have placed residents and owners of the putative class properties at an elevated risk of exposure to and injury from the chemicals at issue. The plaintiffs presently seek a class comprised of all current property owners of single family residential properties with a polygon-shaped area extending approximately two miles from the former plant area (which area encompasses approximately 7,000 owners).

This case was removed to the United States District court for the Northern District of Florida in December 2010. Koppers Holdings Inc. was dismissed from the case by the district court for lack of personal jurisdiction. Class factual discovery closed in May 2015 and expert witness discovery was completed in August 2015. Discovery on the merits is stayed until further order of the court. Motions were subsequently filed by each side to strike or limit the testimony of the other side’s experts. Plaintiffs filed a motion for class certification on September 30, 2015. And the response of Koppers Inc. was filed on October 30, 2015. A hearing on plaintiffs’ motions for class certification and the parties’ motions relating to experts was held in January 2016 and the parties await a ruling from the court.

The Company has not provided a reserve for this matter because, at this time, it cannot reasonably determine the probability of a loss, and the amount of loss, if any, cannot be reasonably estimated. The timing of resolution of this case cannot be reasonably determined. Although the Company is vigorously defending this case, an unfavorable resolution of this matter may have a material adverse effect on the Company’s business, financial condition, cash flows and results of operations.

Schedule 6.1.6 – Page 2

Schedule 6.1.7

US Real Property

FACILITY	CITY	STATE	OWNED OR LEASED	STATUS	DIVISION
Clairton	Clairton	PA	Owned	Open	CMC
Denver	Denver	CO	Owned	Open	RUP
Florence	Florence	SC	Owned	Open	RUP
Follansbee	Follansbee	WV	Owned	Open	CMC
Grenada	Grenada	MS	Owned	Closed	RUP
Green Spring	Green Spring	WV	Owned	Closed	RUP
Griffin	Griffin (1016 Everee Inn Road)	GA	Owned	Open	KPC
Griffin	Griffin (Vacant Land, Everee Inn Road)	GA	Owned	Open	KPC
Griffin	Griffin (1141 Anne Street)	GA	Owned	Open	KPC
Griffin	Griffin (1121 Anne Street)	GA	Owned	Open	KPC
Griffin	Griffin (1143 Anne Street)	GA	Owned	Open	KPC
Griffin	Griffin (1145 Anne Street)	GA	Owned	Open	KPC
Guthrie	Guthrie	KY	Owned	Open	RUP
Houston Creosote	Houston	TX	Owned	Open	RUP
Houston Wood	Austin	TX	Owned	Closed	Wood
Madison	Madison (4518 Tompkins Drive)	WI	Owned	Open	KRS
Madison	Madison (4546 Tompkins Drive)	WI	Owned	Open	KRS
Madison	Madison (4602 Tompkins Drive)	WI	Owned	Open	KRS
Millington	Millington	TN	Owned	Open	KPC
Muncy	Muncy	PA	Owned	Open	RUP
North Little Rock	North Little Rock	AR	Owned	Open	RUP
Portsmouth	Portsmouth	OR	Leased	Pole Procurement	RUP
Rock Hill	Rock Hill	SC	Owned	Open	KPC
Roanoke	Roanoke	VA	Owned	Open	RUP
Somerville	Somerville	TX	Owned	Open	RUP
Stickney	Stickney	IL	Owned	Open	CMC
Susquehanna	Susquehanna	PA	Owned	Open	RUP
Woodward Tar	Dolomite	AL	Owned	Closed	CMC
Beaver Dam	Beaver Dam	KY	Leased	Pole Procurement	RUP
Calico Rock	Calico Rock	AR	Leased	Tie Producer	RUP

FACILITY	CITY	STATE	OWNED OR LEASED	STATUS	DIVISION
Corinth	Corinth	MS	Leased	Pole Procurement	RUP
Crewe	Crewe	VA	Leased	Pole Procurement	RUP
Dillwyn	Dillwyn	VA	Leased	Pole Procurement	RUP
Doyle	Doyle	TN	Leased	Open	RUP
Fordyce	Fordyce	AR	Leased	Pole Procurement	RUP
Galesburg	Galesburg	IL	Leased	Open	RUP
Green Bay	Green Bay	WI	Leased	Open	RUP
Hagerstown	Hagerstown	MD	Leased	Main Distribution Yard	RUP
Hamden	Hamden	OH	Leased	Open	RUP
Holly Springs	Holly Springs	MS	Leased	Open	RUP
Huntington	Huntington	WV	Leased	Open	RUP
Hubbell	Hubbell	MI	Leased	Open	KPC
Jackson	Jackson	TN	Leased	Pole Procurement	RUP
Koppers Global Technology Center	Pittsburgh	PA	Leased	Open	Admin
Koppers Headquaarters	Pittsburgh	PA	Leased	Open	Admin
Loogootee	Loogootee	IN	Leased	Pole Procurement	RUP
Lordstown	Lordstown	OH	Leased	Pole Procurement	RUP
Loudonville	Loudonville	OH	Leased	Pole Procurement	RUP
Mitchell	Mitchell	IN	Leased	Pole Procurement	RUP
Morrison	Morrison	TN	Leased	Pole Procurement	RUP
Orange	Orange	VA	Leased	Pole Procurement	RUP
Paducah	Paducah	KY	Leased	Pole Procurement	RUP
Paintsville	Paintsville	KY	Leased	Pole Procurement	RUP
Piedmont	Piedmont	MO	Leased	Tie Producer	RUP
Poplar Bluff	Poplar Bluff	MO	Leased	Pole Procurement	RUP
Portland	Portland	OR	Leased	Open	CMC
Rochester Dist Yard	Rochester	NY	Leased	Main Distribution Yard	RUP
Santa Rosa	Santa Rosa	FL	Leased	Open	RUP

Schedule 6.1.7 – Page 2

FACILITY	CITY	STATE	OWNED OR LEASED	STATUS	DIVISION
Sedalia	Sedalia	MO	Leased	Pole Procurement	RUP
Sedalia	Sedalia	MO	Leased	Tie Producer	RUP
Smarr	Smarr	GA	Leased	Pole Procurement	RUP
South Alabama	South Alabama	AL	Leased	Pole Procurement	RUP
West Plains	West Plains	MO	Leased	Pole Procurement	RUP
6405 Metcalf Ave., Ste.106	Overland Park	KS	Leased	Open	KRS
100 New Hermitage Drive, Office 2B	Hermitage	MO	Leased	Open	KRS
184 A&B, West Independence Blvd	Mount Airy	NC	Leased	Open	KRS
6801 School Street Ste. 106, Valley City, OH 44280	Liverpool Township	OH	Leased	Open	KRS
6801 School Street Ste. 106	Valley City	OH	Leased	Open	KPC
3691 Tulane Road	Memphis	TN	Leased	Open	KPC
372 Titan St.	Memphis	TN	Leased	Open	KPC
3183 Tranquility Dr.	Memphis	TN	Leased	Open	KPC
3333Asteroid Rd.	Memphis	TN	Leased	Open	KPC
Tamarack Warehouse	Tamarack City	MI	Leased	Open	KPC

Schedule 6.1.7 – Page 3

Australian/Asian Real Property

FACILITY	COUNTRY	OWNED OR LEASED	DIVISION
Cafpirco Road Cambier, SA 5290 Mount Gambier South Australia	AU	Owned	KPC Australia
25 Buckley Grove, Moolap, Victoria Moolap Victoria	AU	Owned	KPC Australia
PO Box 9100 Bunbury Western Australia	AU	Owned/ Leased	Wood
PO Box 335 38 Red Lane Grafton New South Wales	AU	Owned	Wood
PO Box 29 24 Tannery Road Longford Tasmania	AU	Owned	Wood
PO Box 23 Woodstock Street Mayfield New Castle New South Wales	AU	Owned	CMC
Unit 12/ 49 Jijaws St., Sumner Park, QLD	AU	Leased	KPC Australia
Biovista No. 25-1 Jl. Damai Niaga Alam Damai Cheras 5600 Kkuala Lumpur	Malaysia	Leased	Protim Solignum Ltd
6, Jalan 5, Kawasan Perusahaan, Bandar Sultan Sulaiman, Pelabuhan Klang, Selangor, 42000, Malaysia	Malaysia	Leased	Protim Solignum Limited
19 Lebuh Sultan Mohamed 2, Bandar Sultan Sulaiman, Pelabuhan Klang, Selangor, 42000, Malaysia	Malaysia	Leased	Protim Solignum Limited
152 Unit 1607, 16th Floor Chartered Square Building North Sathorn Road Silom Bangkok 10500, Thailand	Thailand	Leased	Protim Solignum Limited
Product warehouse space	Thailand	Leased	Protim Solignum Limited
PO Box 162 Hervey Bay 225 Torbanlea Pialba Road Takura Queensland	AU	Leased	Wood
Unit 1214 Medical Plaza Makati Amorsolo St. Cor. De la Rosa Street Legaspi Village Manilla Phillipines	Phillipines	Leased	Wood

Schedule 6.1.7 – Page 4

European Real Property

FACILITY	COUNTRY	OWNED OR LEASED	DIVISION
Marlow	United Kingdom	Owned	Protim Solignum Limited
Plot 8 (Fieldhouse Lane) Marlow, Bucks, United Kingdom SL7 1LS	United Kingdom	Protim Solignum Limited / the Urban District Council of Marlow / Wycombe District Council	KPC, Inc. is guarantor
Lingfield Way	United Kingdom	Owned	Protim Solignum Limited
Stan Robinson (Stafford) Limited Darlington Road, Darlington, County Durham Postal Code: DL1 4PT	United Kingdom	Owned	Protim Solignum Limited
Unit 1214 Medical Plaza Makati Amorsolo St. Cor. De la Rosa Street Legaspi Village	Denmark	Owned/Leased	CMC
Huntsman Drive Port Clarence, Middlesbrough TS2 1SD	United Kingdom	Owned	CMC
11 Jamestown Rd. Inchicore Dublin 8	Ireland	Leased	Protim Solignum Limited
Lundinkatu 10 B 35, FI-061000 Porvoo	Finland	Leased	KPC
Premises No 30-11-2011/001 Sampetera Str. 2 1046 Riga, Latvia cadastral No. 0100 076 0184	Finland	Leased	KPC
Lilla Garnisonsgatan 36 25467 Helsingborg	Sweden	Leased	KPC
Lilla Garnisonsgatan 33 25467 Helsingborg	Sweden	Leased	KPC
Ekvandan 6 N. Vala Helsingborg	Sweden	Leased	KPC
St. Petri.g. 7 NO-3003 Drammen	Norway	Leased	KPC
Myklerudveien NO-1454 Fagerstrand	Norway	Leased	KPC
Espa Heidtun 2 NO-2338 Espa	Norway	Leased	KPC
Am Sagewerk 26 D-D-68526 Ladenburg	Germany	Leased	KPC

Schedule 6.1.7 – Page 5

FACILITY	COUNTRY	OWNED OR LEASED	DIVISION
PL Rodla 8 70-419 Szezecin	Poland	Leased	CMC
Waibrzyskie Wharf	Poland	Leased	CMC
North of Dawes Lane Scunthorpe Foundry	United Kingdon	Owned	CMC
Molenlaan 55 1422 XN Uithoorn	The Netherlands	Leased	CMC

Canadian Real Property

FACILITY	COUNTRY	OWNED OR LEASED	DIVISION
1425 Evans Road, P.O. Box 1510 Ashcroft, British Columbia V0K 1A0	Canada	Owned	RUP
35 Crawford Street, Campbellville ON L0P 1B0	Canada	Leased	KPC

China Real Property

FACILITY	COUNTRY	OWNED OR LEASED	DIVISION
Jingtan Port Balizhuangnan, Fengrunqu Tangshan 063039 Hebei Provence	China	Owned	CMC
Tangshan Plant Balizhuangnan, Fengrunqu Hebei Province, Tangshan 063039	China	Owned	CMC

New Zealand Real Property

FACILITY	COUNTY	OWNED OR LEASED	Division
14 Mayo Road Wiri, Manukau Auckland	New Zealand	Owned	KPC New Zealand
8 Mayo Road Wiri, Manuka Auckland	New Zealand	Owned	KPC New Zealand
23 Yukon Place Hornby, Christchurch	New Zealand	Owned	KPC New Zealand

Schedule 6.1.7 – Page 6

Latin American Real Property

FACILITY	COUNTY	OWNED OR LEASED	Division
Rua Alexandre Schlemm 531, Sala 02 Barrio Anita Garibaldi, CEP 89202-181 Joinville Estado do Santa Catarina	Brazil	Tecnologias De Madeiras Brasileiras Comercio de Preservantes Ltda. / Ironildo Osellame	KPC
Americo Vespucio Norte 2680 Oficina “62” complejo El Cortijo Comuna de Conchali Código postal 8551378 Santiago – Region Metropolitanta	Chile	Comercial Osmose Chile Limitada / Patagonica Immobiliaria S.A. (sublessor) / Banco Santander-Chile	KPC

Virtual Property

OFFICE	DIVISION
Paseo de la Castellana 95-15 28046 Madrid Spain (virtual office)	Torre Europa / KPCSpain S.L.

Schedule 6.1.7 – Page 7

SCHEDULE 6.1.12

CONSENTS AND APPROVAL

None

SCHEDULE 6.1.14

PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

Patents:

The report (Patent Property Report) which is attached to this Schedule is incorporated by reference into this Schedule 6.1.14.

Trademarks:

The report (Trademark Property Report) which is attached to this Schedule is incorporated by reference into this Schedule 6.1.14.

Copyrights:

None

Tradenames and Common Law Marks:1

None

Licenses:

•	1. The Borrower and/or its Subsidiaries hold various software and/or technology licenses for the use of software and/or technology at locations around the world.
•

2.      The Borrower and/or its Subsidiaries hold various environmental, health and safety licenses issued by local, state, federal or other regulatory authorities related to the operation of their facilities.

•	3. The Borrower and/or its Subsidiaries hold various licenses related to the operation of certain equipment at locations around the world.

__________________________

1	To the extent registered or pending registration, recorded owners of such tradenames are set forth on the Trademark Property Report attached to this Schedule.

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
ACQ	AUSTRALIA	Koppers Performance Chemicals Australia Pty Ltd	936091	11/29/2002	936091	11/12/2003	REGISTERED	2, 19, 40

2 - Paints; varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordants; metals in powder form for painters, decorators, printers and artists; timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

19 - Building materials (non-metallic); timber products

40 - Material treatment services relating to the treatment of timber

ACQ	NEW ZEALAND	Koppers Performance Chemicals New Zealand	669427	11/29/2002	669427	6/9/2003	REGISTERED	02, 19, 40

02 - paints; varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordants; metals in powder form for painters, decorators, printers and artists; timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

19 - building materials (non-metallic); timber products

40 - services relating to the treatment of timber

ACQ LOGO	NEW ZEALAND	Koppers Performance Chemicals New Zealand	640510	6/27/2001	640510	10/7/2002	REGISTERED	02

02 - paints; varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordants; metals in powder form for painters, decorators, printers and artists; timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

Schedule 6.1.14 – Page 2

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
ACQ LOGO (see above for design)	NEW ZEALAND	Koppers Performance Chemicals New Zealand	640511	6/27/2001	640511	10/7/2002	REGISTERED	19	19 - Building materials (non-metallic); timber products
ACQ LOGO (see above for design)	NEW ZEALAND	Koppers Performance Chemicals New Zealand	640512	6/27/2001	640512	10/7/2002	REGISTERED	40	40 - Services relating to the treatment of timber
ADVANCE GUARD	CANADA	Koppers Performance Chemicals Inc.	0861619	11/14/1997	539803	1/17/2001	REGISTERED	N/A	N/A - Insect protected pressure treated wood.
ADVANCE GUARD	NEW ZEALAND	Koppers Performance Chemicals New Zealand	643604	8/14/2001	643604	2/14/2002	REGISTERED	02

02 - paints, varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordants; metals in powder form for painters, decorators, printers and artists; timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

ADVANCE GUARD	NEW ZEALAND	Koppers Performance Chemicals New Zealand	643610	8/14/2001	643610	2/14/2002	REGISTERED	19	19 - Building materials (non-metallic); timber products
ADVANCE GUARD	UNITED STATES	Koppers Performance Chemicals Inc.	77/412,773	3/4/2008	3,700,758	10/27/2009	REGISTERED	019	019 - Pressure or dip treated wood, namely, lumber, timbers and plywood pressure treated or dip treated with a borate based preservative

Schedule 6.1.14 – Page 3

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
ADVANCE GUARD & Design	CANADA	Koppers Performance Chemicals Inc.	0861620	11/14/1997	504691	11/27/1998	REGISTERED	N/A	N/A - Insect protected pressure treated wood.
AGRIPOST	UNITED KINGDOM	Koppers Performance Chemicals Inc.	UK00002554085	7/27/2010	UK00002554085	10/29/2010	REGISTERED	19	19 - Wooden fences, posts, and pilings.
AGROPROTECT	EUROPEAN UNION	Koppers Performance Chemicals Inc.	015249956	3/21/2016	015249956	9/13/2016	REGISTERED	019	019 - Preservative treated wood products
AGROPROTECT	EUROPEAN UNION	Koppers Performance Chemicals Inc.	015405236	5/3/2016	15405236	8/30/2016	REGISTERED	2	2 - Preservatives for wood; Preservatives for cellulosic materials.

Schedule 6.1.14 – Page 4

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
AQUALITE	NEW ZEALAND	Koppers Performance Chemicals New Zealand	762718	1/30/2007	762718	8/2/2007	REGISTERED	02, 19, 35, 40

02 - Paints; varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordents; metals in powder form for painters, decorators, printers and artists; timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

19 - Building materials (non-metallic); timber products

35 - Retail and wholesale services in relation to paints, varnishes, lacquers, preservations against rust and against the deterioration of wood, oils for the preservation of wood, mordents, metals in powder form for painters, decorators, printers and artists, timber treatments for the prevention of rising damp, fungal decay and insect attack, timber preservatives, primers, timber stains, preparations in the nature of paint or varnish for providing a finish to timber, wood colouring, wood dye, building materials (non-metallic) and timber products; retail and wholesale services relating to goods that are used for the treatment of timber; the provision of information relating to the aforesaid services

40 - Treatment of timber; the provision of information relating to the aforesaid services

AQUAZOLE	AUSTRALIA	Koppers Performance Chemicals Australia Pty Ltd	1597345	12/18/2013	1597345	9/3/2014	REGISTERED	02

02 - Paints; primers; varnishes; lacquers; preservatives for wood and timber; protective coatings in this class; coatings for wood and timber; mordants; wood and timber stains; wood and timber treatments in this class; wood colouring; wood dye

Schedule 6.1.14 – Page 5

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
AQUAZOLE	NEW ZEALAND	Koppers Performance Chemicals New Zealand	977986	5/27/2013	977986	11/28/2013	REGISTERED	02, 19

02 - Wood preservatives; wood preservatives, wood stains.

19 - Articles of wood for joinery; boards of wood; building components of wood; building elements made of plywood; building elements made of wooden materials; cladding sheets of wood; facing panels of plywood; facing sheets of plywood; plywood; prepared wood; sawn wood; semi-worked wood; shaped sections of wood for the production of doors; shaped sections of wood for the production of window frames; shaped sheets of wood for use in the construction of doors; shaped sheets of wood for use in the construction of windows; wood for building; wood for construction purposes; wood for use in building; wood sections; wood sheeting; wood veneers.

BLACKPOST	EUROPEAN UNION	Koppers Performance Chemicals Inc.	009276676	7/27/2010	009276676	1/10/2011	REGISTERED	19	19 - Wooden fences, posts, and pilings.
BLUE CONTROL	ARGENTINA	Osmose, Inc.	3295678	12/4/2013	2698092	12/2/2014	REGISTERED	02	02 - Anti-sapstain fungicide for untreated wood
BLUE CONTROL	AUSTRALIA	Osmose, Inc.	1589515	11/5/2013	1589515	7/2/2014	REGISTERED	2

2 - Paints, varnishes, lacquers; preservatives used in the treatment of wood and cellulosic materials; preservatives against rust and against deterioration of wood; preservatives of wood and timber; protective paints; colorants; mordants; anti-fungal wood treatment compositions; wood treatment compositions for protecting against from sapstain fungi; anti-fungal compositions; anti-sapstain products (compositions) for untreated wood

BLUE CONTROL	EUROPEAN UNION	Koppers Performance Chemicals Inc.	012276903	11/4/2013	012276903	3/28/2014	REGISTERED	2, 19	2 - Anti-sapstain product for untreated wood. 19 - Treated wood.

Schedule 6.1.14 – Page 6

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
BLUE CONTROL	NEW ZEALAND	Koppers Performance Chemicals Inc	987412	11/5/2013	987412	5/6/2014	REGISTERED	02

02 - Paints, varnishes, lacquers; preservatives used in the treatment of wood and cellulosic materials; preservatives against rust and against deterioration of wood; preservatives of wood and timber; protective paints; colorants; mordants; anti-fungal wood treatment compositions; wood treatment compositions for protecting against from sapstain fungi; anti-fungal compositions; anti-sapstain products (compositions) for untreated wood

BOISNATURE	CANADA	Koppers Performance Chemicals Inc.	1160024	11/28/2002	661931	3/31/2006	REGISTERED	N/A	N/A - Treated wood
BORACOL	NEW ZEALAND	Koppers Performance Chemicals New Zealand	670406	12/12/2002	670406	11/3/2003	REGISTERED	02, 19, 35, 40

02 - paints; varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordants; metals in powder form for painters, decorators, printers and artists; timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

19 - building materials (non-metallic); timber products

35 - retail and wholesale services in relation to paints, varnishes, lacquers, preservations against rust and against the deterioration of wood, oils for the preservation of wood, mordants, metals in powder form for painters, decorators, printers and artists, timber treatments for the prevention of rising damp, fungal decay and insect attack, timber preservatives, primers, timber stains, preparations in the nature of paint or varnish for providing a finish to timber, wood colouring, wood dye, building materials (non-metallic) and timber products; retail and wholesale services relating to goods that are used for the treatment of timber

40 - services relating to the treatment of timber

Schedule 6.1.14 – Page 7

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
CARBOMOD	EUROPEAN UNION	Koppers Delaware, Inc.	003393741	10/6/2003	003393741	4/19/2005	REGISTERED	1, 4, 19

1 - EVT (equi-viscous temperature) tar, phthalic anhydride.

4 - Benzene, crude benzole, base oils, carbolic oil, benzole absorbing oil, coal tar oil mixtures.

19 - Aluminum pitch solids, aluminum pitch liquids, liquid pitches, pencil pitch, special pitches, anthracene paste.

CEDARSHADES PLUS & Design	CANADA	Koppers Performance Chemicals Inc.	874973	4/14/1998	542148	3/12/2001	REGISTERED	01	01 - Stained pressure treated wood.
CELBRITE	EUROPEAN UNION	Koppers Performance Chemicals Inc.	007562226	1/30/2009	007562226	9/9/2009	REGISTERED	2	2 - Wood preservatives.
CELBRITE	GERMANY	Osmose Deutschland GmbH	302009006118.1	2/2/2009	302009006118	6/12/2009	REGISTERED	02	02 -

Schedule 6.1.14 – Page 8

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
CELBRITE	RUSSIA, FEDERATION OF	Koppers Performance Chemicals Inc.	2005704612	3/4/2005	307318	5/26/2006	REGISTERED	01, 02, 05

01 - chemical preparations for industrial, scientific, photographic, agricultural, horticulture and forestry purposes; unprocessed synthetic resins, raw plastic materials; fertilizers; fire extinguishing compositions; preparations for conservations food products; tanning substances; glues for industrial purposes, including: compositions chemical for wood working and other cellulose materials in purposes giving above materials fire resistance, and also stability to influence insects and rotting; synthetic phenolic resin and catalysts, used for processing void in wood; synthetic epoxy resin; epoxy glues; epoxy hardeners, used for wood and others cellulose materials; chemical substances, used for productions insecticides; additives chemical for giving impregnation for protection wood color and water repellent properties, water-repellent additives, used for the purposes protection wood, namely compositions mixed with impregnated for protection wood, used for wood and other cellulose materials.

Schedule 6.1.14 – Page 9

02 - paints, lacquers, drying oils; protective tools, preservatives against rust and against deterioration of wood; substances for coloring; mordants; raw natural resins; sheet and powdered metals, for art and decoration goals and art print, including: for the purposes protection wood from rotting; cartridges with for the purposes protection wood from rotting; bandages construction for protection wood; soils putties for infliction on flame retardants, wood impregnated; paints and substances for wood; putties for wood, Masonry and plaster solutions; systems restoration wooden supports, consisting of glass fiber material and impregnations on basis polyethylene; compositions for giving color, used together with formulations for protection wood, namely paints for wood, mixed with formulations for protection wood; chemical compositions for protection wood and others cellulose materials; for the purposes protection wood, used exclusively in installations wood working under pressure;

coverings anticorrosive for protection steel piles from corrosion; for the purposes protection wood, used exclusively in installations wood working under pressure.

05 - pharmaceutical and veterinary preparations; sanitary preparations; sanitary preparations for medical purposes; dietetic substances for medical use, food for babies; plasters; materials for dressings; teeth filling material and manufacturing dental casts; tools; preparations for destroying noxious animals; fungicides, herbicides, namely: fungicides, used in household and industrial purposes for protection from rotting wood massive building wood; fumigants, pesticides, used in household and industrial purposes for protection wood from rotting and impact insects; compositions for repellent insects in targets protection ship piles from ship ; insecticides, used in household and industrial purposes.

Schedule 6.1.14 – Page 10

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
CELBRITE	UNITED KINGDOM	Koppers Performance Chemicals Inc.	1025607	2/26/1974	1025607	2/26/1974	REGISTERED	02	02 - Varnishes (other than insulating varnishes), lacquers, wood preservatives; stains, dyes and colouring matters, all for wood.
CELBRITE FS1	GERMANY	Osmose Deutschland GmbH	302009006120.3	2/2/2009	302009006120	6/12/2009	REGISTERED	02	02 -
CELCURE	BENELUX	Celcure Limited	00512060	3/9/1971	0012680	3/9/1971	REGISTERED	02 , 05	02 - Wood Preservatives 05 - Insecticides
CELCURE	EUROPEAN UNION	Koppers Performance Chemicals Inc.	000026302	4/1/1996	000026302	1/5/1998	REGISTERED	2, 19, 40	2 - Preparations for treating and preserving wood. 19 - Building and construction materials and elements, wholly or substantially non-metallic; timber. 40 - Treatment of timber.
CELCURE	FRANCE	Celcure Limited	INPI 873088	8/19/1987	N 1423889	8/19/1987	REGISTERED	02	02 - Wood preservation agents
CELCURE	GHANA	Celcure Limited (name change to Koppers Performance Chemicals Inc., pending)	2627/06	5/2/1951	5610	5/2/1993	REGISTERED	01	01 - Wood preservatives
CELCURE	GREECE	Celcure Limited	36087	8/26/1966	36087	10/17/1967	REGISTERED	01	01 - Chemical substances for the preservation of wood
CELCURE	IRELAND	Celcure Limited	54935	10/6/1952	54935	10/6/1952	REGISTERED	02	02 - Wood preservatives.
CELCURE	NORWAY	Celcure Limited	42823	9/12/1947	35655		REGISTERED	02	02 - Wood preservation agents
CELCURE	PAKISTAN	Celcure Limited	26246	9/14/1956	26246	9/14/1956	REGISTERED	02	02 - Wood preservation agents

Schedule 6.1.14 – Page 11

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
CELCURE	PORTUGAL	Celcure Limited	228912 MNA	3/6/1985	228912 MNA	7/6/1990	REGISTERED	02	02 - Wood preservation agents
CELCURE	SWITZERLAND	Celcure Limited	5462/1987	8/25/1987	P-357661	8/25/1987	REGISTERED	02	02 - Wood preservatives.
CELCURE	TRINIDAD & TOBAGO	Celcure Limited	3452	12/16/1965	3452	7/3/1967	REGISTERED	01	01 - Wood Preservatives
CELCURE	UNITED KINGDOM	Koppers Performance Chemicals Inc.	452177	9/26/1924	452177	9/26/1924	REGISTERED	02	02 - Wood preservatives.
CELCURE	UNITED KINGDOM	Koppers Performance Chemicals Inc.	1277387	10/1/1986	1277387	9/2/1988	REGISTERED	40	40 - Services for the preservation of timber by treatment with chemical formulations; all included in Class 40.
CELCURISED	GERMANY	Celcure Ltd.	C 11361	7/20/1961	763798	7/26/1962	REGISTERED	19	19 - Non-metallic building materials
CLAW	UNITED STATES	Koppers Performance Chemicals Inc.	85/453,887	10/22/2011	4,478,490	2/4/2014	REGISTERED	002	002 - Lubricating oil emulsion used on wood poles
CLEANWOOD	UNITED STATES	Koppers Performance Chemicals Inc.	76/597,025	6/10/2004	3,007,137	10/18/2005	REGISTERED	001	001 - Mold inhibitor used in wood preservative products
CLEAN RING	CANADA	Koppers Performance Chemicals Inc.	0559269	3/17/1986	328,881	6/19/1987	REGISTERED	N/A	N/A - Lumber incising machines and parts and fittings therefor.
COLOURLESS SOLIGNUM & Design	THAILAND	Protim Solignum Limited	256684	12/7/1983	10525	12/7/1983	REGISTERED	10	10 - Chemicals used to treat wood coatings.

Schedule 6.1.14 – Page 12

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
CUT-N-SEAL	CANADA	Koppers Performance Chemicals Inc.	1528737	5/24/2011	TMA826731	6/20/2012	REGISTERED	N/A	N/A - Resistant coating for wood.
CUTROL 375	NEW ZEALAND	Koppers Performance Chemicals New Zealand	252583	8/17/1995	252583	5/19/1997	REGISTERED	02	02 - Preservatives for wood and timber treatment
DETERMITE	AUSTRALIA	Koppers Performance Chemicals Australia Pty Ltd	912952	5/15/2002	912952	1/13/2003	REGISTERED	2

2 - Paints, varnishes; lacquers; perservations against rust and against the deterioration of wood; oils for the preservation of wood; mordants; metals in powder form for painters, decorators, printers and artists; timber treatments; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

EXTERMITE	EUROPEAN UNION	Koppers Performance Chemicals Inc.	014246904	6/10/2015	014246904	9/23/2015	REGISTERED	5	5 - Insecticides
EXTERIOR SOLIGNUM & Design	THAILAND	Protim Solignum Limited	256683	12/7/1983	10524	12/7/1983	REGISTERED	01	01 - Chemicals used to treat wood coatings.
FASTGATE	CANADA	Osmose Utilities Services, Inc.	1263135	6/30/2005	669,304	8/4/2006	REGISTERED	N/A	N/A - Computer software for use in database management for utilities and other energy distribution businesses
FENTEX	UNITED KINGDOM	The Gallwey Chemical Company Limited	1129214	2/23/1980	1129214	2/23/1980	REGISTERED	02	02 - Chemical products for preserving wood against discoloration

Schedule 6.1.14 – Page 13

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
FIELD LINER	EUROPEAN UNION	Koppers Performance Chemicals Inc.	012706231	3/18/2014	012706231	12/17/2014	REGISTERED	5, 17, 19

5 - Fungal and humidity control products being protective sheaths for timber.

17 - Sheaths being semi-finished products for timber to provide fungal and humidity control.

19 - Sheaths being fitted parts for timber to provide fungal and humidity control.

FIM-1	CANADA	Koppers Performance Chemicals Inc.	1409863	9/8/2008	752505	11/6/2009	REGISTERED	N/A	N/A - Wood preservatives and colorants.
FIREGUARD	AUSTRALIA	Koppers Performance Chemicals Australia Pty Ltd	191230	11/4/1964	191230	11/4/1964	REGISTERED	2	2 - Fire retardant paint
FIREPRO	CANADA	Koppers Performance Chemicals Inc.	1062819	6/14/2000	TMA566444	8/27/2002	REGISTERED	N/A	N/A - Pressure treated wood namely lumber and plywood with a fire retardant
FIREPRO	UNITED STATES	Koppers Performance Chemicals Inc.	76/090,220	6/30/2000	2,534,910	1/29/2002	REGISTERED	001, 019

001 - Chemical composition to impart flame retardancy to wood products

019 - Wood products, namely lumber, timbers, plywood, particle board, laminated wood products, oriented strand board, and fiber board treated with a chemical composition to impart flame retardancy

FRAME GUARD	UNITED KINGDOM	Koppers Performance Chemicals Inc.	2413728	2/13/2006	2413728	12/22/2006	REGISTERED	40	40 - Wood treatment services; preservative treatment to wood and cellulosic material.

Schedule 6.1.14 – Page 14

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
FRAMEPLUS	NEW ZEALAND	Koppers Performance Chemicals New Zealand	682568	7/9/2003	682568	1/15/2004	REGISTERED	02, 19, 35, 40

02 - paints; varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordants; metals in powder form for painters, decorators, printers and artists; timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

19 - building materials (non-metallic); timber products

35 - retail and wholesale services in relation to paints, varnishes, lacquers, preservations against rust and against the deterioration of wood, oils for the preservation of wood, mordants, metals in powder form for painters, decorators, printers and artists, timber treatments for the prevention of rising damp, fungal decay and insect attack, timber preservatives, primers, timber stains, preparations in the nature of paint or varnish for providing a finish to timber, wood colouring, wood dye, building materials (non-metallic) and timber products; retail and wholesale services relating to goods that are used for the treatment of timber

									40 - services relating to the treatment of timber

Schedule 6.1.14 – Page 15

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
FRAMEPRO	NEW ZEALAND	Koppers Performance Chemicals New Zealand	753597	8/21/2006	753597	6/7/2007	REGISTERED	02, 19, 35, 40

02 - paints; varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordents; metals in powder form for painters, decorators, printers and artists; timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

19 - building materials (non-metallic); timber products

35 - retail and wholesale services in relation to paints, varnishes, lacquers, preservations against rust and against the deterioration of wood, oils for the preservation of wood, mordents, metals in powder form for painters, decorators, printers and artists, timber treatments for the prevention of rising damp, fungal decay and insect attack, timber preservatives, primers, timber stains, preparations in the nature of paint or varnish for providing a finish to timber, wood colouring, wood dye, building materials (non-metallic) and timber products; retail and wholesale services relating to goods that are used for the treatment of timber; the provision of information relating to the aforesaid services

40 - treatment of timber; the provision of information relating to the aforesaid services

FRESH IDEAS IN WOOD FROM AROUND THE WORLD	CANADA	Koppers Performance Chemicals Inc.	1275439	10/12/2005	TMA764000	4/12/2010	REGISTERED	N/A

N/A - Outdoor wood products namely, decking, deck tiles, lattice, trellises, obelisks, fence panels, screens, posts, pergolas, arches, arbours, pavilions, gazebos, conservatories, garden furniture, bridges, planters and edging.

Schedule 6.1.14 – Page 16

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
GUARDIAN	NEW ZEALAND	Koppers Performance Chemicals New Zealand	806266	5/12/2009	806266	10/7/2010	REGISTERED	02, 19, 35, 40

02 - Paints; varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordents; metals in powder form for painters, decorators, printers and artists; timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye.

19 - Building materials (non-metallic) made of wood; timber products.

35 - Retail and wholesale services in relation to paints, varnishes, lacquers, preservations against rust and against the deterioration of wood, oils for the preservation of wood, mordents, metals in powder form for painters, decorators, printers and artists, timber treatments for the prevention of rising damp, fungal decay and insect attack, timber preservatives, primers, timber stains, preparations in the nature of paint or varnish for providing a finish to timber, wood colouring, wood dye, building materials (non-metallic) made of wood and timber products; retail and wholesale services relating to goods that are used for the treatment of timber; the provision of information relating to the aforesaid services.

40 - Treatment of timber; the provision of information relating to the aforesaid services.

HI-BOR	UNITED STATES	Koppers Performance Chemicals Inc.	74/182,093	7/3/1991	1,917,292	9/5/1995	REGISTERED	019	019 - treated wood for construction purposes
HYLITE	AUSTRALIA	Koppers Performance Chemicals Australia Pty Ltd	967584	8/27/2003	967584	5/10/2004	REGISTERED	2	2 - Preservatives for wood and timber treatment

Schedule 6.1.14 – Page 17

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
HYLITE	NEW ZEALAND	Koppers Performance Chemicals New Zealand	252581	8/17/1995	252581	10/28/1997	REGISTERED	02	02 - preservatives for wood and timber treatment
HYLITE EXTRA	NEW ZEALAND	Koppers Performance Chemicals New Zealand	252582	8/17/1995	252582	10/28/1997	REGISTERED	02	02 - preservatives for wood and timber treatment
IMPRETECT	NEW ZEALAND	Koppers Performance Chemicals New Zealand	252580	8/17/1995	252580	3/17/1997	REGISTERED	02	02 - preservatives for wood and timber treatment
K-33	CANADA	Koppers Performance Chemicals Inc.	0486401	5/3/1982	TMA370811	7/20/1990	REGISTERED	N/A	N/A - Wood preservative
K-33	CHILE	Koppers Performance Chemicals Inc.	789765	9/26/2007	884022	10/14/2007	REGISTERED	02	02 - Paints
K-33	COLOMBIA	Osmose, Inc.	92333654	10/5/2011	113007	4/7/1986	REGISTERED	02

02 - Paint, varnishes, lacquers; preservatives against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and arts.

K-33	UNITED STATES	Koppers Performance Chemicals Inc.	72/380,123	1/4/1971	933,747	5/16/1972	REGISTERED	002	002 - Wood Preservative
KFOAM	UNITED STATES	Koppers Delaware, Inc.	78/711,856	9/13/2005	3,313,879	10/16/2007	REGISTERED	017	017 - carbon, graphite and composite foam materials used for heat transfer and thermal management applications

Schedule 6.1.14 – Page 18

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	ARGENTINA	Koppers Delaware, Inc.	3.361.025	10/16/2014	2.752.018	9/7/2015	REGISTERED	2	2 - Colorants; compositions for preserving wood and other cellulose-based materials
KOPPERS	ARGENTINA	Koppers Delaware, Inc.	3.361.026	10/16/2014	2.752.019	9/7/2015	REGISTERED	19

19 - Building materials (non-metallic); pitch; crude coal tar and pitches and preservative treated lumber; carbon pitch; preservative treated wood products; namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; nonmetal railroad ties

KOPPERS	AUSTRALIA	Koppers Delaware, Inc.	230715	7/18/1969	230715	7/18/1969	REGISTERED	1	1 - 'Naphthalene', creosote and other such products derived from coal tar or made from substances or mixtures containing coal tar, all being chemical products for use in industry
KOPPERS	AUSTRALIA	Koppers Delaware, Inc.	361298	6/10/1981	361298	6/10/1981	REGISTERED	19	19 - Preservative treated wood products included in Class 19, excluding refractory materials
KOPPERS	AUSTRALIA	Koppers Delaware, Inc.	293576	1/16/1976	293576	7/18/1969	REGISTERED	1	1 - Napthalene, being a coal tar derived product for use in industry
KOPPERS	AUSTRALIA	Koppers Delaware, Inc.	293575	7/18/1969	293575	7/18/1969	REGISTERED	2	2 - Creosote derived from coke oven tar and being a preservative for wood; and coal tar enamels being anti-corrosive coating materials
KOPPERS	AUSTRALIA	Koppers Delaware, Inc.	361299	6/10/1981	361299	6/10/1981	REGISTERED	2	2 - Wood preservative chemicals and compositions
KOPPERS	AUSTRALIA	Koppers Delaware, Inc.	293574	1/16/1976	293574	7/18/1969	REGISTERED	19

19 - Pitch including electrode binder pitch, refractory pitch and taphole pitch; road tars and blended tar and pitch coating materials in this class; all the aforesaid goods being derived from coke oven tar, and all other goods in this Class except refractory materials

Schedule 6.1.14 – Page 19

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	AUSTRALIA	Koppers Delaware, Inc.	230716	7/18/1969	230716	7/18/1969	REGISTERED	19

19 - Pitch including electrode binder pitch, refractory pitch and taphole pitch; road tars and blended tar and pitch coating materials in this class; all the aforesaid goods being derived from coke oven tar.

KOPPERS	AUSTRALIA	Koppers Delaware, Inc.	1050872	4/18/2005	1050872	11/28/2005	REGISTERED	40	40 - Treatment of materials, including treatment of wood products for others
KOPPERS	BAHRAIN	Koppers Delaware, Inc.	46315	12/12/2005	46315	6/15/2008	REGISTERED	19	19 - Coal tar pitch
KOPPERS	BOLIVIA	Koppers Delaware, Inc.	SM-05101-14	9/24/2014	167718-C	7/29/2016	REGISTERED	19

19 - Crude coal tar and pitches and preservative treated lumber; waterproof pitch for building and roofing; bituminous cement for flashing and roofing; structural membranes for built-up roof construction, namely, tarsaturated fabric, asphalt and tar felt; bituminous fiber roof coating plastic; bituminous touch up sealant for patching and repairing bituminous-coated surfaces; bituminous protected roofing, siding and valleys; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely, arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; reinforced plastic standard structural shapes for general construction purposes and panels; polyester flooring; and liquid and liquifiable bituminous mastic and asphaltic roof coatings for brushing and spraying

KOPPERS	BOLIVIA	Koppers Delaware, Inc.	SM-05102-14	9/24/2014	159612-C	6/24/2015	REGISTERED	2

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordant; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials.

Schedule 6.1.14 – Page 20

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	CANADA	Koppers Delaware, Inc.	355075	7/10/1972	TMA192633	7/13/1973	REGISTERED	N/A

N/A - Coke; crude coal tars and pitches; asphalt; mineral aggregates; synthetic resins, namely, amino, vinyl, alkyd, polyester, and acrylic resins; chlorinated rubber; and chemically treated timber. Bituminous and asphaltic paving materials, namely, primers, emulsions, binders, sealers, and pavement rejuvenators. Printed house organ publications issued periodically and pamphlets for sheets issued from time to time.

KOPPERS	CANADA	Koppers Delaware, Inc.	161378	2/10/1933	UCA1052	2/10/1933	REGISTERED	N/A

N/A - Roofing materials, road materials, coal tars, water gas tars, pitches, pitch coke and chemical products, such as fertilizers, disinfectants, deodorants, insecticides, fungicides, paints, wood preserving oils and compounds, tar acids, light oils, sulfur, and the like.

KOPPERS	CHINA	Koppers Delaware, Inc.	9529529	5/30/2011	9529529	6/21/2012	REGISTERED	1	1 - Chemical materials used in industry, science, agriculture, horticulture and forestry
KOPPERS	CHINA	Koppers Delaware, Inc.	9529528	5/30/2011	9529528	6/21/2012	REGISTERED	2	2 - Preservatives against rust and against deterioration of wood
KOPPERS	CHINA	Koppers Delaware, Inc.	9529527	5/30/2011	9529527	6/21/2012	REGISTERED	4	4 - Industrial oil and greases; lubricants (not include fuel oil); Liquid and gas fuels; illuminants; Solid fuels
KOPPERS	CHINA	Koppers Delaware, Inc.	9529526	5/30/2011	9529526	6/21/2012	REGISTERED	19

19 - Semi-worked woods; cement; bricks and tiles for building purpose; refractory materials and their products for building purpose; Asphalt, Bitumen and their products; building materials and elements not of metal (not include cement products); coatings for building purpose

KOPPERS	CHINA	Koppers Delaware, Inc.	9800098156	8/27/1998	1352578	1/14/2000	REGISTERED	1	1 - Chemical preparations used in industry, science; including those which not belong to other classes. Chemical products and preparations used in agriculture, horticulture and forestry.

Schedule 6.1.14 – Page 21

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	CHINA	Koppers Delaware, Inc.	9800098159	8/27/1998	1345804	12/21/1999	REGISTERED	5	5 - Medicines, disinfectants, herbal medicinal materials, medicinal liquor
KOPPERS	CHINA	Koppers Delaware, Inc.	9800116940	10/16/1998	1358309	1/28/2000	REGISTERED	5	5 - Preparations for destroying vermin, fungicides, herbicides, pesticide
KOPPERS (Chinese Characters)	CHINA	Koppers Delaware, Inc.	9800098184	8/27/1998	1352569	1/14/2000	REGISTERED	1	1 - Chemical preparations used in industry, science; including those which not belong to other classes Chemical products and preparations used in agriculture, horticulture and forestry
KOPPERS (Chinese Characters)	CHINA	Koppers Delaware, Inc.	9800098148	8/27/1998	1368007	2/28/2000	REGISTERED	2

2 - Colourants, mordants (not include colourants for foodstuffs) Paints (not include foodstuffs and insulating paints); metals in foil and powder form for painters, decorators, printers and arts Paints, Varnishes and those accessory materials; enamels Preservatives against rust and against deterioration of wood

KOPPERS (Chinese Characters)	CHINA	Koppers Delaware, Inc.	9800098149	8/27/1998	1358056	1/28/2000	REGISTERED	4	4 - Liquid and gas fuels; illuminants Solid fuels Dust absorbing, wetting and binding compositions
KOPPERS (Chinese Characters)	CHINA	Koppers Delaware, Inc.	9800116941	10/16/1998	1358307	1/28/2000	REGISTERED	5	5 - Preparations for destroying vermin, fungicides, herbicides, pesticide
KOPPERS (Chinese Characters)	CHINA	Koppers Delaware, Inc.	9800126487	11/9/1998	1378347	3/28/2000	REGISTERED	19	19 - Semi-worked woods Asphalt, Bitumen and their products Building materials and elements not of metal (not include cement products) Binding materials for building purpose

Schedule 6.1.14 – Page 22

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS (Chinese Characters)	CHINA	Koppers Delaware, Inc.	9800098148	8/27/1998	1367822	2/28/2000	REGISTERED	19	19 - Asphalt, Bitumen and their products Building materials and elements not of metal (not include cement products)
KOPPERS (Chinese Characters)	CHINA	Koppers Delaware, Inc.	9800098154	8/27/1998	1359827	1/28/2000	REGISTERED	39	39 - Transportation and packing service pre transportation Storage of goods
KOPPERS (Chinese Characters)	CHINA	Koppers Delaware, Inc.	9800098155	8/27/1998	1357381	1/21/2000	REGISTERED	42	42 - Research and development service
KOPPERS (Chinese Characters)	CHINA	Koppers Delaware, Inc.	9800098150	8/27/1998	1345845	12/21/1999	REGISTERED	5	5 - Medicines, disinfectants, herbal medicinal materials, medicinal liquor
KOPPERS (Chinese Characters)	CHINA	Koppers Delaware, Inc.	9800098178	8/27/1998	1345844	12/21/1999	REGISTERED	5	5 - Pharmaceuticals; disinfectants
KOPPERS (Stylized)	CHINA	Koppers Delaware, Inc.	9800098163	8/27/1998	1359825	1/28/2000	REGISTERED	39	39 - Transportation and packing service pre transportation, storage of goods
KOPPERS (Stylized) (see above for design)	CHINA	Koppers Delaware, Inc.	9800126488	11/9/1998	1378208	3/28/2000	REGISTERED	19	19 - Semi-worked woods Asphalt, Bitumen and their products Building materials and elements not of metal (not include cement products) Binding materials for building purpose

Schedule 6.1.14 – Page 23

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS (Stylized) (see above for design)	CHINA	Koppers Delaware, Inc.	9800098157	8/27/1998	1367801	2/28/2000	REGISTERED	19	19 - Asphalt, Bitumen and their products Building materials and elements not of metal (not include cement products)
KOPPERS (Stylized) (see above for design)	CHINA	Koppers Delaware, Inc.	9800098158	8/27/1998	1358054	1/28/2000	REGISTERED	4	4 - Liquid and gas fuels; illuminants Solid fuels Dust absorbing, wetting and binding compositions
KOPPERS (Stylized) (see above for design)	CHINA	Koppers Delaware, Inc.	9800098157	8/27/1998	1368006	2/28/2000	REGISTERED	2

2 - Colourants, mordants (not include colourants for foodstuffs); Paints (not include foodstuffs and insulating paints); metals in foil and powder form for painters, decorators, printers and arts; Paints, Varnishes and those accessory materials; enamels; Preservatives against rust and against deterioration of wood

KOPPERS	COLOMBIA	Koppers Delaware, Inc.	14213176	9/26/2014	509718	4/30/2015	REGISTERED	2, 19

2 - Colorants; compositions for preserving wood and other cellulose-based materials

19 - Building materials (non-metallic); pitch; crude coal tar and pitches and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; nonmetal railroad ties

KOPPERS	COSTA RICA	Koppers Delaware, Inc.	2014-008146	9/24/2014	242847	4/14/2015	REGISTERED	2

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials

Schedule 6.1.14 – Page 24

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	COSTA RICA	Koppers Delaware, Inc.	2014-008142	9/24/2014	242846	4/14/2015	REGISTERED	19

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

KOPPERS	DOMINICAN REPUBLIC	Koppers Delaware, Inc.	2014-29697	10/15/2014	218468	1/28/2015	REGISTERED	2, 19

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

KOPPERS	EGYPT	Koppers Delaware, Inc.	181216	12/13/2005	181216	3/4/2009	REGISTERED	01	01 - Naphthalene

Schedule 6.1.14 – Page 25

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	EUROPEAN UNION	Koppers Delaware, Inc.	1838259	8/30/2000	1838259	10/16/2001	REGISTERED	1, 2, 4

1 - Chemicals, namely naphthalene, benzene and sodium phenolate

2 - Resins and preservatives, namely creosote

4 - Industrial oils and greases, namely coal tar derivatives, including oils, pitches and tars

KOPPERS	FRANCE	Koppers Industries, Inc.	INPI 864601	6/30/1997	1539181	7/28/1967	REGISTERED	1, 2, 6, 7, 9, 16, 17, 19, 20, 26, 28

1 - Chemical products for use in the industry, science, photography, agriculture, horticulture, forestry; artificial and synthetic resins; plastics in the form of powders, liquids or pastes, for industrial use; manures (natural and artificial); fire extinguishing compositions; tempering substances and chemical preparations for soldering; chemical substances for preserving foodstuffs; tanning substances; and adhesive substances for use in industry.

Schedule 6.1.14 – Page 26

2 - Paints, varnishes, lacquers, preservatives against rust and against deterioration of wood; colouring matters, dyestuffs; mordants; natural resins; metals in foil and powder form for painters and decorators.

6 - Unwrought and partly wrought common metals and their alloys; anchors, anvils, bells, rolled and cast building materials; rails and other metallic materials for railway tracks; chains (except driving chains for vehicles); cables and wires (nonelectric); locksmiths' work; metallic pipes and tubes; safes and cash boxes; steel balls; horseshoes; nails and screws; other goods in nonprecious metal not included in other classes; ores.

7 - Machines and machine tools; motors (except for land vehicles); machine couplings and belting (except for land vehicles); large size agricultural implements; incubators.

9 - Scientific, nautical, surveying and electrical apparatus and instruments (including wireless), photographic, cinematographic, optical, weighing,

measuring, signaling, checking (supervision), life saving and teaching apparatus and instruments; coin or counterfreed apparatus; talking machines; cash registers; calculating machines; fire extinguishing apparatus.

16 - Paper and paper articles, cardboard and cardboard articles; printed matter, newspaper and periodicals, books; bookbinding material; photographs; stationary, adhesive materials (stationery): artists' materials; paint brushes' typewriters and office requisites (other than furniture); instructional and teaching material (other than apparatus); playing cards; printers' type and cliches (stereotype).

Schedule 6.1.14 – Page 27

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined

17 - gutta percha, india rubber, balata and substitutes, articles made from these substances and not included in other classes; plastics in the form of sheets, blocks and rods, being for use in manufacture; materials for packing, stopping or insulating; asbestos, mica and their products; hose pipes (nonmetallic).

19 - Building materials, natural and artificial stone, cement, lime, mortar, plaster and gravel; pipes of earthenware or cement, road making materials; asphalt, pitch and bitumen; portable buildings; stone monuments; chimney pote.

20 - Furniture, mirrors, picture frames; articles (not included in other classes) of wood, cork, reeds, cane, wicker, horn, bone, ivory, whalebone, shell, amber, mother-of-pearl, meerschaum, celluloid, substitutes for all these materials, or of plastics.

26 - Lace and embroidery, ribands and braid; buttons, press buttons, hooks and eyes, pins and needles; artificial flowers.

28 - Games and playthings; gymnastic and sporting articles (except clothing); ornaments and decorations for Christmas trees.

KOPPERS	FIJI	Koppers Delaware, Inc.	N/A	4/28/2005	2782005	8/2/2006	REGISTERED	50	50 - (Local) goods manufactured from wood not included in other classes, including treated timber, treated lumber, and treated wood products
KOPPERS	FIJI	Koppers Industries of Delaware, Inc.	N/A	4/28/2005	2772005	8/2/2006	REGISTERED	17	17 - (Local) manufactures from wood for building, including treated timber, treated lumber, and treated wood products

Schedule 6.1.14 – Page 28

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	GUATEMALA	Koppers Delaware, Inc.	M-008491-2014	9/17/2014	217798	9/9/2016	REGISTERED	2

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials

KOPPERS	GUATEMALA	Koppers Delaware, Inc.	M-008490-2014	9/17/2014	210173	11/4/2015	REGISTERED	19

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

KOPPERS	HONDURAS	Koppers Delaware, Inc.	33960-14	9/22/2014	132.599	4/21/2015	REGISTERED	2	2 - Colorants; compositions for preserving wood and other cellulose-based materials
KOPPERS	HONDURAS	Koppers Delaware, Inc.	33961-14	9/22/2014	132.594	4/21/2015	REGISTERED	19

19 - preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; nonmetal railroad ties

Schedule 6.1.14 – Page 29

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	INDIA	Koppers Delaware, Inc.	1394588	10/26/2005	1394588	10/26/2005	REGISTERED	1

1 - Organic acids, cresylic acid compounds, naphthalene, coal tar bases in crude and pure form, namely quinoline and pyridine, synthetic pearlescence, namely basic lead carbonate, phthalic anhydride, and maleic anhydride, sold in bulk to the tar, coke and aluminum industries; floatation oils, coal tar neutral oils and tar acid oils for use in the manufacture of paints and solvents; sodium phenolate; benzeme; benzole absorbing oil; carbolic oil

KOPPERS	INDIA	Koppers Delaware, Inc.	1394589	10/26/2005	1394589	10/26/2005	REGISTERED	19

19 - Crude coal tar and pitches; EVT tars; preservative treated lumber; bituminous cement for flashing and roofing; structural membranes for built-up roof construction; namely, tar saturated fabric, asphalt and tar felt; waterproof pitch for building and roofing; bituminous fiber roof coating plastic; bituminous touch up sealant for patching and repairing bituminous-coated surfaces; bituminous protected roofing, siding and valleys; preservative treated wood products; namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products for general construction purposes; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, reinforced plastic standard structural shapes for general construction purposes and panels; polyester flooring; and liquid and liquefiable bituminous mastic and asphaltic roof coating for brushing and spraying; aluminum pitch liquid; aluminum pitch solid

KOPPERS	INDONESIA	Koppers Delaware, Inc.	D00-2005011083	7/8/2005	IDM000113504	2/13/2005	REGISTERED	1	1 - Coal tar pitch; coal tar derivatives

Schedule 6.1.14 – Page 30

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	ITALY	Koppers Delaware, Inc.	TO/2008/268	7/28/1967	1297099	5/31/2010	REGISTERED	1, 2, 6, 7, 9, 16, 17, 19, 20

1 - Artificial resins and artificial, thermoplastics and thermo-adhesive materials and film for fabrication of pipe, welding materials.

2 - Paints, varnishes, lacquers, ~preservatori~ of rust and of deterioration of wood; materials protective of corrosion.

6 - Construction materials of railways, packaging and barrels metallic for industrial use; cylinders.

7 - Pistons, rings and segments for use industrial; ventilated bulls for industrial purposes; installations and apparatus for production of packages of all kinds; junctions for shafts.

9 - Apparatus of controls of sound

16 - Pattern and shapes in papers for buttons and for clothing

17 - Artificial resins and artificial, thermoplastics and thermo-adhesive; materials and film for fabrication of pipe; packaging and barrels not of metal for industrial use; materials of packaging of domestic merchandise or industrial; packages in general; goods of resins artificial and thermoplastic artificial and thermo-adhesive; boards of embellishment and covers for vehicles; materials for insulating, stopping; asbestos; mica; flexible tubes not of metal; noise insulation equipment.

19 - Boards; building timber; coating materials of flooring, roofing materials of roof.

20 - Furniture, mirrors, frames

Schedule 6.1.14 – Page 31

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	JAMAICA	Koppers Delaware, Inc.	65481	9/15/2014	65481	8/12/2015	REGISTERED	2, 19

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

KOPPERS	JAPAN	Koppers Delaware, Inc.	2001-097619	10/31/2001	4690680	7/11/2003	REGISTERED	2, 19	2 - WOOD PRESERVATIVES 19 - CCA TREATED TIMBER; OTHER BUILDING TIMBER; TAR AND PITCH
KOPPERS	MALAYSIA	Koppers Delaware, Inc.	05018584	11/2/2005	05018584	4/20/2010	REGISTERED	2	2 - Creosote for wood preservation
KOPPERS	MALAYSIA	Koppers Delaware, Inc.	05018583	11/2/2005	05018583	4/20/2010	REGISTERED	1	1 - Carbon black feedstock
KOPPERS	MEXICO	Koppers Delaware, Inc.	89343	6/15/1990	397005	6/25/1991	REGISTERED	02

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists

Schedule 6.1.14 – Page 32

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	MEXICO	Koppers Delaware, Inc.	916400	2/25/2008	1083360	2/11/2009	REGISTERED	19

19 - Non-metallic pipes for buildings; asphalt, pitch and bitumen; transportable buildings not of metal; monuments not of metal; products of wood treated; products of roads rail (non-metallic), namely, sleepers treated, sleepers than camb io, sidingsor diverters than exchange; sleepers treated (non-metallic); sleepers than exchange (non-metallic); building timber; non-metallic posts; materials for bridge construction; specially materials for constructing than roads shoed (non-metallic),excluding stones and decorative bricks.

KOPPERS	MEXICO	Koppers Delaware, Inc.	1527346	9/12/2014	1589806	11/17/2015	REGISTERED	2	2 - Compositions for preserving cellulose-based materials
KOPPERS	MEXICO	Koppers Delaware, Inc.	1527348	9/12/2014	1589808	11/17/2015	REGISTERED	19	19 - Crude coal tar; carbon pitch
KOPPERS	NEW ZEALAND	Koppers Delaware, Inc.	728285	4/18/2005	728285	10/20/2005	REGISTERED	2, 19

2 - paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; creosote

19 - building materials (non-metallic); asphalt, pitch and bitumen; treated timber; treated lumber; treated wood products; coal tar pitch

KOPPERS	NORWAY	Koppers Delaware Inc	200509051	9/13/2005	232835	5/24/2006	REGISTERED	02, 19

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; creosote and creosote oil for wood preservation.

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; coal tar pitch

KOPPERS	PAKISTAN	Koppers Delaware, Inc.	211044	6/29/2005	211044	6/29/2005	REGISTERED	1	1 - Naphthalene and chemicals used in industry.

Schedule 6.1.14 – Page 33

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	PERU	Koppers Delaware, Inc.	589129-2014	9/12/2014	11361	8/12/2015	REGISTERED	2, 19

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

KOPPERS	PERU	Koppers Delaware, Inc.	250154	7/27/2005	111314	12/16/2005	REGISTERED	19	19 - Railroad ties - not of metal
KOPPERS	PHILIPPINES	Koppers Delaware, Inc.	42005008546	8/31/2005	42005008546	11/13/2006	REGISTERED	002, 019	002 - Creosote for wood preservation 019 - Treated timber
KOPPERS	SOUTH AFRICA	Koppers Delaware, Inc.	9607425	6/5/1996	1996/07425	12/7/1999	REGISTERED	2

2 - Preservatives for wood; paints, varnishes, lacquers; preservatives against against rust; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists

KOPPERS	TAIWAN	Koppers Delaware, Inc.	90041149	10/5/2001	1021464	11/16/2002	REGISTERED	1	1 - Naphthalene and creosote for chemical purposes

Schedule 6.1.14 – Page 34

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	TURKEY	Koppers Delaware, Inc	2005/16639	5/2/2005	2005 16639	5/2/2005	REGISTERED	19

19 - Asphalt, gas pitch, finished, creosote; road making, coated and materials for repairing, sand, shingle, mosaic, chips; sandstone, sand, shingle and similar natural material ready dry mixtures (aggregates), aquarium sand, lime; cement; plaster, natural stones, artificial stones; natural marble, artificial marble, natural or artificial stones inner and outside facades, location and floor coating; diamonds, tiles, set, border bowls, concrete product panels, concrete product pipes, ice and annexation parts, boards, walls, beam and cologne, roof elements, concrete product prefabricated structure, concrete product movable structure; posts made of concrete, fence posts, electric, communication etc. cable concrete beam, concrete product barrier, father, benches, flower, plaster product panels, boards, walls, divisions, building elements, plaster products prefabricated structure element lan, asbestos (asbestos) pipes, ice and annexation parts, metal door, mechanics and lighting non traffic signals, concrete, masonry or marble designed monument, statues, wood product split percecution structure and prefabricated building elements, wood cuttings, wooden doors, windows and door window safe; jalousies, venetian, shutter, lamps, wooden partitions, cabins, wood processed materials cabin; wooden parquet; plywood; these, lateral processed lumber, wood beams, woods, beams, beam, plastics and synthetic processed materials split percecution structure, prefabricated building elements, plastic cuttings, partition, cabins, plastic doors, windows and door window safe; jalousies, venetian, shutter, hard plastic being purpose pipes and parts, slatted shutters, rain corrugated, camel neck, annexation, coating or band borne natural or synthetic surface coating, heat by sticking synthetic coating, glass products for building constructions: Glass, double glasses, glass plaques for roofs, glass bricks, glass panels, glass diamonds, cardboards with pitch for roofs; bituminous coatings, metal non prefabricated swimming pool.

Schedule 6.1.14 – Page 35

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	UNITED ARAB EMR	Koppers Delaware, Inc.	77046	1/25/2006	78110	12/10/2006	REGISTERED	19	19 - COAL TAR PITCH
KOPPERS	UNITED KINGDOM	Koppers Industries, Inc.	B1059040	2/18/1976	B1059040	2/18/1976	REGISTERED	19

19 - Non-metallic building materials, concrete, pipes of earthenware or of cement, non-metallic road making materials, asphalt, pitch, bitumen, paving materials; timber (other than unsawn timber) and articles included in Class 19 made from timber; coal-tar; coatings (not being paints) for building and civil engineering construction purposes; natural and artificial stone.

KOPPERS	UNITED STATES	Koppers Delaware, Inc.	74/456,586	11/4/1993	1,902,735	7/4/1995	REGISTERED	019

019 - [ bituminous cement for flashing and roofing; structural membranes for built-up roof construction; namely, tar-saturated fabric, asphalt and tar felt; waterproof pitch for building and roofing; bituminous fiber roof coating plastic; bituminous touch up sealant for patching and repairing bituminous-coated surfaces; bituminous protected roofing, siding and valleys; ] preservative treated wood products; namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products for general construction purposes [ ; laminated structural wood products, namely, arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; reinforced plastic standard structural shapes for general construction purposes and panels; polyester flooring; and liquid and liquifiable bituminous mastic and asphaltic roof coatings for brushing and spraying ]

KOPPERS	UNITED STATES	Koppers Delaware, Inc.	74/456,289	11/4/1993	1,919,197	9/19/1995	REGISTERED	004, 019	004 - fuel, namely coke 019 - crude coal tar and pitches and preservative treated lumber

Schedule 6.1.14 – Page 36

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS	UNITED STATES	Koppers Delaware, Inc.	74/456,593	11/4/1993	1,940,412	12/12/1995	REGISTERED	001, 002, 004

001 - organic acids, cresylic acid compounds, naphthalene, coal tar bases in crude and pure form, namely quinoline and pyridine, synthetic pearlescence, namely basic lead carbonate, phthalic anhydride, and maleic anhydride, sold in bulk to the tar, coke and aluminum industries; floatation oils, coal tar neutral oils and tar acid oils for use in the manufacture of paints and solvents

002 - wood preservatives, namely creosote and creosote solutions

004 - flotation oils, coal tar neutral oils and tar acid oils for use as industrial lubricants

KOPPERS	UNITED STATES	Koppers Delaware, Inc.	78/611,936	4/19/2005	3,156,761	10/17/2006	REGISTERED	040	040 - Treatment and disposal of crossties, switch ties, lumber, crossing panels, poles, and piling
KOPPERS	VIETNAM	Koppers Delaware, Inc.	4200512727	9/29/2005	86926	8/23/2007	REGISTERED	19	19 - Preservative treated lumber; treated timber
KOPPERS & Design	ARGENTINA	Koppers Delaware, Inc.	3.361.027	10/16/2014	2.752.020	9/7/2015	REGISTERED	2	2 - Colorants; compositions for preserving wood and other cellulose-based materials
KOPPERS & Design	ARGENTINA	Koppers Delaware, Inc.	3.361.028	10/16/2014	2.752.741	9/14/2015	REGISTERED	19

19 - Building materials (non-metallic); pitch; crude coal tar and pitches and preservative treated lumber; carbon pitch; preservative treated wood products; namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; nonmetal railroad ties

Schedule 6.1.14 – Page 37

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	AUSTRALIA	Koppers Delaware, Inc.	955898	5/29/2003	955898	12/10/2004	REGISTERED	1, 2, 4, 17, 19

1 - Organic acids, cresylic acid compounds, naphthalene, coal tar bases in crude and pure form, namely quinoline and pyridine, synthetic pearlescence, namely basic lead carbonate, phthalic anhydride, and maleic anhydride, sold in bulk to the tar, coke and aluminum industries; floatation oils, coal tar neutral oils and tar acid oils for use in the manufacture of paints and solvents

2 - Wood preservatives, namely creosote and creosote solutions

4 - Fuel, namely coke; and floatation oils, coal tar neutral oils and tar acid oils for use as industrial lubricants

17 - Isocyanurate, urethane or phenolic foam insulation materials

19 - Crude oil tar and pitches; preservative treated lumber; bituminous cement for flashing and roofing; structural membranes for built-up roof construction; namely, tar-saturated fabric, asphalt and tar felt; waterproof pitch for building and roofing; bituminous fibre roof coating plastic; bituminous touch up sealant for patching and repairing, bituminous-coated surfaces; bituminous protected roofing, siding and valleys; preservative treated wood products; namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products for general construction purposes; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; reinforced plastic standard structural shapes for general construction purposes and panels; polyester flooring; and liquid and liquefiable bituminous mastic and asphaltic roof coatings for brushing and spraying

Schedule 6.1.14 – Page 38

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	BOLIVIA	Koppers Delaware, Inc.	SM-05104-14	9/24/2014	167718-C	7/29/2016	REGISTERED	19

Crude coal tar and pitches and preservative treated lumber; waterproofpitch for building and roofing; bituminous cement for flashing androofing; structural membranes for built-up roof construction, namely, tarsaturatedfabric, asphalt and tar felt; bituminous fiber roof coating plastic;bituminous touch up sealant for patching and repairing bituminous-coatedsurfaces; bituminous protected roofing, siding and valleys; preservativetreated wood products, namely, pilings, poles, posts, crossties, lumber,structural supports and laminated structural wood products; laminatedstructural wood products, namely, arches, beams, columns, decking,lighting standards, utility crossarms, plywood and other structuralmembers; reinforced plastic standard structural shapes for generalconstruction purposes and panels; polyester flooring; and liquid andliquifiable bituminous mastic and asphaltic roof coatings for brushing andspraying

KOPPERS & Design	BOLIVIA	Koppers Delaware, Inc.	SM-05103-14	9/24/2014	159761-C	6/24/2015	REGISTERED	2

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordant; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials.

Schedule 6.1.14 – Page 39

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	CANADA	Koppers Delaware, Inc.	1226201	8/6/2004	TMA679870	1/19/2007	REGISTERED	N/A

N/A - Organic acids, cresylic acid compounds, naphthalene, coal tar bases in crude and pure form, namely quinoline and pyridine, synthetic pearlescence, namely basic lead carbonate, phthalic anhydride, and maleic anhydride, sold in bulk to the tar, coke and aluminum industries; floatation oils, coal tar neutral oils and tar acid oils for use in the manufacture of paints and solvents; wood preservatives, namely creosote and creosote solutions; fuel, namely coke; and floatation oils, coal tar neutral oils and tar acid oils for use as industrial lubricants; isocyanurate, urethane and phenolic foam insulation materials; crude coal tar and pitches; preservative treated lumber; bituminous cement for flashing and roofing; structural membranes for built-up roof construction; namely, tarsaturated fabric, asphalt and tar felt; waterproof pitch for building and roofing; bituminous fiber roof coating plastic; bituminous touch up sealant for patching and repairing bituminous-coated surfaces; bituminous protected roofing, siding and valleys; preservative treated wood products; namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products for general construction purposes; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; reinforced plastic standard structural shapes for general construction purposes and panels; polyester flooring; and liquid and liquifiable bituminous mastic and asphaltic roof coatings for brushing and spraying.

KOPPERS & Design	CHINA	Koppers Delaware, Inc.	3742247	10/8/2003	3742247	8/21/2005	REGISTERED	1	1 - Chemical materials used in industry, science, agriculture, horticulture and forestry

Schedule 6.1.14 – Page 40

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	CHINA	Koppers Delaware, Inc.	3742248	10/8/2003	3742248	2/14/2006	REGISTERED	2	2 - Preservatives against rust and against deterioration of wood
KOPPERS & Design	CHINA	Koppers Delaware, Inc.	3742250	10/8/2003	3742250	5/28/2005	REGISTERED	4	4 - Industrial oil and greases; lubricants (not include fuel oil). Liquid and gas fuels; illuminants. Solid fuels.
KOPPERS & Design	CHINA	Koppers Delaware, Inc.	3742249	10/8/2003	3742249	7/14/2005	REGISTERED	17	17 - Materials and products for insulating purpose
KOPPERS & Design	CHINA	Koppers Delaware, Inc.	3742251	10/8/2003	3742251	1/7/2006	REGISTERED	19

19 - Semi-worked woods, cement, bricks and tiles for building purpose, refractory materials and their products for building purpose, asphalt, bitumen and their products, building materials and elements not of metal (not include cement products)

KOPPERS & Design	COLOMBIA	Koppers Delaware, Inc.	14213163	9/26/2014	502531	2/9/2015	REGISTERED	2, 19

2 - Colorants; compositions for preserving wood and other cellulose-based materials

19 - Building materials (non-metallic); pitch; crude coal tar and pitches and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; nonmetal railroad ties

KOPPERS & Design	COSTA RICA	Koppers Delaware, Inc.	2014-008144	9/24/2014	242848	4/14/2015	REGISTERED	2

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials

Schedule 6.1.14 – Page 41

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	COSTA RICA	Koppers Delaware, Inc.	2014-008143	9/24/2014	242952	4/20/2015	REGISTERED	19

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

KOPPERS & Design	DOMINICAN REPUBLIC	Koppers Delaware, Inc.	2014-29698	10/15/2014	218084	1/15/2015	REGISTERED	2, 19

2 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

19 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials

Schedule 6.1.14 – Page 42

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	EUROPEAN UNION	Koppers Delaware, Inc.	3393725	10/6/2003	3393725	4/25/2005	REGISTERED	1, 2, 4, 17, 19

1 - Organic acids, cresylic acid compounds, naphthalene, coal tar bases in crude and pure form, namely quinoline and pyridine, synthetic pearlescence, namely basic lead carbonate, phthalic anhydride, and maleic anhydride, sold in bulk to the tar, coke and aluminum industries;

2 - Wood preservatives, namely creosote and creosote solutions.

4 - Fuel, namely coke; and floatation oils, coal tar neutral oils and tar acid oils for use as industrial lubricants.

17 - Isocyanurate, urethane or phenolic foam insulation materials.

19 - Crude oil tar and pitches; preservative treated lumber; bituminous cement for flashing and roofing; structural membranes for built-up roof construction; namely, tarsaturated fabric, asphalt and tar felt; waterproof pitch for building and roofing; bituminous fiber roof coating plastic; bituminous touch up sealant for patching and repairing bituminous-coated surfaces; bituminous protected roofing, siding and valleys; preservative treated wood products; namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products for general construction purposes; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; reinforced plastic standard structural shapes for general construction purposes and panels; polyester flooring; and liquid and liquifiable bituminous mastic and asphaltic roof coatings for brushing and spraying.

Schedule 6.1.14 – Page 43

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	EUROPEAN UNION	Koppers Delaware, Inc.	3393725	10/6/2003	3393725	4/25/2005	REGISTERED	1, 2, 4, 17, 19

1 - Organic acids, cresylic acid compounds, naphthalene, coal tar bases in crude and pure form, namely quinoline and pyridine, synthetic pearlescence, namely basic lead carbonate, phthalic anhydride, and maleic anhydride, sold in bulk to the tar, coke and aluminum industries;

2 - Wood preservatives, namely creosote and creosote solutions.

4 - Fuel, namely coke; and floatation oils, coal tar neutral oils and tar acid oils for use as industrial lubricants.

17 - Isocyanurate, urethane or phenolic foam insulation materials.

19 - Crude oil tar and pitches; preservative treated lumber; bituminous cement for flashing and roofing; structural membranes for built-up roof construction; namely, tarsaturated fabric, asphalt and tar felt; waterproof pitch for building and roofing; bituminous fiber roof coating plastic; bituminous touch up sealant for patching and repairing bituminous-coated surfaces; bituminous protected roofing, siding and valleys; preservative treated wood products; namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products for general construction purposes; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; reinforced plastic standard structural shapes for general construction purposes and panels; polyester flooring; and liquid and liquifiable bituminous mastic and asphaltic roof coatings for brushing and spraying.

Schedule 6.1.14 – Page 44

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	GUATEMALA	Koppers Delaware, Inc.	M-008494-2014	9/17/2014	217526	8/31/2016	REGISTERED	2

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials

KOPPERS & Design	GUATEMALA	Koppers Delaware, Inc.	M-008495-2014	9/17/2014	217528	9/6/2016	REGISTERED	19

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

KOPPERS & Design	HONDURAS	Koppers Delaware, Inc.	33958-14	9/22/2014	132.593	4/21/2015	REGISTERED	2	2 - Colorants; compositions for preserving wood and other cellulose-based materials
KOPPERS & Design	HONDURAS	Koppers Delaware, Inc.	33959-14	9/22/2014	132.595	4/21/2015	REGISTERED	19

19 - preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; nonmetal railroad ties

Schedule 6.1.14 – Page 45

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	JAMAICA	Koppers Delaware, Inc.	65482	9/15/2014	65482	8/12/2015	REGISTERED	2, 19

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

Schedule 6.1.14 – Page 46

KOPPERS & Design	JAPAN	Koppers Delaware, Inc.	2004-074938	8/12/2004	4912572	12/2/2005	REGISTERED	1, 2, 4, 17, 19

1 - Organic acids, cresylic acid compounds, naphthalene, coal tar bases in crude and pure form, namely quinoline and pyridine, synthetic pearlescence, namely basic lead carbonate, phthalic anhydride, and maleic anhydride, sold in bulk to the tar, coke and aluminum industries; floatation oils, coal tar neutral oils and tar acid oils for use in the manufacture of paints and solvents.

2 - Wood preservatives, namely creosote and creosote solutions.

4 - Fuel, namely coke; and floatation oils, coal tar neutral oils and tar acid oils for use as industrial lubricants.

17 - Isocyanurate, urethane or phenolic foam insulation materials.

19 - Crude oil tar and pitches; preservative treated lumber; bituminous cement for flashing and roofing; structural membranes for built-up roof construction; namely, tarsaturated fabric, asphalt and tar felt; waterproof pitch for building and roofing; bituminous fiber roof coating plastic; bituminous touch up sealant for patching and repairing bituminous-coated surfaces; bituminous protected roofing, siding and valleys; preservative treated wood products; namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products for general construction purposes; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; reinforced plastic standard structural shapes for general construction purposes and panels; polyester flooring; and liquid and liquifiable bituminous mastic and asphaltic roof coatings for brushing and spraying.

Schedule 6.1.14 – Page 47

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	MEXICO	Koppers Delaware, Inc.	697481	1/19/2005	876173	4/18/2005	REGISTERED	2

2 - Paints, varnishes, lacquers, preservatives against rust and against deterioration of wood, colorants, mordants, raw natural resins, metals in foil and powder form for painters, decorators, printers and artists.

KOPPERS & Design	MEXICO	Koppers Delaware, Inc.	674074	8/27/2004	883632	5/27/2005	REGISTERED	01

01 - Chemical used in industry, science and photographs; and, in agriculture, horticulture and forestry; unprocessed artificial resin, raw plastics; manure for agriculture; fire extinguishing compositions; tempering and soldering compositions; fuels (including motor spirit) and illuminants; candles and wicks for lighting

KOPPERS & Design	MEXICO	Koppers Delaware, Inc.	674075	8/27/2004	871582	3/7/2005	REGISTERED	04	04 - Oils and industrial grease; lubricants; dust absorbing, wetting and binding compositions; fuels (including motor spirit) and illuminants; sails and wicks for alum.
KOPPERS & Design	MEXICO	Koppers Delaware, Inc.	674076	8/27/2004	900465	9/23/2005	REGISTERED	17	17 - Materials insulating than foam for ~isocianurato~, urethanes and ~fenolicos~.
KOPPERS & Design	MEXICO	Koppers Delaware, Inc.	1527347	9/12/2014	1589807	11/17/2015	REGISTERED	2	2 - Compositions for preserving cellulose-based materials
KOPPERS & Design	MEXICO	Koppers Delaware, Inc.	1527349	9/12/2014	1571344	9/10/2015	REGISTERED	19

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

Schedule 6.1.14 – Page 48

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	PERU	Koppers Delaware, Inc.	589128-2014	9/12/2014	10801	6/3/2015	REGISTERED	2, 19

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

KOPPERS & Design	SOUTH AFRICA	Koppers Delaware, Inc.	200413685	8/11/2004	200413685	6/28/2010	REGISTERED	17

17 - Rubber, gutta-percha, gum, asbestos, mica and goods made from these materials and not included in other classes; plastics in extruded form for use in manufacture; packing, stopping and insulating materials; flexible pipes, not or metal including isocyanurate, urethane and phenolic foam insulation materials

Schedule 6.1.14 – Page 49

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	SOUTH AFRICA	Koppers Delaware, Inc.	200413688	8/11/2004	200413688	6/28/2010	REGISTERED	1

1 - Chemicals used in industry, science and photography as well as in agriculture, horticulture and forestry including organic aids, cresylic acid compounds, naphthalene, coal tar bases in crude and pure form, namely quinoline and pyridine, synthetic pearlescene, namely basic lead carbonate, phthalic anhydride, and maleic anhydride, solid in bulk to the tar, coke and aluminum industries; floatation oils, coal tar neutral oils and tar acid oils for use in the manufacture of paints and solvents; unprocessed artificial resins; unprocessed plastics; manures; fire-extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuff; tanning substances; adhesives used in industry

KOPPERS & Design	SOUTH AFRICA	Koppers Delaware, Inc.	200413686	8/11/2004	200413686	6/28/2010	REGISTERED	4

4 - Industrial oils ans greases; lubricants including floatation oils; coal tar neutral oil and tar acid oils for use as industrial lubricants; dust absorbing, wetting and binding compositions; fuels (including motor spirit and coke) and illuminants; candles, wicks

KOPPERS & Design	SOUTH AFRICA	Koppers Delaware, Inc.	200413687	8/11/2004	200413687	6/28/2010	REGISTERED	2

2 - Paints, varnishes, lacquers, preservatives against rust and against deterioration of wood including wood preservatives, namely creosote and creosote solutions; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artist

Schedule 6.1.14 – Page 50

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	SOUTH AFRICA	Koppers Delaware, Inc.	200413684	8/11/2004	200413684	6/28/2010	REGISTERED	19

19 - Building materials (non-metallic), non-metallic rigid pipes for building; asphalt, pitch and bitumen; crude coal tar and pitches; preservative treated lumber; bituminous cement for flashing and roofing; structural membranes for built-up roof construction; namely, tar-saturated fabric, asphalt and tar felt; waterproof pitch for building and roofing; bituminous fiber roof coating plastic; bituminous touch up sealant for patching and repairing bituminous-coated surfaces; bituminous protected roofing, siding and valleys; preservative treated wood products; namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products for general construction purposes; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; reinforced plastic standard structural shapes for general construction purposes and panels; polyester flooring; and liquid and liquifiable bitumnous mastic and asphaltic roof coatings for brushing and spraying; non-metallic transportable buildings; monuments, not of metal

Schedule 6.1.14 – Page 51

KOPPERS & Design	TAIWAN	Koppers Industries of Delaware, Inc.	093037399	8/11/2004	01334182	10/16/2008	REGISTERED	1, 2, 4, 17, 19

1 - Industrial chemicals, scientific chemicals; organic acids, cresylic acid compounds, naphthalene, coal tar bases in crude and pure form, namely quinoline and pyridine, synthetic pearlescence, namely basic lead carbonate, phthalic anhydride, and maleic anhydride, sold in bulk to the tar, coke and aluminum industries; anti-floating agents and anti-settling agents for use in the paint industry, industrial chemicals for use in the manufacture of paints and solvents; bituminous adhesives for glass casing (or light reflecting) and roofing.

2 - Wood preservative, namely creosote and creosote solutions.

4 - Gas fuels, liquid fuels and solid fuels, coke; oils and greases for industrial use, lubricating oils; floatation oils, coal tar neutral oils and tar acid oils for use as industrial lubricants.

17 - Isocyanurate, urethane and pheonlic foam insulation materials; insulating coatings, insulating paints, insulating oils, insulators for electrical cables; bituminous touch up sealants for patching and repairing bituminous-coated surfaces.

19 - Crude coal tar and pitches; preservative treated lumber for building; roofing not of metal; waterproof pitch for building and roofing; roof flashing, not of metal, plastic trim boards, plastic corrugated sheets for building, plastic draining sheets; bitumonious protected roofing, siding and valleys (or gutters); preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products for general construction purposes; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood; reinforced plastic standard structural shapes and panels for general construction purposes; polyester flooring; asphaltic coatings for roofing.

Schedule 6.1.14 – Page 52

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Design	UNITED STATES	Koppers Delaware, Inc.	85/673,152	7/10/2012	4,409,596	10/1/2013	REGISTERED	017

017 - Carbon, graphite and composite foam, and synthetic graphite, for heat transfer and thermal management applications, insulating and flame retardant materials, thermal interface materials, blast abatement materials, roofing materials, structural applications, and electrically conductive applications

KOPPERS & Design	UNITED STATES	Koppers Delaware, Inc.	76/504,825	4/7/2003	3,085,821	4/25/2006	REGISTERED	001, 002, 004, 017, 019

001 - Naphthalene; phthalic anhydride sold in bulk to the tar, coke and aluminum industries; tar acid oils for use in the manufacture of paints and solvents

002 - Wood preservatives, namely creosote and creosote solutions

004 - [ Fuel, namely, coke ]

017 - [ Isocyanurate foam insulation materials ]

019 - [ Crude ] coal tar and pitches; preservative treated lumber; bituminous cement for flashing and roofing; structural membranes for built-up roof construction, namely, tar-saturated fabric, asphalt and tar felt; waterproof pitch for building and roofing; bituminous fiber roof coating [ plastic]; bituminous touch up sealant for patching and repairing bituminous-coated surfaces; [ bituminous protected roofing, siding and valleys;] preservative treated wood products; namely, pilings, poles, posts, crossties, lumber, [ structural supports and laminated structural wood products for general construction purposes; laminated structural wood products, namely, utility crossarms; and ] liquid and liquifiable bituminous mastic and asphaltic roof coatings for brushing and spraying

Schedule 6.1.14 – Page 53

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
KOPPERS & Log Cross-Section Design	AUSTRALIA	Koppers Delaware, Inc.	429785	7/12/1985	429785	12/3/1987	REGISTERED	19

19 - Treated wood and timber, in particular, pressure-treated and/or preservative-treated wood products, including round-wood products for landscaping; building poles for pole frame construction; and sawn timbers; except refractory materials in class 19

KOPPERS & Log Cross-Section Design	AUSTRALIA	Koppers Delaware, Inc.	B429772	7/12/1985	B429772	7/12/1985	REGISTERED	19

19 - Treated wood and timber, in particular, pressure-treated and/or preservative-treated wood products, including round-wood products for landscaping; building poles for pole frame construction; and sawn timbers; except refractory materials

KOPPERS & Log Cross-Section Design	AUSTRALIA	Koppers Delaware, Inc.	429784	7/12/1985	429784	12/3/1987	REGISTERED	19

19 - Treated wood and timber, in particular, pressure-treated and/or preservative-treated wood products, including round-wood products for landscaping; building poles for pole frame construction; and sawn timbers; except refractory materials

LIFEWOOD	EUROPEAN UNION	ProtimSolignum Limited	002346138	8/8/2001	002346138	12/19/2002	REGISTERED	16, 19, 40

16 - Printed matter and printed publications; printed matter and printed publications relating to preservatives, timber, building timber, preservative treated timber, preservative treated timber for building, pressure treated timber, pressure treated timber for building and timber constructions; instruction manuals for timber constructions and timber construction kits.

19 - Timber; timber for building; preservative treated timber; preservative treated timber for building; pressure treated timber; pressure treated building timber.

40 - Treatment of timber; coating of timber; timber processing; consultancy, information and advisory services relating to all of the aforesaid.

Schedule 6.1.14 – Page 54

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
LIFEWOOD	AUSTRALIA	Koppers Performance Chemicals Australia Pty Ltd	852299	10/4/2000	852299	11/28/2002	REGISTERED	2

2 - Paints; varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordants; metals in powder form for painters, decorators, printers and artists, timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

LIFEWOOD	NEW ZEALAND	Koppers Performance Chemicals New Zealand	624295	10/2/2000	624295	4/5/2001	REGISTERED	19	19 - timber and timber products in this class including treated timber, milled and sawn timber, manufactured timber; non-metallic building materials and building products in this class
LIFEWOOD	UNITED STATES	Koppers Performance Chemicals Inc.	73/731,746	5/31/1988	1,535,297	4/18/1989	REGISTERED	019	019 - Treated Lumber
MADEPIL AC 40	BRAZIL	AL G Preservantes De Madeira LTDA	817133720	2/19/1993	817133720	9/13/1994	REGISTERED	01, 02, 05, 31, 42	01 - (Chemicals) 02 - (Paints) 05 - (Pharmaceuticals) 31 - (Natural agricultural products) 42 - (Scientific and technological services)
MADEPIL TRI 90	BRAZIL	ALG Preservantes De Madeira Ltda	823108570	8/11/2000	823108570	11/28/2006	REGISTERED	05	05 - Pesticides, fungicides, herbicides, insecticides, and products for extinguish noxious animals.
MCA	EUROPEAN UNION	Koppers Performance Chemicals Inc.	007083835	7/23/2008	007083835	4/2/2009	REGISTERED	2, 19	2 - Wood preservative. 19 - Treated wood, namely, preserved wood.

Schedule 6.1.14 – Page 55

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
MCQ	NEW ZEALAND	Koppers Performance Chemicals Inc.	792550	7/11/2008	792550	1/15/2009	REGISTERED	02, 19	02 - preservatives used in the treatment of wood and cellulosic materials 19 - treated wood and lumber
MICROPOST	EUROPEAN UNION	Koppers Performance Chemicals Inc.	009276841	7/27/2010	009276841	1/10/2011	REGISTERED	19	19 - Wooden fences, posts, and pilings
MICROPRO	ARGENTINA	Osmose, Inc.	2767680	8/23/2007	2393379	9/17/2010	REGISTERED	19	19 - Non-metallic building materials
MICROPRO	ARGENTINA	Osmose, Inc.	2767678	8/23/2007	2394173	9/17/2010	REGISTERED	02	02 - Paints
MICROPRO	ARGENTINA	Osmose, Inc.	2767679	8/23/2007	2455328	8/12/2011	REGISTERED	05	05 - Pharmaceuticals
MICROPRO	AUSTRALIA	Koppers Performance Chemicals Inc.	1065361	7/18/2005	1065361	6/1/2006	REGISTERED	2	2 - Preservatives in this class including preservatives used in the treatment of wood and cellulosic materials; paints, varnishes, lacquers and colorants
MICROPRO	AUSTRALIA	Osmose, Inc.	1576469	8/23/2013	1576469	5/5/2015	REGISTERED	19	19 - Non-metallic decking; non-metallic fencing; timber, wood and lumber for building purposes; timber, wood and lumber building products; treated, preserved, and finished timber, wood and lumber
MICROPRO	BRAZIL	Osmose, Inc.	829704558	5/2/2008	829704558	8/16/2011	REGISTERED	19	19 - Treated wood and lumber
MICROPRO	BRAZIL	Osmose, Inc.	829704604	5/2/2008	829704604	9/8/2010	REGISTERED	02	02 - Paints
MICROPRO	CHILE	Koppers Performance Chemicals Inc.	778315	6/22/2007	807237	1/30/2008	REGISTERED	02, 05, 19	02 - Preservatives used in the treatment of wood and cellulosic materials 05 - Fungicides. 19 - Building materials (non-metallic), wood, semi-worked

Schedule 6.1.14 – Page 56

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
MICROPRO	CANADA	Koppers Performance Chemicals Inc.	1264686	7/13/2005	TMA749049	9/30/2009	REGISTERED	N/A	N/A - Preservatives used in the treatment of wood and cellulosic materials.
MICROPRO	CHINA	Osmose, Inc.	5753690	11/29/2006	5753690	11/21/2009	REGISTERED	19	19 - Semi-worked woods
MICROPRO	CHINA	Osmose, Inc.	5753691	11/29/2006	5753691	12/7/2009	REGISTERED	02	02 - Preservatives against rust and against deterioration of wood.
MICROPRO	CHINA	Osmose, Inc.	5842841	1/12/2007	5842841	12/7/2009	REGISTERED	19	19 - Semi-worked woods
MICROPRO In Chinese Characters	CHINA	Osmose, Inc.	5842842	1/12/2007	5842842	12/21/2009	REGISTERED	02	02 - Preservatives against rust and against deterioration of wood
MICROPRO	COSTA RICA	Koppers Performance Chemicals Inc.	2015-008575	9/2/2015	253226	6/24/2016	REGISTERED	002	002 - Preservatives used in the treatment of wood and cellulosic materials
MICROPRO	COSTA RICA	Koppers Performance Chemicals Inc.	2015-008576	9/2/2015	253227	6/24/2016	REGISTERED	019	019 - Treated wood and lumber
MICROPRO	EUROPEAN UNION	Koppers Performance Chemicals Inc.	004544102	7/15/2005	004544102	12/10/2008	REGISTERED	2, 5, 19	2 - Preservatives used in the treatment of wood and cellulosic materials. 5 - Fungicides. 19 - Wood products.
MICROPRO	HONDURAS	Koppers Performance Chemcials Inc.	11020984	6/23/2011	118110	11/22/2011	REGISTERED	02	02 - Used preservatives into treatment of wood

Schedule 6.1.14 – Page 57

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
MICROPRO	HONDURAS	Koppers Performance Chemcials Inc.	11020985	6/23/2011	117993	11/18/2011	REGISTERED	19	19 - Wood cures
MICROPRO	JAPAN	Osmose, Inc.	2005-066192	7/19/2005	4968359	7/7/2006	REGISTERED	02

02 - (Canada balsam, Wallpaper removing preparations, Copal, Sandarac, Shellac, Pine oil extracted from pine roots, Dammar (resin), Mordants, Mastic (natural resin), Pine resin (rosin), Wood preservatives)

MICROPRO	NEW ZEALAND	Koppers Performance Chemicals Inc.	732663	7/15/2005	732663	10/12/2006	REGISTERED	02	02 - preservatives used in the treatment of wood and cellulosic materials
MICROPRO	NEW ZEALAND	Koppers Performance Chemicals Inc.	983361	8/23/2013	983361	2/25/2014	REGISTERED	19

19 - Non-metallic building products; non-metallic decking; non-metallic fencing; timber, wood and lumber for building purposes; timber, wood and lumber building products; treated, preserved, and finished timber, wood and lumber.

MICROPRO	PHILIPPINES	Osmose, Inc.	04-2007-012531	11/12/2007	04-2007-012531	7/21/2008	REGISTERED	02, 05, 19	02 - Preservatives used in the treatment of wood and cellulosic materials 05 - Fungicides 19 - Treated wood and lumber
MICROPRO	SOUTH KOREA	Osmose, Inc.	40-2007-0059375	11/20/2007	4007602290000	9/8/2008	REGISTERED	02, 05, 19	02 - Preservatives used in the treatment of wood and cellulosic materials. 05 - Fungicides 19 - Treated wood and lumber

Schedule 6.1.14 – Page 58

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
MICROPRO	TAIWAN	Osmose, Inc.	096001357	1/9/2007	01291529	12/1/2007	REGISTERED	02, 19	02 - Preservatives used in the treatment of wood. 19 - Treated wood, non-metal lumber for building use.
MICROPRO In Chinese Characters	TAIWAN	Osmose, Inc.	096001359	1/9/2007	1291530	1/9/2007	REGISTERED	02, 19	02 - Preservatives used in the treatment of wood. 19 - Treated wood, non-metal lumber for building use.
MICROPRO	UNITED STATES	Koppers Performance Chemicals Inc.	78/768,653	12/7/2005	3,432,948	5/20/2008	REGISTERED	002, 005, 019	002 - Preservatives used in the treatment of wood and cellulosic materials 005 - fungicides for use in/on wood and lumber 019 - treated wood and lumber
MICROPRO & Design	UNITED STATES	Koppers Performance Chemicals Inc.	78/917,094	6/26/2006	3,486,452	8/12/2008	REGISTERED	002, 005, 019	002 - Preservatives used in the treatment of wood and cellulosic materials 005 - Fungicides for use in/on wood and lumber 019 - Treated wood and lumber
MICROPRO MICRONIZED TIMBER	UNITED KINGDOM	Koppers Performance Chemicals Inc.	2529201	10/19/2009	2529201	1/22/2010	REGISTERED	19	19 - Composites, wood and cellulosic materials treated with small particles of preservatives.
MICROPRO SIENNA	AUSTRALIA	Osmose, Inc.	1576472	8/23/2013	1576472	5/5/2015	REGISTERED	19	19 - Non-metallic decking; non-metallic fencing; timber, wood and lumber for building purposes; timber, wood and lumber building products; treated, preserved, and finished timber, wood and lumber

Schedule 6.1.14 – Page 59

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
MICROPRO SIENNA	CANADA	Koppers Performance Chemicals Inc.	1598192	10/15/2012	865,922	11/26/2013	REGISTERED	N/A	N/A - Treated wood and lumber, decking, fencing, wood for landscaping.
MICROPRO SIENNA	NEW ZEALAND	Koppers Performance Chemicals Inc.	983362	8/23/2013	983362	2/25/2014	REGISTERED	19

19 - Non-metallic building products; non-metallic decking; non-metallic fencing; timber, wood and lumber for building purposes; timber, wood and lumber building products; treated, preserved, and finished timber, wood and lumber.

MICROSHADES	AUSTRALIA	Koppers Performance Chemicals Inc.	1095569	1/20/2006	1095569	1/20/2006	REGISTERED	02	02 - Colorants used in the treatment of wood and cellulosic materials
MICROSHADES	CANADA	Koppers Performance Chemicals Inc.	1286460	1/18/2006	745,456	8/17/2009	REGISTERED	N/A	N/A - Colorants used in the treatment of wood and cellulosic materials.
MICROSHADES	CHINA	Osmose, Inc.	5225955	3/20/2006	5225955	6/28/2009	REGISTERED	02	02 - Paints (not include foodstuffs and insulating paints); metals in foil and powder form for painters, decorators, printers and arts
MICROSHADES	EUROPEAN UNION	Koppers Performance Chemicals Inc.	004849105	1/20/2006	004849105	1/19/2007	REGISTERED	2	2 - Colorants used in the treatment of wood and cellulosic materials.
MICROSHADES	JAPAN	Osmose, Inc.	2006-006713	1/30/2006	5033515	3/16/2007	REGISTERED	02

02 - Colorants used in the treatment of wood and cellulosic materials, other colorants; Canada balsam; wallpaper removing preparations; copal; sandarac; shellac; pine oil; dammar; mordants; mastic; pine gum; wood preservatives; printing inks; colors (for drawing pictures); anti-rust greases; nonferrous metals in foil or powder form for painters, decorators, printers and artists; precious metals in foil or powder form for painters, decorators, printers and artists.

Schedule 6.1.14 – Page 60

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
MICROSHADES	NEW ZEALAND	Koppers Performance Chemicals Inc.	741784	1/20/2006	741784	1/11/2007	REGISTERED	02	02 - Colourants used in the treatment of wood and cellulosic materials.
MICROSHADES	UNITED STATES	Koppers Performance Chemicals Inc.	78/793,206	1/17/2006	3,228,894	4/10/2007	REGISTERED	002	002 - Preservatives and colorants used in the treatment of wood and cellulosic materials
MICRO SHADES & Design	UNITED STATES	Koppers Performance Chemicals Inc.	78/915,243	6/23/2006	3,473,975	7/22/2008	REGISTERED	002	002 - Preservatives and colorants used in the treatment of wood and cellulosic materials
MICROSHIELD	EUROPEAN UNION	Koppers Performance Chemicals Inc.	009213984	6/30/2010	009213984	2/28/2011	REGISTERED	2, 5, 19	2 - Preservatives used in the treatment of wood and cellulosic materials, colourants, and lacquers. 5 - Fungicides. 19 - Treated wood, lumber, timber, decking, and cladding.
MICROSHIELD	UNITED KINGDOM	Koppers Performance Chemicals Inc.	UK00002396983	7/15/2005	UK00002396983	12/8/2006	REGISTERED	02	02 - Preservatives used in the treatment of wood and cellulosic materials.
MICROSHIELD	UNITED KINGDOM	Koppers Performance Chemicals Inc.	UK00002551770	6/30/2010	UK00002551770	9/24/2010	REGISTERED	19	19 - Treated wood, lumber, timber, decking, and cladding.
NATURAL GUARD	CANADA	Koppers Performance Chemicals Inc.	1167351	2/12/2003	610,539	5/17/2004	REGISTERED	N/A	N/A - pressure treated wood

Schedule 6.1.14 – Page 61

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
NATURE GUARD	CANADA	Koppers Performance Chemicals Inc.	1166777	2/6/2003	655594	12/21/2005	REGISTERED	N/A	N/A - pressure treated wood
NATUREWOOD	CANADA	Koppers Performance Chemicals Inc.	1137333	4/18/2002	653201	11/22/2005	REGISTERED	N/A	N/A - Treated wood.
NATUREWOOD	ESTONIA	Protim Solignum Limited	M200200155	2/8/2002	37510	3/12/2003	REGISTERED	16, 19, 40

16 - publications and publications; printer works and publications concerning conservatives, wood, construction wood, with preservatives treated wood, with preservatives treated construction wood, pressure treated wood, pressure treated construction wood and wood constructions; wood buildings, wood structures and wood building sets related instruction materials

19 - wood; building timber; preservatives treated wood; building timber treated with preservatives; pressure treated wood; pressure treated building timber

40 - wood processing; wood processing with cover substances and equipment, devices; wood treatment; with consulting, information and advising services related to all aforenamed services

Schedule 6.1.14 – Page 62

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
NATUREWOOD	EUROPEAN UNION	Protim Solignum Limited	002345270	8/8/2001	002345270	9/16/2004	REGISTERED	16, 19, 40

16 - Printed matter and printed publications relating to preservatives, timber, building timber, preservative treated timber, preservative treated timber for building, pressure treated timber, pressure treated timber for building and timber constructions; instruction manuals for timber constructions and timber construction kits.

19 - Timber; timber for building; preservative treated timber; preservative treated timber for building; pressure treated timber; pressure treated building timber.

40 - Treatment of timber; coating of timber; timber processing; consultancy, information and advisory services relating to all of the aforesaid.

NATUREWOOD	JAPAN	Koppers Performance Chemicals Inc.	2004-025920	3/19/2004	4875308	6/24/2005	REGISTERED	02

02 - (Canada balsam, Wallpaper removing preparations, Copal, Sandarac, Shellac, Pine oil extracted from pine roots, Dammar (resin), Mordants, Mastic (natural resin), Pine resin (rosin), Wood preservatives)

NATUREWOOD	POLAND	Protim Solignum Limited	246236	2/8/2002	161288	4/1/2005	REGISTERED	16, 19, 40

16 - application forms; and printed publications in the field of preserving agents, for wood, construction and carpentry wood, preserved wood, preserved wood for the building industry, pressure-processed wood, pressure-processed wood for building and wooden structures, manual for wooden structures and wooden structure sets

19 - food, timber for building industry, preserved timber, preserved timber for building industry, pressure-processed timber, pressure-processed timber for building industry

40 - services in processing and processing of wood, services in wood coating, consulting, information, advisory services in range of all above mentioned services and goods

Schedule 6.1.14 – Page 63

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
NATUREWOOD	LATVIA	Protim Solignum Limited	M-02-218	2/8/2002	M53287	5/20/2004	REGISTERED	16, 19, 40

16 - Printed matter and publications; printed matter and publications about preservatives, timber products, timber, timber products and timber processed with preservatives, pressed timber products and timber as well as wood constructions; manuals about wood constructions and tools meant for them

19 - Timber; construction wood; woodwork and construction wood worked-up with preservatives pressed wood materials; pressed construction wood

40 - Timber processing; timber priming; timber recycling; consultations, information and advice provision about before mentioned services

NATUREWOOD	NEW ZEALAND	Koppers Performance Chemicals New Zealand	635556	4/4/2001	635556	10/4/2001	REGISTERED	02	02 - Preservatives against deterioration of wood
NATUREWOOD	NEW ZEALAND	Koppers Performance Chemicals New Zealand	635557	4/4/2001	635557	10/4/2001	REGISTERED	19	19 - Building materials (non-metallic); timber products
NATUREWOOD	NEW ZEALAND	Koppers Performance Chemicals New Zealand	635558	4/4/2001	635558	10/4/2001	REGISTERED	40	40 - Services relating to the treatment of timber

Schedule 6.1.14 – Page 64

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined

Schedule 6.1.14 – Page 65

NATUREWOOD	RUSSIA, FEDERATION OF	Koppers Performance Chemicals Inc.	2005704613	3/4/2005	303535	3/24/2006	REGISTERED	01, 02, 05

01 - chemical preparations for industrial, scientific, photographic, agricultural, horticulture and forestry purposes; unprocessed synthetic resins, raw plastic materials; fertilizers; fire extinguishing compositions; preparations for conservations food products; tanning substances; glues for industrial purposes, including: compositions chemical for wood working and other cellulose materials in purposes giving above materials fire resistance, and also stability to influence insects and rotting; synthetic phenolic ~ resol ~ resin and catalysts, used for processing void in wood; synthetic epoxy resin; epoxy glues; epoxy hardeners, used for wood and others cellulose materials; chemical substances, used for productions insecticides; additives chemical for giving impregnation for protection wood color and water repellent properties, water-repellent additives, used for for the purposes protection wood, namely ~ hydrophobic ~ compositions mixed with impregnated for protection wood, used for wood and other cellulose materials.

02 - paints , lacquers, drying oils; protective tools, preservatives against rust and against deterioration of wood; substances for coloring; mordants; raw natural resins; sheet and powdered metals, ~ izpolzuemye ~ for art and decoration goals and art print, including: for the purposes protection wood from rotting; cartridges with for the purposes protection wood from rotting; bandages construction for protection wood; soils putties for infliction on flame retardants, wood impregnated; tinting paints and ~ ~ substances for wood; putties for wood, Masonry and plaster solutions; systems restoration wooden supports, consisting of glass fiber ~ wrapping ~ material and impregnations on basis polyethylene; compositions for giving color, used together with formulations for protection wood, namely paints for wood, mixed with formulations for protection wood; chemical compositions for protection wood and others cellulose materials; for the purposes protection wood, used exclusively in installations wood working under pressure; coverings anticorrosive for protection steel piles from corrosion; for the purposes protection wood, used exclusively in installations wood working under pressure.

05 - pharmaceutical and veterinary preparations; sanitary preparations; sanitary preparations for medical purposes; dietetic substances for medical use, food for babies; plasters; materials for dressings; teeth filling material and manufacturing dental casts; Dezenfitsiruyuschie ~ ~ tools; preparations for destroying noxious animals; fungicides, herbicides, namely: fungicides, used in household and and industrial purposes for protection from rotting wood massive building wood; fumigants, pesticides, used in household and industrial purposes for protection wood from rotting and impact insects; compositions for repellent insects in targets protection ship piles from ship ~ ~ carpenter; insecticides, used in household and industrial purposes.

Schedule 6.1.14 – Page 66

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
NATUREWOOD	UNITED STATES	Koppers Performance Chemicals Inc.	74/411,444	7/12/1993	1,887,913	4/4/1995	REGISTERED	019	019 - treated wood
NATUREWOOD & Design	GUATEMALA	Osmose, Inc.	200301811	3/18/2003	127907	2/12/2004	REGISTERED	01

01 - FIRM APPLICANT BOOKING LAW EXCLUSIVE OF USE OF TRADEMARK IN ANY COLOR, COMBINATION OF COLOURS, FUNDS OR DISPOSITIONS AND LAW THAN ~APLICARLA~ IN PRODUCTS THAT SUPPORTING, ~USARLA~ AT BOXES, PACKINGS, CARTONS, LABELS, PACKING, VEHICLES, STATIONERY AND IN ANY OTHER ADVERTISING MEANS THAT CONSIDER CONVENIENT AND RIGHT. CHEMICAL PRODUCTS FOR INDUSTRIAL USE, SCIENCE, PHOTOGRAPHY, HORTICULTURE AND FORESTRY. UNPROCESSED ARTIFICIAL RESINS, UNPROCESSED PLASTICS. MANURE FOR AGRICULTURE. FIRE EXTINGUISHING COMPOSITIONS. TEMPERING AND SOLDERING PREPARATIONS. CHEMICAL PRODUCTS FOR PRESERVING FOODSTUFFS. TANNING SUBSTANCES. ADHESIVES FOR INDUSTRIAL USE (GLUES)..

NEXWOOD	UNITED KINGDOM	Koppers Performance Chemicals Inc.	UK00002485561	4/22/2008	UK00002485561	11/28/2008	REGISTERED	02, 19	02 - Heated and pressure wood treatment solution. 19 - Treated wood and decking.
NEXWOOD	UNITED STATES	Koppers Performance Chemicals Inc.	77/467,573	5/7/2008	4,632,581	11/4/2014	REGISTERED	019	019 - Treated wood, namely, wood decking, wood railing, wood trim, wood planks, wood boards, and wood sill plates
NORUSTO	UNITED KINGDOM	Koppers Performance Chemicals Inc.	300586	2/19/1908	300586	2/19/1908	REGISTERED	02	02 - Paints and varnish

Schedule 6.1.14 – Page 67

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
NW 100	CANADA	Koppers Performance Chemicals Inc.	1168620	2/24/2003	620,276	9/22/2004	REGISTERED	N/A	N/A - Wood products namely lumber and plywood.
NW 100	CANADA	Koppers Performance Chemicals Inc.	1137334	4/18/2002	619692	9/15/2004	REGISTERED	N/A	N/A - Wood preservatives.
NWTT PROPER POST USE CLASS 4 & Design	EUROPEAN UNION	Northwest Timber Treatments Ltd.	011560125	2/8/2013	011560125	6/19/2013	REGISTERED	19	19 - Wood post and timber.
O-CALC	CANADA	Osmose Utilities Services, Inc.	1036538	11/24/1999	642,084	6/15/2005	REGISTERED	N/A	N/A - Computer software for use in determining loads
ORGOL	EUROPEAN UNION	Koppers Delaware, Inc.	002393684	10/1/2001	002393684	3/12/2004	REGISTERED	19	19 - Bitumen; bituminous coatings; bituminous products; coal tar; macadam; road coating materials; tar and tarred strips; compositions for producing tar macadam; all included in class 19.
ORGOL	UNITED KINGDOM	Koppers Delaware, Inc.	1551688	10/26/1993	1551688	9/9/1994	REGISTERED	19	19 - Bitumen; bituminous coatings; bituminous products; coal tar; macadam; road coating materials; tar and tarred strips; compositions for producing tar macadam
PERMATIMBER & PermaTimber	UNITED KINGDOM	Walford Timber Ltd	UK00002525303	9/3/2009	UK00002525303	3/12/2010	REGISTERED	19	19 - Treated wood products.
PLAYGUARD	CANADA	Koppers Performance Chemicals Inc.	1142293	6/5/2002	663098	4/21/2006	REGISTERED	N/A	N/A - Preserved wood products namely, lumber and plywood.

Schedule 6.1.14 – Page 68

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PLAYGUARD	UNITED KINGDOM	Koppers Performance Chemicals Inc.	UK00002354877	2/2/2004	UK00002354877	7/9/2004	REGISTERED	19	19 - Preserved timber; preserved timber for use in playgrounds.
PLYGUARD	INDONESIA	Osmose, Inc.	D002009001108	1/14/2009	IDM000261511	8/2/2010	REGISTERED	01	01 - Chemicals and preservatives used in wood treatment
POLEPROTECT	EUROPEAN UNION	Koppers Performance Chemicals Inc.	015250004	3/21/2016	015250004	9/12/2016	REGISTERED	019	019 - Preservative treated wood products
PRESERVE ACQ LOGO	NEW ZEALAND	Koppers Performance Chemicals New Zealand	640513	6/27/2001	640513	9/9/2002	REGISTERED	02

02 - Paints; varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordants; metals in powder form for painters, decorators, printers and artists; timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

PRESERVE ACQ LOGO (see above for design)	NEW ZEALAND	Koppers Performance Chemicals New Zealand	640514	6/27/2001	640514	9/9/2002	REGISTERED	19	19 - Building materials (non-metallic); timber products
PRESERVE ACQ LOGO (see above for design)	NEW ZEALAND	Koppers Performance Chemicals New Zealand	640515	6/27/2001	640515	9/9/2002	REGISTERED	40	40 - Services relating to the treatment of timber
PRESERVEPLUS ACQ LOGO	NEW ZEALAND	Koppers Performance Chemicals New Zealand	640517	6/27/2001	640517	9/9/2002	REGISTERED	19	19 - Building materials (non-metallic); timber products

Schedule 6.1.14 – Page 69

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PRESERVEPLUS ACQ LOGO (see above for design)	NEW ZEALAND	Koppers Performance Chemicals New Zealand	640518	6/27/2001	640518	9/9/2002	REGISTERED	40	40 - Services relating to the treatment of timber
PRESERVEPLUS ACQ LOGO (see above for design)	NEW ZEALAND	Koppers Performance Chemicals New Zealand	640516	6/27/2001	640516	9/9/2002	REGISTERED	02

02 - Paints; varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordants; metals in powder form for painters, decorators, printers and artists; timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

PREVAC	GERMANY	Protim Solignum Limited	P20798	9/25/1972	920744	7/23/1974	REGISTERED	02, 07, 19

02 - Wood preservatives, paints, lacquers (as far as listed in Class 2), varnishes, as well for artists as for industrial purposes and for handcraft, anti-rust preparations for preservation, dyes, without substances for the colouring of food and beverages, wood mordants, resins, metal foils and metal in form of powders for painters and decorators.

07 - Waterproofing installations for wood, fittings for waterproofing installations for wood.

19 - Non-metal building materials, including semi-finished wood, beams, planks, panels, plywood, building glass, i.e. tiles, shingles from glass, natural and artificial stones, cement, lime carbonate, mortar, gypsum, gravel, tubes from sandstone and cement, material for making and coating roads, asphalt, pitch and bitumen, transportable houses.

Schedule 6.1.14 – Page 70

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PREVAC	INDONESIA	Protim Solignum Limited	IDM000074931	9/29/2004	IDM000074931	5/15/2006	REGISTERED	2

2 - Paints, varnishes, lacquers; preservatives against rust, materials deterioration of wood; colorants, layering; mordant; dyeing materials; metals in foil and powder form for painters; anti-stain preparations for metals; bacteriological paints; varnishes of coal; paints of coal; copal; copal varnishes; lacquers; oils of wood tar; enamel; mastic; pigments; base paints; colorants for wood.

PREVAC	IRELAND	Protim Solignum Limited	82478	8/14/1973	82478	8/14/1973	REGISTERED	11	11 - Installations for use in impregnating timber with preservatives and parts and fittings for such goods.
PREVAC	MALAYSIA	Osmose, Inc. (change to Koppers Performance Chemicals Inc. pending)	S024538	6/8/1979	S024538	6/24/1986	REGISTERED	11	11 - INSTALLATIONS FOR USE IN IMPREGNATING TIMBER WITH PRESERVATIVES AND PARTS AND FITTINGS INCLUDED IN CLASS 11 FOR SUCH GOODS
PREVAC	NEW ZEALAND	Koppers Performance Chemicals New Zealand	105371	8/13/1973	105371	11/19/1973	REGISTERED	11	11 - installations in this class for use in impregnating timber with preservatives, and parts and fittings in this class
PREVAC	SARAWAK	Osmose, Inc.	SAR/019852	6/11/1979	R/019852	6/11/1979	REGISTERED	11	11 - Installation for use in impregnating timber with preservatives and parts and fittings included in class 11 for such goods
PREVAC	SINGAPORE	Protim Solignum Limited	T79/80624I	6/2/1979	T79/80624I	6/2/1979	REGISTERED	11	11 - Installations for use in impregnating timber with preservations and parts and fittings
PREVAC	UNITED KINGDOM	Koppers Performance Chemicals Inc.	923088	3/27/1968	923088	3/27/1968	REGISTERED	02, 19

02 - Wood preservatives; paints, varnishes (other than insulating varnish), lacquers; natural resins.

19 - Non-metallic materials and non-metallic elements, all for use in building and in civil engineering construction; and portable buildings.

Schedule 6.1.14 – Page 71

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PREVAC	UNITED KINGDOM	Koppers Performance Chemicals Inc.	991511	5/3/1972	991511	5/3/1972	REGISTERED	11	11 - Installations for use in impregnating timber with preservatives, and parts and fittings included in Class 11 for such goods
PROCOAT	COLOMBIA	Koppers Performance Chemicals Inc.	4017931	2/27/2004	300263	9/30/2004	REGISTERED	02

02 - Paints, varnishes, lacquers; anti rust preparations and deterioration of wood; dyeing substances; mordants unprocessed natural resins; metal foil and powder for painters, decorators, printers and artists.

PROCOAT	GUATEMALA	Osmose, Inc.	2004-1010	2/11/2004	132405	10/12/2004	REGISTERED	2

2 - FIRM CALLED BOOKING ITS USE WITHOUT ~RESTRICCIONES~ NEITHER LIMITATIONS PROPERLY, SIZES, FUNDS, DISPOSITIONS, COLOUR, COLOURS AND THEIR SLIPS, TYPES OR STYLI THAN LETTERING. APPLYING OR FIXED BY TAGS OR PLAIN OTHERWISE CONVENIENT OR APPROPRIATE IN SAME PRODUCTS; IN PACKING MATERIALS OF ANY FORM OR MATERIAL THAT CONTAINING PRODUCTS AT BOXES, CARTONS, STUFF BAGS, COVERS OR CASINGS AT STATIONERY IN GENERAL, SAMPLES, ADVERTISEMENTS, WARNINGS AND DESCRIPTIVE MATERIAL OR THAN ADVERTISEMENT. REPELLENT THAN WATER FOR WOOD.

PROPOST	EUROPEAN UNION	Koppers Performance Chemicals Inc.	014891089	12/9/2015			PUBLISHED	19	19 - Pressure treated wood with preservatives
PROTIM	AUSTRALIA	Koppers Performance Chemicals Australia Pty Ltd	261984	9/19/1972	261984	9/19/1972	REGISTERED	02	02 - All goods included in Class 2, particularly wood preservatives

Schedule 6.1.14 – Page 72

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PROTIM	AUSTRALIA	Koppers Performance Chemicals Australia Pty Ltd	328883	2/16/1979	328883	2/16/1979	REGISTERED	40

40 - Services to the timber industry in the treatment of timber or articles of timber to make the timber resistant to attack by insects, water, plants, fire and the like or to colour or generally preserve the timber; the formulation of treatment chemicals for use int eh foregoing services and the provision of technical advice which is associated with the foregoing services being services

PROTIM	BRUNEI	Protim Solignum Limited	10470	5/28/1981	10470	5/28/1981	REGISTERED	02

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins, metals in foil and powder form for painters, decorators, printers and artists.

PROTIM	CHILE	Protim Solignum Limited	1.139.423	1/16/2015	1.154.382	12/27/1994	REGISTERED	02

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists

PROTIM	CHINA	Protim Solignum Limited	3737819	9/28/2003	3737819	7/28/2005	REGISTERED	01

01 - Chemical materials used in industry, science, agriculture, horticulture and forestry Chemical preparations used in industry, science; including those which not belong to other classes Unprocessed artificial resins, unprocessed plastics (not include raw natural resins) Manures Fire extinguishing compositions Chemical Substances for preserving foodstuffs (not include salt for preserving foodstuffs) Tanning substances and chemicals for leather Adhesives and gums used in industry (not include adhesives used for paper)

PROTIM	CHINA	Protim Solignum Limited	3737817	9/28/2003	3737817	7/21/2008	REGISTERED	05

05 - Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietances adapted for medical use; food for babies; plasters; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides; herbicides

Schedule 6.1.14 – Page 73

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PROTIM	CHINA	Protim Solignum Limited	5283725	4/13/2006	5283725	7/21/2009	REGISTERED	05	05 - Dry rot fungus (Preparations for destroying),Biocides,Pesticides,Insecticides,Herbicides,Mothproofing preparations,Cedar wood for use as an insect repellent
PROTIM	CHINA	Protim Solignum Limited	3737818	9/28/2003	3737818	7/21/2005	REGISTERED	02

02 - Colourants, mordants (not include colourants for foodstuffs) Paints (not include foodstuffs and insulating paints); metals in foil and powder form for painters, decorators, printers and arts Paints, Varnishes and those accessory materials; enamels Preservatives against rust and against deterioration of wood Raw natural I resins

PROTIM In Chinese Characters	CHINA	Protim Solignum Limited	4414966	12/14/2004	4414966	3/7/2008	REGISTERED	02

02 - Paints; varnishes; preservatives against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printer and artists; lacquers;

PROTIM in Chinese Characters	CHINA	Protim Solignum Limited	4414965	12/14/2004	4414965	3/7/2008	REGISTERED	05	05 - Preparation for destroying vermin.

Schedule 6.1.14 – Page 74

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PROTIM	CHINA	Protim Solignum Limited	5328559	4/30/2006	5328559	7/28/2009	REGISTERED	01

01 - Chemicals use in industry; Industrial chemicals for us in the manufacture of preservatives, moisture repellents and stain repellents; chemical preparations being moisture repellents, stain repellents, preservatives for buildings, metal preservatives, brickwork preservatives, concrete preservatives, cement and weathering preservatives; chemical for use as additives for concrete and cement; mastics and adhesives for use in the construction and maintenance of buildings; chemical products for the treatment of water; damp proofing preparations.

PROTIM	EUROPEAN UNION	Protim Solignum Limited	003326212	8/28/2003	003326212	2/10/2005	REGISTERED	01, 02, 05

01 - Chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; unprocessed artificial resins, unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances; adhesives used in industry.

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists.

05 - Preparations for destroying vermin; none of the aforesaid include veterinary preparations.

PROTIM	FINLAND	Protim Solignum Limited	197604609	10/19/1976	76123	1/20/1981	REGISTERED	02	02 - Wood preservatives.

Schedule 6.1.14 – Page 75

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PROTIM	FRANCE	Protim Solignum Limited	955309	9/19/1988	1489496	9/19/1988	REGISTERED	01, 02, 03, 05

01 - Industrial chemicals, for sciences, for photographs, as well as agriculture, horticulture and forestry; fertilizers; fire extinguishing compositions; preparations for tempering and soldering metals; chemicals intended for preserving food; tanning substances; adhesives industries (adhesive substances).

02 - Colours, varnish, lacquers, anti rust preparations and against deterioration of wood; materials dying; mordants; resins; metal foil and powder for painters, decorators, printers and artists.

03 - Preparations for bleaching and other substances for washing; preparations for cleaning, polishing, degreasing and abrading; soap; perfumery, essential oils, cosmetic, hair lotions; dentifrices.

05 - Pharmaceutical preparations, veterinary and hygienic; dietetic substances for medical use, food for babies; plasters, material for dressings; teeth filling material and for dental impressions; disinfectant; pesticides; fungicides, herbicides.

Schedule 6.1.14 – Page 76

PROTIM	GERMANY	Protim Solignum Ltd.	P20799	9/25/1972	932383	6/25/1975	REGISTERED	01, 02, 03, 07, 19

01 - Chemical products for industrial (except such as auxiliary agents or raw materials for making them, processing, improvement and treatment of nutritional substances and drinks of all kinds and with exception of such for brewery purposes), scientific, photographic, land, garden and forestry purposes, synthetic resins and synthetic resins, unprocessed plastics in form of powders, liquids or pastes without dilatation of clarification products for beverages, artificial fertilizers; fire extinguishing compositions, hardening agents and chemical preparations for soldering, tanning substances, adhesives for industrial purposes, except adhesives for paper and stationery, natural resins, paints, varnishes, varnishes as well as for artists as also for industrial purposes (as included in Class 2) or for trade, anti rust preparations, wood preservatives, dyes with exception products for dyeing of nutritional substances and drinks, wood mordants, metal sheets and metals in powder form for painters and decorators, washing and bleach, cleaning, polishing preparations, fat removing agents and sharpening preparations, soaps, perfume shops, wood impregnating installations, fittings for such installations, building materials including semi processed wood, bars, boards, sheets, plywood, building glass as for example tiles, roofing tile of glass, natural stone and artificial stones, cement, ~Klak~, mortar, plaster and gravel, pipes of sandstone or cement, road construction materials, pitch and bitumen, transportable houses, non metallic building materials

02 -

03 -

07 -

19 -

Schedule 6.1.14 – Page 77

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PROTIM	HONG KONG	Koppers Performance Chemicals Inc.	300076752	9/10/2003	300076752	9/10/2003	REGISTERED	01, 02, 05

01 - Chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; unprocessed artificial resins, unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances; adhesives used in industry.

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists.

05 - Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

PROTIM (Chinese Characters)	HONG KONG	Koppers Performance Chemicals Inc.	300330678	12/2/2004	300330678	12/2/2004	REGISTERED	01, 02, 05

01 - chemicals used in industry, industrial chemicals for use in the manufacture of preservatives, moisture repellents and stain repellents, chemical preparations being moisture repellents, stain repellents, preservatives for buildings, metal preservatives, brickwork preservatives, concrete preservatives, cement preservatives and weathering preservatives; chemicals for use as additives for concrete and for cement; mastics and adhesives for use in the construction and maintenance of buildings; chemical products for the treatment of water; damp proofing preparations; adhesives used in industry

02 - paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists

05 - preparations for destroying vermin

Schedule 6.1.14 – Page 78

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PROTIM	IRELAND	Protim Solignum Limited	59647	9/11/1957	59647	9/11/1957	REGISTERED	02

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration fo wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decoarators, printers and artists.

PROTIM	MALAYSIA	Osmose, Inc. (change to Koppers Performance Chemicals Inc. pending)	M082608	6/8/1979	M082608	1/2/1986	REGISTERED	02	02 - Paints
PROTIM	MALAYSIA	Osmose, Inc. (change to Koppers Performance Chemicals Inc. pending)	S/024539	6/11/1979	R/019851	6/8/1979	REGISTERED	02	02 - Wood preservatives
PROTIM	NEW ZEALAND	Koppers Performance Chemicals New Zealand	101984	9/26/1972	101984	11/13/1974	REGISTERED	02	02 - Woods preservatives; paints; varnishes (other than insulating varnishes); lacquers; natural resins; preservatives against rust.

Schedule 6.1.14 – Page 79

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PROTIM	POLAND	Protim Solignum Limited	154158	12/8/1995	143426	3/24/2003	REGISTERED	01, 02, 03, 17, 19

01 - chemicals for industrial and scientific purposes, synthetic resins, chemicals for use in civil engineering, chemicals used as additives to bonding compositions, fillers used in building industry, bonding admixtures, chemicals for processing aggregates,mould-release preparations,anti-adhesivesand separators used in building industry,damp and water resistant compositionsincluded in this class, industrial adhesives,chemical preparations for woodworking and wood constructions

02 - conserving products for timber and wooden construction; protective coatingsand for strengthening of natural colours

03 - sand paper, abrasive cloth, paint removing preparates

17 - impregnating and waterproof coatings, coatings sealing wooden constructions

19 - cement used for repairs, cement grouts, masonry mortars, concrete, plasters, fillers for construction repairs, binding agents included in this class

Schedule 6.1.14 – Page 80

PROTIM	RUSSIA, FEDERATION OF	Koppers Performance Chemicals Inc.	2005704611	3/4/2005	303534	3/24/2006	REGISTERED	01, 02, 05

01 - chemical preparations for industrial, scientific, photographic, agricultural, horticulture and forestry purposes; unprocessed synthetic resins, raw plastic materials; fertilizers; fire extinguishing compositions; preparations for conservations food products; tanning substances; glues for industrial purposes, including: compositions chemical for wood working and other cellulose materials in purposes giving above materials fire resistance, and also stability to influence insects and rotting; synthetic phenolic

02 - paints, lacquers, drying oils; protective tools,

preservatives against rust and against deterioration of wood; substances for coloring; mordants; raw natural resins; sheet and powdered metals

05 - pharmaceutical and veterinary preparations; sanitary preparations; sanitary preparations for medical purposes; dietetic substances for medical use, food for babies; plasters; materials for dressings; teeth filling material and manufacturing dental casts; ~???????????????~ tools; preparations for destroying noxious animals; fungicides, herbicides, namely: fungicides, used in household and and industrial purposes for protection from rotting wood massive building wood; fumigants, pesticides, used in household and industrial purposes for protection wood from rotting and impact insects; compositions for repellent insects in targets protection ship piles from ship ~???????????~; insecticides, used in household and industrial purposes.

Schedule 6.1.14 – Page 81

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PROTIM	SERBIA	Protim Solignum Limited	Z-790/74	6/10/2003	26928	6/10/2003	REGISTERED	01, 02, 03, 05, 11

01 - Chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; unprocessed and artificial resins, unprocessed plastics (in powder, liquid or amorphous form); manures, natural and artificial; fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances; adhesives used in industry.

02 - Paints, varnishes, lacquers; preservation against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters and decorators.

03 - Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations.

05 - Pharmaceutical and veterinary and sanitary preparations; dietetic products for infants and invalids; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying weeds and vermin.

11 - Apparatus for lighting, heating, steam generating, cooking, refrigerating, drying, ventilating, water supply and sanitary purposes; in particular, apparatus for application in impregnation of wood with protective preparations.

PROTIM	SINGAPORE	Protim Solignum Limited	T79/80623J	6/2/1979	T79/80623J	6/2/1979	REGISTERED	02

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists.

Schedule 6.1.14 – Page 82

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PROTIM	SLOVENIA	Koppers Performance Chemicals Inc.	7480790	11/6/1974	7480790	10/13/1997	REGISTERED	01, 02, 03, 05, 11

01 - Chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; artificial and synthetic resins, raw plastic materials (in the form of powder, liquid or paste), manures - natural and artificial, fire extinguishing compositions; chemical products for tempering and welding; chemical substances for preserving foodstuffs; tanning substances; adhesives used in industry.

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters and decorators.

03 - Washing preparations - bleaching and other washing substances; preparations for cleaning, polishing, degreasing and sharpening.

05 - Pharmaceutical, veterinary, and hygienic products; dietary products for children and patients; plasters, dressing material; substances for filling teeth and tooth imprints; disinfectants for chemical toilets; preparations for extermination of weeds and pests.

11 - Devices for lighting, heating, steam production, cooking, cooling, drying, ventilation, water supply and sanitation, especially for protecting wood.

PROTIM	SOUTH AFRICA	Protim Solignum Limited	94/6002	6/13/1994	94/6002	6/13/1994	REGISTERED	02	02 - Woods preservatives; paints; varnishes (other than insulating varnishes); lacquers; natural resins; preservatives against rust
PROTIM	SWEDEN	Osmose, Inc.	1972/04127	9/22/1972	143042	5/11/1973	REGISTERED	02	02 - Wood preservatives

Schedule 6.1.14 – Page 83

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PROTIM	SWITZERLAND	Protim Solignum Limited	1656/1981	3/24/1981	310973	9/14/1981	REGISTERED	01, 02, 03, 05, 07

01 - Industrial chemicals, science, photography, agriculture, horticulture, forestry; artificial resins and synthetic, unprocessed plastics (in powder form, liquids or pastes); fertilizers (natural and. artificial); fire extinguishing compositions; hardeners and soldering preparations; chemicals intended for preserving food; tanning substances; adhesive substances for industry.

02 - Colours, varnish, lacquers; anti rust preparations and against deterioration of wood; materials dying; mordants; natural resin, metal foil and powder for painters and decorators.

03 - Preparations for bleaching and other substances for washing; preparations for cleaning, polishing, degreasing and abrading; soap, perfumery, essential oils, cosmetic, hair lotions; dentifrices. Installations in vacuum for treatment wood, machine tools; engines (except land vehicles); couplings and transmission belts (except for land vehicles); large instruments for agriculture; incubators.

05 - Lighting installations, heating, steam generating, cooking, refrigerating, drying, ventilation, water distribution and sanitary installations.

07 - Building materials, natural stones and artificial, cement, lime, mortar, plaster and gravel; sandstone tubes or of cement; products for construction of roads; asphalt, pitch and bitumen; transportable houses, monuments of stone; chimneys.

Schedule 6.1.14 – Page 84

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PROTIM	SWITZERLAND	Protim Solignum Limited	1656/1981	3/24/1981	310973	9/14/1981	REGISTERED	01, 02, 03, 05, 07

01 - Industrial chemicals, science, photography, agriculture, horticulture, forestry; artificial resins and synthetic, unprocessed plastics (in powder form, liquids or pastes); fertilizers (natural and. artificial); fire extinguishing compositions; hardeners and soldering preparations; chemicals intended for preserving food; tanning substances; adhesive substances for industry.

02 - Colours, varnish, lacquers; anti rust preparations and against deterioration of wood; materials dying; mordants; natural resin, metal foil and powder for painters and decorators.

03 - Preparations for bleaching and other substances for washing; preparations for cleaning, polishing, degreasing and abrading; soap, perfumery, essential oils, cosmetic, hair lotions; dentifrices. Installations in vacuum for treatment wood, machine tools; engines (except land vehicles); couplings and transmission belts (except for land vehicles); large instruments for agriculture; incubators.

05 - Lighting installations, heating, steam generating, cooking, refrigerating, drying, ventilation, water distribution and sanitary installations.

07 - Building materials, natural stones and artificial, cement, lime, mortar, plaster and gravel; sandstone tubes or of cement; products for construction of roads; asphalt, pitch and bitumen; transportable houses, monuments of stone; chimneys.

Schedule 6.1.14 – Page 85

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
PROTIM	UNITED KINGDOM	Koppers Performance Chemicals Inc.	732800	8/5/1954	732800	8/5/1954	REGISTERED	01, 02, 03, 05	01 - Chemicals 02 - Paints 03 - Cosmetics and cleaning preparations 05 - Pharmaceuticals
PROTIM	VIETNAM	Protim Solignum Limited	4199418003	5/4/1994	40015206000	6/24/1995	REGISTERED	01, 02	01 - Chemicals 02 - Paints
PROTIM & Design	AUSTRALIA	Koppers Performance Chemicals Australia Pty Ltd	328884	2/16/1979	328884	2/16/1979	REGISTERED	40

40 - Services to the timber industry in the treatment of timber or articles of timber to make the timber resistant to attack by insects, water plants, fire and the like or to or generally preserve the timber; the formulation of treatment chemicals for use in the foregoing services and the provision of technical advice which is associated with the foregoing services

Schedule 6.1.14 – Page 86

PROTIM SOLIGNUM	TURKEY	Protim Solignum Limited	93-010346	9/29/1993	148177	3/11/1994	REGISTERED	01, 02, 03, 05

01 - Chemical substances in industry and science, synthetic resins, unprocesses artificial resins, chemical substances, compositions, mixtures and preparations for use in constructions, construction engineering, building and mining industries; chemical materials and preparations to add cemented mixtures, filling materials and filling elements, cemented mixtures, chemical materials to treat aggregates, mold emptying, releasing and dividing substances, water resistant and humidity resist preparations, adhesives for use in industry, epoxy resins, cement for repair purposes, mortar, gypsum, filing and padding preparations for repair purposes, adhesives to treat wood and timber, chemical preparations.

02 - Oil paints, varnishes and lacquers, protective materials for wood and timber, colorants, mordants,

antirust preparations, natural resins, water resistant and humidity resistant coatings; protective and isolation materials.

03 - Cleaning, scrubbing, polishing and abrasive preparations; detergents, oil based preparations, abrasive paper, abrasive cloth, oil paint abrasion preparations.

05 - Preparations to get rid of dry rots, fungicides and insecticides.

Schedule 6.1.14 – Page 87

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
ONYX	UNITED STATES	Koppers Delaware, Inc.	75/915,987	2/10/2000	2,486,239	9/4/2001	REGISTERED	019	019 - Cold process roofing system comprising tar coatings, insulation materials, reinforcing fabrics and adhesives
RAINCOAT	AUSTRALIA	Koppers Performance Chemicals Australia Pty Ltd	852300	10/4/2000	852300	8/3/2001	REGISTERED	002

002 - Paints; varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordants; metals in powder form for painters, decorators, printers and artists, timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

RAIN DANCE	UNITED STATES	Koppers Performance Chemicals Inc.	78/632,352	5/18/2005	3,720,073	12/1/2009	REGISTERED	019	019 - Pressure treated wood, namely, lumber and plywood used for construction purposes
RAINSHIELD PRESSURE TREATED WOOD & Design	CANADA	Koppers Performance Chemicals Inc.	0696947	1/8/1992	436111	11/25/1994	REGISTERED	N/A	N/A - Lumber and plywood namely pressure treated wood.
RECTANGLE & Design	CANADA	Timber Specialties, Ltd.	0400892	8/4/1976	229,125	7/21/1978	REGISTERED	n/a, n/a

n/a - Chemical compositions for preserving wood and other materials of cellulose origin.

n/a - Technical information services rendered in the preparation, use and application of wood preservatives and in applying preservatives to the wooden products of others.

SLEEPERPROTECT	EUROPEAN UNION	Koppers Performance Chemicals Inc.	015249981	3/21/2016	015249981	8/26/2016	REGISTERED	019	019 - Preservative treated wood products

Schedule 6.1.14 – Page 88

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
SLEEPERPROTECT	EUROPEAN UNION	Koppers Performance Chemicals Inc.	015405244	5/3/2016	015405244	8/30/2016	REGISTERED	2	02 -Preservatives for wood; Preservatives for cellulosic material.
SMART SENSE	UNITED STATES	Koppers Performance Chemicals Inc.	78/737,793	10/21/2005	3,406,865	4/1/2008	REGISTERED	019

019 - Treated wood, namely, treated wood boards, treated wood beams, lumber, timbers, plywood; laminated wood products, namely, boards, moldings, lumber, decking, beams, support posts and columns, trusses, and rafters; oriented strand board, fiber board, round posts and poles

SMART SENSE	UNITED STATES	Koppers Performance Chemicals Inc.	78/977,928	12/8/2005	3,218,991	3/13/2007	REGISTERED	002	002 - Preservatives used in the treatment of wood and cellulosic materials
SOLIGNUM	AUSTRALIA	Koppers Performance Chemicals Australia Pty Ltd	2649	10/13/1906	2649	10/13/1906	REGISTERED	2	2 - Preparations for the staining, preserving and arresting the decay of wood, for the preserving of stone and brickwork and for application to damp walls and other structures, paints and varnishes,
SOLIGNUM	AUSTRIA	Protim Solignum Limited	AM202656	10/24/1956	35932	2/2/1957	REGISTERED	02	02 - Preparations for the staining and preserving of wood, stone and brickwork and for application to damp walls and other structures.
SOLIGNUM	BANGLADESH	Protim Solignum Limited	16253		16253	11/18/1980	REGISTERED	05	05 - Disinfectants; preparations for killing weeds and destroying vermin
SOLIGNUM	BARBADOS	Protim Solignum Limited	81/5118	6/15/1951	81/5118	6/15/1951	REGISTERED	02	02 - Preparation for staining, preserving and arresting the decay of wood, for the preserving of stone and brick work and for application to damp walls and other structures, paints and varnish.

Schedule 6.1.14 – Page 89

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
SOLIGNUM	BENELUX	Protim Solignum Limited	0568318	12/8/1971	0089638	12/8/1971	REGISTERED	01, 02, 05

01 - Preparations for the preserving of stone and brickwork, for appliance on damp walls and other structures (except paintings).

02 - Preparations for the colour printing on wood, for the preserving and arresting the decay of wood; paints and varnish

05 - Preparations for destroying herbicides, vermin and insects.

SOLIGNUM	BERMUDA	Protim Solignum Limited	361	7/9/1921	361	4/21/2005	REGISTERED	01	01 - Chemical substances used in manufactures, photography or philosophical research, and anti-corrosives.
SOLIGNUM	CHINA	Protim Solignum Limited	4414964	12/14/2004	4414964	2/21/2008	REGISTERED	02

02 - Paints; varnishes; lacquers; preservatives against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printer and artists

SOLIGNUM	CHINA	Protim Solignum Limited GB (United Kingdom)	3737820	9/28/2003	3737820	7/21/2005	REGISTERED	02

02 - Paints, varnishes, lacquers: preservatives against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers, and artists.

SOLIGNUM	CONGO	Protim Solignum Limited	4786	9/23/1955	3585/C	8/27/1987	REGISTERED	02, 05

02 - Preparations for coloring and protecting wood and preventing rot; preparations for protecting stone and brick structures and preparations designed to be applied to walls and other damp structures; paints and varnishes.

05 - Preparations for destroying weeds, parasites and insects.

Schedule 6.1.14 – Page 90

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
SOLIGNUM	DENMARK	Protim Solignum Limited	VA191100116	2/23/1911	VA191100211	4/29/1911	REGISTERED	02	02 - Colouring preparations, varnish and paint, preservatives for wood.
SOLIGNUM	EUROPEAN UNION	Protim Solignum Limited	003488731	10/30/2003	003488731	2/10/2005	REGISTERED	01, 02, 05

01 - Chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; unprocessed artificial resins, unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances; adhesives used in industry; preparations for the preserving of stone and brickwork and application to damp walls and other structures.

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists.

05 - Preparations for weed killing, destroying vermin and other insects only in relation with timber treatment products.

SOLIGNUM	FINLAND	Protim Solignum Limited	198605182	12/30/1986	102042	8/5/1988	REGISTERED	01, 02

01 - Chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; unprocessed artificial resins, unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances; adhesives used in industry.

02 - Preparations for painting, impregnating, conservation and preservation against deterioration of wood, for preservation of stone and tile works and for the application on damp walls and other structures; paints and lacquers.

Schedule 6.1.14 – Page 91

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
SOLIGNUM	FRANCE	Protim Solignum Limited	1582652	12/30/1967	1582652	1/31/1968	REGISTERED	001, 002, 005, N/A

001 -

002 -

005 -

N/A - Preparations for setting of colour, conservation and preservation against rot wood, preparations for preservation of works of stone and of bricks, preparations intended for being applied to walls wet and other constructions wet, weed killing preparations, vermin and insects, and paints and varnishes

SOLIGNUM	GHANA	Fosroc International	27196	6/14/1996	1324		REGISTERED	02

02 - Paints, varnishes, lacquers, preservatives against rust wood preservatives, colorants coatings; mordants, dyestuffs, metals in foil and powder form for painters and decoarators; anti tarnishing preparations for metals; bactericidal paints; bitumen varnish, shellac, creosote; enamels, mastic, pignments, wood stains.

SOLIGNUM	HONG KONG	Koppers Performance Chemicals Inc.	19110108	4/17/1911	19110108	4/17/1911	REGISTERED	02	02 - Preparation for the staining, preserving and arresting the decay of wood, for the preserving of stone and brick-work and for application to damp walls and other structures.
SOLIGNUM in Chinese Characters	HONG KONG	Protim Solignum Limited	300330687	12/2/2004	300330687	12/2/2004	REGISTERED	02

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists.

SOLIGNUM	ICELAND	Protim Solignum Limited	1521/2003	6/19/2003	670/2003	9/3/2003	REGISTERED	02

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; coloring matters, dyestuffs, mordants; natural resins, metals in foil and powder form for paintetrs and decorators.

Schedule 6.1.14 – Page 92

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
SOLIGNUM	INDIA	Protim Solignum Limited	810	6/9/1942	810	6/9/1942	REGISTERED	02

02 - Preparations for the staining, preserving and arresting the decay of wood, preparations (being paints for application to walls stone work and brick work and other structures, paints and varnishes (not being insulating varnishes).

SOLIGNUM	INDONESIA	Protim Solignum Limited	R00-2006-004604	2/28/2007	IDM000094543	11/7/2006	REGISTERED	05	05 - Preparations for killing grass, fleas and insects.
SOLIGNUM	INDONESIA	Protim Solignum Limited	R00-2006-004605	2/28/2007	IDM000094544	11/7/2006	REGISTERED	02	02 - Preparations for wood painting and preservation, to prevent wood softening, to preserve stone and wall stone, used for wall and other cleared building; paints and varnishes.
SOLIGNUM	IRELAND	Protim Solignum Limited	34163	4/29/2008	34163	5/18/1900	REGISTERED	01	01 - Preparations for the preserving of stone and brickwork and for application to damp walls and other structures.
SOLIGNUM	JERSEY	Protim Solignum Limited	1393	5/18/1900	1393	5/18/1900	REGISTERED	02	02 - Preparations for the staining preserving and arresting the decay of wood; for the preserving of stone and brick work and for application to damp walls and other structures; paints and varnish.
SOLIGNUM	KENYA	Protim Solignum Limited	1958/008502	5/29/2007	1958/008502	5/29/2007	REGISTERED	02	02 -
SOLIGNUM	MACAO	Protim Solignum Limited	513-M	8/10/1987	P/568	10/18/1987	REGISTERED	01	01 - Industrial chemicals, photography, tanning substances prepared and chemist's.
SOLIGNUM	MALAWI	Protim Solignum Limited	1621/51	7/21/2008	1959/01621	7/21/2008	REGISTERED	02

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists

Schedule 6.1.14 – Page 93

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
SOLIGNUM	MALAYSIA	Protim Solignum Limited (assignment to Koppers Performance Chemicals Inc. pending)	SAR/1013	1/10/1952	SAR/1013	1/10/1952	REGISTERED	02	02 - Preparations for the staining, preserving and arresting the decay of wood; for the preserving of stone and brickwork, and for application to damp walls and other structures; paints, and varnish
SOLIGNUM	MALAYSIA	Protim Solignum Limited (assignment to Koppers Performance Chemicals Inc. pending)	M/01332	2/26/1951	M/01332	3/27/1951	REGISTERED	02

02 - A preparation (in the nature of paint) for the staining, preserving and arresting the decay of wood, for the preserving of stone and brick work and for application to damp walls and other structures; paints and varnish

SOLIGNUM	NEW ZEALAND	Koppers Performance Chemicals New Zealand	7348/5799	5/27/1908	7348/5799	8/27/1908	REGISTERED	01, 02, 04

01 - Preparations for the staining, preserving, and aresting the decay of wood; for the preserving of stone and brick work, and for application to damp walls and other structures; paints and varnish

02 - Preparations for the staining, preserving, and arresting the decay of wood; for the preserving of stone and brick work, and for application to damp walls and other structures; paints and varnish

04 - Preparations for the preserving of brickwork

SOLIGNUM	NIGERIA	OSMOSE INC	RTM-36617	1/28/1980	RTM-36617		REGISTERED	002	002 -
SOLIGNUM	NIGERIA	OSMOSE INC	RTM-36618	1/28/1980	RTM-36618		REGISTERED	005	005 -
SOLIGNUM	NIGERIA	Osmose, Inc.	RTM-3538	11/15/1927	RTM-3538	11/15/1927	REGISTERED	01	01 - Preparations for the staining, preserving and arresting the decay of wood and all other goods included in the class.

Schedule 6.1.14 – Page 94

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
SOLIGNUM	PAKISTAN	Protim Solignum Limited	2417	6/9/1942	2417	6/9/1942	REGISTERED	02

02 - Preparations for the staining, preserving and arresting the decay of wood, preparations (being paints) for application to walls, stone work, brick work and other structures, paints and varnishes (not being insulating varnishes)

SOLIGNUM	PHILIPPINES	Protim Solignum Limited	000995	11/7/1990	000995	11/21/1990	REGISTERED	02	02 - Painters materials, paints and varnishes
SOLIGNUM	POLAND	Protim Solignum Limited	154157	12/8/1995	125688	11/9/2000	REGISTERED	01, 02, 03, 05, 17, 19

01 - damp-resistant and waterproof compounds included in this class

02 - paints, protection products for woodand wooden constructions, colorants, mordants, anti-corrosion agents, natural resins, coatings for protection and for strengthening of natural colours

03 - cleaning, glazing, scrubbing and rubbing preparations; detergents and degreasers, abrasive cloth and abrasive paper, paint removing preparations

05 - fungicides, disinfectant preparations, herbicides, insecticides

17 - impregnating and waterproof coatings, coatings sealing wooden constructions

19 - cement used for repairs, cement grouts, masonry mortars, concrete, plasters, fillers for construction repairs, binding agents included in this class

SOLIGNUM	PORTUGAL	Protim Solignum Limited	000121210	9/22/1913	121210	3/18/1914	REGISTERED	01	01 - Chemical products for industry, photography, etc.
SOLIGNUM	SIERRA LEONE	Protim Solignum Limited	681	6/15/1951	681	6/15/1951	REGISTERED	01	01 - All goods in class 1

Schedule 6.1.14 – Page 95

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
SOLIGNUM	SINGAPORE	Protim Solignum Limited	T39/01332I	5/11/1939	T39/01332I	5/11/1939	REGISTERED	02

02 - A preparation (in the nature of paint) for the staining, preserving and arresting the decay of Wood, for the preserving of stone and Brick work and for application to damp walls and other structures; paints and varnish

SOLIGNUM	SOUTH AFRICA	Protim Solignum Limited	1639/30/2	12/19/1930	1639/30/2	12/19/1930	REGISTERED	02

02 - Preparation for the staining, preserving and arresting the decay of wood; preparations for the preserving of stone and brickwork and for application to damp walls and other structures, being in the nature of paints; paints and varnish.

SOLIGNUM	SOUTH AFRICA	Protim Solignum Limited	1639/30/1	12/19/1930	1639/30/1	12/19/1930	REGISTERED	001	001 -
SOLIGNUM	SWEDEN	Protim Solignum Limited	7241	8/6/1900	7241	10/9/1900	REGISTERED	01, 02	01 - Preparations for preservation of stone and brick work and for applying on damp walls and on buildings. 02 - Dyeing preparations, preservation and prevention of timber decay; colours and varnish.
SOLIGNUM	SWITZERLAND	Protim Solignum Limited	5906/1988	8/19/1988	366274	1/16/1989	REGISTERED	01, 02, 05

01 - Preparations for stripping, impregnating and avoiding the decomposition of wood; preparations for impregnating brick and stone constructions and for application on moist walls and other structures and constructions.

02 - Paints and varnishes.

05 - Preparations for destroying vermin, fungicides, herbicides.

SOLIGNUM	THAILAND	Protim Solignum Limited	521125	6/13/2003	215254	3/17/2005	REGISTERED	01	01 - Chemicals used to preserve wood.

Schedule 6.1.14 – Page 96

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
SOLIGNUM	THAILAND	Protim Solignum Limited	521126	6/13/2003	217169	6/13/2003	REGISTERED	02

02 - The preparation to prevent corrosion. For use with wood The preparation for glazing. Preserve the wood and prevent the deterioration of the wood. For the preparation Preserve the brick and stone. And for the walls of other buildings and structures used to preserve and protect the paint color paint varnish coating.

SOLIGNUM (Thai Characters)	THAILAND	Protim Solignum Limited	456740	6/19/1981	196394	6/19/1981	REGISTERED	02

02 - Anti-corrosive preparations for use with wood; preparations for the staining, preserving and arresting decay of wood; preparations for the preserving of stone and brick work and for application to damp walls and other structures; spraying paints and brushing paints; coatings (paints) and varnish.

SOLIGNUM (Thai Characters)	THAILAND	Protim Solignum Limited	456739	6/19/1981	196395	6/19/1981	REGISTERED	01	01 - The chemicals used to preserve wood.
SOLIGNUM	TRINIDAD & TOBAGO	Protim Solignum Limited	25/1909	11/29/1909	25/1909	3/2/1910	REGISTERED	01	01 - Chemical substances used in manufactures, photography, or philosophical research, and anti-corrosive.
SOLIGNUM	UNITED KINGDOM	Koppers Performance Chemicals Inc.	230949	5/18/1900	230949	5/18/1900	REGISTERED	02	02 - Preparations for the staining preserving and arresting the decay of wood; for the preserving of stone and brick work and for application to damp walls and other structures; paints and varnish.
SOLIGNUM & Design	UNITED KINGDOM	Koppers Performance Chemicals Inc.	1145598	12/13/1980	1145598	12/13/1980	REGISTERED	02	02 - Wood preservatives

Schedule 6.1.14 – Page 97

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
SOLIGNUM	VIETNAM	Fosroc International Limited	4199418002	5/4/1994	40015061000	1/17/1995	REGISTERED	001, 002, 005	001 - 002 - 005 -
SOLIGNUM ARCHITECTURAL	ICELAND	Protim Solignum Limited	1931981	12/6/1981	4281982	12/30/1982	REGISTERED	02	02 - painters colors, varnishes, lacquers; rust inhibitor and materials gagndreypingar a tree; dyes, bæsunarefni; fixed law; resin; sheet metals and metal powders for use by decorators and painters.
SOLIGNUM ARCHITECTURAL	NIGERIA	Solignum Grayford	38236	11/7/1980	38236	11/7/1980	REGISTERED	02	02 - In respect of Paints, varnishes, lacquers preservatives against rust and against deterioration of wood, colouring matters, deystuffs, mordants, natural resins etc.
SOLIGNUM ARCHITECTURAL	SINGAPORE	Protim Solignum Limited	T8103016C	7/10/1981	T8103016C	7/10/1981	REGISTERED	02	02 - Wood preservatives
SOLIGNUM ARCHITECTURAL	UNITED KINGDOM	Koppers Performance Chemicals Inc.	1155933	6/17/1981	1155933	6/17/1981	REGISTERED	02	02 - wood preservatives.
SOLIGNUM KILLS TERMITES	BANGLADESH	Protim Solignum Limited	16250	11/18/1980	16250	11/18/1980	REGISTERED	01	01 - Chemical products used in industry, Science, photography, agriculture, horticulture, forestry
SOLIGNUM TIMBERTONE	ICELAND	Protim Solignum Limited	194/1981	6/12/1981	429/1982	12/30/1982	REGISTERED	02

02 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; coloring matters, dyestuffs, mordants; natural resins, metals in foil and powder form for painters and decorators.

Schedule 6.1.14 – Page 98

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
SOLIGNUM TIMBERTONE	SINGAPORE	Protim Solignum Limited	T8103017A	7/10/1981	T8103017A	7/10/1981	REGISTERED	02	02 - painters colors, varnishes, lacquers; rust inhibitor and materials gagndreypingar a tree; dyes, bæsunarefni; fixed law; resin; sheet metals and metal powders for use by decorators and painters.
SOLIGNUM TIMBERTONE	THAILAND	Protim Solignum Limited	466833	9/30/1981	198737	9/30/1981	REGISTERED	02

02 - Spraying paints and brushing paints; coatings (paints), varnishes, lacquers, anti-rust preparations, anti-corrosive against humidity; preparations for preserving and arresting decay of wood; preparations for preserving of paints and varnishes

SOLIGNUM TIMBERTONE	UNITED KINGDOM	Koppers Performance Chemicals Inc.	1006898	2/20/1973	1006898	2/20/1973	REGISTERED	02	02 - Wood preservatives having self staining properties.
STABILWOOD	NEW ZEALAND	Koppers Performance Chemicals Inc.	794665	8/20/2008	794665	5/13/2010	REGISTERED	02, 19	02 - wood preservatives 19 - preserved wood
SUNWOOD	CANADA	Koppers Performance Chemicals Inc.	0454044	5/23/1980	258,919	5/15/1981	REGISTERED	N/A	N/A - Treated lumber.
SUSTAIN	EUROPEAN UNION	Koppers Performance Chemicals Inc.	007066665	7/15/2008	007066665	3/12/2009	REGISTERED	2, 19	2 - Wood preservative. 19 - Treated wood, namely, preserved wood.

Schedule 6.1.14 – Page 99

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
TIMBERSAVER	NEW ZEALAND	Koppers Performance Chemicals New Zealand	684286	8/6/2003	684286	5/10/2004	REGISTERED	02, 19, 35, 40

02 - Paints; varnishes; lacquers; preservations against rust and against deterioration; oils for preservation; mordants; metals in powder form for painters, decorators, printers and artists; treatments for the prevention of rising damp, fungal decay and insect attack; preservatives; primers; stains; preparations in the nature of paint or varnish for providing a finish; colourings; dyes

19 - building materials (non-metallic); timber products

35 - Retail and wholesale services in relation to paints, varnishes, lacquers, preservations against rust and against deterioration, oils for preservation, mordants, metals in powder form for painters, decorators, printers and artists, treatments for the prevention of rising damp, fungal decay and insect attack, preservatives, primers, stains, preparations in the nature of paint or varnish for providing a finish, colouring, dye, building materials (non-metallic) and timber products; retail and wholesale services relating to goods that are used for the treatment of timber

40 - Services relating to the treatment of timber

TIMBER SPECIALTIES & Design	CANADA	Koppers Performance Chemicals Inc.	0333253	5/25/1970	177670	8/20/1971	REGISTERED	N/A	N/A - Consulting services in the field of wood preservation
ULTRAWOOD	AUSTRALIA	Koppers Performance Chemicals Australia Pty Ltd	516575	8/8/1989	516575	2/4/1992	REGISTERED	1	1 - Water repellant additives in class 1 for addition to copper, chrome and arsenic wood preservatives and all other goods in this class

Schedule 6.1.14 – Page 100

Mark	Country	Owner Name	Application #	File Date	Registration #	Registration Date	Status	Classes	Description Combined
ULTRAWOOD	NEW ZEALAND	Koppers Performance Chemicals New Zealand	293903	6/17/1998	293903	7/7/1999	REGISTERED	01	01 - Chemicals used in industry; water repellant treatment products for timber or wood
WOOD-FUME	CANADA	Timber Specialties Ltd.	0415636	9/20/1977	237,462	11/23/1979	REGISTERED	N/A	N/A - Fumigants for controlling decay and insects in wood poles.
WOODSHADES	CANADA	Koppers Performance Chemicals Inc.	0857310	9/26/1997	498117	7/30/1998	REGISTERED	N/A	N/A - Stained pressure treated wood.
WOODSHADES	JAPAN	Osmose, Inc.	2005066191	7/19/2005	4968358	7/7/2006	REGISTERED	02	02 - Preservatives used in the treatment of wood.
XJ TIMBER PROTECTIVE	AUSTRALIA	Koppers Performance Chemicals Australia Pty Ltd	852298	10/4/2000	852298	8/3/2001	REGISTERED	002

002 - Paints; varnishes; lacquers; preservations against rust and against the deterioration of wood; oils for the preservation of wood; mordants; metals in powder form for painters, decorators, printers and artists, timber treatments for the prevention of rising damp, fungal decay and insect attack; timber preservatives; primers; timber stains; preparations in the nature of paint or varnish for providing a finish to timber; wood colouring; wood dye

Active Trademark Applications

Schedule 6.1.14 – Page 101

Proposed Mark	Country	Owner Name	Application #	File Date	Status	Class	Description
Blue Control	Brazil	Osmose Inc.	840749813	12/23/2013	Published	2	02 - Anti-sapstain fungicide for untreated wood
Blue Control	Canada	Osmose Inc.	1650489	11/1/2013	Allowed	N/A	N/A - Anti-sapstain product for untreated wood.
Blue Control	Chile	Osmose Inc.	1087861	12/20/2013	Published	2	02 - Anti-sapstain fungicide for untreated wood
Blue Control	US	Koppers Performance Chemicals, Inc.	86/120,361	11/15/2013	Allowed	5	005 - Anti-sapstain fungicide for untreated wood
Cedarshades	Canada	Koppers Performance Chemicals, Inc.	1559458	1/12/2012	Allowed	N/A	N/A - Colourants used in the treatment of wood; treated wood.
Cut-N-Seal	US	Koppers Performance Chemicals, Inc.	87/143,538	1/24/2017	Pending	2	002 -Preservative coatings for wood surfaces
Designwood	US	Koppers Performance Chemicals, Inc.	85/459,270	10/28/2011	Allowed	19	019 - Preserved wood, namely, wood and lumber treated with preservatives
Dryply	Chile	Koppers Performance Chemicals, Inc.	1159551	6/19/2015	Allowed	19	19 - Preservative treated plywood used for building construction
Earthshades	Canada	Koppers Performance Chemicals, Inc.	1573480	4/17/2012	Allowed	N/A	N/A - Stains for wood, colourants for wood, wood treated with preservatives, stains, and colourants, wood treated with fire retardants.

Schedule 6.1.14 – Page 102

Proposed Mark	Country	Owner Name	Application #	File Date	Status	Class	Description
Flamepro	Canada	Koppers Performance Chemicals, Inc.	1813190	12/8/2016	Pending	1, 19

Chemical composition to impart flame retardancy to wood products inInternational Class 1;

Wood products, namely, lumber, timbers, plywood, particle board,oriented strand board, and fiber board, all treated with a chemicalcomposition to impart flame retardancy; laminated wood products,namely, boards, moldings, lumber, decking, beams, support posts andcolumns, trusses, and rafters, all treated with a chemical compositionto impart flame retardancy in International Class 19

Flamepro	US	Koppers Performance Chemicals, Inc.	87/260,764	12/7/2016	Pending	2, 19

001 - Chemical composition to impart flame retardancy to wood products;

019 - Wood products, namely, lumber, timbers, plywood, particle board, oriented strand board, and fiber board, all treated with a chemical composition to impart flame retardancy; laminated wood products, namely, boards, moldings, lumber, decking, beams, support posts and columns, trusses, and rafters, all treated with a chemical composition to impart flame retardancy

Framesmart	US	Koppers Performance Chemicals, Inc.	86/661,379	6/12/2015	Allowed	19	019 - Wood for interior use for building construction which has been treated for protection against mold growth, fungal decay and termites and for fire resistance protection

Schedule 6.1.14 – Page 103

Proposed Mark	Country	Owner Name	Application #	File Date	Status	Class	Description
It Looks Different Because it is Different	Canada	Koppers Performance Chemicals, Inc.	1632335	6/25/2013	Pending	N/A	N/A - Treated wood, namely, fencing, decking, beams, landscaping and docks.
Koppers	Bleize	Koppers Delaware, Inc.			Pending	2, 19

2 - Compositions for preserving wood and other cellulose-based materials

19 - Building materials (non-metallic); pitch; crude coal tar and pitches and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; nonmetal railroad ties2 - Compositions for preserving wood and other cellulose-based materials

Koppers	Brazil	Koppers Delaware, Inc.	908304870	9/18/2014	Published	2	2 - Colorants; compositions for preserving wood and other cellulose-based materials
Koppers	Brazil	Koppers Delaware, Inc.	908305230	9/18/2014	Published	19

19 - Building materials (non-metallic); pitch; crude coal tar and pitches and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; nonmetal railroad ties

Schedule 6.1.14 – Page 104

Proposed Mark	Country	Owner Name	Application #	File Date	Status	Class	Description
Koppers	China	Koppers Delaware, Inc.	18085908	10/19/2015	Pending	1	001 - Chemical preparations for the manufacture of paints; solvents for varnishes.
Koppers	China	Koppers Delaware, Inc.	18085907	10/19/2015	Pending	2	002 - Wood preservatives; creosote for wood preservation; anti-corrosive preparations
Koppers	China	Koppers Delaware, Inc.	18085906	10/19/2015	Pending	19	019 - Coal tar; tar; carbon pitch; coal tar pitch; coal tar oil.
Koppers	Panama	Koppers Delaware, Inc.	250047-01	9/12/2016	Published/Pending	2, 19

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

Schedule 6.1.14 – Page 105

Proposed Mark	Country	Owner Name	Application #	File Date	Status	Class	Description
Koppers	Trinidad & Tobago	Koppers Delaware, Inc.	48805	9/16/2014	Published	2, 19

002 - Colorants (for wood products); compositions for preserving wood and other cellulose-based materials

019 - Building materials (non-metallic); pitch; crude coal tar and pitches and preservative treated lumber;

carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; nonmetal railroad ties

Koppers	Vietnam	Koppers Delaware, Inc.	4-2015-08367	4/10/2015	Pending	19	19 - Coal Tar Pitch, Coal Tar Derivatives
Koppers & Design	Belize	Koppers Delaware, Inc.			Pending	2, 19

2 - Compositions for preserving wood and other cellulose-based materials

19 - Building materials (non-metallic); pitch; crude coal tar and pitches and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; nonmetal railroad ties

Koppers & Design	Brazil	Koppers Delaware, Inc.			Published	2	2 - Colorants; compositions for preserving wood and other cellulose-based materials

Schedule 6.1.14 – Page 106

Proposed Mark	Country	Owner Name	Application #	File Date	Status	Class	Description
Koppers & Design	Brazil	Koppers Delaware, Inc.			Published	19

19 - Building materials (non-metallic); pitch; crude coal tar and pitches and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products;

laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; nonmetal railroad ties

Koppers & Design	China	Koppers Delaware, Inc.			Pending	1	001 - Naphthalene; chemical preparations for the manufacture of paints; solvents for varnishes.
Koppers & Design	China	Koppers Delaware, Inc.			Pending	2
Koppers & Design	China	Koppers Delaware, Inc.			Pending	19	019 - Coal tar; tar; carbon pitch; coal tar pitch; coal tar oil.
Koppers & Design	Panama	Koppers Delaware, Inc.			Published/Pending	2, 19

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

Schedule 6.1.14 – Page 107

Proposed Mark	Country	Owner Name	Application #	File Date	Status	Class	Description
Koppers & Design	Trinidad & Tobago	Koppers Delaware, Inc.			Published	2, 19

2 - Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colorants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists; compositions for preserving wood and other cellulose-based materials

19 - Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal; crude coal tar and preservative treated lumber; carbon pitch; preservative treated wood products, namely, pilings, poles, posts, crossties, lumber, structural supports and laminated structural wood products; laminated structural wood products, namely arches, beams, columns, decking, lighting standards, utility crossarms, plywood and other structural members; non-metal railroad ties

Microwood	Canada	Koppers Performance Chemicals Inc.	1522860	4/8/2011	Allowed	N/A	N/A - Stains for wood; colourants for wood; wood treated with stains and colourant.
Optimum Prime	Chile	Koppers Performance Chemicals Inc.	1213126	7/15/2016	Pending	19	19 - Treated wood [anti-decay wood]
Propost	European Union	Koppers Performance Chemicals Inc.	014891089	12/9/2015	Published	19	19 - Pressure treated wood with preservatives

Schedule 6.1.14 – Page 108

Proposed Mark	Country	Owner Name	Application #	File Date	Status	Class	Description
Protim	Malaysia	Osmose, Inc. (change to Koppers Performance Chemicals Inc. is Pending)	2011022468	12/20/2011	Pending	11	11 - Treated wood and cellulosic materials
Protim	Malaysia	Osmose, Inc. (change to Koppers Performance Chemicals Inc. is Pending)	2011022467	12/20/2011	Pending	2	02 - Preservative, colorants, stains, fire retardants, used in the treatment of wood.
Sienna	Canada	Koppers Performance Chemicals Inc.	1642382	9/6/2013	Allowed	N/A	N/A - Treated wood and lumber, decking, fencing, wood for landscaping.
Solignum	Nigeria	Osmose, Inc.	F/TM/2010/19937	11/8/2011	Pending	19	19 - Building Materials (non-metallic) noon metallic rigid pipes for building etc.
Solignum & Design	Nigeria	Solignum Grayford	36619	4/9/1980	Pending	2	02 - Preservatives against the deterioration of wood.
Surepine	United Kingdom	Koppers Performance Chemicals Inc.	3145561	1/21/2016	Published	19	19 - Pressure preservative treated wood fencing posts

Schedule 6.1.14 – Page 109

Patent Property Report

Title	Country	App Serial No.	Filing Date	Patent No.	Date Issued	Owner
Biocidal Composition Containing Phosphite Ions	United States	09/688,693	4/17/1998	6,720,313	4/13/2004	Koppers Delaware, Inc.
Center Supported Bond Joint for Railroad Track	Canada	111389	5/30/2005	111389	1/16/2007	Koppers Delaware, Inc.
Center Supported Bond Joint	United States	29/221,351	1/13/2005	D576,023	9/2/2008	Koppers Delaware, Inc.
Coal Tar and Hydrocarbon Mixture Pitch and the Preparation and Use Thereof	United States	10/476,017	5/9/2002	7,066,997	6/27/2006	PNC Bank, National Association
Coal Tar and Hydrocarbon Mixture Pitch Production using a High Efficiency Evaporate Distillation Process	United States	09/853,372	5/11/2001	7,033,485	4/25/2006	PNC Bank, National Association
Coal Tar Pitch Blend Having Low Polycyclic Aromatic Hydrocarbon Content and Method of Making Thereof	United States	08/513,329	8/10/1995	5,746,906	5/5/1998	PNC Bank, National Association
Composition, Method of Making, and Treatment of Wood with an Injectable Wood Preservative Slurry having Biocidal Particles	Great Britain	5778809.3	4/17/1998	6,720,313	4/13/2004	Koppers Delaware, Inc.

Schedule 6.1.14 – Page 110

Title	Country	App Serial No.	Filing Date	Patent No.	Date Issued	Owner
Direct Synthesis of Copper Carbonate	United States	90/010,598		7,411,080 C1	06/07/2011	Koppers Delaware, Inc.
Direct Synthesis of Copper Carbonate	United States	11/436,528		7,411,080 B1	8/12/2008	Koppers Delaware, Inc.
Gauge Plate and Switch Rod Insulators	United States	09/72,354	11/27/2000	6,305,614	10/23/2001	Koppers Delaware, Inc.
Gauge Plate and Switch Rod Insulators	United States	09/941,010	8/28/2001	6,422,479	7/23/2002	Koppers Delaware, Inc.
Gauge Plate and Switch Rod Insulators	United States	09/089,958	6/3/1998	6,170,756	1/9/2001	Koppers Delaware, Inc.
Gauge Plate and Switch Rod Insulators	Canada	2,239,651	6/4/1998	2,239,651	2/19/2002	Koppers Delaware, Inc.
Improvements in Solvent Recovery	United States	4/27/2009	13/266,687	8,763,272	7/1/2014	Koppers Delaware, Inc.
Inhibition of Calcium and Magnesium Precipitation from Wood Preservatives	Europe	4776802.3		1651401	7/22/2009	Koppers Delaware, Inc.
Inhibition of Calcium and Magnesium Precipitation from Wood Preservatives Inhibition of Calcium and Magnesium Precipitation from Wood Preservatives	US CON	12/458,522		8,409,627	3/13/2013	Koppers Delaware, Inc.

Schedule 6.1.14 – Page 111

Title	Country	App Serial No.	Filing Date	Patent No.	Date Issued	Owner

Schedule 6.1.14 – Page 112

Title	Country	App Serial No.	Filing Date	Patent No.	Date Issued	Owner
Inhibition of Calcium and Magnesium Precipitation from Wood Preservatives Inhibition of Calcium and Magnesium Precipitation from Wood Preservatives	US CON II	13/777,649		8,871,277	10/28/2014	Koppers Delaware, Inc.
Lap Joint	Canada	2,602,622		2,602,622	8/4/2015	Koppers Delaware, Inc.
Lap Joint	United States	13/350,886	1/16/2012	8,777,121	7/15/2014	Koppers Delaware, Inc.
Lap Joint	United States	11/900,635	9/12/2007	8,113,441	2/14/2012	Koppers Delaware, Inc.
Layered Wood Composites	Australia			AU2006282789	8/25/2006	Koppers Performance Chemicals Inc.
Method and Arrangement to Insulate Rail Ends	Canada	2,600,746	3/14/2006	2,600,746	4/29/2014	Koppers Delaware, Inc.
Method and Arrangement to Insulate Rail Ends	Canada	2,830,714	3/14/2006	2,830,714	5/5/2015	Koppers Delaware, Inc.
Method and Arrangement to Insulate Rail Ends	United States	11/375,372	3/14/2006	7,975,933	7/12/2011	Koppers Delaware, Inc.
Method and Arrangement to Insulate Rail Ends	United States	13/037,483	3/1/2011	8,302,878	11/6/2012	Koppers Delaware, Inc.
Methods of Conferring Fire Retardancy to Wood and Fire-Retardant Wood Products	Australia			AU2015271086	5/27/2015	Koppers Performance Chemicals Inc.
Methods of Delivering Compositions to Substrates	United States	10/539,685	12/16/2002	8,425,980	4/23/2013	Koppers Performance Chemicals Inc.
Methods of Delivering Compositions to Substrates	United States	13/861,648	12/16/2002	9,023,428	5/5/2015	Koppers Performance Chemicals Inc.
Micronized Additives	United States	13/074,170	3/29/2011	8603576	12/10/2013	Koppers Performance Chemicals Inc.
Micronized Additives	United States	14/069,651	11/1/2013	8974854	3/10/2015	Koppers Performance Chemicals Inc.
Micronized Additives	United States	14/608,800	1/29/2015	9266251	2/23/2016	Koppers Performance Chemicals Inc.
Micronized Oil Borne Wood Preservative Formulations	Australia	20055296077	10/5/2005		4/7/2011	Koppers Performance Chemicals Inc.
Micronized Oil Borne Wood Preservative Formulations	Europe	5801806.0	10/5/2005		1/2/2013	Koppers Performance Chemicals Inc.
Micronized Wood Preservative	United States	12/691,707	1/21/2010	8168304	5/1/2012	Koppers Performance Chemicals Inc.
Micronized Wood Preservative Formulations	Australia			AU2004230950	4/9/2004	Koppers Performance Chemicals Inc.
Micronized Wood Preservative Formulations	Australia			AU2009220030	4/9/2004	Koppers Performance Chemicals Inc.
Micronized Wood Preservative Formulations	Canada	2521872	4/9/2004		11/30/2010	Koppers Performance Chemicals Inc.

Schedule 6.1.14 – Page 113

Title	Country	App Serial No.	Filing Date	Patent No.	Date Issued	Owner
Micronized Wood Preservative Formulations	Korea	20057019300	4/9/2004	10-1110669	1/20/2012	Koppers Performance Chemicals Inc.
Micronized Wood Preservative Formulations	United States	11/526,765	9/26/2006	8637089	1/28/2014	Koppers Performance Chemicals Inc.
Micronized Wood Preservative Formulations	United States	12/153,166	5/14/2008	8778407	7/15/2014	Koppers Performance Chemicals Inc.
Micronized Wood Preservative Formulations	United States	10/821,326	4/9/2004	7,674,481 C1	3/9/2010	Koppers Performance Chemicals Inc.
Micronized Wood Preservative Formulations	United States	12/213,529	6/20/2008	8747909	4/9/2024	Koppers Performance Chemicals Inc.
Micronized Wood Preservative Formulations	United States	12/240,995	9/29/2008	8460759	6/11/2013	Koppers Performance Chemicals Inc.
Micronized Wood Preservative Formulations	United States	10/970,446	10/21/2004	8747908	6/10/2014	Koppers Performance Chemicals Inc.
Micronized Wood Preservative Formulations Comprising Boron Compounds	Australia			AU2005296077	10/5/2005	Koppers Performance Chemicals Inc.
Micronized Wood Preservative Formulations Comprising Boron Compounds	Australia			AU2007214393	2/15/2007	Koppers Performance Chemicals Inc.
Micronized Wood Preservative Formulations Comprising Cooper	United States	11/849,082	8/31/2007	7,632,567	12/15/2009	Koppers Performance Chemicals Inc.

Schedule 6.1.14 – Page 114

Title	Country	App Serial No.	Filing Date	Patent No.	Date Issued	Owner
Milled Submicron Chlorothalonil with Narrow Particle Size Distribution, and Uses Thereof	United States	10/961,155		7,316,738	10/8/2004	Koppers Performance Chemicals Inc.
Milled Submicron Chlorothalonil with Narrow Particle Size Distribution, and Uses Thereof	United States	10/961,157		7,426,948	9/23/2008	Koppers Performance Chemicals Inc.
Mothership Reexamination	United States	95/001,418	8/13/2010	7,674,481 C1	3/27/2013	Koppers Performance Chemicals Inc.
Modular Insulated Tie Plate	United States	13/723,264		9,103,074	8/11/2015	Koppers Delaware, Inc.
Oil Borne Wood Preserving Composition for Treatment of Poles, Posts, Piling, Cross-ties and Other Wooded Structrues	Australia		9/30/2009	AU2015202448		Koppers Performance Chemicals Inc.
Particulate Wood Preservatibe and Method for Producing the Same	Australia			AU2010235946	6/17/2004	Koppers Performance Chemicals Inc.
Particulate Wood Preservatibe and Method for Producing the Same	United States	12/209,653	9/12/2008	8,158,208	4/14/2012	Koppers Performance Chemicals Inc.
Particulate Wood Preservatibe and Method for Producing the Same	United States	13/446,373	4/13/2012	8,722,198	5/13/2014	Koppers Performance Chemicals Inc.

Schedule 6.1.14 – Page 115

Title	Country	App Serial No.	Filing Date	Patent No.	Date Issued	Owner
Particulate Wood Preservatibe and Method for Producing the Same	United States	14/226,484	3/26/2014	9,314,030	4/19/2016	Koppers Performance Chemicals Inc.
Phosphate Free Fire Retardant Composition	United States	09/577,743	5/23/2000	6,306,317	10/23/2001	Koppers Performance Chemicals Inc.
Process for the Dissolution of Copper Metal	Canada	2,476,643			11/22/2011	Koppers Performance Chemicals Inc.
Process for the Dissolution of Copper Metal	Canada	2,518,846			5/6/2014	Koppers Performance Chemicals Inc.
Process for the Dissolution of Copper Metal	United States	10/074,251		6,646,147	11/11/2003	Koppers Performance Chemicals Inc.
Process for the Dissolution of Copper Metal	United States	11/046,804		7,476,371	1/13/2009	Koppers Performance Chemicals Inc.
Process for the Dissolution of Copper Metal	United States	10/660,795		6,905,531	6/14/2005	Koppers Performance Chemicals Inc.
Process for the Dissolution of Copper Metal	United States	10/704,155		6,905,532	6/14/2005	Koppers Performance Chemicals Inc.
Profiled Bar	United States	29/181,073	5/2/2003	D497,326	10/19/2004	Koppers Delaware, Inc.
Profiled Bar	United States	10/838,173	5/3/2004	7,097,112	8/29/2006	Koppers Delaware, Inc.
Profiled Bar	Canada	2,466,137	5/3/2004	2,466,137	7/5/2011	Koppers Delaware, Inc.

Schedule 6.1.14 – Page 116

Title	Country	App Serial No.	Filing Date	Patent No.	Date Issued	Owner
Rail Joint Bars and Rail Joint Assemblies	United States	10/838,172	5/3/2004	7,090,143	8/15/2006	Koppers Delaware, Inc.
Rail Joint Bars and Rail Joint Assemblies	Canada	2,869,552	5/3/2004	2,869,552	11/8/2016	Koppers Delaware, Inc.
Rail Joint Bars and Rail Joint Assemblies	United States	11/503,865	8/14/2006	7,490,781	2/17/2009	Koppers Delaware, Inc.
Rail Joint Bars and Rail Joint Assemblies	United States	12/353,269	1/14/2009	8,123,144	2/28/2012	Koppers Delaware, Inc.
Rail Joint Bars and Rail Joint Assemblies	Canada	2,792,005	5/3/2004	2,792,005	1/27/2015	Koppers Delaware, Inc.
Single Bend Rail	United States	14/025,370	9/12/2013	9,328,464	5/3/2016	Koppers Delaware, Inc.
Tie Plate	Canada	2,445,491	10/17/2003	2,445,491	6/14/2011	Koppers Delaware, Inc.
Wood Composites	Canada	2,620,526	8/25/2006		1/3/2012	Koppers Performance Chemicals Inc.
Wood Composites	United States	11/467,368	8/25/2006	7544423	6/9/2009	Koppers Performance Chemicals Inc.
Wood Composites	United States	12/473,394	5/8/2009	8182928	5/22/2012	Koppers Performance Chemicals Inc.
Wood Composites	United States	13/347,846	1/11/2012	8431236	4/30/2013	Koppers Performance Chemicals Inc.

Schedule 6.1.14 – Page 117

Title	Country	App Serial No.	Filing Date	Patent No.	Date Issued	Owner
Wood Treatment for Dimensional Stabilization	Australia			AU2015298181	7/24/2015	Koppers Performance Chemicals Inc.
Wrap-Around Joint Bar Sleeve Insulator	United States	29/236,399	8/15/2005	D547,642	7/31/2007	Koppers Delaware, Inc.

Schedule 6.1.14 – Page 118

Patent Applications Reports

Proposed Mark Name	Country	Owner Name	Application Number	File Date	Status
Center Supported Bond Joint	United States	Koppers Delaware, Inc.	13/473,074	5/16/2012	Pending
Chopped Carbon Fiber Preform Processing Method Using Coal Tar Pitch Binder	Japan	Koppers Delaware, Inc.	2006515131	6/1/2004	Published
Composite Pole	Australia	Koppers Delaware, Inc.	2007215390	2/15/2007	Published
Concrete Railroad Tie Insulator Spacer and Fastening System	Mexico	KSA Limited Partnership	MX/a/2001/008756	8/30/2001	Published
Concrete Railroad Tie Turnout Assembly	Mexico	KSA Limited Partnership	PA/a/2005/004835	10/23/2003	Pending

Schedule 6.1.14 – Page 119

Proposed Mark Name	Country	Owner Name	Application Number	File Date	Status
Concrete Railroad Tie Two-Piece Insulator Spacer and Fastening System	Mexico	KSA Limited Partnership	MX/a/2003/003088	4/9/2003	Published
Inhibition of Calcium and Magnesium Precipitation from Wood Preservatives	Brazil	Koppers Delaware, Inc.	122012032694-1	6/17/2004	Pending
Inhibition of Calcium and Magnesium Precipitation from Wood Preservatives	US CON III	Koppers Delaware, Inc.	14/447,338	07/30/2014	Pending
Lap Joint	Canada	Koppers Delaware, Inc.	2,872,772	9/14/2007	Allowed
Methods of Conferring Fire Retardancy to Wood and Fire-Retardant Wood Products	Argentina	Koppers Delaware, Inc.	P20150101750	06/02/2015	Pending
Methods of Conferring Fire Retardancy to Wood and Fire-Retardant Wood Products	Australia	Koppers Delaware, Inc.	TBA	05/27/2015	Pending
Methods of Conferring Fire Retardancy to Wood and Fire-Retardant Wood Products	Brazil	Koppers Delaware, Inc.	TBA		Pending

Schedule 6.1.14 – Page 120

Proposed Mark Name	Country	Owner Name	Application Number	File Date	Status
Methods of Conferring Fire Retardancy to Wood and Fire-Retardant Wood Products	Canada	Koppers Delaware, Inc.	TBA		Pending
Methods of Conferring Fire Retardancy to Wood and Fire-Retardant Wood Products	Chile	Koppers Delaware, Inc.	TBA		Pending
Methods of Conferring Fire Retardancy to Wood and Fire-Retardant Wood Products	Europe	Koppers Delaware, Inc.	15803117.9	05/27/2015	Pending
Methods of Conferring Fire Retardancy to Wood and Fire-Retardant Wood Products	New Zealand	Koppers Delaware, Inc.	TBA	05/27/2015	Pending
Methods of Conferring Fire Retardancy to Wood and Fire-Retardant Wood Products	United States	Koppers Delaware, Inc.	14/328,075	07/10/2014	Pending
Methods of Conferring Fire Retardancy to Wood and Fire-Retardant Wood Products	United States	Koppers Delaware, Inc.	15/314,791	11/29/2016	Pending
Methods of Conferring Fire Retardancy to Wood and Fire-Retardant Wood Products	WIPO	Koppers Delaware, Inc.	PCT/US15/32546	05/27/2015	National Stage

Schedule 6.1.14 – Page 121

Proposed Mark Name	Country	Owner Name	Application Number	File Date	Status
Micronized Additives	United States	Koppers Delaware, Inc.	14/995,624	01/14/2016	Pending
Micronized Oil Borne Wood Preservative Formulations	Europe DIV	Koppers Delaware, Inc.	11179103.4	08/26/2011	Allowed
Micronized Oil Borne Wood Preservative Formulations	United States	Koppers Delaware, Inc.	13/161,772	6/16/2011	Pending
Micronized Wood Preservative Formulations	Brazil	Koppers Delaware, Inc.	PI 0517009-5	10/18/2005	Pending
Micronized Wood Preservative Formulations	Europe DIV	Koppers Delaware, Inc.	10012837.0	4/9/2004	Pending
Micronized Wood Preservative Formulations	Europe DIV II	Koppers Delaware, Inc.	16178837.7	7/11/2016	Pending
Micronized Wood Preservative Formulations	New Zealand	Koppers Delaware, Inc.	713811	4/9/2004	Pending
Micronized Wood Preservative Formulations	Norway	Koppers Delaware, Inc.	2005/5250	4/9/2004	Pending
Micronized Wood Preservative Formulations	United States	Koppers Delaware, Inc.	15/286,082	10/5/2016	Allowed

Schedule 6.1.14 – Page 122

Proposed Mark Name	Country	Owner Name	Application Number	File Date	Status
Oil Borne Wood Preserving Composition for Treatment of Poles, Posts, Pilings, Cross- Ties and Other Wooded Structures	Chile	Koppers Delaware, Inc	00779-2012	3/15/2012	Pending
Oil Borne Wood Preserving Composition for Treatment of Poles, Posts, Pilings, Cross-Ties and Other Wooded Structures	Europe	Koppers Delaware, Inc	09778781.6	3/29/2012	Pending
Oil Borne Wood Preserving Composition for Treatment of Poles, Posts, Pilings, Cross-Ties and Other Wooded Structures	United States	Koppers Delaware, Inc	13/498,185	3/26/2012	Pending
Saturated Aircraft Brake Preform Including Coal Tar Pitch and Preparation Thereof	EP	Koppers Delaware, Inc.	11153714.8	5/9/2002	Published
Single Bend Rail	Australia	Koppers Delaware, Inc.	2013315390	9/13/2013	Pending
Single Bend Rail	Canada	Koppers Delaware, Inc.	2,884,426	9/13/2013	Pending
Single Bend Rail	Mexico	Koppers Delaware, Inc.	MX/a/2015/003123	9/13/2013	Pending

Schedule 6.1.14 – Page 123

Proposed Mark Name	Country	Owner Name	Application Number	File Date	Status
Stable Wood Preservative Formulations	PROV	Koppers Delaware, Inc.	62/370,330	8/3/2016	Pending
Submicron Compositions	Canada	Koppers Delaware, Inc.	2,807,029	7/30/2010	Pending
Submicron Compositions	United States	Koppers Delaware, Inc.	13/813,001	7/30/2010	Pending
Wood Preservative and Method for Producing Same	PROV	Koppers Delaware, Inc.	62/435,504	12/16/2016	Pending
Wood Preservative and Method for Producing Same	PROV	Koppers Delaware, Inc.	62/437,372	12/21/2016	Pending
Wood Preservative Compositions for Improved Copper Penetration in Wood and Methods of Treating Wood with such Compositions	PCT	Koppers Delaware, Inc.	PCT/US16/59089	10/27/2016	Pending
Wood Preservative Compositions for Improved Copper Penetration in Wood and Methods of Treating Wood with such Compositions	PROV	Koppers Delaware, Inc.	62/353,711	6/23/2016	Pending

Schedule 6.1.14 – Page 124

Proposed Mark Name	Country	Owner Name	Application Number	File Date	Status
Wood Preservative Compositions for Improved Copper Penetration in Wood and Methods of Treating Wood with such Compositions	United States	Koppers Delaware, Inc.	15/335,787	10/27/2016	Pending
Wood Treatment for Dimensional Stabilization	Argentina	Koppers Delaware, Inc.	P20150102445	7/30/2015	Pending
Wood Treatment for Dimensional Stabilization	Australia	Koppers Delaware, Inc.	TBA		Pending
Wood Treatment for Dimensional Stabilization	Brazil	Koppers Delaware, Inc.	TBA		Pending
Wood Treatment for Dimensional Stabilization	Canada	Koppers Delaware, Inc.	TBA		Pending
Wood Treatment for Dimensional Stabilization	Chile	Koppers Delaware, Inc.	TBA		Pending
Wood Treatment for Dimensional Stabilization	Europe	Koppers Delaware, Inc.	TBA		Pending
Wood Treatment for Dimensional Stabilization	New Zealand	Koppers Delaware, Inc.	TBA		Pending
Wood Treatment for Dimensional Stabilization	WIPO	Koppers Delaware, Inc.	PCT/US15/42073	7/24/2015	Pending

Schedule 6.1.14 – Page 125

Domain Names Report

United States

koppers.com

kopperspc.com

koppersperformancechemicals.com

koppersrailroadstructures.com

koppersrailstructures.com

koppersrs.com

rjxpress.com

somervillefacts.com

koppers-cn.com

timberspecialties.com

Microprotimber.com

Microprotreatedwood.com

Microprowood.com

Australia

determite.com.au

microprotimber.com.au

osmose.com.au

protimtimbercare.com.au

koppers.com.au

kcmc.com.au

Schedule 6.1.14 – Page 126

kopperspc.com.au

Canada

aallcannwood.com

abetterpost.ca

abetterpost.com

advance-guard.com

advanceguard.ca

arriere-cours.com

boisnature.ca

creativebackyards.com

cut-n-seal.ca

cut-n-seal.com

cutnseal.ca

goodfellowterra.ca

goodfellowterra.com

lmwp.com

micronizedtreatedwood.ca

micronizedwood.ca

microprobackyards.ca

microprosienna.ca

microprosienna.com

microprowood.ca

microwood.ca

Schedule 6.1.14 – Page 127

natureshades.ca

naturewood.ca

nw100.ca

proguardbackyards.com

stiles123.ca

stiles123.com

timberspecialties.com

woodshades.ca

Chile

osmose.cl

kopperspc.cl

Europe

indurawood.co.uk

indurawood.com

indurawood.eu

makesureits4.info

makesureits4.org

micronizedtimber.com

micronizedtimber.eu

micronizedtimber.info

preservedtimber.com

preservedtimber.eu

Schedule 6.1.14 – Page 128

preservedtimber.info

protim.co.uk

protimsolignum.com

solignum.cn

treatedtimber.info

kopperspc.eu

New Zealand

Kopperspc.co.nz

Brazil

tmbpreservantes.com.br

kopperspc.com.br

Patent and Trademark License Agreements

1.  “Patent License Agreement” between Ecospan Consulting Services Pty Ltd (licensor) and KPC (Australia) Pty Ltd (licensee), dated 7 October 2003.

2.  “Trade Mark License Agreement for Boracol” between Wood-Slimp GmbH (licensor) and KPC Australia Pty Limited (licensee), dated 20 December 2005.

3.  “License Agreement” between Lonza Inc. (licensor) and Koppers Performance Chemicals Inc.. (licensee), dated 28 September 2011.

4.  “Supplemental Registration Agreement” between Control Solutions Inc. (Company) and Koppers Performance Chemicals Inc. (Distributor), dated 21 October 2015.

Schedule 6.1.14 – Page 129

Product and Dealer Registrations Report

Koppers Inc Product Registrations

Koppers, Inc. US EPA Pesticide Pesticide Registrations
Product Name	Reg No	RED Date	Active Ingredient
Coal Tar Creosote	61849-1	2008	Creosote
Creosote Solution	61849-3	2008	Creosote
Creosote/Petroleum Solution	61849-9	2010	Creosote
Creosote Manufacturing Use	61849-6	2008	Creosote

Koppers Inc. State Registrations

State	Renewal Date
Alabama	12/31/2015 (This is a 2-year registration)
Arkansas	12/22/2016
Arizona	12/31/2016
Colorado	12/31/2016
Georgia	12/31/2016

Schedule 6.1.14 – Page 130

State	Renewal Date
Illinois	12/31/2016 (This is a 2-year registration)
Indiana	12/31/2016 (This is a 2-year registration)
Kentucky	12/31/2016
Louisiana	12/31/2016
Mississippi	12/31/2016
Missouri	12/31/2016
Missouri (Treating Timber Product License)	6/30/2016
Oregon	12/31/2016
Pennsylvania	12/31/2016
South Carolina	8/31/2016
South Dakota	6/30/2016 (This is a 2-year registration)
Tennessee	6/30/2016
Texas	(This is a 2-year registration) 3/31/2017
Virginia	12/31/2016
West Virginia	12/31/2016

Schedule 6.1.14 – Page 131

Koppers Inc. Pesticide Dealer Licenses

Pennsylvania Business License	Pesticide Dealer License & Dealer Manager Plan ID 00065M
Pennsylvania Dealer License & Dealer Manager	Pesticide Business License #BU3332

Koppers Performance Chemicals Inc. Product and Dealer Registrations

Koppers Performance Chemicals Inc. US EPA Pesticide Product Registrations
Product Name	Reg. No.	Approval Date	Active Ingredients
K-33 (60%) Wood Preservative	3008-34	4/23/1975	Arsenic Acid, Chromic Acid, Copper Oxide
ACC 50% Wood Preservative	3008-60	9/27/1994	Chromic Acid, Copper Oxide
Wood-Bor	3008-61	8/3/1993	Boron sodium oxide, tetrahydrate
Arsenic Acid (technical)	3008-66	9/19/1986	Arsenic Acid
Technical Grade Cupric Oxide	3008-76	12/28/1999	Cupric Oxide
Chromic Acid (technical)	3008-78	5/30/2001	Chromic Acid
FirePro	3008-84	6/24/2002	Boric Acid, Boron sodium oxide pentahydrate
Copper MEA Solution	3008-86	9/23/2003	Copper ethanolamine complex

Schedule 6.1.14 – Page 132

Koppers Performance Chemicals Inc. US EPA Pesticide Product Registrations
Product Name	Reg. No.	Approval Date	Active Ingredients
NW 100-C	3008-87	9/8/2003	Copper ethanolamine complex
NW 200-C	3008-89	11/16/2004	Copper ammonium carbonate
MicroPro 200 (ORD-X372)	3008-90	5/12/2005	Copper carbonate, DDA-Carbonate
MicroPro 800 (ORD-X378)	3008-91	5/10/2005	Copper 8-quinolinolate
MicroPro 200C (ORD-X370)	3008-92	8/30/2005	Copper carbonate
NM 300 (ORD-X280)	3008-94	4/5/2006	DDA-Carbonate
Disodium Octaborate Tetrahydrate (technical)	3008-95	12/5/2006	Disodium Octaborate Tetrahydrate
Basic Copper Carbonate (technical)	3008-96	1/9/2007	Copper carbonate
MTZ (ORD-X300)	3008-97	5/9/2007	Tebuconazole
STZ (ORD-X450)	3008-98	5/15/2007	Tebuconazole
MicroPro 200C V3 (ORD-X400)	3008-99	4/7/2008	Copper Carbonate
ORD-X310	3008-100	9/30/2008	Copper (1) Oxide (Cuprous Oxide)
MP200-A (ORD-X170)	3008-101	5/6/2009	Copper Carbonate, Tebuconazole
CMC 10.3	3008-102	6/3/2005	Copper Carbonate

Schedule 6.1.14 – Page 133

Koppers Performance Chemicals Inc. US EPA Pesticide Product Registrations
Product Name	Reg. No.	Approval Date	Active Ingredients
CMC 9.0	3008-103	8/29/2005	Copper Carbonate
Sustain 20CQ	3008-104	1/25/2006	Copper Carbonate
Sustain 20T	3008-105	2/6/2007	Copper Carbonate, Tebuconazole
Sustain 20	3008-106	1/4/2007	Copper Carbonate
Everlast CA-B	3008-107	11/15/2006	Copper Carbonate, Tebuconazole
Sustain 25	3008-108	11/13/2008	Copper Carbonate
Sustain 25T	3008-109	2/23/2009	Copper Carbonate, Tebuconazole
Copper MEA Carbonate	3008-110	9/16/2003	Copper Carbonate
CB-300 (ORD-X123)	3008-111	6/1/2011	Propiconazole, Tebuconazole, Imidacloprid
NW-CA (ORD-X070)	3008-112	10/3/2011	Copper Ethanolamine Complex, Tebuconazole, Propiconazole
MP200-A28 (ORD-X380	3008-113	8/10/2012	Copper Carbonate, Tebuconazole
Basic Copper Carbonate – Wet Cake (technical)	3008-114	2/22/2012	Copper Carbonate
Basic Copper Carbonate – Dry (technical)	3008-115	2/22/2012	Copper Carbonate

Schedule 6.1.14 – Page 134

Koppers Performance Chemicals Inc. US EPA Pesticide Product Registrations
Product Name	Reg. No.	Approval Date	Active Ingredients
MCTI (ORD-X045)	3008-116	10/18/2012	Copper Carbonate, Tebuconazole, Imidacloprid
Cupric Oxide Technical	3008-117	6/7/2012	Copper Oxide
ORD-X042	3008-118	10/16/2012	Tebuconazole, Imidacloprid
FIM 3	3008-119	12/23/2014	DDAC, Tebuconazole
ORD-1302	3008-120	12/22/2014	DOT (Disodium Octaborate Tetrahydrate), Imidacloprid
TimberFume II	3008-121	1/16/1986	Chloropicrin
CU-89-RTU II	3008-122	8/10/2004	Copper naphthenate
ORD-X209	3008-123	12/5/2012	Boron sodium oxide, copper ethanolamine complex
KRD-1403	3008-124	6/1/2016	DCOIT (4,5-Dichloro-2-n-octyl-3(2H)-isothiazolone), Imidacloprid
KRD-1501	3008-125	8/5/2016	Chlorothalonil

Schedule 6.1.14 – Page 135

Koppers Performance Chemicals Inc. US EPA Supplemental Distribution Pesticide Product Registrations*
Product Name	Reg. No.	Agreement Date	Active Ingredients	Basic Registrant
Carbo-NT	6836-304-3008	3/2/2015	DDA Carbonate	Lonza Inc.
Cleanwood 45-Plus	67071-6-3008	10/21/2015	2-n-octyl-4-isothiazolin-3-one	Thor
Cleanwood AC	67071-5-3008	10/21/2015	5-Chloro-2-methyl-4-isothiazolin-3-one; 2-methyl-4-isothiazolin-3-one	Thor
DAC-QM	10324-91-3008	3/20/2015	DDAC	Mason Chemical
BFN	53883-236-3008	10/21/2015	Bifenthrin Industrial	Control Solutions, Inc.
Cleanwood Micro	72304-1-3008	7/14/2015	Chlorothalonil	Sipcam/Sostram

*In 2015, new Supplemental Distribution forms were signed under the Koppers Performance Chemicals Inc. company name

Schedule 6.1.14 – Page 136

Koppers Performance Chemicals Inc. State Pesticide Registrations

	ANTIFOAM 1410	BASIC COPPER CARBONATE	BASIC COPPER CARBONATE - DRY	BFN	CARBO-NT	CB-300	CLEANWOOD 45-PLUS	CLEANWOOD AC	CLEANWOOD MICRO	CMC 10.3	COPPER MEA CARBONATE	CU-89-RTU II
	3008-15001	3008-96	3008-115	53883-236-3008	6836-304-3008	3008-111	67071-6-3008	67071-5-3008	72304-1-3008	3008-102	3008-110	3008-122
AL						X	X	X	X	X		X
AR						X	X	X	X	X		X
AZ							X	X				X
CA					X	X	X	X	X	X
CO						X	X	X	X			X
DE
FL					X	X	X	X	X	X		X
GA		X	X		X	X	X	X	X	X	X	X
HI							X	X
IA							X	X				X
ID						X	X	X		X		X
IL							X	X	X			X
IN						X	X	X	X			X
KS												X
KY							X	X				X
LA						X	X	X	X	X		X
MA							X	X	X

Schedule 6.1.14 – Page 137

MD							X	X	X
ME				X		X	X	X	X	X
MI					X		X	X	X	X		X
MN						X	X	X	X	X		X
MO							X	X	X			X
MS							X	X	X			X
MT												X
NC				X		X	X	X	X			X
ND												X
NE							X	X	X	X		X
NH								X
NJ								X
NM							X	X		X		X
NV								X				X
Koppers Performance Chemicals Inc. State Pesticide Registrations Continued
	ANTIFOAM 1410	BASIC COPPER CARBONATE	BASIC COPPER CARBONATE - DRY	BFN	CARBO-NT	CB-300	CLEANWOOD 45-PLUS	CLEANWOOD AC	CLEANWOOD MICRO	CMC 10.3	COPPER MEA CARBONATE	CU-89-RTU II
	3008-15001	3008-96	3008-115	53883-236-3008	6836-304-3008	3008-111	67071-6-3008	67071-5-3008	72304-1-3008	3008-102	3008-110	3008-122
NY							X	X	X

Schedule 6.1.14 – Page 138

OH				X	X	X	X	X	X
OK					X	X			X
OR		X	X	X	X	X	X	X	X
PA				X	X	X	X	X	X
RI				X	X	X	X	X
SC			X	X	X	X	X	X	X
SD					X	X			X
TN				X	X	X	X	X	X
TX				X	X	X	X	X	X
UT					X	X			X
VA			X	X	X	X	X	X	X
WA	X	X	X	X	X	X	X	X	X
WI			X		X	X	X	X	X
WV			X	X	X	X	X	X	X
WY					X	X			X
PR					X	X	X

Schedule 6.1.14 – Page 139

	DAC-QM	FIREPRO	K-33 (60%) WOOD PRESERVATIVE	MCTI	MICROPRO 200C	MP200-A	MTZ	NW 200-C	NW-CA	ORD-1302	ORD-X123	Timberfume II	WOOD-BOR
	10324-91-3008	3008-84	3008-34	3008-116	3008-92	3008-101	3008-97	3008-89	3008-112	3008-120	3008-111	3008-121	3008-61
AL	X		X		X	X	X		X			X	X
AR	X		X		X	X	X		X			X	X
AZ			X									X
CA	X	X	X		X		X	X	X	X
CO	X		X		X	X	X		X			X
DE			X
FL	X		X		X	X	X		X			X	X

Schedule 6.1.14 – Page 140

Koppers Performance Chemicals Inc. State Pesticide Registrations Continued
	DAC-QM	FIREPRO	K-33 (60%) WOOD PRESERVATIVE	MCTI	MICROPRO 200C	MP200-A	MTZ	NW 200-C	NW-CA	ORD-1302	ORD-X123	Timberfume II	WOOD-BOR
	10324-91-3008	3008-84	3008-34	3008-116	3008-92	3008-101	3008-97	3008-89	3008-112	3008-120	3008-111	3008-121	3008-61
GA	X		X		X	X	X		X			X	X
HI			X										X
IA						X			X			X
ID	X								X			X
IL			X		X	X	X		X			X	X
IN			X		X	X	X		X	X		X	X
KS												X
KY			X			X						X	X
LA	X		X		X	X	X		X			X
MA					X	X	X
MD			X		X	X	X
ME	X				X	X	X		X
MI	X		X		X	X	X		X			X
MN	X		X		X	X	X		X			X
MO			X		X	X	X		X			X
MS			X		X	X	X					X
MT			X									X

Schedule 6.1.14 – Page 141

Koppers Performance Chemicals Inc. State Pesticide Registrations Continued
	DAC-QM	FIREPRO	K-33 (60%) WOOD PRESERVATIVE	MCTI	MICROPRO 200C	MP200-A	MTZ	NW 200-C	NW-CA	ORD-1302	ORD-X123	Timberfume II	WOOD-BOR
NC	X		X		X	X	X		X			X
ND												X
NE			X		X	X	X		X			X
NH
NJ
NM	X											X
NV												X
NY						X
OH	X	X	X		X	X	X		X			X
OK			X			X						X
OR	X	X	X		X	X	X	X	X		X	X
PA	X		X		X	X	X		X			X	X
RI	X				X	X	X
SC	X		X		X	X	X		X			X	X
SD			X		X	X	X					X
TN	X		X		X	X	X		X			X
	10324-91-3008	3008-84	3008-34	3008-116	3008-92	3008-101	3008-97	3008-89	3008-112	3008-120	3008-111	3008-121	3008-61
TX	X		X	X	X	X	X		X	X		X	X

Schedule 6.1.14 – Page 142

Koppers Performance Chemicals Inc. State Pesticide Registrations Continued
	DAC-QM	FIREPRO	K-33 (60%) WOOD PRESERVATIVE	MCTI	MICROPRO 200C	MP200-A	MTZ	NW 200-C	NW-CA	ORD-1302	ORD-X123	Timberfume II	WOOD-BOR
UT			X									X
VA	X		X		X	X	X		X			X	X
WA	X	X	X		X	X	X	X	X	X		X	X
WI	X	X	X		X	X	X		X			X
WV	X				X	X	X		X			X	X
WY			X									X
PR			X			X			X

Koppers Performance Chemicals Inc. Pesticide Dealer Licenses

State	Company/Person Licensed
Arkansas	Koppers Performance Chemicals Inc.
Colorado	Koppers Performance Chemicals Inc.
Florida	Koppers Performance Chemicals Inc.
Georgia	Koppers Performance Chemicals Inc.

Schedule 6.1.14 – Page 143

State	Company/Person Licensed
Iowa	Koppers Performance Chemicals Inc.
Indiana	Koppers Performance Chemicals Inc.
Maine	Koppers Performance Chemicals Inc.
Michigan	Leigh Ann Richardson
Minnesota	Koppers Performance Chemicals Inc.
Mississippi	Leigh Ann Richardson
New Mexico	Koppers Performance Chemicals Inc.
Ohio	Koppers Performance Chemicals Inc.
Oklahoma	Koppers Performance Chemicals Inc.
Oregon	Koppers Performance Chemicals Inc.
Texas	Koppers Performance Chemicals Inc.

Schedule 6.1.14 – Page 144

State	Company/Person Licensed
Wyoming	Koppers Performance Chemicals Inc.

Protim Solignum Product Registrations (by Country)

Product Name	Region	Country	Registered
Celcure AC-450	Africa	Cameroon	Registered
Celcure AC-500	Africa	Ethiopia
Solignum CCA C60	Africa	Ghana	Registered
Solignum CCA C60	Africa	Kenya
SolignumCCA C60	Africa	Kenya
Solignum Brown N	Africa	Nigeria
Solignum Medium Brown Exterior	Africa	Nigeria
Celcure AC-450	Africa	Tanzania	Application submitted, awaiting testing
Solignum CCA C60	Africa	Tanzania	Registered. Re-registration completed, paperwork held by Distribution Agency
Celcure AC-450	Africa	Tanzania	Application submitted, awaiting testing
Pole Paste	Africa	Tanzania	Application submitted, awaiting testing
Timberlife Aqua Conc.	Asia	Hong Kong

Schedule 6.1.14 – Page 145

Product Name	Region	Country	Registered
Timberlife Aqua RFU	Asia	Hong Kong
Trussguard Aqua	Asia	Hong Kong
Celcure AC-800	Asia	Israel	Registered
Koshipuro TB	Asia	Japan	Approved by JWPA
Celbor P	Asia	Japan	Approved by JWPA
MicroPro 200	Asia	Philippines
Soilguard	Asia	Philippines
Timberlife Aqua Conc.	Asia	Philippines
Solignum Interior	Asia	Philippines	Registered
Solignum Exterior	Asia	Philippines	Registered
Timberlife Aqua RFU	Asia	Philippines
Colourless AZ	Asia	Singapore
Product Name	Region	Country	Registered
Celcure MC-500	Asia	Thailand	Registered
Celcure MC-T4	Asia	Thailand	Registered
Extermite	Europe	Czech Republic	Registered

Schedule 6.1.14 – Page 146

Product Name	Region	Country	Registered
Sleeper Protect	Europe	Czech Republic	Registered
Protim P-Vac (31)	Europe	Denmark	Registered
Protim P-Vac (31V)	Europe	Denmark	Registered
Celcure C4	Europe	Estonia	Registered
Celcure AC-500	Europe	Estonia	Registered
Extermite	Europe	Estonia	Registered
Celbrite S12	Europe	Estonia	Registered
Celkil 95	Europe	Estonia	Registered
Protim 265	Europe	Estonia	Registered
Protim WB	Europe	Estonia	Registered
Celcure AC-800	Europe	Finland	Registered
Celcure C4	Europe	Finland	Registered
Celcure M65	Europe	Finland	Registered
Celkil 90	Europe	Finland	Registered
Injecta Puuӧljy, Whreä	Europe	Finland	Registered
Osmose Puuӧljy	Europe	Finland	Registered

Schedule 6.1.14 – Page 147

Product Name	Region	Country	Registered
Osmose Puuӧljy, Ruskea	Europe	Finland	Registered
Celcure C4	Europe	France	FCBA Approval
Protim E406	Europe	France	FCBA Approval required
Product Name	Region	Country	Registered
Sleeper Protect	Europe	France	Registered
Celcure AC-500	Europe	France	Registered
Agro Protect	Europe	France	Registered
Celcure AC-400	Europe	Germany
Sleeper Protect	Europe	Germany	Registered
Celbrite FS2	Europe	Germany	Registered
Celcure C4	Europe	Germany	Registered
Celcure CCO	Europe	Germany	Registered
Celcure AC-500	Europe	Greece	Registered
Pole Paste	Europe	Greece	Registered
Celcure M65	Europe	Ireland	Registered
Product Name	Region	Country	Registered

Schedule 6.1.14 – Page 148

Product Name	Region	Country	Registered
Protim WB Green	Europe	Ireland	Registered
Protim WB Clear	Europe	Ireland	Registered
Protim Brown CDB	Europe	Ireland	Registered
Celcure AC-500	Europe	Ireland	Registered
Protim Green E	Europe	Ireland	Registered
Protim Universal	Europe	Ireland	Registered
Protim E406	Europe	Ireland	Registered
ABS 33	Europe	Ireland	Registered
Celcure C65	Europe	Ireland	Registered
Protim Universal AQ 250	Europe	Ireland	Registered
Protim Wall Solution 250	Europe	Ireland	Registered
Extermite	Europe	Latvia	Registered
Celbrite S12	Europe	Latvia	Registered
Celcure AC-500	Europe	Latvia	Registered
Celcure C4	Europe	Latvia	Registered
Celcure AC-500	Europe	Netherlands	Registered

Schedule 6.1.14 – Page 149

Product Name	Region	Country	Registered
Celcure AC-500	Europe	Norway	Registered
Celcure OS-315	Europe	Norway	Registered
Celcure C4	Europe	Norway	Registered
Protim P-Vac 11	Europe	Norway	BPD Product Authorization : Mutual recognition
Protim P-Vac 31	Europe	Norway	Registered
Celcure M65	Europe	Norway	Registered
Celkil 95	Europe	Norway	Registered
Osmoweld MPF (600 ml)	Europe	Norway	Registered
Aquatan ES5	Europe	Poland	PT7 Registered
Protim E406	Europe	Poland	Registered
Protim P-Vac (31)	Europe	Poland	BPD Product Authorization : Mutual recognition
Protim P-Vac (31)	Europe	Poland	BPD Product Authorization : Mutual recognition
Protim P-Vac 11	Europe	Poland	BPD Product Authorization : Mutual recognition
Celcure CP-T3	Europe	Poland	Registered

Schedule 6.1.14 – Page 150

Product Name	Region	Country	Registered
Celcure C4	Europe	Portugal	Registered
Celcure OS-315	Europe	Portugal	Approval awaited
Celbrite S12	Europe	Portugal	Approval awaited
Celcure AC-725	Europe	Portugal	Registered
Product Name	Region	Country	Registered
Celcure AC-725	Europe	Spain	Approval awaited
Celcure C4	Europe	Sweden	Registered
Celcure M65	Europe	Sweden	Registered
Protim P-Vac (31)	Europe	Sweden	BPD Product Authorization : Mutual recognition
Protim P-Vac 11	Europe	Sweden	BPD Product Authorization Application
Protim E415	Europe	Sweden	Registered
Process Oil	Europe	Sweden	Registered
Celcure AC-500	Europe	Sweden	Registered
Celcure AC-800	Europe	Sweden	Registered
FirePRO	Europe	Sweden	Registration not needed
Exterior Fire-X	Europe	Sweden	Registration not needed

Schedule 6.1.14 – Page 151

Product Name	Region	Country	Registered
Advanced Guard	Europe	UK & N. Ireland	Registered
ABS 33	Europe	UK & N. Ireland	Registered
Protim WB	Europe	UK & N. Ireland	Registered
Celbronze B	Europe	UK & N. Ireland	Registered
Celcure AC-10	Europe	UK & N. Ireland	Registered
Celcure C65	Europe	UK & N. Ireland	Registered
Celcure CP-T3	Europe	UK & N. Ireland	Registered
Celcure AC-500	Europe	UK & N. Ireland	Registered
Celcure AC-800	Europe	UK & N. Ireland	Registered
Celcure M65	Europe	UK & N. Ireland	Registered
Celcure MC-T3	Europe	UK & N. Ireland	Registered

Schedule 6.1.14 – Page 152

Product Name	Region	Country	Registered
Endcoat (Clear, Brown, Green)	Europe	UK & N. Ireland	BPR Product Authorized
FirePro	Europe	UK & N. Ireland	Registration not needed
Pole Paste	Europe	UK & N. Ireland	Registered
Protim 265	Europe	UK & N. Ireland	Registered
Protim Brown CDB	Europe	UK & N. Ireland	Registered
Protim E406	Europe	UK & N. Ireland	Registered
Protim E406 Concentrate	Europe	UK & N. Ireland	Registered
Protim Green E	Europe	UK & N. Ireland	Registered
Protim Frameguard	Europe	UK & N. Ireland	Registration not needed
Exterior Fire-X	Europe	UK & N. Ireland	Registration not needed
Protim I-Guard	Europe	UK & N. Ireland	Registered

Schedule 6.1.14 – Page 153

Product Name	Region	Country	Registered
Product Name	Region	Country	Registered
Protim Aquatan T5	Europe	UK & N. Ireland	Registration not needed
Protim Universal	Europe	UK & N. Ireland	Registered
Protim Wall Solution 250	Europe	UK & N. Ireland	Registered
Protim Wall Solution Concentrate	Europe	UK & N. Ireland	Registered
Solignum Anti-Fungi Concentrate	Europe	UK & N. Ireland	Registered
Solignum End Coat Wood Preservative	Europe	UK & N. Ireland	Registered
Solignum Insecticidal AQ8	Europe	UK & N. Ireland	Registered
Solignum Woodworm Killer	Europe	UK & N. Ireland	Registered
Universal P.I.	Europe	UK & N. Ireland	Registered
Celcure AC-800	Europe	Ukraine	Registered

Schedule 6.1.14 – Page 154

Koppers Performance Chemicals Australia Product Registrations

No	Name	Product type	Status	Actives

69272	PROTIM OPTIMUM RTU (P) LOSP TIMBER PRESERVATIVE	MIXED FUNCTION PESTICIDE	Registered	PERMETHRIN | PROPICONAZOLE | TEBUCONAZOLE
67623	MICRONISED TEBUCONAZOLE TIMBER PRESERVATIVE	MIXED FUNCTION PESTICIDE	Registered	TEBUCONAZOLE
67259	MICRONISED COPPER AZOLE WOOD PRESERVATIVE	MIXED FUNCTION PESTICIDE	Registered	COPPER AS COPPER CARBONATE | TEBUCONAZOLE
67081	PROTIM OPTIMUM CONCENTRATE TIMBER PRESERVATIVE	MIXED FUNCTION PESTICIDE	Registered	PERMETHRIN | PROPICONAZOLE | TEBUCONAZOLE
62542	PROTIM OPTIMUM GOLD RTU (P) LOSP TIMBER PRESERVATIVE	MIXED FUNCTION PESTICIDE	Registered	PERMETHRIN | PROPICONAZOLE | TEBUCONAZOLE
62395	CUTROL ANTI SAPSTAIN	FUNGICIDE	Registered	OXINE COPPER
61924	MICROPRO COPPER BASED TIMBER PRESERVATIVE	WOOD PRESERVATIVE	Registered	COPPER AS COPPER CARBONATE

Schedule 6.1.14 – Page 155

No	Name	Product type	Status	Actives
61891	HYLITE ANTIMOULD	FUNGICIDE	Registered	CHLOROTHALONIL
61870	DETERMITE RESEAL	INSECTICIDE	Registered	BIFENTHRIN
61546	DETERMITE ULTRA LOW ODOUR TIMBER FRAMING INSECTICIDE RTU	INSECTICIDE	Registered	BIFENTHRIN
59785	DETERMITE ULTRA LOW ODOUR TIMBER FRAMING INSECTICIDE	INSECTICIDE	Registered	BIFENTHRIN
59591	DETERMITE GLUE LINE INSECTICIDE	INSECTICIDE	Registered	BIFENTHRIN
58677	DETERMITE TIMBER INSECTICIDE	INSECTICIDE	Registered	BIFENTHRIN
58293	PROTIM OPTIMUM RTU (HI-FLASH) LOSP TIMBER PRESERVATIVE	MIXED FUNCTION PESTICIDE	Registered	PERMETHRIN | PROPICONAZOLE | TEBUCONAZOLE
55284	INSHIELD INSECTICIDE	INSECTICIDE	Registered	PERMETHRIN (25:75::CIS:TRANS)
52101	ACQ TYPE D FOR TIMBER TREATMENT	MIXED FUNCTION PESTICIDE	Registered	COPPER AS COPPER CARBONATE | DIDECYL DIMETHYL AMMONIUM CHLORIDE

Schedule 6.1.14 – Page 156

No	Name	Product type	Status	Actives
51708	PROTIM SOLIGNUM TIMBER PROTECTIVE EMULSION CN	MIXED FUNCTION PESTICIDE	Registered	COPPER (CU) PRESENT AS COPPER NAPHTHENATE
51707	PROTIM TIMBERCARE CN TIMBER OIL	MIXED FUNCTION PESTICIDE	Registered	COPPER (CU) PRESENT AS COPPER NAPHTHENATE
50176	L-BOR TIMBER PRESERVATIVE	MIXED FUNCTION PESTICIDE	Registered	BORON PRESENT AS DISODIUM OCTABORATE TETRAHYDRATE
49309	PROTIM-SOLIGNUM XJ CLEAR TIMBER PROTECTIVE	WOOD PRESERVATIVE	Registered	ZINC NAPHTHENATE | PERMETHRIN (25:75::CIS:TRANS)
48187	PROTIM LCWR TRUSSGUARD (P) WOOD PRESERVATIVE	WOOD PRESERVATIVE	Registered	PERMETHRIN (25:75::CIS:TRANS)
46037	PROTIM LCWR (P) WOOD PRESERVATIVE	WOOD PRESERVATIVE	Registered	PERMETHRIN (25:75::CIS:TRANS)
45387	ACQ FOR TIMBER TREATMENT	MIXED FUNCTION PESTICIDE	Registered	COPPER AMMONIUM CARBONATE | DIDECYL DIMETHYL AMMONIUM CHLORIDE
41681	SARMIX OXCELL C-680 FOR TIMBER TREATMENT	MIXED FUNCTION PESTICIDE	Registered	ARSENIC PRESENT AS ARSENIC ACID | CHROMIUM PRESENT AS CHROMIUM TRIOXIDE | COPPER AS COPPER (II) OXIDE

Schedule 6.1.14 – Page 157

No	Name	Product type	Status	Actives
41680	SARMIX 3 CCA SALTS	MIXED FUNCTION PESTICIDE	Registered	ARSENIC PRESENT AS ARSENIC PENTOXIDE | CHROMIUM AS SODIUM DICHROMATE | COPPER PRESENT AS COPPER SULFATE PENTAHYDRATE
41482	IMPRETECT CO	MIXED FUNCTION PESTICIDE	Registered	ARSENIC PRESENT AS ARSENIC ACID | CHROMIUM PRESENT AS CHROMIUM TRIOXIDE | COPPER AS COPPER (II) OXIDE
40753	PROTIM 235 WR WOOD PRESERVATIVE	WOOD PRESERVATIVE	Registered	TRIBUTYLTIN NAPHTHENATE | PERMETHRIN | DICHLOFLUANID
40092	IMPRETECT C.S.	MIXED FUNCTION PESTICIDE	Registered	ARSENIC PRESENT AS ARSENIC ACID | CHROMIUM AS SODIUM DICHROMATE | COPPER PRESENT AS COPPER SULFATE PENTAHYDRATE
39420	PROTIM 70 WR (P) WOOD PRESERVATIVE	WOOD PRESERVATIVE	Registered	COPPER (CU) PRESENT AS COPPER NAPHTHENATE | PERMETHRIN (25:75::CIS:TRANS)
30740	HYLITE TIMBER PRESERVATIVE	MIXED FUNCTION PESTICIDE	Registered	CARBENDAZIM | ZINC NAPHTHENATE
30713	IMPEL RODS FOR TIMBER PRESERVATION	MIXED FUNCTION PESTICIDE	Registered	BORON AS DISODIUM OCTOBORATE ANHYDROUS

Schedule 6.1.14 – Page 158

No	Name	Product type	Status	Actives
30712	BORACOL 400RH FUNGICIDE	MIXED FUNCTION PESTICIDE	Registered	BORON PRESENT AS DISODIUM OCTABORATE TETRAHYDRATE | BENZALKONIUM CHLORIDE
30711	BORACOL 200RH FUNGICIDE	MIXED FUNCTION PESTICIDE	Registered	BORON PRESENT AS DISODIUM OCTABORATE TETRAHYDRATE | BENZALKONIUM CHLORIDE
30710	BORACOL 100RH FUNGICIDE	MIXED FUNCTION PESTICIDE	Registered	BORON PRESENT AS DISODIUM OCTABORATE TETRAHYDRATE | BENZALKONIUM CHLORIDE

KPC New Zealand Product Registrations

Product Name	New Zealand EPA Approval No.
ACQ for Timber Treatment	HSR000850
ACQ Timber Preservative	HSR000940
ACQ Wood Preservative	HSR100651
ACQ Wood PreservativeWorking Solution	HSR100649
ACQ Wood Presrevative Intermediate Concentrate	HSR100652
Alkaline Copper Quat	HSR001674

Schedule 6.1.14 – Page 159

Product Name	New Zealand EPA Approval No.
Arsenic Acid	HSR006500
Baimol	HSR000904
Bifenthrin 100EC	HSR02046
Blue Preserve Type DC (import or manufacture)	HSR06047
Blue Control IC (manufacture & export)	HSR06036
Blue Control OF (import & manufacture)	HSR 07087
Blue Control OF (Plant compound)	P007030
Blue Control OC	P005343
Blue Control TCPN	P005827
Blue Control OCA	P005342
Boracol 100RH	HSR000845
Boracol 200RH	HSR000907

Schedule 6.1.14 – Page 160

Product Name	New Zealand EPA Approval No.
Boracol 400RH	HSR000907
Boron Glycol Option 1	HSR007928
Boron Glycol Option 2	HSR007929
Product Name	New Zealand EPA Approval No.
Boron Glycol Option 3	HSR007930
Boron Glycol Option 4	HSR007931
Boron Glycol Option 5	HSR007932
Cleanwood	HSR000901
Copper Ammonium Carbonate (CAC) Concentrate	HSR100650
Cutrol 375	HSR000114
Determite Glueline	HSR008033
Dip Salts	HSC06007
F-Bor Powder	HSR000911
FramePro	HSR000907
FrameSaver	HSR000907

Schedule 6.1.14 – Page 161

Product Name	New Zealand EPA Approval No.
Hylite 109	HSR000872
Hylite Antimould	HSR000870
Hylite Antimould II	HSR000670
Hylite Antisapstain	HSR000095
Hylite Clear	HSR002477
Hylite Excell	HSR00874
Hylite Extra	HSR000868
Hylite NC	HSR000876
Hylite NCF	HSR101201
Hysan	HSR100072
Hysan RTU	HSR100073
Hysan RTU + Antimould	HSR100074
Impretect C	HSR000908
Liquid Boron	HSR000848
ORD-X170 revised	HSR100809
Product Name	New Zealand EPA Approval No.

Schedule 6.1.14 – Page 162

Product Name	New Zealand EPA Approval No.
ORD-X170S	HSR101093
ORD-X370 (1.2 - 7.6g/L Copper) + Co-Biocide A	HSR007831
ORD-X370 (7.5 - 25.5g/L Copper) + Co-Biocide A	HSR007832
ORD-X370 Concentrate	HSR007833
ORD-X370 plus TEB EC25 - Option 1	HSR007958
ORD-X370 plus TEB EC25 - Option 2	HSR007959
ORD-X370 plus TEB EC25 - Option 3	HSR007960
pH Adjust	HSR0002490
Premix B	HSR100274
Premix BR	HSR100275
Protim Antimould	HSR02009
Protim Aquazole	HSR007777
Protim Aquazole Ready to use	HSR007778

Schedule 6.1.14 – Page 163

Product Name	New Zealand EPA Approval No.
Protim FramePlus RFU	HSR002466
Protim H3 Domestic	HSR000842
Protim H3 Export	HSR000841
Protim Optimum II	HSR002442
Protim Optimum RFU	HSR002441
Protim Reseal	HSR002662
Sarmix Oxcel C	HSR000851
Sodium Dichromate 60% Solution	HSR006382
Soluble Copper Azole	HSR101208
SureBor (import or manufacture)	HSR04062
SureBor N (import or manufacture)	HSR 06105
SureBor N Plus	HSR101137
Product Name	New Zealand EPA Approval No.
TEB EC25	HSR007961

Schedule 6.1.14 – Page 164

Product Name	New Zealand EPA Approval No.
Thickened Boron	HSR100564
Xyla Conc	HSR100591

Latin America Product Registrations

Country	Product Name	Active Ingredient	Formulation	Expiration Date
Belize	CCA	Chromic Acid	Soluble Liquid Concentrate	7/6/2018
Cupric Oxide
Arsenic Pentoxide
Bolivia	CCA	Chromic Acid	Soluble Liquid Concentrate	In Process
Cupric Oxide
Arsenic Pentoxide
Colombia	CCA	Chromic Acid	Soluble Liquid Concentrate	Permit
Cupric Oxide
Arsenic Pentoxide
Colombia	CleanWood AC	CMIT/MIT	Soluble Liquid Concentrate	Permit
Colombia	CleanWood 45 Plus	OIT	Soluble Liquid Concentrate	Permit
Colombia	MP200A (registered as Micro CA)	Copper Carbonate	Suspension Concentrate	Permit

Schedule 6.1.14 – Page 165

Country	Product Name	Active Ingredient	Formulation	Expiration Date
Tebuconzaole
Colombia	MP400-EXT	Borax, Tebuconazole, Oxine copper, Bifenthrin	Paste	Permit
Costa Rica	MP400-EXT	Borax, Tebuconazole, Oxine copper, Bifenthrin	Paste	Permit
Costa Rica	MP200A (registered as ORD-X170)	Copper Carbonate	Suspension Concentrate	Permit
Tebuconzaole
Dominican Republic	CCA	Chromic Acid	Soluble Liquid Concentrate	Registritation
		Cupric Oxide		hold by Customers
Arsenic Pentoxide
Ecuador	CCA	Chromic Acid	Soluble Liquid Concentrate	Permits
Cupric Oxide
Arsenic Pentoxide

Ecuador	MP220A	Copper Carbonate	Suspension Concentrate	Permits
Tebuconzaole
Ecuador	CleanWood AC	CMIT/MIT	Soluble Liquid Concentrate	Permits

Schedule 6.1.14 – Page 166

Country	Product Name	Active Ingredient	Formulation	Expiration Date
Ecuador	CleanWood 45 Plus	OIT	Soluble Liquid Concentrate	Permits
Guatemala	CCA	Chromic Acid	Soluble Liquid Concentrate	Permit
Cupric Oxide
Arsenic Pentoxide
Honduras	CCA	Chromic Acid	Soluble Liquid Concentrate	1/11/2027
Cupric Oxide
Arsenic Pentoxide
Honduras	MP200A (registered as Micro CA)	Copper Carbonate	Suspension Concentrate	7/24/2022
Tebuconzaole
Honduras	CleanWood AC	CMIT/MIT	Soluble Liquid Concentrate	10/11/2022
Honduras	CleanWood 45 Plus	OIT	Soluble Liquid Concentrate	10/11/2022
Honduras	Sodium Nitrite	Sodium Nitrite	Soluble Liquid Concentrate
Honduras	Carbo NT	DDAC	Soluble Liquid Concentrate	3/5/2018
Honduras	MicroPro 200C	basic copper carbonate	Suspention Concentrate	3/5/2018
Jamaica	MP200A	Copper Carbonate	Suspension Concentrate	9/4/2017
Tebuconzaole
Jamaica	CleanWood AC	CMIT/MIT	Soluble Liquid Concentrate	9/4/2017
Jamaica	CleanWood 45 Plus	OIT	Soluble Liquid Concentrate	9/4/2017

Schedule 6.1.14 – Page 167

Country	Product Name	Active Ingredient	Formulation	Expiration Date
Jamaica	Sodium Nitrite	Sodium Nitrate	Soluble Liquid Concentrate	8/4/2017
Mexico	CCA	Chromic Acid	Soluble Liquid Concentrate	Registritation
		Cupric Oxide		hold by Customers
Arsenic Pentoxide
Panama	CCA	Chromic Acid	Soluble Liquid Concentrate	Permits
Cupric Oxide
Arsenic Pentoxide
Peru	CCA	Chromic Acid	Soluble Liquid Concentrate	Permits
Cupric Oxide
Arsenic Pentoxide
Puerto Rico	CCA	Chromic Acid	Soluble Liquid Concentrate	11/30/2018
Cupric Oxide
Arsenic Pentoxide
Puerto Rico	MP200A	Copper Carbonate	Suspension Concentrate	11/30/2018
Tebuconzaole
Puerto Rico	CleanWood AC	CMIT/MIT	Soluble Liquid Concentrate	11/30/2018
Puerto Rico	CleanWood 45 Plus	OIT	Soluble Liquid Concentrate	11/30/2018
Puerto Rico	Sodium Nitrite	Sodium Nitrate	Soluble Liquid Concentrate

Schedule 6.1.14 – Page 168

Country	Product Name	Active Ingredient	Formulation	Expiration Date
Puerto Rico	CleanWood Micro	Clorothalonil	Suspension Concentrate	11/30/2018
Puerto Rico	NW CA	Basic Copper Carbonate/Tebuconazole	Soluble Liquid Concentrate	11/30/2018
Uruguay	MP400-EXT	Borax, Tebuconazole, Oxine copper, Bifenthrin	Paste	Permits
Uruguay	Hollow Heart	Copper Ethanolamine complex, DOT	Liquid	Permits
Uruguay	SuperFume	tetrahydro-3,5-dimethyl-2H-1, 3,5-thiadiazine-2-thione	Liquid	Permits

Latin America Product Registrations

Chemical	Country	Active Ingredient	Formulation	Registration Date	Expiration Date	Registration Number
Madepil Tri 90 Fungicide Liquid	Brazil	Sodium Tribromophenol	Solution Concentrate	Jun-11	Nov-18	`0949
Madepil AC 40	Brazil	CCA Chromic acid, CuO, and arsenic acid(Arsenic Pentoxide)	Solution/Paste concentrate	Sep-11	Sep-20	`007315

Schedule 6.1.14 – Page 169

Chemical	Country	Active Ingredient	Formulation	Registration Date	Expiration Date	Registration Number
Chemical	Country	Active Ingredient	Formulation	Registration Date	Expiration Date	Registration Number
Timberlux CCA-C70	Chile	Chromic Acid	Soluble Liquid Concentrate	Oct 2008	Feb 2018	2368
		Cupric Oxide
		Arsenic Pentoxide
Preservantes De Madera CCA Tipo C	Chile	Chromic Acid	Soluble Liquid Concentrate	Apr-12	Apr-17	2428
		Cupric Oxide
		Arsenic Pentoxide
Timberlux CCA-C 60	Chile	Chromic Acid	Soluble Liquid Concentrate	Apr-12	Oct 2018	2500
		Cupric Oxide

Schedule 6.1.14 – Page 170

Chemical	Country	Active Ingredient	Formulation	Registration Date	Expiration Date	Registration Number
		Arsenic Pentoxide
Timberlux CCB	Chile	Sodium Dichromate	Water Dispersible Granules	Feb 2009	Feb-19	2529
		Copper Sulphate
		Boric Acid
Osmose K-33	Chile	Chromic Acid	Soluble Liquid Concentrate	Jun 2010	Dec-19	2553
		Cupric Oxide
		Arsenic Pentoxide
Protim S65	Chile	TBTN (tributyltin naftenato)	Soluble Liquid Concentrate	Jun 2008	Jun-21	2603
		Permethrine
Protim Optimum	Chile	Propiconazole	Soluble Liquid Concentrate	Aug-10	Aug-20	2700

Schedule 6.1.14 – Page 171

Chemical	Country	Active Ingredient	Formulation	Registration Date	Expiration Date	Registration Number
		Tebuconazole
		Permethrine
Cutrol	Chile	Copper 8- Qunolinolate	Soluble Liquid Concentrate	Jun-08	Dec-16	2432
Hylite	Chile	Carbendzime	Suspension Concentrate	Sep-08	Aug-18	2516
		Copper 8- Qunolinolate
Hylite 540	Chile	Carbendzime	Suspension Concentrate	Sep-07	Mar-17	2644
MP200A (registered as Micro CA)	Chile	Copper Carbonate	Suspension Concentrate	Jan-11	Jan-21	2752

Schedule 6.1.14 – Page 172

Koppers Inc. ACTIVE TRADEMARKS BY TRADEMARK NAME

As of February 1, 2017

SCHEDULE 6.1.16

PARTNERSHIP AGREEMENTS; LLC AGREEMENTS

Koppers Asia LLC Operating Agreement

Amended and Restated Operating Agreement of Koppers-Nevada Limited-Liability Company

Amended and Restated Operating Agreement of Wood Protection Management LLC

Amended and Restated Operating Agreement of Koppers NZ LLC

Amended and Restated Agreement of Limited Partnership of Wood Protection LP

Amended and Restated Limited Partnership Agreement of Koppers Australasian Investments C.V.

Amended and Restated Limited Partnership Agreement of Koppers Global Investments C.V.

Amended and Restated Limited Partnership Agreement of Koppers World-Wide Holdings C.V.

The following Insurance policies are in effect for Koppers Inc. as of January 1, 2017

Coverage	Carrier	Limits
Executive Risks (Worldwide)
D&O / ODL	Federal Insurance Company	$10,000,000
First Excess D&O	AIG	$10,000,000
Second Excess D&O	Navigators	$10,000,000
Third Excess D&O	Endurance	$10,000,000
Side A Excess DIC	Chubb	$10,000,000

Koppers UK D&O	Chubb Insurance Company of Europe	$1,000,000
Koppers Australia D&O	Chubb Insurance Australia Ltd	$1,000,000
Koppers Denmark D&O	Chubb Insurance Company of Europe	$1,000,000
Koppers Netherlands D&O	Chubb Insurance Company of Europe	$1,000,000
Koppers China D&O	Chubb (PICC Property & Casualty Co, Ltd)	$1,000,000
Koppers Canada	Chubb Insurance of Canada	$1,000,000
Fiduciary	AIG (National Union Fire Insurance Company)	$10,000,000
1st Excess – Fiduciary	Endurance	$10,000,000
Employment Practices	AIG (National Union Fire Insurance Company)	$10,000,000
Crime	Zurich	$5,000,000
Special Coverage (term 11/1/14 – 11/1/17)	Federal Insurance Company	$5,000,000

Schedule 6.1.16 – Page 2

Koppers US
Casualty
Primary Workers Compensation	AIG	Statutory /$2,000,000
Primary Employers Liability	AIG	$2,000,000
Primary General Liability	AIG
General Aggregate		$3,000,000
Products Completed		$3,000,000
Personal & Advertising		$1,000,000
Each Occurrence Limit		$1,000,000
Damage to Premises		$1,000,000
Medical Expense		$1,000,000
Employee Benefit		$1,000,000
Primary Automobile	AIG
Liability		$2,000,000
Auto Medical Payments		$10,000
Uninsured Motorist Coverage		$2,000,000
Umbrella	AIG	$23,000,000 xs Primary
Excess Liability	XL Bermuda Ltd	$75,000,000 xs $25,000,000
Excess Liability	Argo	$25,000,000 xs $100,000,000
Excess Liability	Iron-Starr	$25,000,000 xs $125,000,000
Professional Liability	Lloyd’s	$3,000,000
Contractors Pollution	Ironshore	$5,000,000
Pollution Legal Liability (pre-existing conditions) (term 2009-2019)	Ace	$25,000,000
Pollution Legal Liability (pre-existing conditions) (term 2009-2019) (Excess)	XL	$50,000,000 xs Primary
Pollution Legal Liability (new conditions) (term 2014-2017)	AIG	$25,000,000
Pollution Legal Liability (new conditions) (term 2014-2017) – 1st excess layer	Philadelphia	$25,000,000 xs Primary
Pollution Legal Liability (new conditions) (term 2014-2017) = 2nd excess layer	XL	$25,000,000 xs Primary
Osmose Pollution Legal Liability	Chartis	$25,000,000
Osmose Pollution Legal Liability (Excess)	Zurich	$10,000,000 xs Primary

Schedule 6.1.16 – Page 3

	International Liability (DIC)	AIG
	General Liability		$4,000,000
	Workers Compensation		$2,000,000
	Automobile		$2,000,000
Hired Automobile Physical Damage			$25,000
Auto Medical Payments			$50,000
	Employers Liability		$2,000,000
	Repatriation		$250,000
	Accidental Death & Dismemberment
	Per Person ( US / Canada)		$50,000
	Per Person (Third Country Nationals )		$25,000
	Aggregate		$500,000

Property
All Risks	Boiler and Machinery	ACE	$118,750,000 of $250,000,000
	Boiler and Machinery	HDI	$62,500,000 of $250,000,000
	Boiler and Machinery	Liberty Mutual	$43,750,000 of $250,000,000
		Aspen	$25,000,000 of $250,000,000

	Marine Liability ( Transit)	XL	$10,000,000
	Marine Liability ( Storage)	XL	$20,000,000
	Global Excess Marine Liability	Lloyd’s	$18,000,000 of $24,000,000
	Global Excess Marine Liability	Lloyd’s	$6,000,000 of $24,000,000
	Motor Truck Cargo Liability	XL	$10,000

	Business Travel	Chubb
	Class 1- full time salaried employees		5 X Salary max of $1,500,000

Schedule 6.1.16 – Page 4

Class 2- Outside Directors		$250,000
Class 3 - Eligible Spouse / Children		Spouse $100,000 Children $25,000

Koppers Europe
Marine Liability	Allianz	$1,000,000
UK Employer Liability	Zurich	£ 25,000,000
Employer's Liability -Terrorism	Zurich	£ 5,000,000
Professional Indemnity ( Denmark only)	Ace	£ 2,000,000
Koppers Europe Public & Products Liability	Ace	£ 2,000,000
UK Motor Fleet	Zurich	Unlimited for personal injury Third Party Property Damage Cars-50,000,000
UK & Netherlands Computer	RSA	£ 2,000,000
UK Hired in Plant	Zurich	£ 1,200,000
Russia Policy ( Rail Cars)	Igosstrakh	Property $2 million USD Liability $1 million USD
UK Personal Accident & Travel	AIG	Various

Koppers Australia
Workers Compensation	QBE	Statutory
General Liability / Products	CGU	$5,000,000
Umbrella Casualty	AIG	US Global
Excess Liability	XL/Argo/Iron-Starr	US Global
Fidelity Guarantee	Chubb	$500,000
Motor Vehicle Fleet	CGU	$30,000,000

Schedule 6.1.16 – Page 5

Commercial Insurance Railroad Protection Liability Policy	Zurich –Eastern Idaho Railroad	$6,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich -Palouse Railroad	$6,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich-Blue Ridge Southern Railroad	$6,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich-Port of Columbia	$6,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich- Montana Raillink	$6,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich-Birmingham Terminal Railway	$6,000,000

Schedule 6.1.16 – Page 6

Schedule 6.1.19

MATERIAL CONTRACTS

Purchase Agreement, dated as of January 19, 2017, among Koppers Inc., Koppers Holdings Inc., the other guarantors party thereto, and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein.

Joint Venture Contract for the establishment of Koppers (Jiangsu) Carbon Chemical Company Limited between Koppers International B.V. and Yizhou Group Company Limited dated September 10, 2012.

Asset Purchase Agreement by and between Tolko Industries Ltd., Koppers Ashcroft Inc. and Koppers Inc., dated as of January 7, 2014.

Stock Purchase Agreement by and among Osmose Holdings, Inc., Osmose, Inc., Osmose Railroad Services, Inc., and Koppers Inc., dated as of April 13, 2014.

Amendment No. 1 to Stock Purchase Agreement, dated as of August 15, 2014, by and among Koppers Inc., Osmose Holdings, Inc., Osmose, Inc. and Osmose Railroad Services, Inc.

Indenture, by and among Koppers Inc., Koppers Holdings Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, dated as of December 1, 2009.

Exchange and Registration Rights Agreement by and among Koppers Inc., Koppers Holdings and the other guarantors party hereto, Goldman, Sachs & Co., Banc of America Securities LLC, RBS Securities Inc. and UBS Securities LLC, dated December 1, 2009.

Supplemental Indenture, dated as of February 24, 2010, to the Indenture dated as of December 1, 2009 among Koppers Ventures LLC, Koppers Inc., Koppers Holdings Inc., as Guarantor, each of the subsidiary guarantors party thereto and Wells Fargo Bank, National Association.

Second Supplemental Indenture, dated as of August 15, 2014, to the Indenture dated as of December 1, 2009 among Koppers Inc., Koppers Holdings Inc., as Guarantor, each of the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

Third Supplemental Indenture, dated as of January 19, 2017, among Koppers Inc., Koppers Holdings Inc., the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee.

Indenture, dated as of January 25, 2017, among Koppers Inc., Koppers Holdings Inc., the other guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

Asset Purchase Agreement by and between Koppers Inc. and Koppers Company, Inc., dated as of December 28, 1988.

Asset Purchase Agreement Guarantee provided by Beazer PLC, dated as of December 28, 1988.

Employment agreement with Steven R. Lacy dated April 5, 2002.

Amendment to Employment Agreement with Steven R. Lacy effective as of January 1, 2009.

Amendment No. 2 to Employment Agreement with Steven R. Lacy effective December 19, 2012.

Amendment No. 3 to Employment Agreement with Steven R. Lacy effective August 7, 2013

Koppers Industries, Inc. Non-contributory Long Term Disability Plan for Salaried Employees.

Koppers Industries, Inc. Survivor Benefit Plan.

Amendment and Restatement to Article VII of the Asset Purchase Agreement by and between Koppers Inc. and Beazer East, Inc., dated July 15, 2004.

Agreement and Plan of Merger dated as of November 18, 2004, by and among Koppers Inc., Merger Sub for KI Inc. and Koppers Holdings Inc.

Koppers Holdings Inc. 2005 Long Term Incentive Plan, as Amended and Restated effective March 24, 2016.

Asset Purchase Agreement dated April 28, 2006 between Reilly Industries, Inc. and Koppers Inc.

Koppers Holdings Inc. Benefit Restoration Plan.

Purchase Agreement dated as of August 3, 2008 by and among Koppers Inc., Carbon Investments, Inc., and ArcelorMittal S.A.

Koppers Inc. Supplemental Executive Retirement Plan I.

Koppers Inc. Supplemental Executive Retirement Plan II, as amended and restated.

Amendment to Koppers Holdings Inc. Benefit Restoration Plan effective as of January 1, 2009.

Restricted Stock Unit Issuance Agreement – Time Vesting.

Restricted Stock Unit Issuance Agreement – Performance Vesting.

Notice of Grant of Stock Option.

Form of Koppers Holdings Inc. Restricted Stock Unit Issuance Agreement Non-Employee Director –Time Vesting.

Schedule 6.1.19 – Page 2

Summary of Terms and Conditions of Employment between Mark R. McCormack and Koppers.

2013 Restricted Stock Unit Issuance Agreement – Time Vesting for Walter W. Turner.

2013 Restricted Stock Unit Issuance Agreement – Performance Vesting for Walter W. Turner.

2013 Notice of Grant of Stock Option for Walter W. Turner.

Form of Amended and Restated Change in Control Agreement entered into as of May 6, 2013 between the Company and the named Executive.

2014 Restricted Stock Unit Issuance Agreement – Time Vesting.

2014 Restricted Stock Unit Issuance Agreement – Time Vesting for Walter W. Turner.

Key Employee Non-Competition Agreement, dated November 8, 2006, between Osmose Holdings, Inc. and Paul Goydan.

Amendment No. 1 to Key Employee Non-Competition Agreement, dated April 2, 2012, between Osmose Holdings, Inc. and Paul Goydan.

Employment Letter Agreement, dated March 14, 2012, between Osmose, Inc. and Paul Goydan.

Amendment to Employment Letter Agreement, dated June 25, 2014, by and among Osmose, Inc. and Paul Goydan.

Koppers Annual Incentive Plan, as amended February 17, 2016.

2015 Restricted Stock Unit Issuance Agreement – Time Vesting.

2015 Restricted Stock Unit Issuance Agreement – Performance.

2015 Notice of Grant of Stock Option.

Executive Income Summary for Paul Goydan.

2015 Restricted Stock Unit Issuance Agreement – Time Vesting for Walter W. Turner.

Restricted Stock Unit Issuance Agreement – Time Vesting for Stephen C. Reeder.

Restricted Stock Unit Issuance Agreement – Performance Vesting for Stephen C. Reeder.

2016 Restricted Stock Unit Issuance Agreement – Performance Vesting.

Schedule 6.1.19 – Page 3

Schedule 6.1.21

EMPLOYEE BENEFIT PLAN DISCLOSURE

None

Schedule 6.1.22

EMPLOYMENT MATTERS

None.

SCHEDULE 6.1.23

ENVIRONMENTAL DISCLOSURES

Section 6.1.23(1):

1)

In July 2008, the Illinois EPA ("IEPA") issued two Notices of Violation to the Stickney, Illinois facility alleging improper management of hazardous materials and demanding an investigation of the site.  One notice was for the owned portion of the site (38 acres) and one Notice was for the leased terminal.  Koppers Inc. (the "Company"), in cooperation with the former owner, Beazer East Inc., has conducted an investigation of both parcels.  Remediation of the leased parcel is complete and the IEPA issued a Return to Compliance Letter on the Notice of Violation.  Investigation continues on the owned parcel.

2)

In February 2007, the United States Environmental Protection Agency ("EPA" or "USEPA") Region IV issued an Information Request to both the Company and Beazer East, Inc. regarding the investigation and remediation of the Grenada, Mississippi facility.    Subsequent meetings resolved the issues related to the owned property, but issues were raised concerning the possible migration of contaminants off the property.  The Company, in cooperation with the former owner, Beazer East Inc, conducted a series of investigations of off site properties and have conducted remediation activities in certain areas.  Remaining work involves the investigation of the soils in one onsite stormwater pond.

3)

Florence NOV –   In February 2013, the South Carolina Department of Health and Environmental Control (“SCDHEC”) issue a Notice of Violation to the Company regarding issues related to the design of the facility drip track.  The Company discussed various options with the agency and made improvements to the drip pad.

4)

Stickney SPCC – On January 31, 2014, the United States Environmental Protection Agency (“USEPA”) Region V issued a Notice of Violation regarding the facility Spill Prevention, Countermeasures and Control (“SPCC”) Plan as a result of a September 11, 2013 inspection. The NOV alleged a lack of detail in the Plan.  The Agency issued a Consent Order and the Company has been working with USEPA to address the concerns.

5)

Follansbee  - On December 28, 2012, Beazer East Inc (“Beazer”) alleged an increase in Light Non-Aqueous Phase Liquids (“LNAPL”) in an on-site groundwater monitoring well was being caused by Koppers activities at the site and demanded that the Company address the issue.  The Company agreed to conduct an investigation.  The initial investigation revealed that the alleged source of contaminants, an on-site sump, was intact and was not the cause of the contaminants.  LNAPL levels have returned to previously measured levels and Beazer continues to monitor LNAPL and water quality in the well.  No further actions are planned at this time.

6)

Portland Harbor Superfund. The Company has been named as one of the potentially responsible parties ("PRPs") at the Portland Harbor CERCLA site located on the Willamette River in Oregon.  The Company formerly operated a coal tar pitch terminal near the site.  The Company has responded to an EPA information request and has executed a PRP agreement which outlines the process to develop an allocation of past and future costs among more than 80 parties to the site.  The Company believes that it is a de minimus contributor at the site.  The USEPA issued the Record of Decision (“ROD”) on the site on January 13, 2017.  The PRP group is currently reviewing the ROD and will be meeting to develop a response.  Additionally, a separate natural resources damages assessment ("NRDA") is being conducted by a local trustee group.  The NRDA is intended to identify further information necessary to estimate liabilities for remediation based settlements of national resource damages ("NRD") claims.  The Company entered into a separate process to develop an allocation of NRD cost and is negotiating a cash-out settlement with the Trustee Group.  On November 1, 2016, the Yakama Nation, which had earlier dropped out of the Trustee coalition, sent PRPs a letter indicating their intent to file suit to seek recovery for Natural Resources damages.

7)

Newark Bay Superfund. In September 2009, the Company received a general notice letter notifying it that it may be a PRP at the Newark Bay CERCLA site. In January 2010, Koppers Inc. submitted a response to the general notice letter asserting that Koppers Inc. is a de minimus party at this site. The Company has not received a response to this letter.

8)

LWD, Calvert City, Kentucky (CERCLA) -  In 2009, USEPA accepted completion of remedial activities at the site. Subsequently, the Kentucky Department of Environmental Protection ("KYDEP") identified additional potential work areas.  In 2015, KYDEP approved the PRPs statement of work (capping and monitoring) and operation & maintenance (O&M) plan to address the identified areas, issued the Record of Decision (ROD), and executed the Agreed Order with the PRPs and the landowner to complete the incinerator remedy and O&M estimated at $6M. An Environmental Covenant was also filed on the property as required by the ROD and the Agreed Order. The work at the incinerator area was completed 3Q and 4Q 2016. The construction completion report was prepared.  The PRP Group's and USEPA's tolling agreements with non-settling parties expired on 12/31/2012 and the PRPs filed suit against non-settling parties at that time. The PRP continues to obtain funds from these previously non-settling parties.    The Company does not believe that on an individual basis this matter would have a material adverse effect on the Company's business, financial condition, cash flows and results of operations.

9)

Millington, Tenessee:  Following the acquisition of Osmose, the Company, following up on the site’s voluntary entry into the Tennessee Site Remediation Program (“SRP”), met with the Tennessee Department of Environment and Conservation  (“TDEC”) to discuss the site’s status within the SRP and the scope of any possible additional work.  In September 2015, TDEC approved a Work Plan for additional soil and groundwater characterization to better assess potential remedial actions.  The investigation report and recommendations for further actions including treatment through subsurface injection was approved by TDEC in August 2016. The initial phase of the remedial implementation including identification of underground obstructions and utilities, installation of additional wells, and subsurface injection was conducted in the 4th quarter of 2016.  Success of the subsurface injection will be evaluated through ongoing groundwater monitoring.  Work on this site is covered, on a 50% basis, by the Environmental Escrow included in the Stock Purchase Agreement with Osmose, subject to a $5M aggregate limit for all Osmose sites.

Schedule 6.1.23 – Page 2

10)

Mt Gambier, South Australia: - Groundwater sampling conducted in 2012 and 2013 at the Osmose, Inc. facility in Mt. Gambier, Australia indicated the presence of dissolved chromium at levels above applicable guidelines.  Pursuant to a letter directive (2013) by the South Australia EPA, the Company conducted further investigation at the site to assess the possible sources and extent of chromium in groundwater at the site. Following review with the agency, a groundwater extraction test program will be conducted in 2017 to determine if migration of chromium can be controlled by pumping.

11)

Marlow, UK:  Following the acquisition of Osmose, the Company conducted an environmental investigation of the Marlow site, to follow up on previous investigations and to close data gaps, and developed a site remediation plan.   A review of investigation findings, bench and field tests of proposed remediation technologies and the remedial approach  was presented to the Environmental Agency (EA) in 2016.  With EA approval, remedial work on site began in late 2016.    Work on this site is covered, on a 100% basis, by the Environmental Escrow included in the Stock Purchase Agreement with Osmose, subject to a $5M aggregate limit for all Osmose sites.

12)

Follansbee – In July 2015 the USEPA conducted a SPCC inspection at the facility.  The facility was aware of and correcting all deficiencies noted during the inspection. In November 2015 the facility received a Consent Order form the Agency. All corrective actions were completed per the timeline of the Consent Order.

Section 6.1.23(2):

Follansbee, WV NPDES – a permit was issued in February 2013 with modified discharge limits on certain parameters which the Company cannot currently meet.  The Company has appealed the modified discharge limits on those certain parameters (and certain other minor matters) and is working with the West Virginia DEP to resolve the issues.

Guthrie, KY air permit – As the result of installation of new equipment, Kentucky required the Company to perform air emission testing.  The results of such testing are in discussion and may result in modified permit limits.

Section 6.1.23(3):

Follansbee, WV NPDES - a permit was issued in February 2013 with modified discharge limits on certain parameters which the Company cannot currently meet.  The Company has appealed the modified discharge limits on those certain parameters (and certain other minor matters) and is working with the West Virginia DEP to resolve the issues.

Section 6.1.23(7):

There may be structures, improvements, equipment, fixtures, impoundments, pits, lagoons, or aboveground or underground storage tanks which are owned by a Loan Party (by virtue of the acquisition of a Property), but that are not currently operated by a Loan Party which may contain Regulated Substances other than conforming to the descriptions contained in Section 6.1.24 (vii).

Schedule 6.1.23 – Page 3

Section 6.1.23(9):

The Company has been notified that it is a PRP at the following sites:

1)	LWD, Calvert City, Kentucky
2)	Portland Harbor, Oregon
3)	Newark Bay, New Jersey
4)	CES Environmental Services, Houston, Texas
5)

SBA Shipyard, Jenning, LA – On October 13, 2016, the Company notified USEPA that the documentation indicated that the activities at the site occurred prior to December 28, 1988 and therefore, were the responsibility of Beazer East, Inc. (fka Koppers Company, Inc.).  The Company also tendered the claim to Beazer.  The Company awaits further correspondence from USEPA.

6)

Tank Car Corporation of America, Oreland, PA - In May 2011, Koppers Inc. received a request for information from USEPA Region III for “Koppers Company” in connection with the Tank Car Corporation of America Inc. Site. In May 2011, Koppers responded that supporting documents referenced in USEPA’s letter predated the sale from Beazer and therefore Koppers Inc. was not liable. The Company also tendered the claim to Beazer.  USEPA has not responded to date

7)

J&W Pallet and Drum, Atlanta, GA - In December 2007, EPA Region IV issued an Information Request to Osmose, Inc. regarding the J&W Pallet and Drum Superfund Site.  In its January 2008 response, Osmose, Inc. stated that it has no record of sending waste to J&W Pallet and Drum Company.   The Company has had no further contact with the EPA regarding this matter.

8)

Kentucky Wood Preserving Site, Winchester, KY - In October 2007, EPA Region 4 issued an Information Request to Osmose, Inc. regarding the Kentucky Wood Preserving Site.  In its response, Osmose, Inc. stated that, according to its records, it sold a product to Kentucky Wood Preserving between 1964 and sometime after 1980.  The Company has had no further contact with the EPA regarding this matter.

9)

Vine Hill Complex, Martinez, CA -  The Company received notice from the California Department of Justice on December 5, 2016,  that it was identified as a potentially responsible party at the Vine Hill Complex Site.  Koppers responded by letter dated December 19, 2016 that the documentation provided indicated no offsite wastes were accepted at the referenced site after 1987 and since Koppers was not incorporated until December 1989 that Koppers was not liable in this matter.  The State verbally indicated its understanding of the Beazer information. Koppers tendered the claim to Beazer.

10)	Alternate Energy Resources, Augusta, GA - In November 2009, Koppers Inc. received a request for information from USEPA Region IV in connection with the Alternate

Schedule 6.1.23 – Page 4

Energy Resources Superfund Site. In January 2010, Koppers responded that supporting documents provided with the USEPA’s letter predated the sale from Beazer and therefore Koppers Inc. was not liable. The Company also tendered the claim to Beazer.  USEPA has not responded to date.

11)

CES Environmental Services, Houston, TX – I September 2014 Koppers Inc. received notice of request for information from the TX Commission on Environmental Quality related to the CES Environmental Services, Inc. facility (referred to sate Superfund).  In November 2014, Koppers responded it sent limited quantities of non-hazardous and universal wastes to the facility. No response has been received to date.

Section 6.1.23(10):

1)

Properties owned or operated by the Borrower that are on the NPL:  Galesburg, Illinois (125 acres of leased property); Hubbell, Michigan is a leased property that is located within a CERCLA site.  This operation was acquired from Osmose, Inc in 2014.  Neither Osmose nor Koppers is identified as a PRP in the CERCLA site.

2)

Properties owned or operated by the Borrower at which a RCRA Facility Investigation, Corrective Action Study and/or Corrective Action is underway:  Denver, Colorado (64 acres of owned property; Follansbee, West Virginia (32 acres of owned property); Florence, South Carolina (200 acres of owned property); Green Spring, West Virginia (98 acres of owned property); Grenada, Mississippi (154 acres of owned property); Guthrie, Kentucky (122 acres of owned property); Montgomery, Alabama (84 acres of owned property);  North Little Rock, Arkansas (148 acres of owned property); Portland, Oregon (6 acres of leased property); Roanoke, Virginia (91 acres of owned property); Somerville, Texas (244 acres of owned property); Susquehanna, Pennsylvania (109 acres of owned property); Woodward, Alabama (23 acres of owned property).

3)

Properties owned or operated by the Borrower that are being investigated under Environmental Laws other than CERCLA or RCRA:  Clairton, Pennsylvania (17 acres of owned property) – Pursuant to Pennsylvania Clean Streams Law; Stickney, Illinois (38 acres of owned property) – voluntary site investigation at the request of the IEPA; Stickney, Illinois (7.89 acres of leased land) – Illinois site remediation program; Millington, Tennessee – voluntary site investigation and remediation pursuant to the Tennessee voluntary Site Remediation Program; Kurnell, New South Wales, Australia – pursuant to a lease agreement and in coordination with the local environmental agency; Mayfield, New South Wales, Australia – pursuant to a sales agreement and in coordination with the New South Wales Environment Agency; Mt Gambier, South Australia – pursuant to a letter demand from the SA Environment Agency; Marlow, UK – voluntary; Hubbell, MI – groundwater investigation by prior owner/operator under direction of MI Department of Environmental Quality; Superior, WI – investigation of  drip pad closure requirements under 40 CFR Part 265 Subpart W and NR 665.

4)

Properties owned or operated by the Borrower which have known CERCLA or RCRA sites located adjacent:  ; Denver, Colorado – Broderick wood treating site (CERCLA); Denver, Colorado – Dewey Lake (to the knowledge of any Loan Party Dewey Lake has not yet been

Schedule 6.1.23 – Page 5

identified or proposed to be identified on any such list, but some investigatory work has been done); Clairton, Pennsylvania – USS Clairton Works (RCRA); Portland, Oregon – Portland Harbor (CERCLA); Woodward, Alabama – Beazer Coke Plant (RCRA); Grenada, Mississippi – Heatcraft (RCRA).

Note: All Properties subject to a Remedial Action either have a land use restriction filed, recorded or imposed, or can be expected to have a land use restriction filed, recorded or imposed, effectively restricting the use of the land to industrial use.

Section 6.1.23(11):

Green Spring, West Virginia; Roanoke, Virginia; and Montgomery, Alabama are each located in a floodplain.

Schedule 6.1.23 – Page 6

SCHEDULE 8.1.3

INSURANCE REQUIREMENTS RELATING TO THE COLLATERAL

COVENANTS:

At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties.  Such policies of insurance shall contain special endorsements, in form and substance reasonably acceptable to the Administrative Agent, which shall include the provisions set forth below or are otherwise in form reasonably acceptable to the Administrative Agent in its discretion.  The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline.  Except for monies which the applicable Loan Party is entitled to use for replacement or rebuilding as permitted herein, any monies received by the Administrative Agent constituting insurance proceeds for the Collateral may, at the option of the Administrative Agent, (i) be applied by the Administrative Agent to the payment of the Loans in such manner as the Administrative Agent may reasonably determine, or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

Except in the case of liability insurance and workmen's compensation insurance relating to the Collateral owned by the Loan Parties:

(a)provided no Event of Default or Potential Default exists, all insurance proceeds for losses of $10,000,000 or less shall be adjusted with and payable to the applicable Loan Parties,

(b)provided no Event of Default or Potential Default exists, all insurance proceeds for losses greater than $10,000,000 but less than $30,000,000 shall be adjusted with and payable to the applicable Loan Parties and shall be either used by the Loan Parties within 180 days of the receipt of such proceeds to rebuild or replace the property subject to such loss (provided that the Loan Parties shall have provided to the Administrative Agent within 60 days of the receipt of such proceeds satisfactory evidence of such Loan Parties' commitment to rebuild or replace such property in the form of executed purchase orders, construction contracts and the like) or applied as a mandatory prepayment of the Loans in accordance with the provisions of Section 5.7.1 [Asset Sales and Recovery Events]; and

(c)all insurance proceeds for losses of $30,000,000 or more shall be adjusted with the applicable Loan Parties and payable to the Administrative Agent or the Collateral Agent, as the case may be; provided that in the event of such a loss under this clause (c), the Loan Parties may provide the Administrative Agent with a written request within 10 days of such loss that the Loan Parties be permitted to use the insurance proceeds associated with such loss for rebuilding or replacing the property subject to such loss, and upon receipt of such request, the Administrative Agent shall distribute such request to the Lenders, which shall have 15 days to decide whether to approve or deny such request, and,

(1)in the event that the Required Lenders approve such request, the Administrative Agent shall provide notice of such approval to the Borrower, and the Borrower shall have 180 days from the receipt of such proceeds to rebuild or replace the property subject to such loss (provided that the Loan Parties shall have provided to the Administrative Agent within 60 days of the receipt of such proceeds satisfactory evidence of such Loan Parties' commitment to rebuild or replace such property in the form of executed purchase orders, construction contracts and the like),

(2)in the event that the Required Lenders fail to approve such request or the Loan Parties fail to reinvest such funds within 180 days from the date of receipt of such proceeds (or fail to provide the Administrative Agent with satisfactory evidence of such parties' commitment to rebuild or replace such property within 60 days of the receipt of such proceeds), such proceeds shall be applied as a mandatory prepayment of the Loans in accordance with the provisions of Section 5.7.1 [Asset Sales and Recovery Events],

(3)include effective waivers by the insurer of all claims for insurance premiums against the Administrative Agent or the Collateral Agent, as the case may be,

(4)provide that no cancellation of such policies by reason of non-payment of premium shall be effective until at least ten (10) days after receipt by the Administrative Agent or the Collateral Agent, as the case may be, of written notice of such cancellation,

(5)provide that no cancellation of such policies for any reason (other than non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Administrative Agent or the Collateral Agent, as the case may be, of written notice of such cancellation or change,

(6)be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and

(7)provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.

ENDORSEMENTS:

(i) specify each of the Administrative Agent (and its successors and assigns) as an additional insured and lender loss payee as its interests may appear, with the understanding that

Schedule 8.1.3 – Page 2

any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured,

(ii) with respect to all property insurance policies, provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, except that the insurer shall not be obligated to maintain the insurance if the breach consists of non-payment of premiums which continues for ten (10) days after written notice to Administrative Agent,

(iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise,

(iv) provide that any and all rights of subrogation which the insurers may have or acquire against the Loan Parties shall be, at all times and in all respects, junior and subordinate to the prior Payment In Full of the Obligations hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Obligations hereunder have been Paid In Full and the Commitments have terminated,

(v) provide that no cancellation of such policies by reason of non-payment of premium shall be effective until at least ten (10) days after receipt by the Administrative Agent of written notice of such cancellation,

(vi) provide that no cancellation of such policies for any reason (other than non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation or change,

(vii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and

(viii) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.

Schedule 8.1.3 – Page 3

SCHEDULE 8.2.1

PERMITTED INDEBTEDNESS

United States (all amounts in U.S. Dollars)	Total Facility	Total Drawn As of Amended And Restated Credit Agreement Effective Date*
Koppers Inc. – (Financing of Insurance Premiums) Bank Direct Capital Finance / AFCO Premium Credit LLC	(not to exceed $13 million depending on premium amount)	(not to exceed $13 million)
PNC Visa Procurement Card Bank of America, NA –Uncommitted Banker’s Undertaking Facility and Uncommitted Overdraft Facility to Koppers Australia Pty, Limited	$2,200,000 A$11,000,000	$1,100,000 Nil
Bank of America, NA –Overdraft Facility to Koppers International BV	€5,000,000	€2,743,000

The following intercompany loans as of 1/31/17

	Jan 2017 Balance			Debtor
Loan Identifier	Creditor	Debtor	USD Outstanding Balance	Currency	Jan 2017 Balance	Loan Currency	Loan Currency Balance
NZ3 318-434	KPC NZ LLC	Australasia CV	(5,074,378.58)	AUD	(6,716,583.15)	USD	(5,074,378.58)
NZ4 434-435	Australasia CV	Australasia BV	(11,266,886.36)	AUD	(14,913,152.03)	NZD	(15,567,047.49)
NZ5 435-332	Australasia BV	KNZ Holdings	(11,212,387.45)	NZD	(15,388,947.91)	NZD	(15,388,947.91)
319-332	KPC New Zealand	KNZ Holdings	(14,043,120.80)	NZD	(19,274,115.84)	NZD	(19,274,115.84)
434-371	Australasia CV	KAHC	(4,341,155.00)	AUD	(5,746,068.83)	AUD	(5,746,068.83)
317-371	KPC Australia	KAHC	(3,166,320.06)	AUD	(4,191,025.89)	AUD	(4,191,025.89)
Al 462-442	WWV	Mauritius	(4,076,292.70)	USD	(4,075,292.70)	USD	(4,076,292.70)
A2(d) 435-371	Australasia BV	KAHC	(29,448,244.71)	AUD	(38,978,484.06)	AUD	(38,978,484.06)
A2(e) 434-435	Australasia CV	Australasia BV	(29,757,127.91)	AUD	(39,387,330.12)	AUD	(39,387,330.12)
TS1 300-372	KPC US	WW Holdings CV	(6,496,331.55)	EUR	(6,074,744.30)	USD	(6,496,331.55)
UK3 373-381	International BV	Koppers UK Holdings	(16,397,989.75)	GBP	(13,133,100.87)	GBP	(13,133,100.87)
D2 300- 372	KPC US	WW Holdings CV	(5,285,324.88)	EUR	(4,943,262.45)	USD	(5,286,324.88)
D3 372-373	WW Holdings CV	International BV	(5,435,550.36)	EUR	(5,082,803.78)	USD	(5,435,550.36)
D4 373- 375	International BV	KE ApS	(5,593,931.09)	DKK	(38,900,772.53)	USD	(5,593,931.09)
381-373	Koppers UK Holdings	International BV	(5,050,153.51)	EUR	(4,722,417.72)	GBP	(4,044,652.82)
BV Notes 385-373	Global CV	International BV	(120,533,457.55)	EUR	(112,711,293.76)	USD	(120,533,457.55)
372-313	WW Holdings CV	KPC Germany	(3,004,393.06)	EUR	(2,809,419.36)	EUR	(2,809,419.36)
306-373	Protim Solignum	International BV	(4,113,231.64)	EUR	(3,846,298.52)	GBP	(3,294,274.90)
306-307	Protim Solignum	Protim Ireland	(161,445.90)	EUR	(150,968.67)	EUR	(150,968.67)
310-373	KPC Sweden	International BV	(137.71)	EUR	(128.77)	EUR	(128.77)
311-373	KPC Denmark	International BV	(644,465.26)	EUR	(602,641.91)	EUR	(602,641.91)
311-313	KPC Denmark	KPC Germany	(515,607.96)	EUR	(482,146.96)	DKK	(3,585,590.85)
312-373	KPC Finland	International BV	(275.41)	EUR	(257.54)	EUR	(257.54)
376-375	Koppers Denmark ApS	KE ApS	(2,724,879.04)	DKK	(18,949,089.28)	DKK	(18,949,089.28)
376-377	Koppers Denmark ApS	Koppers European Holdings	(5,375,246.02)	DKK	(37,380,014.02)	DKK	(37,380,014.02)
378-376	Koppers Trading Denmark	Koppers Denmark ApS	(509,336.97)	DKK	(3,541,981.68)	DKK	(3,541,981.68)
304-474	Timber Specialties	Ashcroft	(13,013,904.98)	CAD	(17,071,894.24)	CAD	(17,071,894.24)
304-373	Timber Specialties	International BV	(1,279,996.79)	EUR	(1,195,929.86)	CAD	(1,679,124.74)
304-325	Timber Specialties	KPC Brazil	(2,446,665.02)	BRL	(7,653,002.88)	CAD	(3,209,582.87)
324-304	KPC Chile	Timber Specialties	(2,677,363.35)	CAD	(3,512,217.43)	USD	(2,677,363.35)
461-434	Koppers Inc	Australasia CV	(1,456,247.75)	AUD	(1,927,528.46)	USD	(1,456,247.75)
461-372	Koppers Inc	WW Holdings CV	(13,522,995.71)	EUR	(12,645,404.63)	USD	(13,522,995.71)
461-371	Koppers Inc	KAHC	(497,759.04)	AUD	(658,847.18)	USD	(497,759.04)
471-461	Koppers Delaware	Koppers Inc	(32,958,112.79)	USD	(32,958,112.79)	USD	(32,958,112.79)
462-474	WWV	Ashcroft	(488,878.57)	CAD	(641,320.43)	CAD	(641,320.43)
461-474	Koppers Inc	Ashcroft	(2,533,892.46)	CAD	(3,324,009.53)	CAD	(3,324,009.53)
476-474	K RR Structures CAD	Ashcroft	(438,356.93)	CAD	(575,045.16)	CAD	(575,045.16)
300-461	KPC US	Koppers Inc.	(93,931,835.42)	USD	(93,931,835.42)	USD	(93,931,835.42)
301-461	Wood Protection LLC	Koppers Inc	(138,798.99)	USD	(138,798.99)	USD	(138,798.99)
302-461	Wood Protection	Koppers Inc.	(3,956,863.95)	USD	(3,956,863.95)	USD	(3,956,863.95)
318-461	KPC NZ LLC	Koppers Inc.	(27,484,795.12)	USD	(27,484,795.12)	USD	(27,484,795.12)
461-303	Koppers Inc	KPC Nevada	(400,000.00)	USD	(400,000.00)	USD	(400,000.00)
461-445	Koppers Inc.	Koppers Asia	(7,879,927.70)	USD	(7,879,927.70)	USD	(7,879,927.70)
461-462	Koppers Inc.	WWV	(12,430,571.36)	USD	(12,430,571.36)	USD	(12,430,571.36)
461-472	Koppers Inc.	Luxembourg	(112,998.44)	USD	(112,998.44)	USD	(112,998.44)
463-461	Koppers Ventures	Koppers Inc.	(183,572.15)	USD	(183,572.15)	USD	(183,572.15)
464-461	Concrete Partners	Koppers Inc.	(1,205,830.00)	USD	(1,205,830.00)	USD	(1,205,830.00)
466-461	Koppers Assurance	Koppers Inc.	(21,521,932.52)	USD	(21,521,932.52)	USD	(21,521,932.52)
475-461	K RR Structures	Koppers Inc.	(9,173,716.99)	USD	(9,173,716.99)	USD	(9,173,716.99)

Schedule 8.2.1 – Page 2

Koppers Inc

Bonds as of: January 31, 2017

Bond Number(s)	Principal Name(s)	Sub Type	Bond Description	State of Obligation	Obligee Name(s)	Bond Amount	Effective Date	Expiration Date
160711006/1 6C000YT1	Koppers Inc.	United States Customs	Importer or Broker Bond - Customs Bond #16COOOYT1	United States	United States Custom Service	50,000.00	9/9/2016	9/8/2017
CMS236277	Koppers Inc.	Utility Payment	Electric Service at 543 Tie Plant Rd., Main Plant, Grenada, MS 38901 - Account #19042977	Mississippi	Entergy Mississippi, Inc.	8,000.00	12/19/2016	12/19/2017
CMS236279	Koppers Inc.	Utility Payment	Gas Service - Acct Nos: 70-000613768-0363868-1; 70-000613768-0363867-3	Mississippi	Atmos Energy Corporation	2,200.00	4/2/2016	4/2/2017
CMS236280	Koppers Inc.	Other License-Permit	Erosion and Sediment Control Bond -Storage Area and Facility Expansion	Virginia	Board of Supervisors of Roanoke County, Virginia	48,348.00	12/31/2016	12/31/2017
CMS236281	Koppers Inc.	Subdivision	Site Development Performance Bond -Storage Area and Facility Expansion	Virginia	County of Roanoke Virginia	142,762.00	12/31/2016	12/31/2017
CMS236288	Koppers Railroad Structures Inc.	Other License-Permit	Pesticide License Bond - to engage in the control, management and/or eradication	Tennessee	State of Tennessee	10,000.00	10/22/2016	10/22/2017
CMS236291	Koppers Inc.	Energy Savings	Base Contract for Sale and Purchase of Natural Gas -Executed September 21, 2015.	Virginia	Enspire Energy, LLC	150,000.00	11/1/2015	10/31/2016
CMS236292	Koppers Railroad Structures Inc.	Right of Way	Permit or permits to perform work on, about or adjacent to a highway or for the use of the state highway right of way, on, over, or below, within said State of Connecticut and agrees to comply with all the rules, regulations and restrictions of said State of Connecticut	Connecticut	State of Connecticut	10,000.00	8/3/2016	8/3/2017
CMS236294	Koppers Railroad Structures Inc.	Other Financial Guarantee	Statutory Public Works Bond	Oregon	State of Oregon	30,000.00	8/20/2016	8/20/2017
CMS236295	Koppers Railroad Structures Inc.	Other License-Permit	Out-of-State Contractor Bond	Iowa	State of lowa	25,000.00	8/16/2016	8/16/2017

Schedule 8.2.1 – Page 3

Bond Number(s)	Principal Name(s)	Sub Type	Bond Description	State of Obligation	Obligee Name(s)	Bond Amount	Effective Date	Expiration Date
CMS236296	Koppers Railroad Structures Inc.	Other Financial Guarantee	Highway Use Tax Bond	Oregon	Oregon Department of Transportation	3,750.00	11/30/2016	11/30/2017
CMS236297	Koppers Railroad Structures Inc.	Other License-Permit	Contractor’s Bond	Arkansas	State of Arkansas	10,000.00	12/6/2016	12/6/2017
CMS236298	Koppers Railroad Structures Inc.	Other License-Permit	No n- Resident Contractor Bond	Delaware	State of Delaware	9,000.00	12/19/2016	12/19/2017
CMS236299	Koppers Railroad Structures Inc.	Other License-Permit	Contractor License Code Bond	New Mexico	New Mexico Regulation and Licensing Department	10,000.00	12/14/2016	12/14/2017
CMS236300	Koppers Railroad Structures Inc.	Other License-Permit	License to engage in wood preservation -utility poles, control of pests, control of pests by fumigation and forest and right-of-way weed.	Mississippi	State of Mississippi	5,000.00	1/1/2017	12/31/2017
CMS236301	Koppers Railroad Structures Inc.	Other License-Permit	Continuous Contractor’s Surety Bond	Washington	State of Washington	12,000.00	10/30/2016	10/30/2017
CMS236302	Koppers Railroad Structures Inc.	Other License-Permit	Pesticide Applicator Bond	Washington	State of Washington	100,000.00	11/18/2016	11/18/2017
CMS236303	Koppers Railroad Structures Inc.	Performance and/or Payment	Substructure rehabilitation at Elkhart River Bridge at MP CD-400.77 in Millersburg, IN (File: Bridge-IN-2016-06)	Virginia	Norfolk Southern Railway Company	692,440.00	10/11/2016	10/11/2017
CMS236304	Koppers Railroad Structures Inc.	Performance and/or Payment	Substructure rehabilitation at Elkhart River Bridge at CD-412.72, File: Bridge-IN-201 6-07 -Contract No. 1440004028	Virginia	Norfolk Southern Railway Company	725,930.00	11/8/2016	11/8/2017
CMS236305	Koppers Railroad Structures Inc.	Other License-Permit	Commercial Applicator’s License -for the use of pesticides	Arkansas	State of Arkansas	100,000.00	11/25/2016	11/25/2017
CMS236306	Koppers Railroad Structures Inc.	Other License-Permit	Contractor’s Bond	California	State of California	15,000.00	2/9/2017	2/9/2018
CMS236307	Koppers Railroad Structures Inc.	Other License-Permit	Contractor’s License Bond	Oregon	State of Oregon	20,000.00	5/27/2017	5/27/2018
CMS236308	Koppers Railroad Structures Inc.	Other License-Permit	Contractor’s License Bond - Class A General Engineering	Arizona	State of Arizona	10,000.00	6/9/2017	6/7/2018

Schedule 8.2.1 – Page 4

Bond Number(s)	Principal Name(s)	Sub Type	Bond Description	State of Obligation	Obligee Name(s)	Bond Amount	Effective Date	Expiration Date
CMS236309	Koppers Railroad Structures Inc.	Performance and/or Payment	Bridges 1 70.8 & 21 1.4 Steel Repairs.	Iowa	Iowa Interstate Railroad	461,579.00	1/24/2017	1/24/2018
K09054431	Susan C. Sallstrom	Notary Bond	Susan C. Sallstrom	Wisconsin	Wl Department of Financial Institutions	500.00	4/28/2014	4/28/2018
SUR0006148	Kimberly Morton Nelson	Notary Bond		Tennessee	State of Tennessee	10,000.00	3/28/2015	3/28/2019
SUR0020983	Cathy J. Cremer	Notary Bond	Cathy Cremer	Wisconsin	Wisconsin Department of Financial Institutions	500.00	2/3/2013	2/3/2017
SUR0021010	David Keith Franz	Other License-Permit	Bond of Qualifying Individual	California	State of California	12,500.00	2/9/2016	2/9/2017
SUR0022944	Kristin Lees	Notary Bond	Kristin Lees	Wisconsin	Wisconsin Department of Financial Institutions	500.00	3/12/2013	3/12/2017
29					Total:	2,675,009.00

Schedule 8.2.1 – Page 5

SCHEDULE 8.2.3

GUARANTIES

Guarantor	Primary Obligor	Lender / Guarantee	Amount
Koppers Inc.	Koppers Employees (multiple)	American Express	$200,000 USD
Koppers Inc.	Koppers International B.V.	Arcelor Mittal	5 000 000,00 PLN
Koppers Inc.	Koppers International B.V.	Koppers UK Ltd	$6,000,000 USD
Koppers Inc.	Koppers Ashcroft Inc.	BNSF	$250,000 USD
Koppers Holdings Inc.	Koppers Inc.	5/3 EQUIPMENT FINANCE CO	$8,000,000 USD
Koppers Inc.	Koppers Ashcroft Inc.	KeyBank Equipment Financing	$750,000 USD

SCHEDULE 8.2.4

PERMITTED LOANS AND INVESTMENTS

Koppers Inc

Investment Analysis

December 31, 2016

			All Amounts USD Account 211000
Parent
Subsidiary			Consolidated	Equity	Total
440 Koppers Australia Pty Ltd.
Koppers Carbon Materials & Chemicals Pty Ltd.	436	A$	9,005,000.00		9,005,000.00
Continental Carbon Australia Pty Ltd.	437	A$	8,570,818.00		8,570,818.00
Koppers Wood Products Pty Ltd.	438	A$	6,897,688.00		6,897,688.00
Koppers (Beijing) Chemical Co., Ltd.	383	A$	0.00		0.00
Koppers Mauritius	442	A$	19,005,970.00		19,005,970.00
Total			43,479,476.00	0.00	43,479,476.00
371 Koppers Australia Holding Company Pty Ltd.
Koppers Australia Pty Ltd.	440	A$	79,646,859.00		79,646,859.00
Koppers Australia (KPC)	317	A$	24,627,512.40		24,627,512.40
			104,274,371.40	0.00	104,274,371.40
434 Koppers Australian Investments CV
Koppers Australasian BV	435	A$	0.00		0.00
Koppers International BV	373	A$	420,620,323.00		420,620,323.00
Koppers New Zealand	319	A$	0.00		0.00
			420,620,323.00	0.00	420,620,323.00
435 Koppers Australasian BV
Koppers Australia Holding Co	371	A$	241,023,118.54		241,023,118.54
Koppers New Zealand Holding	332	A$	15,389,742.12		15,389,742.12
Elim			(345,143,483.54)		(345,143,483.54)
Total Australia Combined			479,643,547.52	0.00	479,643,547.52
442 Koppers Mauritius
Koppers (China) Carbon & Chemical Co. Ltd.	443	USD	7,254,444.00		7,254,444.00
Tangshan Koppers Kailuan Carb & Chem Co. Ltd				0.10	0.10
Koppers India Carb Materials & Chem Private Ltd	401	INR	19,826.70		19,826.70
Elim			(7,254,444.00)		(7,254,444.00)
Total China Combined			19,826.70	0.10	19,826.80
461 Koppers Administration
World-Wide Ventures Corp.	462	USD	78,296,688.00		78,296,688.00
Koppers Assurance Inc	466	USD	4,221,952.00		4,221,952.00
Koppers Concrete Products, Inc.	465	USD	26,839.00		26,839.00
Concrete Partners Inc.	464	USD	1,315,101.00		1,315,101.00
Koppers Delaware, Inc.	471	USD	1,000.00		1,000.00
KPC	300	USD	468,726,845.78		468,726,845.78
KRS	475	USD	25,418,541.22		25,418,541.22
Koppers Asia LLC	445	USD	100.00		100.00
Total Kll Admin			578,007,067.00	0.00	578,007,067.00
462 World-Wide Ventures
Koppers Australia Holding Co	371	USD			0.00
Koppers Ashcroft	474	USD	14,821,905.94		14,821,905.94
Koppers Ventures LLC	463	USD	21,766,800.22		21,766,800.22
Koppers World-Wide Holdings CV	372	USD			0.00
Koppers Global Investments CV	386	USD	157,629,677.31		157,629,677.31
Koppers Australia Investments CV	434	USD	0.00		0.00
Total WWV			194,218,383.47	0.00	194,218,383.47

Schedule 8.2.4 – Page 1

Koppers Inc

Investment Analysis

December 31, 2016

			All Amounts USD Account 211000
Parent
Subsidiary			Consolidated	Equity	Total

464 Concrete Partners
KSA Limited Partnership	1	USD		0.00	0.00

465 Koppers Concrete Products
KSA Limited Partnership	1	USD		0.00	0.00
Total R&UP Combined			0.00	0.00	0.00

372 Koppers World-Wide Holdings CV
Koppers International BV	373	EUR	0.00		0.00
Timber Specialties	304	EUR	0.00		0.00
Koppers Denmark (KPC)	311	EUR	0.00		0.00
Koppers Australian Investments CV	434	EUR	401,756,414.36		401,756,414.36
375 Koppers Europe ApS
Koppers Denmark A/S	376	DKK	278,102,065.00		278,102,065.00
Koppers Denmark (KPC)	311	DKK	35,536,602.70		35,536,602.70
376 Koppers Denmark A/S
Koppers Tar Tech International A/S	378	DKK	1,000,000.00		1,000,000.00
Koppers European Holdings A/S	377	DKK	14,171,000.00		14,171,000.00
377 Koppers European Holdings A/S
Koppers Poland Sp. Zo.o	379	DKK	3,045,000.00		3,045,000.00
Koppers UK Holding Ltd.	381	DKK	34,593,000.00		34,593,000.00
381 Koppers UK Holding Ltd.
Koppers UK Ltd.	380	GBP	7,799,816.00		7,799,816.00
Protim Solignum	306	GBP	12,241,268.29		12,241,268.29
Protim UK	305	GBP	1,000.00		1,000.00
380 Koppers UK Ltd.
KPC (Preferred Stock)	380	GBP	3,067.05		3,067.05
UK Investments	387	GBP	303,637.95
386 Koppers Global Investment CV
Koppers World-Wide Holdings CV	372	EUR	33,539,636.87		33,539,636.87
387 Koppers UK Investments Ltd.
Koppers Lambson Ltd.	382	GBP	100,000.00		100,000.00
Koppers UK Transport Ltd.	384	GBP	206,705.00		206,705.00
373 Koppers International BV
Koppers Netherlands B.V.	374	EUR	13,719,950.00		13,719,950.00
Koppers Europe ApS	375	EUR	16,287,739.03		16,287,739.03
Koppers Luxembourg S.a.r.l.	472	EUR	29,392.32		29,392.32
KJCC	446	EUR	15,962,486.37		15,962,486.37
KTTC	447	EUR	760,265.97		760,265.97
Timber Specialties	304	EUR	24,049,000.00		24,049,000.00
Koppers Australasian BV	435	EUR	103,488,800.00		103,488,800.00
374 Netherlands
Netherlands Transport	385	EUR	0.00		0.00
Elim			(402,868,549.85)		(402,868,549.85)
Total Koppers Europe			593,828,297.06	0.00	593,524,659.11

Schedule 8.2.4 – Page 2

Koppers Inc

Investment Analysis

December 31, 2016

			All Amounts USD Account 211000
Parent
Subsidiary			Consolidated	Equity	Total

301 Wood Protection LLC
Wood Protection LP	302	USD	41,804.59		41,804.59
303 Koppers Nevada
Wood Protection LP	302	USD	4,138,654.19		4,138,654.19
300 KPC
Wood Protection LLC	302	USD	97,439.72		97,439.72
Koppers Nevada	303	USD	4,138,654.19		4,138,654.19
Timber Specialties	304	USD			0.00
Protim Solignum	306	USD	0.00		0.00
Koppers Denmark (KPC)	311	USD	0.00		0.00
Koppers Australia (KPC)	317	USD			0.00
Koppers New Zealand LLC	318	USD	41,729,085.00		41,729,085.00
Koppers Thailand	322	USD	558,240.00		558,240.00
Koppers Malaysia	323	USD	203,914.38		203,914.38
Koppers Chile	324	USD	9,098,414.00		9,098,414.00
Koppers Brazil	325	USD	6,895,079.00		6,895,079.00
UK Investments	387	USD	4,759.45		4,759.45
332 New Zealand Holdings
Koppers New Zealand	319	NZD	48,103,651.00		48,103,651.00
318 Koppers New Zealand LLC
Koppers New Zealand	319	USD			0.00
319 Koppers New Zealand
Mattersmiths Technology	320	NZD	0.00		0.00
Mattersmiths Holdings	321	NZD	0.00		0.00
306 Protim Solignum
Protim Ireland	307	GBP	(227,948.44)		(227,948.44)
Koppers Spain	308	GBP	(813.45)		(813.45)
Koppers South Africa	309	GBP	(10,913.87)		(10,913.87)
311 Koppers Denmark (KPC)
Koppers Sweden	310	DKK	20,878,842.52		20,878,842.52
Koppers Finland	312	DKK	10,713,878.69		10,713,878.69
Koppers Germany	313	DKK	(22,587,101.77)		(22,587,101.77)
Koppers Norway	314	DKK	3,758,419.59		3,758,419.59
Koppers Latvia	315	DKK	5,931,942.13		5,931,942.13
2700 Elim			(1,892,492,332.25)		(1,892,492,332.25)
Grand Total			0.00	0.10	0.10

Schedule 8.2.4 – Page 3

	Jan 2017 Balance			Debtor
Loan Identifier	Creditor	Debtor	USD Outstanding Balance	Currency	Jan 2017 Balance	Loan Currency	Loan Currency Balance
NZ3 318-434	KPC NZ LLC	Australasia CV	(5,074,378.58)	AUD	(6,716,583.15)	USD	(5,074,378.58)
NZ4 434-435	Australasia CV	Australasia BV	(11,266,886.36)	AUD	(14,913,152.03)	NZD	(15,567,047.49)
NZ5 435-332	Australasia BV	KNZ Holdings	(11,212,387.45)	NZD	(15,388,947.91)	NZD	(15,388,947.91)
319-332	KPC New Zealand	KNZ Holdings	(14,043,120.80)	NZD	(19,274,115.84)	NZD	(19,274,115.84)
434-371	Australasia CV	KAHC	(4,341,155.00)	AUD	(5,746,068.83)	AUD	(5,746,068.83)
317-371	KPC Australia	KAHC	(3,166,320.06)	AUD	(4,191,025.89)	AUD	(4,191,025.89)
Al 462-442	WWV	Mauritius	(4,076,292.70)	USD	(4,075,292.70)	USD	(4,076,292.70)
A2(d) 435-371	Australasia BV	KAHC	(29,448,244.71)	AUD	(38,978,484.06)	AUD	(38,978,484.06)
A2(e) 434-435	Australasia CV	Australasia BV	(29,757,127.91)	AUD	(39,387,330.12)	AUD	(39,387,330.12)
TS1 300-372	KPC US	WW Holdings CV	(6,496,331.55)	EUR	(6,074,744.30)	USD	(6,496,331.55)
UK3 373-381	International BV	Koppers UK Holdings	(16,397,989.75)	GBP	(13,133,100.87)	GBP	(13,133,100.87)
D2 300- 372	KPC US	WW Holdings CV	(5,285,324.88)	EUR	(4,943,262.45)	USD	(5,286,324.88)
D3 372-373	WW Holdings CV	International BV	(5,435,550.36)	EUR	(5,082,803.78)	USD	(5,435,550.36)
D4 373- 375	International BV	KE ApS	(5,593,931.09)	DKK	(38,900,772.53)	USD	(5,593,931.09)
381-373	Koppers UK Holdings	International BV	(5,050,153.51)	EUR	(4,722,417.72)	GBP	(4,044,652.82)
BV Notes 385-373	Global CV	International BV	(120,533,457.55)	EUR	(112,711,293.76)	USD	(120,533,457.55)
372-313	WW Holdings CV	KPC Germany	(3,004,393.06)	EUR	(2,809,419.36)	EUR	(2,809,419.36)
306-373	Protim Solignum	International BV	(4,113,231.64)	EUR	(3,846,298.52)	GBP	(3,294,274.90)
306-307	Protim Solignum	Protim Ireland	(161,445.90)	EUR	(150,968.67)	EUR	(150,968.67)
310-373	KPC Sweden	International BV	(137.71)	EUR	(128.77)	EUR	(128.77)
311-373	KPC Denmark	International BV	(644,465.26)	EUR	(602,641.91)	EUR	(602,641.91)
311-313	KPC Denmark	KPC Germany	(515,607.96)	EUR	(482,146.96)	DKK	(3,585,590.85)
312-373	KPC Finland	International BV	(275.41)	EUR	(257.54)	EUR	(257.54)
376-375	Koppers Denmark ApS	KE ApS	(2,724,879.04)	DKK	(18,949,089.28)	DKK	(18,949,089.28)
376-377	Koppers Denmark ApS	Koppers European Holdings	(5,375,246.02)	DKK	(37,380,014.02)	DKK	(37,380,014.02)
378-376	Koppers Trading Denmark	Koppers Denmark ApS	(509,336.97)	DKK	(3,541,981.68)	DKK	(3,541,981.68)
304-474	Timber Specialties	Ashcroft	(13,013,904.98)	CAD	(17,071,894.24)	CAD	(17,071,894.24)
304-373	Timber Specialties	International BV	(1,279,996.79)	EUR	(1,195,929.86)	CAD	(1,679,124.74)
304-325	Timber Specialties	KPC Brazil	(2,446,665.02)	BRL	(7,653,002.88)	CAD	(3,209,582.87)
324-304	KPC Chile	Timber Specialties	(2,677,363.35)	CAD	(3,512,217.43)	USD	(2,677,363.35)
461-434	Koppers Inc	Australasia CV	(1,456,247.75)	AUD	(1,927,528.46)	USD	(1,456,247.75)
461-372	Koppers Inc	WW Holdings CV	(13,522,995.71)	EUR	(12,645,404.63)	USD	(13,522,995.71)
461-371	Koppers Inc	KAHC	(497,759.04)	AUD	(658,847.18)	USD	(497,759.04)
471-461	Koppers Delaware	Koppers Inc	(32,958,112.79)	USD	(32,958,112.79)	USD	(32,958,112.79)
462-474	WWV	Ashcroft	(488,878.57)	CAD	(641,320.43)	CAD	(641,320.43)
461-474	Koppers Inc	Ashcroft	(2,533,892.46)	CAD	(3,324,009.53)	CAD	(3,324,009.53)
476-474	K RR Structures CAD	Ashcroft	(438,356.93)	CAD	(575,045.16)	CAD	(575,045.16)
300-461	KPC US	Koppers Inc.	(93,931,835.42)	USD	(93,931,835.42)	USD	(93,931,835.42)
301-461	Wood Protection LLC	Koppers Inc	(138,798.99)	USD	(138,798.99)	USD	(138,798.99)
302-461	Wood Protection	Koppers Inc.	(3,956,863.95)	USD	(3,956,863.95)	USD	(3,956,863.95)
318-461	KPC NZ LLC	Koppers Inc.	(27,484,795.12)	USD	(27,484,795.12)	USD	(27,484,795.12)
461-303	Koppers Inc	KPC Nevada	(400,000.00)	USD	(400,000.00)	USD	(400,000.00)
461-445	Koppers Inc.	Koppers Asia	(7,879,927.70)	USD	(7,879,927.70)	USD	(7,879,927.70)
461-462	Koppers Inc.	WWV	(12,430,571.36)	USD	(12,430,571.36)	USD	(12,430,571.36)
461-472	Koppers Inc.	Luxembourg	(112,998.44)	USD	(112,998.44)	USD	(112,998.44)
463-461	Koppers Ventures	Koppers Inc.	(183,572.15)	USD	(183,572.15)	USD	(183,572.15)
464-461	Concrete Partners	Koppers Inc.	(1,205,830.00)	USD	(1,205,830.00)	USD	(1,205,830.00)
466-461	Koppers Assurance	Koppers Inc.	(21,521,932.52)	USD	(21,521,932.52)	USD	(21,521,932.52)
475-461	K RR Structures	Koppers Inc.	(9,173,716.99)	USD	(9,173,716.99)	USD	(9,173,716.99)

Schedule 8.2.4 – Page 4

Schedule 8.2.9

PERMITTED PARTNERSHIPS, LLCS, JOINT VENTURES

KSA Limited Partnership

Koppers (China) Carbon & Chemical Co Ltd

Koppers (Jiangsu) Carbon Chemical Co. Ltd

Wood Protection LP

Osmose Thailand Pty. Ltd.

Osmose Chile Limitada

Technologias DeMadeiras Brasileiras Comerico De Preservantes Ltda.

Schedule 8.2.10

BUSINESS DESCRIPTIONS

Business Description

Koppers Holdings Inc. was incorporated in November 2004 as a holding company for Koppers Inc. We are a leading integrated global provider of treated wood products, wood treatment chemicals, and carbon compounds. Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries. We serve our customers through a comprehensive global manufacturing and distribution network, with manufacturing facilities located in North America, South America, Australasia, China and Europe.

Business Segments and Products

We operate three principal business segments: Railroad and Utility Products and Services (“RUPS”), Performance Chemicals (“PC”), and Carbon Materials and Chemicals (“CMC”).

The RUPS business sells treated and untreated wood products, rail joint bars and services primarily to the railroad markets in the United States and Canada and the utility market in Australia. We also operate a railroad services business that conducts engineering, design, repair and inspection services for railroad bridges, serving the same customer base as our North American railroad business.

The PC business maintains sales and manufacturing operations in the United States, Canada, Europe, South America, Australia and New Zealand. The primary products supplied by PC are copper-based wood preservatives, including micronized copper quaternary and micronized copper azole (“MicroPro®”), micronized pigments (MicroShades®), alkaline copper quaternary, amine copper azole and chromated copper arsenate. The primary applications for these products include decking, fencing, utility poles, construction lumber and timbers, and vineyard stakes. Because we are a global supplier of wood preservatives, we face various competitors in all the geographic regions in which we participate.

The CMC business manufactures its primary products and sells them directly to our global customer base under long-term contracts or through purchase orders negotiated by our regional sales personnel and coordinated through our global marketing group in the United States. Our four coal tar distillation facilities and five carbon materials terminals give us the ability to offer customers multiple sourcing and a consistent supply of high quality products.

We believe our three business segments command leading market positions. Through our RUPS business, we believe that we are the largest supplier of railroad crossties to the North American railroads. Through our CMC business, we believe we are the largest global supplier of creosote to the North American railroad industry. Through our PC business, we believe that we are the largest global manufacturer and supplier of water-based wood preservatives and wood specialty additives to treaters who supply the residential, agricultural and industrial pressure-treated wood markets.

EXHIBIT 1.1(A)

[FORM OF]
ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee").  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letters of Credit and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest").  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	______________________________
2. Assignee:	______________________________ [and is an Affiliate of [identify Lender]]
3. Borrower:	KOPPERS INC.
4. Administrative Agent:	PNC BANK, NATIONAL ASSOCIATION, as the administrative agent under the Credit Agreement

5. Credit Agreement:	Credit Agreement dated as of February 17, 2017, among Koppers Inc., the Lenders party thereto, the Guarantors party thereto and PNC Bank, National Association, as Administrative Agent.
6. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment / Loans for all Lenders	Amount of Commitment / Loans Assigned	Percentage Assigned of Commitment/Loans[2]	CUSIP Number
Revolving Credit Commitment	$	$	%

7. [Trade Date:______________][3]

Effective Date:   ________________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]4

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[4]	Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment and Assumption.

Exhibit 1.1(A) – Page 2

[signature page to assignment and assumption agreement]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

By:
Name:
Title:

ASSIGNEE

By:
Name:
Title:

Exhibit 1.1(A) – Page 3

[signature page to assignment and assumption agreement]

Consented to and Accepted:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[PNC BANK, NATIONAL ASSOCIATION, 5]
as Issuing Lender

By:
Name:
Title:

Consented to: [6]
KOPPERS INC., a Pennsylvania corporation

By:
Name:
Title:

[5]	And / or any other Issuing Lender, if applicable.
[6]	If applicable.

Exhibit 1.1(A) – Page 4

ANNEX 1

KOPPERS INC. CREDIT FACILITIES

STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1.Representations and Warranties.

1.1Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3 [Reporting Requirements] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase such Assigned Interest and (vii) if Assignee is not incorporated or organized under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem

Exhibit 1.1(A) – Page 5

appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its conflict of laws principles.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit 1.1(A) – Page 6

Exhibit 1.1(G)(1)

[FORM OF]
GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT is made as of __________ __, 20__, by _________________________________________________, a _________________________ [corporation/partnership/limited liability company] (the "New Guarantor"), with an address of _____________________________.

Background

Reference is made to: (i) the Credit Agreement dated as of February 17, 2017 (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") by and among Koppers Inc., a Pennsylvania corporation (the "Borrower"), PNC Bank, National Association, in its capacity as administrative agent for the Lenders party thereto (in such capacity, the "Administrative Agent"), the Guarantors party thereto, and the Lenders party thereto, (ii) the Continuing Agreement of Guaranty and Suretyship dated as of February 17, 2017 (as the same may be amended, restated, modified or supplemented from time to time, the "Guaranty") of the Guarantors issued to the Lenders and the Administrative Agent, (iii) the Security Agreement, dated as of February 17, 2017 (as the same may be amended, restated, modified or supplemented from time to time, the "Security Agreement"), among the Borrower, the Guarantors and the Administrative Agent, (iv)  the Pledge Agreement, dated as of February 17, 2017 (as the same may be amended, restated, modified or supplemented from time to time, the "Pledge Agreement"), made by the Borrower and the Guarantors party thereto in favor of the Administrative Agent, (v) the Patent, Trademark and Copyright Security Agreement, dated as of February 17, 2017 (as the same may be amended, restated, modified or supplemented from time to time, the "Patent, Trademark and Copyright Security Agreement"), among the Borrower and the Guarantors party thereto in favor of the Administrative Agent, (vi) the Intercompany Subordination Agreement, dated as of February 17, 2017, among the Borrower and the Guarantors (as the same may be amended, restated, modified or supplemented from time to time, the "Intercompany Subordination Agreement"), and (vii) the other Loan Documents referred to in the Credit Agreement, as the same may be amended, restated, modified, supplemented from time to time.

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein.  In consideration of the New Guarantor becoming a Guarantor under the terms of the Credit Agreement and in consideration of the value of the direct and indirect benefits received by New Guarantor as a result of becoming affiliated with the Borrower and the Guarantors, the New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, a Guarantor under the Credit Agreement and the Guaranty, a Debtor under the Security Agreement, the Pledge Agreement and the Patent, Trademark and Copyright Security Agreement, a Pledgor under the Intercompany Subordination Agreement, and each of the other Loan Documents to which the Guarantors are a party, and agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until Payment

In Full, New Guarantor has assumed the joint and several obligations of a "Guarantor", "Debtor" or "Pledgor", as the case may be, under, and New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Credit Agreement, the Guaranty, the Security Agreement, the Pledge Agreement, the Patent, Trademark and Copyright Security Agreement, the Intercompany Subordination Agreement, and each of the other Loan Documents which are stated to apply to or are made by a "Guarantor".  Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Article 6 of the Credit Agreement applicable to New Guarantor as a Guarantor is true and correct as to New Guarantor on and as of the date hereof, and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, the Guaranty, and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement, the Guaranty, the Security Agreement, the Pledge Agreement, The Patent, Trademark and Copyright Security Agreement, the Intercompany Subordination Agreement and each of the other Loan Documents given by the Guarantors to Administrative Agent and any of the Lenders.

New Guarantor is simultaneously delivering to the Administrative Agent the following documents together with this Guarantor Joinder required under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures], and Section 11.13 [Joinder of Guarantors] of the Credit Agreement:

Updated Schedules to Credit Agreement. [Note:
updates to schedules do not cure any breach of
warranties].

Items for New Guarantor set forth in Section 7.1.1 of the Credit Agreement, as applicable and as applied to New Guarantor.

Schedule No. and Description	Delivered	Not Delivered
Schedule 6.1.1 - Qualifications To Do Business	☐	☐
Schedule 6.1.3 - Subsidiaries	☐	☐
Any other Schedules to Credit Agreement and any other Loan Document that necessitate updates after giving effect to this Guarantor Joinder and Assumption Agreement	☐	☐

In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement.

Exhibit 1.1(G)(1) – Page 2

This Guarantor Joinder and Assumption Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.  New Guarantor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.

[remainder of page intentionally left blank]
[signature page follows]

Exhibit 1.1(G)(1) – Page 3

[signature page to guarantor joinder
and assumption agreement]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written.

By:
Name:
Title:

Acknowledged and accepted:
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Exhibit 1.1(G)(1) – Page 4

EXHIBIT 1.1(G)(2)

[Form of]

CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP

This Continuing Agreement of Guaranty and Suretyship (this "Guaranty"), dated as of this [___] day of February, 2017, is jointly and severally given by each of the undersigned guarantors and each of the other Persons which become Guarantors hereunder from time to time (each, a "Guarantor" and collectively, the "Guarantors") in favor of PNC Bank, National Association, as administrative agent for the Lenders (as defined below) (in such capacity, the "Administrative Agent") in connection with the Credit Agreement (as defined below).

WITNESSETH THAT:

WHEREAS, reference is made to that certain Credit Agreement, dated February 17, 2017, among Koppers Inc., a Pennsylvania corporation (the "Borrower"), the Guarantors (as defined therein) from time to time party thereto, the Lenders (as defined therein) from time to time party thereto (the "Lenders"), and the Administrative Agent (as amended, restated, modified or supplemented from time to time, the "Credit Agreement").  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Guaranty; and

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make certain financial accommodations and loans to the Borrower; and

WHEREAS, the obligation of the Administrative Agent and the Lenders to make loans under the Credit Agreement is subject to the condition, among others, that the Guarantors guaranty the Obligations to the Administrative Agent and the Lenders under the Credit Agreement, the other Loan Documents and otherwise as more fully described herein in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.Guarantied Obligations.  To induce the Administrative Agent and the Lenders to make loans and grant other financial accommodations to the Borrower under the Credit Agreement, each Guarantor hereby jointly and severally unconditionally, and irrevocably, guaranties to the Administrative Agent, each Lender and any provider of any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement; and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) of all Obligations, including, without limiting the generality of the foregoing, the following:  (a) any and all obligations, liabilities, and indebtedness from time to time of the Borrower, any other Guarantor or any other Subsidiary of the Borrower to the Administrative Agent, any of the Lenders or any Affiliate of the Administrative Agent or any Lender under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all renewals, extensions, amendments, refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower, any Guarantor or any other Subsidiary of the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless of whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to an extension of credit is not satisfied); (b) all Reimbursement Obligations of each other Loan Party and any other Subsidiary of the Borrower with respect to any one or more Letters of Credit issued by any Issuing Lender; (c) all indebtedness, loans, obligations, expenses and liabilities of each other Loan Party or any other Subsidiary of the Borrower to the Administrative Agent or any of the Lenders, or any of their respective Affiliates, arising out of any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement provided by the Administrative Agent, any of the Lenders or any Affiliate of the Administrative Agent or any Lender pursuant to the Credit Agreement; (d) any sums advanced by or owing to the Administrative Agent or any of the Lenders for any reason relating to the Credit Agreement, any other Loan Document, or any collateral relating thereto, including for indemnification, for maintenance, preservation, protection or enforcement of, or realization upon, the Collateral or other collateral security or any one or more guaranties, and for enforcement, collection, or preservation of the rights of the Administrative Agent and the Lenders, and regardless whether before or after default or the entry of any judgment; (e) any obligation or liability of any other Loan Party or any other Subsidiary of the Borrower arising out of overdrafts on deposits or other accounts or out of electronic funds (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Administrative Agent or any Lender to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Administrative Agent's or any Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements, and (f) any amendments, extensions, renewals and increases of or to any of the foregoing; notwithstanding the foregoing provisions in this definition, "Obligations" shall not include Excluded Swap Obligations (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the "Guarantied Obligations" and each as a "Guarantied Obligation").  Notwithstanding anything to the contrary contained herein, Guarantied Obligations shall specifically exclude any and all Excluded Hedge Liabilities.  Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty even if the Administrative Agent or any of the Lenders (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations

Exhibit 1.1(G)(2) – Page 2

under the Loan Documents, or any other Guarantied Obligations, to any other Person.  In furtherance of the foregoing, each Guarantor jointly and severally agrees as follows.

2.Guaranty.  Each Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of the Administrative Agent and the Lenders or any one or more of them.  All payments made hereunder shall be made by each Guarantor in immediately available funds in, as applicable, U.S. Dollars or the applicable Alternate Currency or Optional Currency, and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.

3.Obligations Absolute.  The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, or the Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.  Each of the Guarantors agrees that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents or any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement.  Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(a)Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;

(b)Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or renewals, extensions, refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

(c)Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any

Exhibit 1.1(G)(2) – Page 3

reservation of rights against any Guarantor; or any application of collections (including, but not limited, to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

(d)Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations.  As used in this Guaranty, "direct or indirect security" for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

(e)Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower or any other Person; or any action taken or election made by the Administrative Agent or the Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower, or any other Person in connection with any such proceeding;

(f)Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Borrower or any other Person with respect to any Loan Document or any of the Guarantied Obligations; or subject to Section 5 hereof, any discharge by operation of law or release of the Borrower or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations; or

(g)Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only Payment In Full.

Each Guarantor acknowledges, consents, and agrees that new Guarantors may join in this Guaranty pursuant to Section 11.13 [Joinder of Guarantors] of the Credit Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished.  Each Guarantor consents to, and approves of, each of its Subsidiaries entering into and performing its obligations under the Loan Documents to which each such Subsidiary is a party.

Exhibit 1.1(G)(2) – Page 4

4.Waivers, etc.  Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof.  Without limitation and to the fullest extent permitted by applicable Law, each Guarantor waives each of the following:

(a)All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following:  any notice of any event or circumstance described in Section 3 hereof; any notice required by any Law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person;

(b)Any right to any marshalling of assets, to the filing of any claim against the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;

(c)Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, "one action" laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

(d)Any and all defenses any Guarantor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

5.Reinstatement.  This Guaranty is a continuing obligation of each of the Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance.  Upon Payment In Full, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise

Exhibit 1.1(G)(2) – Page 5

be returned or released by any Lender or the Administrative Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, the Borrower or any other Person, or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

6.Subrogation.  Each Guarantor waives and agrees it will not exercise any rights against the Borrower or any other Guarantor or any of their respective Subsidiaries arising in connection with, or any Collateral securing, the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been Paid In Full.  If any amount shall be paid to any Guarantor by or on behalf of the Borrower or any other Guarantor or any of their respective Subsidiaries by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

7.No Stay.  Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

8.Taxes. Each Guarantor hereby agrees to be bound by the provisions of Section 5.9 [Taxes] of the Credit Agreement and shall make all payments free and clear of Taxes as provided therein.

9.Notices.  Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder given under, the Credit Agreement and in the manner provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.  The Administrative Agent and the Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Administrative Agent and the Lenders shall have no duty to verify the identity or authority of the Person giving such notice.

10.Counterparts; Telecopy Signatures.  This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.  Each Guarantor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of signature pages hereto purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.

Exhibit 1.1(G)(2) – Page 6

11.Setoff, Default Payments by Borrower.

(a)In the event that at any time any obligation of any of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Administrative Agent and the Lenders, or any of them, shall have the right from time to time, without notice to any Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Lender or the Administrative Agent, or any subsidiary or Affiliate of any Lender or the Administrative Agent, to any Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Administrative Agent or any Lender or any subsidiary or Affiliate thereof.  Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Administrative Agent or the Lenders, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to any Guarantor, whether such obligation to such Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Administrative Agent and the Lenders, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Administrative Agent or any of the Lenders.  The rights of the Administrative Agent and the Lenders under this Section are in addition to such other rights and remedies (including, without limitation, other rights of setoff and banker's lien) which the Administrative Agent and the Lenders, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker's lien of the Administrative Agent and the Lenders, or any of them.  Each of the Guarantors hereby agrees that, to the fullest extent permitted by Law, any Affiliate or subsidiary of the Administrative Agent or any of the Lenders and any holder of a participation in any Guarantied Obligations or in any other obligation of any Guarantor under this Guaranty, shall have the same rights of setoff as the Administrative Agent and the Lenders as provided in this Section (regardless whether such Affiliate or participant otherwise would be deemed a creditor of the Guarantor).

(b)Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Guarantor by or for the account of Borrower, any other Guarantor or any other Subsidiary of the Borrower, such amount shall be held in trust for the benefit of each Lender and Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guarantied Obligations when due and payable.

12.Construction.  The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect.  This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreements or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

13.Successors and Assigns.  This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative

Exhibit 1.1(G)(2) – Page 7

Agent and the Lenders, or any of them, and their respective successors and permitted assigns; provided, however, that no Guarantor may assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.  Without limitation of the foregoing, the Administrative Agent and the Lenders, or any of them (and any of their respective successive assignees or transferees), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other Person and such Guarantied Obligations (including any Guarantied Obligations resulting from an extension of credit by such other Person under or in connection with the Loan Documents, or any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Administrative Agent and the Lenders in this Guaranty or otherwise.

14.Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)Governing Law.  This Guaranty shall be governed by, construed, and enforced in accordance with, the internal Laws of the State of New York, without regard to conflict of laws principles.

(b)Certain Waivers.  Each Guarantor hereby irrevocably:

(i)Submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Guaranty, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.  Each Guarantor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.  Each Guarantor hereby appoints the process agent identified below (the "Process Agent") as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding.  Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent's address, and each Guarantor hereby authorizes and directs the Process Agent to receive such service on its behalf.  Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law.  Each Guarantor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to the Administrative Agent or any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 14(b).  The Process Agent is the Borrower, with an office on the date hereof as set forth in the Schedules to the Credit Agreement.  The Process Agent hereby accepts the appointment of Process Agent by the Guarantors and agrees to act as Process Agent on behalf of the Guarantors;

Exhibit 1.1(G)(2) – Page 8

(ii)Waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue; and

(iii)WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS GUARANTY, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

15.Severability; Modification to Conform to Law.

(a)It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof.  If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(b)Without limitation of the preceding subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of a Guarantor's obligations hereunder invalid, voidable, or unenforceable on account of the amount of such Guarantor's aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such Guarantor's liability shall, without any further action by the Administrative Agent or any of the Lenders or such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:

(i)the fair consideration actually received by such Guarantor under the terms and as a result of the Loan Documents, and any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement and any Lender-Provided Credit Arrangement, and the value of the benefits described in this Section 15 (b) hereof, including (and to the extent not inconsistent with applicable federal and state Laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Guarantor with the proceeds of any credit extended under the Loan Documents and any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement and any Lender-Provided Credit Arrangement, or

(ii)the excess of (A) the amount of the fair value of the assets of such Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state Laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (B) the amount of all liabilities of such Guarantor as of the date

Exhibit 1.1(G)(2) – Page 9

of this Guaranty, also as determined on the basis of applicable federal and state Laws governing the insolvency of debtors as in effect on the date hereof.

(c)Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by Law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor's obligations hereunder as to each element of such assertion.

16.Additional Guarantors.  At any time after the initial execution and delivery of this Guaranty to the Administrative Agent and the Lenders, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being a Guarantor hereunder by executing and delivering to the Administrative Agent and the Lenders a Guarantor Joinder pursuant to the Credit Agreement.  No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

17.Joint and Several Obligations.  The obligations and additional liabilities of the Guarantors under this Guaranty are joint and several obligations of the Guarantors, and each Guarantor hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Guarantied Obligations that its liability hereunder is limited and not joint and several.  Each Guarantor acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Lenders to make the Loans and other financial accommodations, and that the Administrative Agent and the Lenders are relying on each specific waiver and all such waivers in accepting this Guaranty.  The undertakings of each Guarantor hereunder secure the obligations of itself and the other Guarantors.  The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue the Borrower, any other Guarantor or any other Person, and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Guarantor.  Each of the Lenders and the Administrative Agent hereby reserve all rights against each Guarantor.

18.Receipt of Credit Agreement, Other Loan Documents, Benefits.

(a)Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement, the other Loan Documents and documents evidencing any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement and any Lender-Provided Credit Arrangement, and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct.  Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.

(b)Each Guarantor hereby acknowledges, represents, and warrants that it receives direct and indirect benefits by virtue of its affiliation with Borrower and the other Guarantors and

Exhibit 1.1(G)(2) – Page 10

that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.

19.Miscellaneous.

(a)Amendments, Waivers.  No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Administrative Agent and the Lenders.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No delay or failure of the Administrative Agent or the Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies of the Administrative Agent and the Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by Law, or otherwise.

(b)Telecommunications.  Each Lender and the Administrative Agent shall be entitled to rely on the authority of any individual making any telecopy, electronic or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.

(c)Expenses.  Each Guarantor unconditionally agrees to pay all costs and expenses, including attorney's fees incurred by the Administrative Agent or any of the Lenders in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify each Lender and the Administrative Agent for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Lender or the Administrative Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Lender or the Administrative Agent:

(i)relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof;

(ii)relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission purporting to be by any Guarantor or the Borrower; and

(iii)in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any Lender or the Administrative Agent hereunder, and including those arising directly or indirectly from the violation or asserted violation by any Guarantor or the Borrower or the Administrative Agent or any Lender of any Law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof

Exhibit 1.1(G)(2) – Page 11

(including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person.

(d)Prior Understandings.  This Guaranty and the Credit Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.

(e)Survival.  All representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Administrative Agent and the Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

Exhibit 1.1(G)(2) – Page 12

[SIGNATURE PAGE - CONTINUING
AGREEMENT OF GUARANTY AND SURETYSHIP]

IN WITNESS WHEREOF, the undersigned parties intending to be legally bound, have executed this Guaranty as of the date first above written.

GUARANTORS:

KOPPERS HOLDINGS INC. KOPPERS DELAWARE, INC. KOPPERS ASIA LLC KOPPERS CONCRETE PRODUCTS, INC. CONCRETE PARTNERS, INC. KOPPERS PERFORMANCE CHEMICALS, INC. KOPPERS RAILROAD STRUCTURES INC.

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS WORLD-WIDE VENTURES CORPORATION

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Vice President

KOPPERS VENTURES INC.

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

Exhibit 1.1(G)(2) – Page 13

[SIGNATURE PAGE - CONTINUING
AGREEMENT OF GUARANTY AND SURETYSHIP]

KOPPERS-NEVADA LIMITED-LIABILITY COMPANY, KOPPERS NZ LLC, WOOD PROTECTION MANAGEMENT LLC,

By:
Name:	Steven R. Lacy
Title:	Manager

WOOD PROTECTION LP, a Texas limited partnership

By:	WOOD PROTECTION MANAGEMENT LLC,
as General Partner

By:
	Name:	Steven R. Lacy
	Title:	Manager

Exhibit 1.1(G)(2) – Page 14

[SIGNATURE PAGE - CONTINUING

AGREEMENT OF GUARANTY AND SURETYSHIP]

Acknowledged and consented to:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:	Tracy J. DeCock
Title:	Senior Vice President

Exhibit 1.1(G)(2) – Page 15

[SIGNATURE PAGE - CONTINUING

AGREEMENT OF GUARANTY AND SURETYSHIP]

Acknowledged and consented to:

KOPPERS INC.

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

Exhibit 1.1(G)(2) – Page 16

EXHIBIT 1.1(I)

[form of]
INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (this "Agreement") is dated as of February __, 2017 and is made by and among KOPPERS INC., a Pennsylvania corporation (the "Borrower"), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A COMPANY and each of the other Persons which becomeS A GUARANTOR UNDER THE CREDIT AGREEMENT (each as deFINed below) OR IS OTHERWISE REQUIRED TO BE A PARTY HEREUNDER PURSUANT TO THE CREDIT AGREEMENT (the Borrower and each Guarantor now or hereafter party hereto being individually referred to herein as a "Company" and collectively as the "Companies"), for the benefit of PNC BANK, NATIONAL ASSOCIATION, as administrative agent (the "Administrative Agent") for the Lenders (as defined below).

WITNESSETH THAT:

WHEREAS, reference is made to that certain Credit Agreement (as amended, restated, modified or supplemented, from time to time, the "Credit Agreement") dated as of February 17, 2017, by and among the Borrower, the Guarantors (as defined therein) from time to time party thereto (the "Guarantors"), the Lenders (as defined therein) from time to time party thereto (the "Lenders"), and the Administrative Agent; each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in the Credit Agreement; and

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make certain loans and other financial accommodations to the Borrower; and

WHEREAS, the Companies have or, in the future, may have liabilities, obligations or indebtedness owed to each other (the liabilities, obligations and indebtedness of each of the Companies to any other Company, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof and all other obligations and other amounts payable by any Company to any other Company are hereinafter collectively referred to as the "Intercompany Indebtedness"); and

WHEREAS, the obligation of the Administrative Agent and the Lenders to make loans under the Credit Agreement is subject to the condition, among others, that the Companies subordinate the Intercompany Indebtedness to the Obligations of the Borrower or any other Company to the Administrative Agent or the Lenders pursuant to the Credit Agreement, the other Loan Documents, any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement and any Lender-Provided Credit Arrangement (collectively, the "Senior Debt") in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.Intercompany Indebtedness Subordinated to Senior Debt.  The recitals set forth above are hereby incorporated by reference.  All Intercompany Indebtedness shall be subordinate and subject in right of payment until receipt by the Administrative Agent and the Lenders of Payment In Full.

2.Payment Over of Proceeds Upon Dissolution, Etc.  Upon any distribution of assets of any Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any Company (a Company distributing assets as set forth herein being referred to in such capacity as a "Distributing Company"), then and in any such event, the Administrative Agent shall be entitled to receive, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, Payment In Full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Company is entitled to receive any payment on account of the principal of or interest on such Intercompany Indebtedness, and to that end, the Administrative Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Company in any such case, proceeding, dissolution, liquidation or other winding up event.

3.No Commencement of Any Proceeding.  Each Company agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Lenders and the Administrative Agent in commencing, any proceeding referred to in Section 2 against any other Company that owes it any Intercompany Indebtedness.

4.Prior Payment of Senior Debt Upon Acceleration of Intercompany Indebtedness.  If any portion of the Intercompany Indebtedness owed by any Company becomes or is declared due and payable before its stated maturity, then and in such event the Administrative Agent and the Lenders shall be entitled to receive Payment In Full of all amounts due and to become due on or in respect of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Intercompany Indebtedness is entitled to receive any payment thereon.

5.No Payment When Senior Debt in Default.  If any Event of Default or Potential Default shall have occurred and be continuing, or such an Event of Default or Potential Default would result from or exist after giving effect to a payment with respect to any portion of the

Exhibit 1.1(I) – Page 2

Intercompany Indebtedness, unless the Lenders or Required Lenders, as applicable, shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Company owing such Intercompany Indebtedness on account of principal or interest on any portion of the Intercompany Indebtedness.
6.Payment Permitted if No Default.  Nothing contained in this Agreement shall prevent any of the Companies, at any time except during the pendency of any of the conditions described in Sections 2, 4 and 5, from making regularly scheduled payments of principal of or interest on any portion of the Intercompany Indebtedness, or the retention thereof by any of the Companies of any money deposited with it for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.

7.Receipt of Prohibited Payments.  If, notwithstanding the foregoing provisions of Sections 2, 4, 5 and 6, a Company that is owed Intercompany Indebtedness by a Distributing Company shall have received any payment or distribution of assets from the Distributing Company of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, shall be segregated from other funds and property held by such Company, and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.

8.Rights of Subrogation.  Each Company agrees that no payment or distribution to the Administrative Agent or the Lenders pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until Payment In Full of the Senior Debt shall have been indefeasibly Paid In Full.

9.Agreement Solely to Define Relative Rights.  The purpose of this Agreement is solely to define the relative rights of the Companies, on the one hand, and the Administrative Agent and the Lenders, on the other hand.  Nothing contained in this Agreement is intended to or shall impair, as between any of the Companies and their creditors other than the Administrative Agent and the Lenders, the obligation of the Companies to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Companies and their creditors other than the Administrative Agent and the Lenders, nor shall anything herein prevent any of the Companies from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject to the rights, if any, under this Agreement of the Administrative Agent and the Lenders to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.

Exhibit 1.1(I) – Page 3

10.Instruments Evidencing Intercompany Indebtedness.  Each Company shall cause each instrument which now or hereafter evidences all or a portion of the Intercompany Indebtedness to be conspicuously marked as follows:

"This instrument is subject to the terms of that certain Intercompany Subordination Agreement dated as of February 17, 2017, in favor of PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders referred to therein, which Intercompany Subordination Agreement is incorporated herein by reference.  Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of the Intercompany Subordination Agreement."

Each Company will further mark its internal records in such a manner as shall be effective to give proper notice to the effect of this Agreement.

11.No Implied Waivers of Subordination.  No right of the Administrative Agent or any Lender to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act by the Administrative Agent or any Lender, or by any non-compliance by any Company with the terms, provisions and covenants of any agreement pursuant to which the Intercompany Indebtedness is created, regardless of any knowledge thereof with which the Administrative Agent or any Lender may have or be otherwise charged.  Each Company by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Company shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or agree to compromise, the obligations of the other Companies with respect to their Intercompany Indebtedness, other than by means of payment of such Intercompany Indebtedness according to its terms, without the prior written consent of the Administrative Agent.

Without in any way limiting the generality of the foregoing paragraph, the Administrative Agent or any of the Lenders may, at any time and from time to time, without the consent of or notice to any of the Companies, except the Borrower to the extent provided in the Credit Agreement, without incurring responsibility to any of the Companies and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Companies to the Administrative Agent and the Lenders, do any one or more of the following in accordance with the terms of the Credit Agreement:  (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Companies and any other person.

12.Additional Subsidiaries.  The Companies covenant and agree that they shall cause Subsidiaries (other than Excluded Subsidiaries and Koppers Assurance) created or acquired after the date of this Agreement, that are required to join this Agreement pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] or otherwise under the Credit Agreement, to

Exhibit 1.1(I) – Page 4

execute a Guarantor Joinder, whereby such Subsidiary joins this Agreement and subordinates all Indebtedness owed to any such Subsidiary by any of the Companies or other Subsidiaries hereafter created or acquired to the Senior Debt.

13.Continuing Force and Effect.  This Agreement shall continue in force for so long as any portion of the Senior Debt remains unpaid and any Commitments or Letters of Credit under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.

14.Modification, Amendments or Waivers.  Any and all agreements amending or changing any provision of this Agreement or the rights of the Administrative Agent or the Lenders hereunder, and any and all waivers or consents to Events of Default or consents to other departures from the due performance of any Company hereunder, shall be made only by written agreement, waiver or consent signed by the Administrative Agent, acting on behalf of all the Lenders, with the written consent of the Required Lenders, any such agreement, waiver or consent made with such written consent being effective to bind all the Lenders.

15.Expenses.  The Companies unconditionally and jointly and severally agree upon demand to pay to the Administrative Agent and the Lenders the amount of any and all out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel) for which reimbursement is customarily obtained, which the Administrative Agent or any of the Lenders may incur in connection with (a) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder, or (b) the failure by any of the Companies to perform or observe any of the provisions hereof.

16.Severability.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

17.Governing Law.  This Agreement shall be a contract under the internal laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to its principles of conflict of laws.

18.Successors and Assigns.  This Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, as permitted in the Credit Agreement, and the obligations of each Company shall be binding upon their respective successors and permitted assigns, provided, that no Company may assign or transfer its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.  The duties and obligations of the Companies may not be delegated or transferred by the Companies without the prior written consent of the Required Lenders and any such delegation or transfer without such consent shall be null and void.  Except to the extent otherwise required by the context of this Agreement, the word "Lenders" when used herein shall include, without limitation, any holder of a Note or an assignment of rights therein originally issued to a Lender under the Credit Agreement, and each such holder of a Note or

Exhibit 1.1(I) – Page 5

assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Lender under the Credit Agreement.

19.Joint and Several Obligations.  Each of the obligations of each and every Company under this Agreement is joint and several.  The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Agreement against any Company without any duty or responsibility to pursue any other Company and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Company.  Each of the Lenders and the Administrative Agent hereby reserves all rights against each Company.

20.Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.  Each Company acknowledges and agrees that a telecopy or electronic transmission to the Administrative Agent or any Lender of the signature page hereof purporting to be signed on behalf of any Company shall constitute effective and binding execution and delivery hereof by such Company.

21.Attorneys-in-Fact.  Each of the Companies hereby authorizes and empowers the Administrative Agent, at the election of the Administrative Agent and in the name of either the Administrative Agent, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, or in the name of each such Company as is owed Intercompany Indebtedness, to execute and file proofs and documents and take any other action the Administrative Agent may deem advisable to completely protect the Administrative Agent's and the Lenders' interests in the Intercompany Indebtedness and the right of the Administrative Agent and the Lenders of enforcement thereof, and to that end each of the Companies hereby irrevocably makes, constitutes and appoints the Administrative Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Company, and with full power for such Company, and in the name, place and stead of such Company for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable.  Each Company hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Administrative Agent, its officers, employees or agents pursuant to the foregoing power of attorney.

22.Application of Payments.  In the event any payments are received by the Administrative Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.

23.Remedies.  In the event of a breach by any of the Companies in the performance of any of the terms of this Agreement, the Administrative Agent, on behalf of the Lenders, may

Exhibit 1.1(I) – Page 6

demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Administrative Agent on behalf of the Lenders at law may not fully compensate the Administrative Agent and the Lenders for the damages they may suffer in the event of a breach hereof.

24.Consent to Jurisdiction; Waiver of Jury Trial.  Each Company hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.  Each Company hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.  Each Company hereby appoints the process agent identified below (the "Process Agent") as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding.  Such service may be made by mailing or delivering a copy of such process to the Company in care of the Process Agent at the Process Agent's address, and each Company hereby authorizes and directs the Process Agent to receive such service on its behalf.  Each Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law.  Each Company further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to the Administrative Agent or any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 24.  The Process Agent is the Borrower, with an office on the date hereof as set forth in the Schedules to the Credit Agreement.  The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies.

25.EXCEPT AS PROHIBITED BY LAW, EACH COMPANY HEREBY WAIVES TRIAL BY A JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULLEST EXTENT PERMITTED BY LAW.

26.Notices.  All notices, statements, requests and demands and other communications given to or made upon the Companies, the Administrative Agent or the Lenders in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

27.Rules of Construction.  The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

Exhibit 1.1(I) – Page 7

[SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT]

WITNESS the due execution hereof as of the day and year first above written.

COMPANIES:

KOPPERS INC.

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS HOLDINGS INC. KOPPERS DELAWARE, INC. KOPPERS ASIA LLC KOPPERS CONCRETE PRODUCTS, INC. CONCRETE PARTNERS, INC. KOPPERS PERFORMANCE CHEMICALS, INC. KOPPERS RAILROAD STRUCTURES INC.

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS WORLD-WIDE VENTURES CORPORATION

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Vice President

Exhibit 1.1(I) – Page 8

[SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT]

KOPPERS VENTURES INC.,
a Delaware corporation

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS-NEVADA LIMITED-LIABILITY COMPANY, a Nevada limited liability company KOPPERS NZ LLC, a New York limited liability company WOOD PROTECTION MANAGEMENT LLC, a Nevada limited liability company

By:
Name:	Steven R. Lacy
Title:	Manager

WOOD PROTECTION LP, a Texas limited partnership

By:	WOOD PROTECTION MANAGEMENT LLC,
as General Partner

By:
	Name:	Steven R. Lacy
	Title:	Manager

Exhibit 1.1(I) – Page 9

[SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT]

ACCEPTED:

ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:	Tracy J. DeCock
Title:	Senior Vice President

Exhibit 1.1(I) – Page 10

EXHIBIT 1.1(N)(1)

[form of]
REVOLVING CREDIT NOTE

US$______________	February ____, 2017

FOR VALUE RECEIVED, the undersigned, KOPPERS INC., a Pennsylvania corporation (herein called the "Borrower"), hereby unconditionally promises to pay to the order of ________________________________ (the "Lender"), the lesser of (i) the principal sum of ______________________________ U.S. Dollars (US$____________), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans] of the Credit Agreement, dated as of February 17, 2017, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the "Administrative Agent") (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), together with all outstanding interest thereon on the Expiration Date.

The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.  Subject to the provisions of the Credit Agreement, interest on this Revolving Credit Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement.  If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.  Upon the occurrence and during the continuation of an Event of Default and at the Administrative Agent’s discretion or upon written demand by the Required Lenders, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement.  Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature, at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

This Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein.  The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.  The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note and the Credit Agreement.

This Revolving Credit Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.  All references herein to the "Borrower", the "Administrative Agent" and the "Lender" shall be deemed to apply to the Borrower, the Administrative Agent and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Revolving Credit Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Revolving Credit Note.

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[SIGNATURE PAGE FOLLOWS]

Exhibit 1.1(N)(1) – Page 2

[SIGNATURE PAGE TO REVOLVING CREDIT NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Revolving Credit Note by its duly authorized officer.

BORROWER:

KOPPERS INC.

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

Exhibit 1.1(N)(1) – Page 3

EXHIBIT 1.1(N)(2)

[FORM OF]
SWING LOAN NOTE

US$30,000,000	Pittsburgh, Pennsylvania
February ____, 2017

FOR VALUE RECEIVED, the undersigned, KOPPERS INC., a Pennsylvania corporation (herein called the "Borrower"), hereby unconditionally promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Lender"), the lesser of (i) the principal sum of Thirty Million U.S. Dollars (US$30,000,000), or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Borrower pursuant to the Credit Agreement, dated as of February 17, 2017, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and the Lender, as administrative agent (hereinafter referred to in such capacity as the "Administrative Agent") (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable with respect to each Swing Loan evidenced hereby on the earlier of (i) demand by the Lender or (ii) the Expiration Date.

The Borrower shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, and on the date(s) provided in the Credit Agreement.  Subject to the provisions of the Credit Agreement, interest on this Swing Loan Note (this "Note") will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement.  If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.  Upon the occurrence and during the continuation of an Event of Default and at the Administrative Agent’s discretion or upon written demand by the Required Lenders, the Borrower shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Note at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement.  Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature, at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein.  The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.  The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

The Borrower acknowledges and agrees that the Lender may at any time and in its sole discretion demand payment of all amounts outstanding under this Note without prior notice to the Borrower.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.  All references herein to the "Borrower", the "Administrative Agent" and the "Lender" shall be deemed to apply to the Borrower, the Administrative Agent and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Note.

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[SIGNATURE PAGE FOLLOWS]

Exhibit 1.1(N)(2) – Page 2

[SIGNATURE PAGE TO SWING LOAN NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer.

BORROWER:

KOPPERS INC.

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

Exhibit 1.1(N)(2) – Page 3

EXHIBIT 1.1(P)(1)

[FORM OF]

PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT

THIS PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT (this "Agreement"), dated as of February __, 2017 is entered into by and among EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A PLEDGOR and each of the other Persons which becomeS A PLEDGOR hereunder from time to time (each, a "Pledgor" and collectively, the "Pledgors") and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders referred to below (the "Administrative Agent").

WITNESSETH THAT:

WHEREAS, reference is made to that certain Credit Agreement, dated as of February 17, 2017 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), among Koppers Inc., a Pennsylvania corporation (the "Borrower"), the Guarantors (as defined therein) from time to time party thereto (the "Guarantors"), the Lenders (as defined therein) from time to time party thereto (the "Lenders") and the Administrative Agent; and

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make certain loans and other financial accommodations to the Borrower; and the Pledgors have agreed, among other things, to grant a security interest to the Administrative Agent in certain patents, trademarks, copyrights and other property as security for such loans and other obligations as more fully described herein.

NOW, THEREFORE, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.Except as otherwise expressly provided herein, (i) capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement and (ii) the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.  Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in the State of New York, as amended from time to time (the "Code").

(a)"Patents, Trademarks and Copyrights" shall mean and include all of each Pledgor's present and future right, title and interest in and to the following: all trade names, patent applications, patents, trademark applications, trademarks and copyrights, whether now owned or hereafter acquired by any Pledgor, including, without limitation, those listed on Schedule A hereto, including all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and the goodwill of the business to which any of the patents, trademarks and copyrights relate.

(b)"Secured Obligations" shall mean and include the following:  (i) any and all obligations, liabilities, and indebtedness from time to time of the Borrower, any Guarantor or any other Subsidiary of the Borrower to the Agent, any of the Lenders or any Affiliate of the Agent or any Lender under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower, any Guarantor or any other Subsidiary of the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities, and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to an extension of credit is not satisfied); (ii) all Reimbursement Obligations of each Loan Party and any other Subsidiary of the Borrower with respect to any one or more Letters of Credit issued by any Issuing Lender; (iii) all indebtedness, loans, obligations, expenses and liabilities of each Loan Party, any Excluded Subsidiary or any other Subsidiary of the Borrower to the Administrative Agent or any of the Lenders, or any of their respective Affiliates, arising out of any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement provided by the Administrative Agent, any of the Lenders or any of their respective Affiliates in accordance with the Credit Agreement; (iv) any sums advanced by or owing to the Administrative Agent or any of the Lenders for any reason relating to the Credit Agreement, any other Loan Document, or any collateral relating thereto, including for indemnification, for maintenance, preservation, protection or enforcement of, or realization upon, the Collateral or other collateral security or any one or more guaranties, and for enforcement, collection, or preservation of the rights of the Agent and the Lenders, and regardless whether before or after default or the entry of any judgment; (v) any obligation or liability of any Loan Party or any other Subsidiary of the Borrower arising out of overdrafts on deposits or other accounts or out of electronic funds (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Agent or any Lender to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Agent's or any Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements, and (vi) any amendments, extensions, renewals and increases of or to any of the foregoing; notwithstanding the foregoing provisions in this definition, "Secured Obligations" shall not include Excluded Hedge Liabilities.

(c)"Secured Parties" shall mean the Administrative Agent, the Lenders, and any provider of any Lender-Provided Hedge, Lender-Provided Treasury Arrangement, or Lender-Provided Credit Arrangement or any of the other Secured Obligations.

Exhibit 1.1(P)(1) – Page 2

2.To secure the full payment and performance of all Secured Obligations, each Pledgor hereby grants and conveys a security interest to the Administrative Agent, for the benefit of itself and the Secured Parties, in the entire right, title and interest of such Pledgor in and to all of its Patents, Trademarks and Copyrights.  Notwithstanding the foregoing and only with respect to contracts and licenses which exist on the Closing Date, if the foregoing grant of a security interest in favor of the Collateral Agent would cause such contracts and licenses to be void pursuant to the terms of such contracts and licenses (subject to any limitations in Article 9 of the Code with respect to the effect of such restrictions on the collateral assignment of such contracts and licenses), then the grant of a security interest in such contracts and licenses shall be postponed to the extent of such restrictions on collateral assignment until such time as the grant of the security interest would not cause such contracts and licenses to be void.

3.Each Pledgor jointly and severally represents and warrants, and covenants that:

(a)the Patents, Trademarks and Copyrights are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

(b)to the best of such Pledgor's knowledge, each of the Patents, Trademarks and Copyrights is valid and enforceable;

(c)such Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademarks and Copyrights, free and clear of any liens, charges and encumbrances, except for Permitted Liens, including pledges, assignments, licenses, shop rights and covenants by such Pledgor not to sue third persons;

(d)such Pledgor has the corporate, limited liability company or partnership power and authority, as applicable, to enter into this Agreement and perform its terms;

(e)no claim has been made to such Pledgor or, to the knowledge of such Pledgor, any other person that the use of any of the Patents, Trademarks and Copyrights does or may violate the rights of any third party;

(f)such Pledgor has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Patents, Trademarks and Copyrights;

(g)such Pledgor has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Patents, Trademarks and Copyrights, except for those Patents, Trademarks and Copyrights that are hereafter allowed to lapse in accordance with Section 10 hereof;

(h)such Pledgor will not change its state of incorporation, formation or organization, as applicable without providing at least ten (10) calendar days prior written notice the Administrative Agent;

(i)such Pledgor will not change its name without providing at least ten (10) calendar days prior written notice to the Administrative Agent; and

Exhibit 1.1(P)(1) – Page 3

(j)such Pledgor shall preserve its existence as a corporation, partnership or a limited liability company, as applicable, and except as permitted by the Credit Agreement, shall not (1) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not such Pledgor, or (2) sell all or substantially all of its assets.

4.Each of the obligations and additional liabilities of each and every Pledgor under this Agreement are joint and several with the obligations of the other Pledgors, and each Pledgor hereby waives to the fullest extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several.  Each Pledgor acknowledges and agrees that the foregoing waiver serves as a material inducement to the agreement of the Administrative Agent and the Lenders to make the Loans, and that the Administrative Agent and the Lenders are relying on such waiver in accepting this Agreement.  The undertakings of each Pledgor hereunder secure the obligations of the Borrower, itself and the other Pledgors.  The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Agreement against any Pledgor without any duty or responsibility to pursue any other Pledgor and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Pledgor.  Each of the Lenders and the Administrative Agent hereby reserves all rights against each Pledgor.

5.Each Pledgor agrees that, until Payment In Full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with such Pledgor's obligations under this Agreement, without the Administrative Agent's prior written consent which shall not be unreasonably withheld except such Pledgor may license technology in the ordinary course of business without the Administrative Agent's consent to suppliers and customers to facilitate the manufacture and use of such Pledgor's products.

6.If, before Payment In Full, any Pledgor shall own any new trademarks or any new copyrightable or patentable inventions, or any patent application or patent for any reissue, division, continuation, renewal, extension, or continuation in part of any Patent, Trademark or Copyright or any improvement on any Patent, Trademark or Copyright, the provisions of this Agreement shall automatically apply thereto and such Pledgor shall give to the Administrative Agent prompt notice thereof in writing.  Each Pledgor and the Administrative Agent agree to modify this Agreement by amending Schedule A to include any future patents, patent applications, trademark applications, trademarks, copyrights or copyright applications and the provisions of this Agreement shall apply thereto.

Administrative Agent shall have, in addition to all other rights and remedies given it by this Agreement and those rights and remedies set forth in the Credit Agreement and the other Loan Documents to which it is a party, those allowed by applicable Law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks and Copyrights may be located and, without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, Administrative Agent may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to any Pledgor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in a city that the

Exhibit 1.1(P)(1) – Page 4

Administrative Agent shall designate by notice to such Pledgor, in Pittsburgh, Pennsylvania or elsewhere, the whole or from time to time any part of the Patents, Trademarks and Copyrights, or any interest which any Pledgor may have therein and, after deducting from the proceeds of sale or other disposition of the Patents, Trademarks and Copyrights all expenses (including fees and expenses for brokers and attorneys), shall apply the remainder of such proceeds toward the payment of the Secured Obligations as the Administrative Agent, in its sole discretion, shall determine.  Any remainder of the proceeds after Payment In Full of the Secured Obligations shall be paid over to Pledgors.  Notice of any sale or other disposition of the Patents, Trademarks and Copyrights shall be given to Pledgors at least ten (10) days before the time of any intended public or private sale or other disposition of the Patents, Trademarks and Copyrights is to be made, which each Pledgor hereby agrees shall be reasonable notice of such sale or other disposition.  At any such sale or other disposition, Administrative Agent may, to the extent permissible under applicable Law, purchase the whole or any part of the Patents, Trademarks and Copyrights sold, free from any right of redemption on the part of any Pledgor, which right is hereby waived and released.  Nothing in this Agreement waives any duty of the Administrative Agent or any right of Pledgor which cannot be waived under Section 9-602 of the UCC or other mandatory provisions of applicable Law which cannot be waived.

7.If any Event of Default shall have occurred and be continuing, each Pledgor hereby authorizes and empowers the Administrative Agent to make, constitute and appoint any officer or agent of the Administrative Agent, as the Administrative Agent may select in its exclusive discretion, as such Pledgor's true and lawful attorney-in-fact, with the power to endorse such Pledgor's name on all applications, documents, papers and instruments necessary for the Administrative Agent to use the Patents, Trademarks and Copyrights, or to grant or issue, on commercially reasonable terms, any exclusive or nonexclusive license under the Patents, Trademarks and Copyrights to any third person, or necessary for the Administrative Agent to assign, pledge, convey or otherwise transfer title in or dispose, on commercially reasonable terms, of the Patents, Trademarks and Copyrights to any third Person.  Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

8.Upon Payment In Full, this Agreement shall terminate and the Administrative Agent shall execute and deliver to the Pledgors all deeds, assignments and other instruments as may be necessary or proper to re-vest in the Pledgors full title to the Patents, Trademarks and Copyrights, subject to any disposition thereof which may have been made by the Administrative Agent pursuant hereto.

9.Any and all fees, costs and expenses, of whatever kind or nature, including reasonable attorneys' fees and expenses incurred by Administrative Agent in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances, the protection, maintenance or preservation of the Patents, Trademarks and Copyrights, or the defense or prosecution of any actions or proceedings arising out of or related to the Patents, Trademarks and Copyrights, shall be borne and paid by the Pledgors within fifteen (15) days of demand by Administrative Agent, and if not paid within such time, shall be added to

Exhibit 1.1(P)(1) – Page 5

the principal amount of the Secured Obligations and shall bear interest at the highest rate prescribed in the Credit Agreement.

10.Each Pledgor shall have the duty, through counsel reasonably acceptable to the Administrative Agent, to prosecute diligently any patent applications of the Patents, Trademarks and Copyrights pending as of the date of this Agreement if commercially reasonable or thereafter until Payment In Full, to make application on unpatented but patentable inventions (whenever it is commercially reasonable in the reasonable judgment of such Pledgor to do so) and to preserve and maintain all rights in patent applications and patents of the Patents, including the payment of all maintenance fees.  Any expenses incurred in connection with such an application shall be borne by the Pledgors.  No Pledgor shall abandon any Patent, Trademark or Copyright without the consent of the Administrative Agent, which shall not be unreasonably withheld.

11.Each Pledgor shall have the right to bring suit, action or other proceeding in its own name, and to join the Administrative Agent, if necessary, as a party to such suit so long as the Administrative Agent is satisfied that such joinder will not subject it to any risk of liability, to enforce the Patents, Trademarks and Copyrights and any licenses thereunder.  Each Pledgor shall promptly, upon demand, reimburse and indemnify the Administrative Agent for all damages, costs and expenses, including reasonable legal fees, incurred by the Administrative Agent as a result of such suit or joinder by such Pledgor.

12.No course of dealing between any Pledgor and the Administrative Agent, nor any failure to exercise nor any delay in exercising, on the part of the Administrative Agent, any right, remedy, power or privilege of the Administrative Agent hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default.

13.All of the Administrative Agent's rights and remedies with respect to the Patents, Trademarks and Copyrights, whether established hereby or by the Credit Agreement or  or by any other agreements or by Law, shall be cumulative and not exclusive of any rights or remedies which it may otherwise have under any other Loan Documents  to which it is a party, or by Law, and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.

14.(a)It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof.  If any provision in this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction without invalidating the remaining provisions hereof.

Exhibit 1.1(P)(1) – Page 6

(b)Without limitation of the preceding Subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of any Pledgor's obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Pledgor's aggregate liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or any of the Lenders or such Pledgor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:

(i)the fair consideration actually received by such Pledgor under the terms and as a result of the Loan Documents, and any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement and any Lender-Provided Credit Arrangement, and the value of the benefits described in Section 24 hereof, including (and to the extent not inconsistent with applicable federal and state laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Pledgor with the proceeds of any credit extended under the Loan Documents or any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement, or

(ii)the excess of (1) the amount of the fair value of the assets of such Pledgor as of the date of this Agreement as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (2) the amount of all liabilities of such Pledgor as of the date of this Agreement, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors as in effect on the date hereof.

(c)Notwithstanding anything to the contrary in this Section or elsewhere in this Agreement, this Agreement shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Agreement to enforceability to the fullest extent permitted by Law) were not a part of this Agreement, and in any related litigation, the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Pledgor's obligations hereunder as to each element of such assertion.

15.This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to a grant of a security interest in the Patents, Trademarks and Copyrights by any Pledgor.  This Agreement is subject to waiver, modification, supplement or amendment only by a writing signed by the parties, except as provided in Section 6 and Section 25 hereof with respect to additions and supplements to Schedule A hereto.

16.Each Pledgor hereby agrees to be bound by the provisions of Section 5.9 [Taxes] of the Credit Agreement and shall make all payments free and clear of Taxes as provided therein.

17.The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, provided, however,

Exhibit 1.1(P)(1) – Page 7

that no Pledgor may assign or transfer any of its rights or obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.

18.This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of New York, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Patents, Trademarks or Copyrights are governed by the law of a jurisdiction other than the State of New York.

19.Each Pledgor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.  Each Pledgor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.  Each Pledgor hereby appoints the process agent identified below (the "Process Agent") as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding.  Such service may be made by mailing or delivering a copy of such process to any of the Pledgors in care of the Process Agent at the Process Agent's address, and each Pledgor hereby authorizes and directs the Process Agent to receive such service on its behalf.  Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law.  Each Pledgor further agrees that it shall, for so long as any Commitment under the Credit Agreement or any Secured Obligation of any Loan Party to any Secured Party remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 19.  The Process Agent is the Borrower, with an office on the date hereof as set forth in the Schedules to the Credit Agreement.  The Process Agent hereby accepts the appointment of Process Agent by the Pledgors and agrees to act as Process Agent on behalf of the Pledgors.

20.This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.  Each Pledgor acknowledges and agrees that a telecopy or electronic transmission to the Administrative Agent or any Secured Party of the signature page hereof purporting to be signed on behalf of such Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.

21.EACH PLEDGOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE PATENTS, TRADEMARKS AND COPYRIGHTS TO THE FULLEST EXTENT PERMITTED BY LAW.

22.All notices, requests, demands, directions and other communications (collectively, "notices") given to or made upon any party hereto under the provisions of this Agreement shall be given to the applicable party hereto at the address set forth on a Schedule 1.1(B) to, or in a

Exhibit 1.1(P)(1) – Page 8

Guarantor Joinder given under, the Credit Agreement and in the manner provided in, Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

23.Each Pledgor acknowledges and agrees that, in addition to the other rights of the Administrative Agent hereunder and under the other Loan Documents, because the Administrative Agent's remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Administrative Agent's rights (i) to inspect the books and records related to the Patents, Trademarks and Copyrights, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Patents, Trademarks and Copyrights, (iv) to enforce the provisions hereof pursuant to which such Pledgor has appointed the Administrative Agent its attorney-in-fact; and (v) to enforce the Administrative Agent's remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.

24.Each Pledgor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with the Borrower and/or the other Pledgors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Agreement.

25.At any time after the initial execution and delivery of this Agreement to the Administrative Agent and the Lenders, additional Persons may become parties to this Agreement and thereby acquire the duties and rights of being a Pledgor hereunder by executing and delivering to the Administrative Agent and the Lenders a Guarantor Joinder pursuant to the Credit Agreement and, in addition, a new Schedule A hereto shall be provided to the Administrative Agent with respect to such new Pledgor.  No notice of the addition of any Pledgor shall be required to be given to any pre-existing Pledgor and each Pledgor hereby consents thereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

Exhibit 1.1(P)(1) – Page 9

[SIGNATURE PAGE TO PATENT,
TRADEMARK AND COPYRIGHT SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

PLEDGORS:

KOPPERS INC.,
a Pennsylvania corporation

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS HOLDINGS INC.,

a Pennsylvania corporation

KOPPERS DELAWARE, INC.,

a Delaware corporation

KOPPERS ASIA LLC,

a Delaware limited liability company

KOPPERS CONCRETE PRODUCTS, INC.,

a Delaware corporation

CONCRETE PARTNERS, INC.,

a Delaware corporation

KOPPERS PERFORMANCE CHEMICALS, INC.,
a New York corporation

KOPPERS RAILROAD STRUCTURES INC.,
a Delaware corporation

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS WORLD-WIDE VENTURES CORPORATION, a Delaware corporation

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Vice President

Exhibit 1.1(P)(1) – Page 10

[SIGNATURE PAGE TO PATENT,
TRADEMARK AND COPYRIGHT SECURITY AGREEMENT]

KOPPERS VENTURES INC.,
a Delaware corporation

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS-NEVADA LIMITED-LIABILITY COMPANY, a Nevada limited liability company KOPPERS NZ LLC, a New York limited liability company WOOD PROTECTION MANAGEMENT LLC, a Nevada limited liability company

By:
Name:	Steven R. Lacy
Title:	Manager

WOOD PROTECTION LP, a Texas limited partnership

By:	WOOD PROTECTION MANAGEMENT LLC,
as General Partner

By:
	Name:	Steven R. Lacy
	Title:	Manager

Exhibit 1.1(P)(1) – Page 11

[SIGNATURE PAGE TO PATENT,
TRADEMARK AND COPYRIGHT SECURITY AGREEMENT]

ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Exhibit 1.1(P)(1) – Page 12

[SIGNATURE PAGE TO PATENT,
TRADEMARK AND COPYRIGHT SECURITY AGREEMENT]

SCHEDULE A
TO
PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT

LIST OF REGISTERED PATENTS,

TRADEMARKS, TRADE NAMES AND COPYRIGHTS

1.Registered Patents:

2.Trademarks:

3.Trade Names:

4,Copyrights:

Exhibit 1.1(P)(1) – Page 13

EXHIBIT 1.1(P)(2)

[FORM OF]

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of February [__], 2017 (as amended, restated, modified or supplemented from time to time, the "Agreement"), is given, made and entered into by EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS PLEDGORS and each of the other Persons which become PLEDGORS hereunder from time to time (each, a "Pledgor" and collectively, the "Pledgors"), a Pledgor of the corporations, limited liability companies, partnerships or other entities as set forth on Schedule A hereto (each, a "Company" and collectively, the "Companies"), in favor of PNC BANK, NATIONAL ASSOCIATION, as administrative agent for itself and the other Lenders under the Credit Agreement described below (in such capacity, the "Administrative Agent").

WITNESSETH THAT:

WHEREAS, reference is made to that certain Credit Agreement, dated as of February 17, 2017 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), among Koppers Inc., a Pennsylvania corporation (the "Borrower"), the Guarantors (as defined therein) from time to time party thereto (the "Guarantors"), the Lenders (as defined therein) from time to time party thereto (the "Lenders") and the Administrative Agent; and

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to provide certain loans and other financial accommodations to the Borrower; and

WHEREAS, pursuant to and in consideration of the Credit Agreement, certain of the issued and outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of each of the Companies is to be pledged to the Administrative Agent in accordance herewith; and

WHEREAS, each Pledgor owns the outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of the Companies as set forth on Schedule A hereto.

NOW, THEREFORE, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.Defined Terms.

(a)Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement.  Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in the State of New York, as amended from time to time (the "Code").

(b)"Pledged Collateral" shall mean and include all of each Pledgor's present and future right, title and interest in and to the following:  (i) all investment property, capital stock, shares, securities, member interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests in any entity or business or in the revenue, income, or profits thereof; (ii) all property of each Pledgor in the Administrative Agent's possession or in transit to or from, under the custody or control of, or on deposit with, the Administrative Agent or any Affiliate thereof, including deposit and other accounts; (iii) cash and cash equivalents (collectively referred to herein as "Investments", including all Investments listed on Schedule A attached hereto and made a part hereof, and all rights and privileges pertaining thereto, including, without limitation, all present and future Investments receivable in respect of or in exchange for any Investments, and all rights under shareholder, member, partnership agreements and other similar agreements relating to any Investments, all rights to subscribe for Investments, whether or not incidental to or arising from ownership of any Investments; (iv) all Investments hereafter pledged by any Pledgor to Administrative Agent to secure the Secured Obligations; (v) together with all cash, interest, stock and other dividends or distributions paid or payable on any of the foregoing, and all books and records (whether paper, electronic or any other medium) pertaining to any of the foregoing, including, without limitation, all stock record and transfer books, and together with whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code, and all other investment property and similar assets of any Pledgor; and (vi) all cash and non-cash proceeds (including, without limitation, insurance proceeds) of any of the foregoing property, all products thereof, and all additions and accessions thereto, substitutions therefor and replacements thereof.

(c)"Company" and "Companies" shall mean one or more of the entities issuing any of the Collateral which is or should be (in accordance with Section 5(k) hereto) described on Schedule A hereto.

(d)"Secured Obligations" shall mean and include the following: (i) any and all obligations, liabilities, and indebtedness from time to time of the Borrower, any Guarantor or any other Subsidiary of the Borrower to the Agent, any of the Lenders or any Affiliate of the Agent or any Lender under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower, any Guarantor or any other Subsidiary of the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities, and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to an extension of credit is not satisfied); (ii) all Reimbursement Obligations of each Loan Party and any other Subsidiary of the Borrower with respect to any one or more Letters of Credit issued by any Issuing Lender; (iii) all indebtedness,

Exhibit 1.1(P)(2) – Page 2

loans, obligations, expenses and liabilities of each Loan Party, any Excluded Subsidiary or any other Subsidiary of the Borrower to the Administrative Agent or any of the Lenders, or any of their respective Affiliates, arising out of any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement provided by the Administrative Agent, any of the Lenders or any of their respective Affiliates in accordance with the Credit Agreement; (iv) any sums advanced by or owing to the Administrative Agent or any of the Lenders for any reason relating to the Credit Agreement, any other Loan Document, or any collateral relating thereto, including for indemnification, for maintenance, preservation, protection or enforcement of, or realization upon, the Collateral or other collateral security or any one or more guaranties, and for enforcement, collection, or preservation of the rights of the Agent and the Lenders, and regardless whether before or after default or the entry of any judgment; (v) any obligation or liability of any Loan Party or any other Subsidiary of the Borrower arising out of overdrafts on deposits or other accounts or out of electronic funds (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Agent or any Lender to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Agent's or any Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements, and (vi) any amendments, extensions, renewals and increases of or to any of the foregoing; notwithstanding the foregoing provisions in this definition, "Secured Obligations" shall not include Excluded Hedge Liabilities.

(e)"Secured Parties" shall mean the Administrative Agent, the Lenders, and any provider of any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement or any of the Secured Obligations.

2.Grant of Security Interests.

(a)To secure on a first priority perfected basis the full payment and performance of all Secured Obligations, each Pledgor hereby grants to the Administrative Agent a continuing first priority security interest under the Code in and hereby pledges to Administrative Agent, in each case for the benefit of itself and the Secured Parties all of such Pledgor's now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral whether now or hereafter existing and wherever located.

(b)Upon the execution and delivery of this Agreement, each Pledgor shall deliver to and deposit with the Administrative Agent in pledge, all of such Pledgor's certificates, instruments or other documents comprising or evidencing the Pledged Collateral, together with undated stock powers, instruments or other documents signed in blank by such Pledgor.  In the event that any Pledgor should ever acquire or receive certificates, securities, instruments or other documents evidencing the Pledged Collateral, such Pledgor shall deliver to and deposit with the Administrative Agent in pledge, all such certificates, securities, instruments or other documents which evidence the Pledged Collateral.

(c)Notwithstanding anything to the contrary contained in this Agreement, the Pledged Collateral with respect to any Company organized under the laws of a country or state other than the United States (or any state thereof) or such other country designated by the

Exhibit 1.1(P)(2) – Page 3

Borrower and consented to in writing by the Administrative Agent (each, a "Partial Pledge Company") shall not exceed sixty-five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitled to vote of such Partial Pledge Company and this Agreement shall not apply to any such stock, shares, securities, member interests, partnership interests or ownership interests which are in excess of such sixty-five percent (65%) limitation.  To the extent the Administrative Agent receives more than sixty-five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitled to vote of any Partial Pledge Company, Administrative Agent shall return such excess stock, shares, securities, member interests, partnership interests and other ownership interests upon the request of the applicable Pledgor.

3.Additional Actions and Further Assurances.

(a)Prior to or concurrently with the execution of this Agreement, and thereafter from time to time without any request or notice by the Secured Party, Pledgor, at its sole cost and expense, shall, or shall cause such Company to, execute and deliver to the Secured Party all filings, notices, registrations for the corporate records, and all such other documents, and shall, or shall cause such Company to, take such other action as may be necessary or advisable to obtain, preserve, protect, and maintain the Secured Party's continuing first priority perfected security interest in the portion of the Pledged Collateral that relates to capital stock (or other equity interests) in any Company.

(b)Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Administrative Agent, each Pledgor shall, or shall cause such Company to, execute and deliver to the Administrative Agent all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, transfer powers in blank, powers of attorney and all other documents (collectively, the "Security Documents") which the Administrative Agent may reasonably request, in form reasonably satisfactory to the Administrative Agent, and take such other action which the Administrative Agent may reasonably request, to perfect and continue perfected and to create and maintain the first priority status of the Administrative Agent's security interest in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement.  Each Pledgor agrees that the Agent may record any one or more financing statements under the applicable Uniform Commercial Code with respect to the pledge and security interest herein granted.  Each Pledgor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and any of the Administrative Agent's officers or employees or agents designated by the Administrative Agent, as applicable) as such Pledgor's true and lawful attorney with power to sign the name of such Pledgor on all or any of the Security Documents which the Administrative Agent determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Administrative Agent's security interest in the Pledged Collateral in any jurisdiction.  Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid in full in cash and the Commitments have terminated.

Exhibit 1.1(P)(2) – Page 4

4.Representations and Warranties.  Each Pledgor hereby jointly and severally represents and warrants to the Administrative Agent as follows:

(a)The Pledged Collateral does not include Margin Stock and no Loan under the Credit Agreement shall be used for the purpose of purchasing or carrying Margin Stock.  "Margin Stock" as used in this clause (a) shall have the meaning ascribed to such term by Regulation U of the Board of Governors of the Federal Reserve System of the United States;

(b)Such Pledgor, has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have), title to its Pledged Collateral, free and clear of all Liens other than those in favor of the Administrative Agent for the Lenders and the Administrative Agent;

(c)The capital stock, shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to such Pledgor (as set forth on Schedule A hereto), are fully paid and nonassessable and constitute the following: (i) one hundred percent (100%) of the issued and outstanding capital stock, member interests, partnership interests of each of the Companies which are not Partial Pledged Companies; and (ii) sixty-five percent (65%) of the issued and outstanding capital stock, shares, securities, member interests and partnership interests of each of the Partial Pledged Companies;

(d)The security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority, subject to the Lien of no other Person, other than Liens of a governmental authority for taxes not yet due and payable to the extent any applicable statute provides for a Lien on the Pledged Collateral;

(e)There are no restrictions upon the transfer of the Pledged Collateral and such Pledgor has the power and authority and right to transfer the Pledged Collateral owned by such Pledgor free of any encumbrances and without obtaining the consent of any other Person;

(f)Such Pledgor has all necessary power to execute, deliver and perform this Agreement;

(g)There are no actions, suits, or proceedings pending or, to such Pledgor's best knowledge after due inquiry, threatened against or affecting such Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any Official Body, and such Pledgor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect such Pledgor's performance of the terms of this Agreement;

(h)This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of such Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance;

(i)Neither the execution and delivery by such Pledgor of this Agreement, nor the compliance with the terms and provisions hereof, will violate any provision of any Law or

Exhibit 1.1(P)(2) – Page 5

conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Official Body to which such Pledgor or any of its property is subject or any provision of any agreement, understanding or arrangement to which Pledgor is a party or by which such Pledgor or any of its property is bound;

(j)Such Pledgor's exact legal name is as set forth on the signature page hereto;

(k)The jurisdiction of incorporation, formation or organization as applicable, of such Pledgor is as set forth on Schedule A hereto; and

(l)All rights of such Pledgor in connection with its ownership of each of the Companies are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and organizational documents of each of the Companies and no shareholder, voting or other similar agreements are applicable to any of the Pledged Collateral or any of any Pledgor's rights with respect thereto, and no such certificate, instrument or other document provides that any member interest, or partnership interest or other intangible ownership interest, constituting Pledged Collateral, is a "security" within the meaning of and subject to Article 8 of the Code; and, the organizational documents of each Company contain no restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the Companies.

5.General Covenants.  Each Pledgor hereby covenants and agrees as follows:

(a)Such Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; such Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Administrative Agent;

(b)The capital stock shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to such Pledgor (as set forth on Schedule A hereto), are fully paid and nonassessable and constitute the following: (i) the percentage listed on Schedule A of the issued and outstanding capital stock, member interests and partnership interests of each of the Companies which are not Partial Pledged Companies, and (ii) the lesser of (x) sixty-five percent (65%) of the issued and outstanding capital stock, shares, securities, member interests and partnership interests of each of the Partial Pledged Companies or (y) all of the issued and outstanding capital stock, member interests and partnership interests owned by Borrower or any of its Subsidiaries of each Partial Pledged Company;

(c)The security interests under the Code in the Pledged Collateral granted hereunder are valid, perfected and of first priority subject to the Lien of no other Person, other than Liens of a governmental authority for taxes not yet due and payable to the extent any applicable statute provides for a Lien on the Pledged Collateral.  Upon the consummation of those actions described in Section 3 hereof, the security interests in the Pledged Collateral granted hereunder shall be valid, perfected and of first priority subject to the Lien of no other Person under all

Exhibit 1.1(P)(2) – Page 6

applicable Law, other than Liens of a governmental authority for taxes not yet due and payable to the extent any applicable statute provides for a Lien on the Pledged Collateral;

(d)Such Pledgor shall appear in and defend any action or proceeding of which such Pledgor is aware which could reasonably be expected to affect such Pledgor's title to, or the Administrative Agent's interest in, the Pledged Collateral or the proceeds thereof; provided, however, that with the prior written consent of the Administrative Agent such Pledgor may settle such actions or proceedings with respect to the Pledged Collateral, which consent shall not be unreasonably withheld or delayed;

(e)Such Pledgor shall, and shall cause each of the Companies to, keep separate, accurate and complete records of the Pledged Collateral, disclosing the Administrative Agent's security interest hereunder;

(f)Such Pledgor shall comply with all Laws applicable to the Pledged Collateral unless any noncompliance would not individually or in the aggregate materially impair the use or value of the Pledged Collateral or the Administrative Agent's rights hereunder;

(g)There are no restrictions upon the transfer of the Pledged Collateral and such Pledgor has the power and authority and unencumbered right to transfer the Pledged Collateral owned by such Pledgor free of any encumbrances and without the necessity of obtaining the consent of any other Person, other than such consents as have been or will be obtained as of the date hereof or in connection with Pledged Collateral subsequently acquired by Pledgor and other than as provided in the Credit Agreement;

(h)Such Pledgor has all necessary power to execute, deliver and perform this Agreement and all necessary action to authorize the execution, delivery and performance of this Agreement has been properly taken;

(i)Such Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any Official Body on any of the Pledged Collateral, except to the extent contested in good faith by appropriate proceedings;

(j)Such Pledgor shall permit the Administrative Agent, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral;

(k)Subject to Section 2(c) hereof, to the extent, following the date hereof, such Pledgor acquires capital stock, shares, securities, member interests, partnership interests and other ownership interests of any of the Companies or any of the rights, property or securities, shares, capital stock, member interests, partnership interests or any other ownership interests described in the definition of Pledged Collateral with respect to any of the Companies, such ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Administrative Agent; and, such Pledgor thereupon shall deliver all such securities, shares, capital stock, member interests, partnership interests and other ownership interests together with an updated Schedule A hereto, to the Administrative Agent together with all such transfer powers, control agreements, financing statements, and any other documents necessary to implement the provisions and purposes of this Agreement as the Administrative Agent may request;

Exhibit 1.1(P)(2) – Page 7

(l)Except as permitted by the Credit Agreement, during the term of this Agreement, such Pledgor shall not sell, assign, replace, retire, transfer or otherwise dispose of its Pledged Collateral;

(m)Such Pledgor will not change its state of incorporation, formation or organization, as applicable without providing at least ten (10) calendar days prior written notice to the Administrative Agent;

(n)Such Pledgor will not change its name without providing at least ten (10) calendar days prior written notice to the Administrative Agent;

(o)Such Pledgor shall preserve its existence as a corporation, limited liability company or partnership, as applicable, and except as permitted by the Credit Agreement, shall not (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not such Pledgor, or (ii) sell all or substantially all of its assets; and

(p)During the term of this Agreement, such Pledgor shall not permit any Company to treat any uncertificated ownership interests as securities that are subject to Article 8 of the Code.

6.Other Rights With Respect to Pledged Collateral.  In addition to the other rights with respect to the Pledged Collateral granted to the Administrative Agent hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Administrative Agent, at its option and at the expense of the Pledgors, may: (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Administrative Agent any of the other Secured Parties, on deposit or otherwise, belonging to any Pledgor, as the Administrative Agent in its sole discretion shall determine; and (d) do anything which any Pledgor is required to do but fails to do hereunder.

7.Additional Remedies Upon Event of Default.  Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Administrative Agent shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 above and under the other Loan Documents, the following rights and remedies:

(a)The Administrative Agent may, after ten (10) days' advance notice to the applicable Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor's Pledged Collateral or any part thereof at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable.  Each Pledgor agrees that ten (10) days' advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time

Exhibit 1.1(P)(2) – Page 8

to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Administrative Agent may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests or ownership interests for their own account for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit any Pledgor (or issuer) to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable securities laws, even if any Pledgor (or issuer) would agree to do so.

(b)The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Administrative Agent has made all deductions of expenses, including but not limited to attorneys' fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Administrative Agent's rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, in accordance with Section 9.2.4 [Application of Proceeds] of the Credit Agreement

8.Administrative Agent's Duties.  The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

9.Additional Pledgors.  It is anticipated that additional persons will from time to time become Subsidiaries of the Borrower or a Guarantor, each of whom will be required to join this Agreement.  It is acknowledged and agreed that new Subsidiaries of the Borrower or of a Guarantor will become Pledgors hereunder and will be bound hereby simply by executing and delivering to Administrative Agent a Guarantor Joinder in the form of Exhibit 1.1(G)(1) to the Credit Agreement.  In addition, a new Schedule A hereto shall be provided to Administrative Agent showing the pledge of the ownership interest in such new Subsidiary and any ownership interests that such new Subsidiary owns in any other Person.

10.No Waiver; Cumulative Remedies.  No failure to exercise, and no delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege.  No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default.  The remedies herein provided are cumulative and not exclusive of

Exhibit 1.1(P)(2) – Page 9

any remedies provided under the other Loan Documents or by Law and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.  Each Pledgor waives any right to require the Administrative Agent to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Administrative Agent's power.

11.No Discharge Until Indefeasible Payment of the Secured Obligations.  The pledge, security interests, and other Liens and the obligations of each Pledgor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Administrative Agent, any other Person, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Pledgor or which would otherwise operate as a discharge of such Pledgor as a matter of law or equity.  Without limiting the generality of the foregoing, each Pledgor hereby consents to, and the pledge, security interests, and other Liens given by such Pledgor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:

(a)Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or any other Person with respect thereto;

(b)Any increase, decrease, or change in the amount, nature, type or purpose of any of or any release, surrender, exchange, compromise or settlement of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document, any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement, any Lender-Provided Credit Arrangement or any of the other Secured Obligations;

(c)Any failure to assert any breach of or default under any Loan Document, any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement or any of the other Secured Obligations; or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by any of the Loan Documents, any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement, any Lender-Provided Credit Arrangement or any of the other Secured Obligations; or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against such Pledgor or any other Person under or in connection with any Loan Document, any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement or any of the other Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Pledgor; or any application of collections (including collections resulting from realization upon

Exhibit 1.1(P)(2) – Page 10

any direct or indirect security for the Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;

(d)Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Administrative Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Pledged Collateral).  As used in this Agreement, "direct or indirect security" for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;

(e)Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Pledgor or the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or the Borrower or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Administrative Agent or any Pledgor or the Borrower or by any other Person in connection with any such proceeding;

(f)Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Pledgor or the Borrower or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of law or release of any Pledgor or the Borrower or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations; or

(g)Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including any Pledgor, excepting only the indefeasible payment in full in cash of the Secured Obligations and the termination of the Commitments.

12.Taxes.  All payments and collections made by or from the Pledgors under this Agreement shall be deemed to be payments pursuant to, and each Pledgor hereby agrees to be bound by, the provisions of Section 5.9 [Taxes] of the Credit Agreement and each Pledgor shall make all payments free and clear of Taxes as provided therein.

13.Waivers.  Each Pledgor hereby waives any and all defenses that any Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Pledgor hereby waives any defense to or limitation on its obligations under this Agreement

Exhibit 1.1(P)(2) – Page 11

arising out of or based on any event or circumstance referred to in the immediately preceding section hereof.  Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Pledgor hereby further waives each of the following:

(a)All notices, disclosures and demands of any nature that otherwise might be required from time to time to preserve intact any rights against such Pledgor, including the following:  any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document, any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement or any of the other Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of such Pledgor or the Borrower or any other Person to comply with any Loan Document any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement or any of the Secured Obligations or any of the other Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Borrower or any other Person;

(b)Any right to any marshalling of assets, to the filing of any claim against such Pledgor or the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Pledgor or the Borrower, or any other Person of any other right or remedy under or in connection with any Loan Document, any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement or any of the other Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that any Pledgor receive notice of any such acceptance; and

(c)Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, "one action" laws, or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Secured Obligations), which results in denial or impairment of the right of the Administrative Agent to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Secured Obligations.

14.Setoff.  Each Pledgor hereby waives and releases, and shall not assert, any and all rights of setoff and any similar claims or actions whatsoever now and hereafter it may have at any time against the Secured Party or any Lender, any of the Secured Party's or any Lender's Affiliates, and any of the respective successors, assigns, and participants of the Secured Party or any Lender or any Affiliate of the Secured Party or any Lender.

Exhibit 1.1(P)(2) – Page 12

15.Assignment.  All rights of the Administrative Agent under this Agreement:

(i)shall inure to the benefit of its successors and assigns.  All obligations of each Pledgor shall bind its successors and assigns; provided, however, no Pledgor may assign or transfer any of its rights and obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.

(ii)The Administrative Agent may resign and a successor the Administrative Agent may be appointed in the manner provided in the Credit Agreement.  Upon the acceptance of any appointment as an administrative agent by a successor administrative agent, that successor administrative agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the administrative agent, as secured party under this Agreement and the retiring administrative agent shall thereupon be discharged from its duties and obligations under this Agreement.  After any retiring administrative agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

16.Severability.  Any provision of this Agreement (or portion hereof) which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof (or portions hereof).

17.Governing Law.  This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

18.Notices.  All notices, requests, demands, directions and other communications (collectively, "notices") given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement; provided that such notices to any Pledgor shall be given to the Borrower on behalf of such Pledgor at the address referred to in, and in the manner provided in, Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

19.Specific Performance.  Each Pledgor acknowledges and agrees that, in addition to the other rights of the Administrative Agent hereunder and under the other Loan Documents, because the Administrative Agent's remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Administrative Agent's rights: (i) to inspect the books and records related to the Pledged Collateral; (ii) to receive the various notifications such Pledgor is required to deliver hereunder; (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral; (iv) to enforce the provisions hereof pursuant to which the such Pledgor has appointed the Administrative Agent its attorney-in-fact; and (v) to enforce the Administrative Agent's remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.

Exhibit 1.1(P)(2) – Page 13

20.Voting Rights in Respect of the Pledged Collateral.  So long as no Event of Default shall occur and be continuing, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that such Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, if such action would have a material adverse effect on the value of any Pledged Collateral.  Without limiting the generality of the foregoing and in addition thereto, the Pledgors shall not vote to enable, or take any other action to permit, any of the Companies to issue any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature or to issue any other securities, shares, capital stock, member interests, partnership interests or other ownership interests convertible into or granting the right to purchase or exchange for any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature of any such Company or to enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Collateral.

21.Consent to Jurisdiction.  Each Pledgor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.  Each Pledgor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.  Each Pledgor hereby appoints the process agent identified below (the "Process Agent") as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding.  Such service may be made by mailing or delivering a copy of such process to any of the Pledgors in care of the Process Agent at the Process Agent's address, and each Pledgor hereby authorizes and directs the Process Agent to receive such service on its behalf.  Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law.  Each Pledgor further agrees that it shall, for so long as any Commitment under the Credit Agreement or any Secured Obligation of any Loan Party to any Secured Party remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 21.  The Process Agent is the Borrower, with an office on the date hereof as set forth in the schedules to the Credit Agreement.  The Process Agent hereby accepts the appointment of Process Agent by the Pledgors and agrees to act as Process Agent on behalf of the Pledgors.

22.Waiver of Jury Trial.  EXCEPT AS PROHIBITED BY LAW, EACH PLEDGOR AND EACH OF THE COMPANIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

23.Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior

Exhibit 1.1(P)(2) – Page 14

agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor.  This Agreement may not be amended or supplemented except by a writing signed by the Administrative Agent and the Pledgors.

24.Counterparts; Telecopy Signatures.  This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.  Each Pledgor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.

25.Construction.  The rules of construction contained in Section 1.2 [Construction] of the Credit Agreement apply to this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

Exhibit 1.1(P)(2) – Page 15

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PLEDGORS:

KOPPERS INC.,
a Pennsylvania corporation

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS HOLDINGS INC.,

a Pennsylvania corporation

KOPPERS DELAWARE, INC.,

a Delaware corporation

KOPPERS ASIA LLC,

a Delaware limited liability company

KOPPERS CONCRETE PRODUCTS, INC.,

a Delaware corporation

CONCRETE PARTNERS, INC.,

a Delaware corporation

KOPPERS PERFORMANCE CHEMICALS, INC.,
a New York corporation

KOPPERS RAILROAD STRUCTURES INC.,
a Delaware corporation

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS WORLD-WIDE VENTURES CORPORATION, a Delaware corporation

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Vice President

Exhibit 1.1(P)(2) – Page 16

KOPPERS VENTURES INC.,
a Delaware corporation

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS-NEVADA LIMITED-LIABILITY COMPANY, a Nevada limited liability company KOPPERS NZ LLC, a New York limited liability company WOOD PROTECTION MANAGEMENT LLC, a Nevada limited liability company

By:
Name:	Steven R. Lacy
Title:	Manager

WOOD PROTECTION LP, a Texas limited partnership

By:	WOOD PROTECTION MANAGEMENT LLC,
as General Partner

By:
	Name:	Steven R. Lacy
	Title:	Manager

Exhibit 1.1(P)(2) – Page 17

ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Exhibit 1.1(P)(2) – Page 18

SCHEDULE A
TO
PLEDGE AGREEMENT

Description of Pledged Collateral

A.Corporations

Pledgor and Pledgor's jurisdiction of formation	Pledged Shares	Type and Amount of Ownership

B.Limited Liability Companies

Pledgor and Pledgor's jurisdiction of formation	Pledged limited liability company interests	Type and Amount of Ownership

C.Partnerships

Pledgor and Pledgor's jurisdiction of formation	Pledged Partnership Interests	Type and Amount of Ownership

Exhibit 1.1(P)(2) – Page 19

EXHIBIT 1.1(S)

[FORM OF]

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement"), dated as of February ___, 2017, is entered into by and among EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A DEBTOR and each of the other Persons which becomeS A DEBTOR hereunder from time to time (each, a "Debtor" and collectively, the "Debtors"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (as defined below)(in such capacity, the "Administrative Agent");

WITNESSETH THAT:

WHEREAS, the Debtors are (or will be with respect to after-acquired property) the legal and beneficial owners and the holders of the Collateral (as defined in Section 1 hereof); and

WHEREAS, pursuant to that certain Credit Agreement (as amended, restated, modified or supplemented from time to time, the "Credit Agreement") of even date herewith by and among Koppers, Inc. (the "Borrower"), the Administrative Agent, the Lenders now or hereafter party thereto (the "Lenders") and the Guarantors now or hereafter party thereto (the "Guarantors"), the Administrative Agent and the Lenders have agreed to make certain financial accommodations and loans to the Borrower; and

WHEREAS, this Agreement is intended to and is to be a Collateral Document; and

WHEREAS, the obligation of the Administrative Agent and the Lenders to make loans and other financial accommodations under the Credit Agreement is subject to the condition, among others, that the Loan Parties secure the Secured Obligations (as defined below) to the Administrative Agent and the Lenders under the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement) and otherwise as more fully described herein in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.  The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

(a)"Code" means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as amended from time to time except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters.

(b)"Collateral" means all of each Debtor's right, title and interest in, to and under the following described property of such Debtor (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by the Code):

(i)all now existing and hereafter acquired or arising Accounts, Goods, Health Care Insurance Receivables, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter of Credit Rights, advices of credit, money, Commercial Tort Claims as listed on Schedule B hereto (as such Schedule is amended or supplemented from time to time), Equipment, As-Extracted Collateral, Inventory, Fixtures, and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including, without limitation, all insurance policies and proceeds thereof);

(ii)to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements, and all collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) of any Accessions to any of the foregoing; and

(iii)all present and future business records and information, including computer tapes and other storage media containing the same and computer programs and software (including, without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information.

(c)"Receivables" means all of the Collateral, except Equipment, Inventory and Fixtures.

(d)"Secured Obligations" shall mean and include the following: (i) any and all obligations, liabilities, and indebtedness from time to time of the Borrower, any Guarantor or any other Subsidiary of the Borrower to the Administrative Agent, any of the Lenders or any Affiliate of the Administrative Agent or any Lender under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower, any Guarantor or any other Subsidiary of the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities, and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to an extension of credit is not

Exhibit 1.1(S) – Page 2

satisfied); (ii) all Reimbursement Obligations of each Loan Party and any other Subsidiary of the Borrower with respect to any one or more Letters of Credit issued by any Issuing Lender; (iii) all indebtedness, loans, obligations, expenses and liabilities of each Loan Party, any Excluded Subsidiary or any other Subsidiary of the Borrower to the Administrative Agent or any of the Lenders, or any of their respective Affiliates, arising out of any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement provided by the Administrative Agent, any of the Lenders or any of their respective affiliates in accordance with the Credit Agreement; (iv) any sums advanced by or owing to the Administrative Agent or any of the Lenders for any reason relating to the Credit Agreement, any other Loan Document, or any collateral relating thereto, including for indemnification, for maintenance, preservation, protection or enforcement of, or realization upon, the Collateral or other collateral security or any one or more guaranties, and for enforcement, collection, or preservation of the rights of the Administrative Agent and the Lenders, and regardless whether before or after default or the entry of any judgment; (v) any obligation or liability of any Loan Party or any other Subsidiary of the Borrower arising out of overdrafts on deposits or other accounts or out of electronic funds (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Administrative Agent or any Lender to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Administrative Agent's or any Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements, and (vi) any amendments, extensions, renewals and increases of or to any of the foregoing; notwithstanding the foregoing provisions in this definition, "Secured Obligations" shall not include Excluded Hedge Liabilities.

(e)"Secured Parties" shall mean the Administrative Agent, the Lenders, and any provider of any Lender-Provided Hedge, Lender-Provided Treasury Arrangement, or Lender-Provided Credit Arrangement or any of the other Secured Obligations.

2.As security for the due and punctual payment and performance of the Secured Obligations and the indefeasible payment in full in cash of the other Secured Obligations, each Debtor hereby agrees that the Administrative Agent and the Secured Parties shall have, and each Debtor hereby grants to and creates in favor of the Administrative Agent for the benefit of itself, and the Secured Parties, a continuing first priority lien on and security interest under the Code in and to the Collateral subject only to Permitted Liens.  Without limiting the generality of Section 4 below, each Debtor further agrees that with respect to each item of the Collateral as to which: (a) the creation of a valid and enforceable security interest is not governed exclusively by the Code; or (b) the perfection of a valid and enforceable first priority security interest therein under the Code cannot be accomplished either by the Administrative Agent taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements authorized by such Debtor, such Debtor will at its expense execute and deliver to the Administrative Agent and hereby does authorize the Administrative Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Administrative Agent from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against such Debtor and all third parties to secure the Secured Obligations; provided, however, notwithstanding the foregoing, the Debtors shall not be required to perfect the Administrative Agent's security interest in titled vehicles.  Notwithstanding the foregoing and only with respect

Exhibit 1.1(S) – Page 3

to contracts and licenses which exist on the Closing Date, if the foregoing grant of a security interest in favor of the Administrative Agent would cause such contracts and licenses to be void pursuant to the terms of such contracts and licenses (subject to any limitations in Article 9 of the Code with respect to the effect of such restrictions on the collateral assignment of such contracts and licenses), then the grant of a security interest in such contracts and licenses shall be postponed to the extent of such restrictions on collateral assignment until such time as the grant of the security interest would not cause such contracts and licenses to be void).

3.Each Debtor represents and warrants to the Administrative Agent and the Secured Parties that: (a) the Debtors have good and marketable title to the Collateral; (b) except for the security interest granted to and created in favor of the Administrative Agent for the benefit of itself and the Secured Parties hereunder and Permitted Liens, all the Collateral is free and clear of any Lien; (c) the Debtors will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; (d) each Account is genuine and enforceable in accordance with its terms and the Debtors will defend the same against all claims, demands, recoupment, setoffs, and counterclaims at any time asserted; (e) at the time any Account becomes subject to this Agreement, each such Account will be a good and valid Account representing a bona fide sale of goods or services by the Debtors and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors (or for those on behalf of whom the account debtors are obligated on the Accounts), and no such Account will at such time be subject to any claim for credit, allowance, setoff, recoupment, defense, counterclaim or adjustment by any account debtor or otherwise; (f) the exact legal name of each Debtor is as set forth on the signature page hereto; and (g) the state of incorporation, formation or organization as applicable, of each Debtor is as set forth on Schedule A hereto.

4.Each Debtor will faithfully preserve and protect the Administrative Agent's security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for holders of Permitted Liens; provided, however, notwithstanding the foregoing, the Debtors shall not be required to perfect the Lender's security interest in titled vehicles, and will do all such other acts and things and will, upon request therefor by the Administrative Agent, execute, deliver, file and record, and each Debtor hereby authorizes the Administrative Agent to so file, all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the Code); and, each Debtor hereby irrevocably appoints the Administrative Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for each Debtor to execute, deliver, file and record such items for such Debtor and in the Debtor's name, place and stead to preserve, continue, perfect and protect said security interest.  This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

Exhibit 1.1(S) – Page 4

5.Each Debtor covenants and agrees that:

(a)it will defend the Administrative Agent's and the Secured Parties' right, title and lien on and security interest in and to the Collateral and the Proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Administrative Agent;

(b)it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;

(c)it will not take or omit to take any action, the taking or the omission of which would result in a material alteration (except as permitted by the Credit Agreement) or impairment of the Collateral or of the Administrative Agent's rights under this Agreement;

(d)it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in Section 8.2.7 [Disposition of Assets or Subsidiaries] of the Credit Agreement;

(e)it will: (i) except for such Collateral delivered to the Administrative Agent pursuant to this Section or otherwise now or hereafter under the control of the Administrative  Agent, obtain and maintain sole and exclusive possession of the Collateral; (ii) maintain its chief executive office and keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto, unless it shall have given the Administrative Agent prior notice and taken any action reasonably requested by the Administrative Agent to maintain its security interest therein; (iii) notify the Administrative Agent if an Account becomes evidenced or secured by an Instrument or Chattel Paper and deliver to the Administrative Agent upon the Administrative Agent's request therefor all Collateral consisting of Instruments and Chattel Paper immediately upon each Debtor's receipt of a request therefor; (iv) deliver to the Administrative Agent possession of all Collateral the possession of which is required to perfect the Administrative Agent's Lien thereon or security interest therein or the possession of which grants priority over a Person filing a financing statement with respect thereto; (v) execute control agreements and cause other Persons to execute acknowledgments in form and substance reasonably satisfactory to the Administrative Agent evidencing the Administrative Agent's control with respect to all Collateral the control or acknowledgment of which perfects the Administrative Agent's security interest therein, including Letters of Credit, Letter of Credit Rights, Electronic Chattel Paper, Deposit Accounts and Investment Property; and (vi) keep materially accurate and complete books and records concerning the Collateral and such other books and records as the Administrative Agent may from time to time reasonably require;

(f)it will promptly furnish to the Administrative Agent such information and documents relating to the Collateral as the Administrative Agent may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Debtor's contracts or the performance thereof, all of the foregoing to be certified upon request of the Administrative Agent by an authorized officer of such Debtor;

Exhibit 1.1(S) – Page 5

(g)it shall immediately notify the Administrative Agent if any Account arises out of contracts with the United States or any department, agency or instrumentality thereof or any one or more of the states of the United States or any department, agency, or instrumentality thereof, and will execute any instruments and take any steps required by the Administrative Agent so that all monies due and to become due under such contract shall be assigned to the Administrative Agent and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act;

(h)it will not change its state of incorporation, formation or organization, as applicable without providing at least ten (10) calendar days prior written notice to the Administrative Agent;

(i)it will not change its name without providing at least ten (10) calendar days prior written notice to the Administrative Agent;

(j)except as otherwise permitted under the Credit Agreement, it shall preserve its current existence as a corporation, partnership or a limited liability, as applicable, and shall not: (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not the Debtor, or (ii) sell all or substantially all of its assets;

(k)if such Debtor shall at any time acquire a commercial tort claim, as defined in the Code, such Debtor shall immediately notify the Administrative Agent in a writing signed by such Debtor of the details thereof and grant to the Administrative Agent for the benefit of itself, and the Secured Parties in such writing a security interest therein and in the Proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent and such writing shall constitute a supplement to Schedule B hereto;

(l)it hereby authorizes the Administrative Agent to, at any time and from time to time, file in any one or more jurisdictions financing statements that describe the Collateral, together with continuation statements thereof and amendments thereto, without the signature of such Debtor and which contain any information required by the Code or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments.  Each Debtor agrees to furnish any such information to the Administrative Agent promptly upon request.  Any such financing statements, continuation statements, or amendments may be signed by Administrative Agent on behalf of such Debtor if the Administrative Agent so elects and may be filed at any time in any jurisdiction; and

(m)it shall at any time and from time to time take such steps as the Administrative Agent may reasonably request as are necessary for the Administrative Agent to insure the continued perfection of the Administrative Agent's and the Secured Parties' security interest in the Collateral with the same priority required hereby and the preservation of its rights therein.

6.Each Debtor assumes full responsibility for taking any and all necessary steps to preserve the Administrative Agent's and the Secured Parties' rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and

Exhibit 1.1(S) – Page 6

preservation of the Collateral in its possession if the Administrative Agent takes such action for that purpose as the Debtor shall request in writing; provided that such requested action will not, in the judgment of the Administrative Agent, impair the security interest in the Collateral created hereby or the Administrative Agent's and the Secured Parties' rights in, or the value of, the Collateral; provided, further, that such written request is received by the Administrative Agent in sufficient time to permit the Administrative Agent to take the requested action.

7.The pledge, security interests and other Liens and the obligations of each Debtor hereunder shall not be discharged until Payment In Full.  The pledge, security interests, and other Liens and the obligations, liabilities and indebtedness of each Debtor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Administrative Agent, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Debtor or which would otherwise operate as a discharge of any Debtor as a matter of law or equity.  Without limiting the generality of the foregoing, each Debtor hereby consents to, and the pledge, security interests, and other Liens given by such Debtor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:

(a)Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or any other Person with respect thereto;

(b)Any increase, decrease, or change in the amount, nature, type or purpose of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Secured Obligations;

(c)Any failure to assert any breach of or default under any Loan Document or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Debtor or any other Person under or in connection with any Loan Document or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Debtor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other obligations, liabilities or indebtedness, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;

Exhibit 1.1(S) – Page 7

(d)Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Administrative Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Collateral).  As used in this Agreement, "direct or indirect security" for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;

(e)Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the existing structure or existence of, any Debtor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Debtor or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Administrative Agent or the Debtor or by any other Person in connection with any such proceeding;

(f)Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Debtor or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of law or release of any Debtor or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations; or

(g)Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including each Debtor, excepting only Payment In Full and the indefeasible payment in full in cash of the other Secured Obligations.

8.Each Debtor hereby waives any and all defenses which such Debtor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Debtor hereby waives any defense to or limitation on its obligations, liabilities or indebtedness under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding Section hereof.  Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Debtor hereby further waives each of the following:

(a)All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Debtor, including the following: any notice of any event or circumstance described in the immediately preceding Section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Secured Obligations; any notice of the incurrence of any Secured

Exhibit 1.1(S) – Page 8

Obligations; any notice of any default or any failure on the part of the Debtors or any other Person to comply with any Loan Document or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Debtors or any other Person;

(b)Any right to any marshalling of assets, to the filing of any claim against such Debtor or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Debtor or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that such Debtor receive notice of any such acceptance; and

(c)Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, "one action" laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of the Collateral for any of the Secured Obligations), which results in denial or impairment of the right of the Administrative Agent to seek a deficiency against such Debtor or any other Person or which otherwise discharges or impairs any of the Secured Obligations.

9.(a)At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such actions as the Administrative Agent deems appropriate: (i) to attach, perfect, continue, preserve and protect the Administrative Agent's and the Secured Parties' first priority security interest in or Lien on the Collateral, and/or (ii) to inspect, audit and verify the Collateral, including reviewing all of each Debtor's books and records and copying and making excerpts therefrom; provided that prior to an Event of Default or a Potential Default, the same is done with advance notice during normal business hours to the extent access to such Debtor's premises is required; and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties' within ten (10) days after demand; and

(b)At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such action as the Administrative Agent deems appropriate: (i) to maintain, repair, protect and insure the Collateral; (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Debtors hereunder; and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the

Exhibit 1.1(S) – Page 9

Administrative Agent for the benefit of the Administrative Agent and the Secured Parties within ten (10) days after demand.

10.After there exists any Event of Default:

(a)The Administrative Agent shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided by Law and as set forth below, including, without limitation, to take over and collect all of any Debtor's Receivables and all other Collateral, and to this end each Debtor hereby appoints the Administrative Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to: (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom; (ii) require any Debtor to assemble the Collateral and deliver it to the Administrative Agent or to any place designated by the Administrative Agent at the Debtors' expense; (iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate; (iv) demand payment of the Receivables; (v) enforce payment of the Receivables by legal proceedings or otherwise; (vi) exercise all of any Debtor's rights and remedies with respect to the collection of the Receivables; (vii) settle, adjust, compromise, extend or renew the Receivables; (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables; (ix) to the extent permitted by applicable Law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Administrative Agent deems advisable; (x) discharge and release the Receivables; (xi) take control, in any manner, of any item of payment or Proceeds from any account debtor; (xii) prepare, file and sign any Debtor's name on any proof of claim in any bankruptcy or similar proceeding or similar document against any account debtor; (xiii) prepare, file and sign any Debtor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (xiv) do all acts and things necessary, in the Administrative Agent's sole discretion, to fulfill each Borrower's, or any Guarantor's or any Debtor's obligations, liabilities or indebtedness to the Administrative Agent or the Secured Parties under the Credit Agreement, any of the other Loan Documents or otherwise; (xv) endorse the name of any Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory; (xvi) use any Debtor's stationery and sign such Debtor's name to verifications of the Receivables and notices thereof to account debtors; (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other Collateral or proceeds thereof to which any Debtor has access; (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral; (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral; and (xx) take such other action as the Administrative Agent may deem appropriate, including extending or modifying the terms of payment of any Debtor's debtors.  This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.  To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Administrative Agent pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Administrative Agent.

Exhibit 1.1(S) – Page 10

(b)The Administrative Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by the Debtors that, in the absence of any contrary requirement of Law, ten (10) days' prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Administrative Agent, in its sole discretion, may deem advisable.  Such sales may be adjourned from time to time with or without notice.  The Administrative Agent shall have the right to conduct such sales on any Debtor's premises or elsewhere and shall have the right to use any Debtor's premises without charge for such sales for such time or times as the Administrative Agent may see fit.  The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

(c)Each Debtor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals, etc.), will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other Official Body or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Loan Documents.  Without limiting the generality of the foregoing, each Debtor agrees that in the event the Administrative Agent on behalf of itself and/or the Secured Parties shall exercise its rights hereunder or pursuant to the other Loan Documents, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, each Debtor shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that the Administrative Agent requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Administrative Agent and any other Persons in making any application for the prior consent or approval of any Official Body or any other Person to the exercise by the Administrative Agent on behalf of itself and/or the Secured Parties or any such rights relating to all or any of the Collateral.  Furthermore, because each Debtor agrees that the remedies at law, of the Administrative Agent on behalf of itself and/or the Secured Parties, for failure of such Debtor to comply with this Subsection (c) would be inadequate, and that any such failure would not be adequately compensable in damages, each Debtor agrees that this Subsection (c) may be specifically enforced.

(d)The Administrative Agent may request, without limiting the rights and remedies of the Administrative Agent on behalf of itself and the Secured Parties otherwise provided hereunder and under the other Loan Documents, that each Debtor do any of the following: (i) give the Administrative Agent on behalf of itself and the Secured Parties specific assignments of the accounts receivable of the Debtors after such accounts receivable come into existence, and schedules of such accounts receivable, the form and content of such assignment and schedules to be reasonably satisfactory to Administrative Agent; and (ii) in order to better secure the Administrative Agent on behalf of itself and the Secured Parties, to the extent permitted by Law, enter into such lockbox agreements and establish such lockbox accounts as the Administrative Agent may require, all at the sole expense of the Debtors and shall direct all payments from all payors due to each Debtor, to such lockbox accounts.

Exhibit 1.1(S) – Page 11

11.The Lien on and security interest in the Collateral granted to and created in favor of the Administrative Agent by this Agreement shall be for the benefit of the Administrative Agent and the Secured Parties.  Each of the rights, privileges, and remedies provided to the Administrative Agent hereunder or otherwise by Law with respect to the Collateral shall be exercised by the Administrative Agent only for its own benefit and the benefit of the Secured Parties, and any of the Collateral or Proceeds thereof held or realized upon at any time by the Administrative Agent shall be applied as set forth in Section 9.2.4 [Application of Proceeds] of the Credit Agreement.  Each Debtor shall remain liable to the Administrative Agent and the Secured Parties for, and shall pay to the Administrative Agent for the benefit of itself and Secured Parties, any deficiency which may remain after such sale or collection.

12.If the Administrative Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Administrative Agent to store any Collateral on any premises of any Debtor, such Debtor hereby agrees to lease to the Administrative Agent on a month-to-month tenancy for a period not to exceed one hundred twenty (120) days at the Administrative Agent's election, at a rental rate equal to One Dollar ($1.00) per month (if such Debtor owns the premises), and at the current rental rate per month (if such Debtor leases the premises), the premises on which the Collateral is located; provided it is located on premises owned or leased by such Debtor.

13.Upon Payment In Full and the indefeasible payment in full in cash of the other Secured Obligations, the expiration of all Commitments and Letters of Credit, and termination of the Credit Agreement, this Agreement shall terminate and be of no further force and effect, and the Administrative Agent shall thereupon promptly return to such Debtor such of the Collateral and such other documents delivered by such Debtor or obtained by the Administrative Agent hereunder as may then be in the Administrative Agent's possession, subject to the rights of third parties.  Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.No failure or delay on the part of the Administrative Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Administrative Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default.  All waivers under this Agreement must be in writing.  The rights and remedies of the Administrative Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.

15.All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

16.Each Debtor agrees that as of the date hereof, all information contained on the Security Interest Data Summary attached hereto as Schedule A is accurate and complete and

Exhibit 1.1(S) – Page 12

contains no omission or misrepresentation. Except for such information in Schedule A which is specific to the Closing Date, each Debtor shall promptly notify the Administrative Agent of any changes in the information set forth thereon.

17.All payments and collections made by or from the Debtors under this Agreement shall be deemed to be payments pursuant to, and each Debtor hereby agrees to be bound by, the provisions of Section 5.9 [Taxes] of the Credit Agreement and each Debtor shall make all payments free and clear of Taxes as provided therein.

18.Each Debtor acknowledges that the provisions hereof giving the Administrative Agent rights of access to books, records and information concerning the Collateral and such Debtor's operations and providing the Administrative Agent access to such Debtor's premises are intended to afford the Administrative Agent with immediate access to current information concerning such Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Administrative Agent can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including, without limitation, instituting a replevin action should any Debtor refuse to turn over any Collateral to the Administrative Agent.  Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Administrative Agent, each Debtor acknowledges that the Administrative Agent would have no adequate remedy at Law to promptly obtain the same.  Each Debtor agrees that the provisions hereof may be specifically enforced by the Administrative Agent and waives any claim or defense in any such action or proceeding that the Administrative Agent has an adequate remedy at Law.

19.This Agreement shall be binding upon, and inure to the benefit of, the Administrative Agent, the Secured Parties and their respective successors and assigns, and the Debtor and each of its respective successors and assigns, except that the Debtors may not assign or transfer its obligations hereunder or any interest herein.  Without limiting the generality of the foregoing, each of the Debtors hereby acknowledges and agrees to any assignment by PNC Bank, National Association, in its capacity as Administrative Agent, of all its right, title and interest under, pursuant to, and in connection with this Agreement.  The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement.  Upon the acceptance of any appointment as an administrative agent by a successor administrative agent, that successor administrative agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring administrative agent, as secured party under this Agreement and the retiring administrative agent shall thereupon be discharged from its duties and obligations under this Agreement.  After any retiring administrative agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

20.This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

Exhibit 1.1(S) – Page 13

21.Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22.Each Debtor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County in any action or proceeding arising out of or relating to this Agreement, and each Debtor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.  Each Debtor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.  Each Debtor hereby appoints the process agent identified below (the "Process Agent") as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding.  Such service may be made by mailing or delivering a copy of such process to such Debtor in care of the Process Agent at the Process Agent's address, and each Debtor hereby authorizes and directs the Process Agent to receive such service on its behalf.  Each Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law.  Each Debtor further agrees that it shall, for so long as any Commitment under the Credit Agreement or any Secured Obligation of any Loan Party to the Administrative Agent or any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section.  The Process Agent is the Borrower, with an office on the date hereof as set forth in the Schedules to the Credit Agreement.  The Process Agent hereby accepts the appointment of Process Agent by the Debtors and agrees to act as Process Agent on behalf of the Debtors.

23.EXCEPT AS PROHIBITED BY LAW, EACH DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

24.At any time after the initial execution and delivery of this Agreement to the Administrative Agent and the Secured Parties, additional Persons may become parties to this Agreement and thereby acquire the duties and rights of being a Debtor hereunder by executing and delivering to the Administrative Agent a Guarantor Joinder pursuant to the Credit Agreement.  No notice of the addition of any Debtor shall be required to be given to any pre-existing Debtor and each Debtor hereby consents thereto.

25.This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.  Each Debtor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of the signature pages hereof purporting to be signed on behalf of such Debtor shall constitute effective and binding execution and delivery hereof by such Debtor.

[SIGNATURE PAGES FOLLOW]

Exhibit 1.1(S) – Page 14

[SIGNATURE PAGE TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.

DEBTORS:

KOPPERS INC.,
a Pennsylvania corporation

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS HOLDINGS INC.,

a Pennsylvania corporation

KOPPERS DELAWARE, INC.,

a Delaware corporation

KOPPERS ASIA LLC,

a Delaware limited liability company

KOPPERS CONCRETE PRODUCTS, INC.,

a Delaware corporation

CONCRETE PARTNERS, INC.,

a Delaware corporation

KOPPERS PERFORMANCE CHEMICALS, INC.,
a New York corporation

KOPPERS RAILROAD STRUCTURES INC.,
a Delaware corporation

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS WORLD-WIDE VENTURES CORPORATION, a Delaware corporation

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Vice President

Exhibit 1.1(S) – Page 15

[SIGNATURE PAGE TO SECURITY AGREEMENT]

KOPPERS VENTURES INC.,
a Delaware corporation

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

KOPPERS-NEVADA LIMITED-LIABILITY COMPANY, a Nevada limited liability company KOPPERS NZ LLC, a New York limited liability company WOOD PROTECTION MANAGEMENT LLC, a Nevada limited liability company

By:
Name:	Steven R. Lacy
Title:	Manager

WOOD PROTECTION LP, a Texas limited partnership

By:	WOOD PROTECTION MANAGEMENT LLC,
as General Partner

By:
	Name:	Steven R. Lacy
	Title:	Manager

Exhibit 1.1(S) – Page 16

[SIGNATURE PAGE TO SECURITY AGREEMENT]

ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Exhibit 1.1(S) – Page 17

SCHEDULE A

TO

SECURITY AGREEMENT

Security Interest Data Summary

1.The chief executive office of __________ (a "Debtor") is located at:

[ADDRESS]
___________ County

2.Such Debtor's true and full name is as follows:  __________________.  Such Debtor uses no trade names or fictitious names.

3.Such Debtor's form of organization is as follows:

4.Such Debtor's state of organization is as follows:

5.Such Debtor's EIN # is as follows:

6.Such Debtor's organization ID # (if any exists) is as follows:

7.As of the Closing Date, all of such Debtor's personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at such Debtor's chief executive office as described in Paragraph 1 above, except as specified below:

8.All of such Debtor's books and records, including those relating to accounts payable and accounts receivable, are kept at such Debtor's chief executive office as described in Paragraph 1 above, except as specified below:

9.All of the Debtor's real property is located in the following counties:

SCHEDULE B

TO

SECURITY AGREEMENT

Commercial Tort Claims

Exhibit 1.1(S) – Page 19

EXHIBIT 2.5.1

[Form of]

LOAN REQUEST

TO:

PNC Bank, National Association, as Administrative Agent
PNC Firstside Center - 4th Floor
500 First Avenue
P7-PFSC-04-I
Pittsburgh, PA  15219
Telephone No.:  [412-762-7744]
Telecopier No.:  [412-768-0423]
Attn:  Agency Services

FROM:	Koppers Inc., a Pennsylvania corporation (the "Borrower").
RE:

Credit Agreement (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), dated as of February 17, 2017, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.

Pursuant to Section 2.5.1 [Revolving Credit Loan Requests] of the Credit Agreement, the undersigned Borrower irrevocably requests [check one line under 1(a) below and fill in blank space next to the line as appropriate]:

	1(a)	A new Revolving Credit Loan in U.S. Dollars, OR
Renewal of the Euro-Rate Option applicable to an outstanding Revolving Credit Loan in U.S. Dollars originally made on __________ , 20__, OR

Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan in U.S. Dollars originally made on _________, 20__ to a Loan in U.S. Dollars to which the Euro-Rate Option applies, OR

Conversion of the Euro-Rate Option applicable to an outstanding Revolving Credit Loan in U.S. Dollars originally made on __________ __, 20__ to a Loan in U.S. Dollars to which the Base Rate Option applies, OR

A new Revolving Credit Loan in [specify Optional Currency: Euro, Australian Dollars, other]_______________, OR

Renewal of the Euro-Rate Option applicable to an outstanding _______________ Revolving Credit Loan in [specify Optional Currency:  Euro, Australian Dollars, other]_______________ originally made on __________ , 20__, OR

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST: [Check one line under 1(b) below and fill in blank spaces in line next to line]:
1(b)(i)

Under the Base Rate Option for Loans in U.S. Dollars.  Such Loan in U.S. Dollars shall have a Borrowing Date of __________, 20___ (which date shall be (i) the same Business Day of receipt by the Administrative Agent by 12:00 noon eastern time of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the Euro-Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR
(ii)

Under the Euro-Rate Option for Loans in U.S. Dollars.  Such Loan shall have a Borrowing Date of _____________, 20__ (which date shall be (a) on the Closing Date, with respect to making a new Revolving Credit Loan in U.S. Dollars to which the Euro-Rate Option applies on the Closing Date and (b) three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 12:00 noon eastern time of this Loan Request for making a new Revolving Credit Loan in U.S. Dollars to which the Euro-Rate Option applies, renewing a Loan in U.S. Dollars to which the Euro-Rate Option applies, or converting a Loan in U.S. Dollars to which the Base Rate Option applies to a Loan in U.S. Dollars to which the Euro-Rate Option applies).

OR
(iii)

Under the Euro-Rate Option for Loans in [specify Optional Currency:  Euro, Australian Dollars, other].  __________________  Such Loan shall have a Borrowing Date of _____________, 20__ (which date shall be four (4) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 12:00 noon eastern time of this Loan Request for making a new Revolving Credit Loan in [specify Optional Currency:  Euro, Australian Dollars, other]_______________ to which the Euro-Rate Option applies, renewing a Loan in [specify Optional Currency:  Euro, Australian Dollars, other]______________ to which the Euro-Rate Option applies.

Exhibit 2.5.1 – Page 2

2

Such Loan is in the principal amount of [specify U.S. Dollars OR Optional Currency:  Euro, Australian Dollars, other]_____________ or the principal amount to be renewed is [specify U.S. Dollars OR Optional Currency:  Euro, Australian Dollars, other]_____________ or the principal amount to be converted is [specify U.S. Dollars OR Optional Currency:  Euro, Australian Dollars] ________________________ [not to be less than U.S. $1,000,000, or the Dollar Equivalent thereof if an Optional Currency Loan, and in increments of U.S. $500,000, or the Dollar Equivalent thereof if an Optional Currency Loan, for each Borrowing Tranche under the Euro-Rate Option and not less than the lesser of $100,000 or the maximum amount available for Borrowing Tranches under the Base Rate Option].

3

[Complete the applicable blank below if the Borrower is selecting the Euro-Rate Option]:

Such Loan in U.S. Dollars shall have an Interest Period of [select: one, two, three, or six] Month(s):  _______________________________.

OR

Such Loan in [specify Optional Currency:  Euro, Australian Dollars, other]_______________ shall have an Interest Period of one Month.

B.

As of the date hereof and the date of making the above-requested Loan (and after giving effect thereto):  (i) all of the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); (ii) no Event of Default or Potential Default has occurred and is continuing; (iii) the making of such Loan shall not contravene any Law applicable to any Loan Party, any Subsidiary of any Loan Party, or any of the Lenders; (iv) each of the Loan Parties has performed all of its Obligations to be performed under the Credit Agreement; and (v) the making of such Loan shall not cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.

Exhibit 2.5.1 – Page 3

C.	Each of the undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

1

Funds to be deposited into a PNC Bank deposit account per our current standing instructions.  Complete amount of deposit if not full loan advance amount:  [specify U.S. Dollars OR Optional Currency:  Euro, Australian Dollars, other]_______________.

2

Funds to be wired per the following wire instructions:

Amount of Wire Transfer:  ___________________
[specify U.S. Dollars OR Optional Currency:  Euro, Australian Dollars, other]
Bank Name:  _____________________
ABA:  __________________________
Account Number: _________________
Account Name: ___________________
Reference: _______________________

	3	Funds to be wired per the attached Funds Flow (multiple wire transfers).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

Exhibit 2.5.1 – Page 4

[SIGNATURE PAGE TO LOAN REQUEST]

The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on ________________ __, 20___.

KOPPERS INC.

By:
Name:
Title:

Exhibit 2.5.1 – Page 5

EXHIBIT 2.5.2

[FORM OF]

SWING LOAN REQUEST

TO:

PNC Bank, National Association, as Administrative Agent
PNC Firstside Center - 4th Floor
500 First Avenue
P7-PFSC-04-I
Pittsburgh, PA  15219
Telephone No.:  [412-768-0423]
Telecopier No.:  [412-762-8672]
Attn:  Agency Services

FROM:	Koppers Inc., a Pennsylvania corporation (the "Borrower").
RE:

Credit Agreement (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), dated as of February 17, 2017, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

Capitalized terms not otherwise defined herein shall have the respective meanings given to them by the Credit Agreement.

Pursuant to Section 2.5.2 of the Credit Agreement, the Borrower hereby makes the following Swing Loan Request:

1.	Aggregate principal amount of such Swing Loan (may not be less than U.S. $500,000 and in integral multiples of U.S. $100,000)	U.S. $
2.

Proposed Borrowing Date

(which date shall be on or after the date on which the Administrative Agent receives this Swing Loan Request, with such Swing Loan Request to be received no later than 11:00 a.m. eastern time on the Borrowing Date)

3.

As of the date hereof and the date of making the above-requested Swing Loan (and after giving effect thereto):  (i) all of the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); (ii) no Event of Default or

Potential Default has occurred and is continuing; (iii) the making of such Loan shall not contravene any Law applicable to any Loan Party, any Subsidiary of any Loan Party, or any of the Lenders; (iv) each of the Loan Parties has performed all of its Obligations required to be performed under the Credit Agreement; and (v) the making of such Loan shall not exceed the Swing Loan Commitment or cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.

4.	The undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:
	A	Funds to be deposited into a PNC Bank deposit account per our current standing instructions. Complete amount of deposit if not full loan advance amount: _______________.
B

Funds to be wired per the following wire instructions:

Amount of Wire Transfer: __________
Bank Name:  _____________________
ABA:  __________________________
Account Number: _________________
Account Name: ___________________
Reference: _______________________

	C	Funds to be wired per the attached Funds Flow (multiple wire transfers).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

Exhibit 2.5.2 – Page 2

[SIGNATURE PAGE TO SWING LOAN REQUEST]

The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on ________________ ___, 20____.

KOPPERS INC.

By:
Name:
Title:

Exhibit 2.5.2 – Page 3

EXHIBIT 2.11

[form of]

LENDER JOINDER AND ASSUMPTION AGREEMENT

This Lender Joinder and Assumption Agreement (the "Joinder") is made as of ____________ __, 20__ (the "Effective Date") by _______________________________ (the "New Lender").

Background

Reference is made to the Credit Agreement dated as of February 17, 2017 among Koppers Inc., a Pennsylvania corporation (the "Borrower"), the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") (as amended, restated, modified or supplemented from time to time, the "Credit Agreement").  Capitalized terms defined in the Credit Agreement are used herein as defined therein.

Agreement

In consideration of the Lenders permitting the New Lender to become a Lender under the Credit Agreement, the New Lender agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as the New Lender remains a party to the Credit Agreement, such New Lender shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled (in accordance with its Ratable Share) to the benefits, rights and remedies set forth therein and in each of the other Loan Documents.  The New Lender hereby acknowledges that it has heretofore received (i) a true and correct copy of the Credit Agreement (including any amendments or modifications thereof or supplements or waivers thereto) as in effect on the Effective Date, and (ii) the executed original of its Revolving Credit Note dated the Effective Date issued by the Borrower under the Credit Agreement in the face amount of $_____________.

The Commitments and Ratable Shares of the New Lender and each of the other Lenders are as set forth on Schedule 1.1(B) to the Credit Agreement.  Schedule 1.1(B) to the Credit Agreement is being amended and restated effective as of the Effective Date hereof to read as set forth on Schedule 1.1(B) hereto.  Schedule 1 hereto lists as of the date hereof the amount of Loans under each outstanding Borrowing Tranche.  Notwithstanding the foregoing on the date hereof, the Borrower shall repay all outstanding Revolving Credit Loans to which either the Base Rate Option or the Euro-Rate Option applies and simultaneously reborrow a like amount of Loans under each such Interest Rate Option from the Lenders (including the New Lender) according to the Ratable Shares set forth on attached Schedule 1.1(B) and shall be subject to breakage fees and other indemnities provided in Section 5.10 [Indemnity].

The New Lender is executing and delivering this Joinder as of the Effective Date and acknowledges that it shall: (A) participate in all new Revolving Credit Loans borrowed by the

Borrower on and after the Effective Date according to its Ratable Share; and (B) participate in all Letters of Credit outstanding on and after the Effective Date according to its Ratable Share.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

Exhibit 2.11 – Page 2

[SIGNATURE PAGE TO LENDER

JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, the New Lender has duly executed and delivered this Joinder as of the Effective Date.

[NEW LENDER]

By:
Name:
Title:

Exhibit 2.11 – Page 3

[ACKNOWLEDGEMENT TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

ACKNOWLEDGED:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

KOPPERS, INC.

By:
Name:
Title:

Exhibit 2.11 – Page 4

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS

Exhibit 2.11 – Page 5

SCHEDULE 1

OUTSTANDING TRANCHES

Exhibit 2.11 – Page 6

EXHIBIT 5.9.7 (A)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as February 17, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Koppers Inc., as borrower, each lender from time to time party thereto, each lender from time to time party thereto, and PNC Bank, National Association, as the administrative agent for the lenders.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

Exhibit 2.11 – Page 7

EXHIBIT 5.9.7 (B)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 17, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Koppers Inc., as borrower, each lender from time to time party thereto, each lender from time to time party thereto, and PNC Bank, National Association, as the administrative agent for the lenders.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

Exhibit 2.11 – Page 8

EXHIBIT 5.9.7 (C)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 17, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Koppers Inc., as borrower, each lender from time to time party thereto, each lender from time to time party thereto, and PNC Bank, National Association, as the administrative agent for the lenders.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

Exhibit 2.11 – Page 9

EXHIBIT 5.9.7(D)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 17, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Koppers Inc., as borrower, each lender from time to time party thereto, each lender from time to time party thereto, and PNC Bank, National Association, as the administrative agent for the lenders.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that: (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

Exhibit 2.11 – Page 1

EXHIBIT 7.1.1

[FORM OF]

SOLVENCY CERTIFICATE

I, the undersigned, an Authorized Officer of KOPPERS HOLDINGS INC., a Pennsylvania corporation (the "Holdings"), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof), to the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below that:

1.This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 7.1.1 of the Credit Agreement dated as of February 17, 2017, among the Koppers Inc., Holdings, PNC Bank, National Association, as Administrative Agent, and the other parties thereto (the "Credit Agreement").  Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

2.For purposes of this certificate, the terms below shall have the following meanings:

(a)"Fair Value" shall mean the amount at which the assets (both tangible and intangible), in their entirety, of Holdings and its Subsidiaries taken as a whole (after giving effect to the Transactions) would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)"Present Fair Salable Value" shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of Holdings and its Subsidiaries taken as a whole (after giving effect to the Transactions) are sold on a going concern basis with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(c)"Stated Liabilities" shall mean the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Holdings and its Subsidiaries taken as a whole as of the date hereof after giving effect to the consummation of the Transactions determined in accordance with GAAP consistently applied.

(d)"Identified Contingent Liabilities" shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of Holdings and its Subsidiaries (taken as a whole after giving effect to the transactions (including all fees and expenses related thereto), as identified and explained in terms of their nature and estimated magnitude by Authorized Officers of the Borrower.

(e)"Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature" For the period from the date hereof through the Expiration Date, Holdings and its subsidiaries taken as a whole (after giving effect to the Transactions) will have sufficient assets and cash flow to pay their respective liabilities, contingent or otherwise, as those liabilities mature or otherwise become payable, in light of business conducted or anticipated to be conducted by the Holdings and its Subsidiaries as reflected in the Pro Forma Financial Information and in light of the anticipated credit capacity.

(f)"Do not have Unreasonably Small Capital" For the period from the date hereof through Expiration Date, Holdings and its Subsidiaries taken as a whole (after giving effect to the Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for such period.  I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Loan Parties as reflected in the Pro Forma Financial Information and in light of the anticipated credit capacity.

(g)"Transactions" shall mean the execution and delivery of the Credit Agreement, the making of the Loans and the use of the Loans on the date hereof.

3.For purposes of this certificate, I, or officers of Holdings under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)I have reviewed the financial statements (including the Pro Forma Financial Information) referred to in Section 6.1.8(ii) of the Credit Agreement.

(b)I have knowledge of and have reviewed to my satisfaction the Credit Agreement.

(c)As an Authorized Officer of Holdings, I am familiar with the financial condition of Holdings and its Subsidiaries.

4.Based on and subject to the foregoing, I hereby certify on behalf of Holdings that after giving effect to the consummation of the Transaction, it is my opinion that (i) the Fair Value of the assets of Holdings and its Subsidiaries taken as a whole (after giving effect to the Transactions) exceed their liabilities, contingent or otherwise; (ii) the Present Fair Salable Value of the assets of Holdings and its Subsidiaries taken as a whole (after giving effect to the Transactions) exceed their liabilities, contingent or otherwise; (iii) Holdings and its Subsidiaries taken as a whole (after giving effect to the Transactions) do not have Unreasonably Small Capital; and (iv) Holdings and its Subsidiaries taken as a whole (after giving effect to the Transactions) will be able to pay their liabilities, contingent or otherwise, as they mature.

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[SIGNATURE PAGE FOLLOWS]

Exhibit 7.1.1 – Page 2

[SIGNATURE PAGE TO SOLVENCY CERTIFICATE]

IN WITNESS WHEREOF, the Holdings has caused this certificate to be executed on its behalf by an Authorized Officer as of the date first written above.

KOPPERS HOLDINGS INC.

By:
Name:	Louann E. Tronsberg-Deihle
Title:	Treasurer

Exhibit 7.1.1 – Page 3

EXHIBIT 8.2.6

[FORM OF]

ACQUISITION COMPLIANCE CERTIFICATE

________ __, 20__

This certificate is delivered pursuant to Section 8.2.6 of that certain Credit Agreement dated as of February 17, 2017 (the "Credit Agreement") by and among Koppers Inc., a Pennsylvania corporation (the "Borrower"), the Lenders from time to time party thereto (the "Lenders"), the Guarantors from time to time party thereto (the "Guarantors") and PNC Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, ________, the ________ [Chief Executive Officer/President/Chief Financial Officer/Treasurer] of the Borrower, does hereby certify on behalf of the Borrower after giving pro forma effect to the Permitted Acquisition which is the basis for this Certificate, as follows:

(1)The Borrower desires that ___________________ [list Borrower, Guarantor or other Subsidiary that will be making the Acquisition] (the "Acquiring Company") [acquire the assets/acquire the stock] [by purchase/by merger] of ____________________________ [Insert name of entity or business division whose assets are being acquired or the entity whose equity interests are being acquired] (the "Target") from ______________ [identify the name(s) of the seller(s) of such assets or equity interests] (the "Seller") (the "Acquisition").

(2)The total Consideration to be paid, including the aggregate of (i) cash paid by the Borrower or any of its Subsidiaries, directly or indirectly, to the Seller, (ii) the Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries in connection with the Acquisition, whether in favor of Seller or otherwise, and whether fixed or contingent, (iii) any Guaranty given or incurred by the Borrower or any of its Subsidiaries in connection with the Acquisition, and (iv) any other consideration given or obligation incurred by the Borrower or any of its Subsidiaries in connection with the Acquisition is $__________, which amount exceeds $75,000,000 and, accordingly, Section 8.2.6(iv)(f) [Liquidations, Mergers, Consolidations, Acquisitions] of the Credit Agreement requires the delivery of this Certificate.

(3)The proposed date of Acquisition is _________________ (the "Acquisition Date"), which date is at least five (5) Business Days after the date this Certificate is delivered.

(4)The Target is engaged in ____________________ [describe business being acquired], which is reasonably related to one or more line or lines of business conducted by the Loan Parties and complies with Section 8.2.10 [Continuation of or Change in Business] of the Credit Agreement.

(5)The board of directors or other equivalent governing body of the Seller has approved such Acquisition.

PNC Bank, National Association,
as Administrative Agent
________ __, 20__

(6)Maximum Total Secured Leverage Ratio (Section 8.2.16 and 8.2.6(iv)(f)(1)).  The Total Secured Leverage Ratio is ___ to 1.00 (from item (6)(C) below), on a pro forma basis after giving effect to the Acquisition7, which does not exceed the permitted ratio of 2.75 to 1.00 (3.00 to 1.00 during any Material Acquisition Period).

(A)

Total Secured Debt, the numerator of the Total Secured Leverage Ratio, is proforma Indebtedness in respect of the following in each case of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, and is calculated without duplication as follows:

(i)	borrowed money secured by a Lien on assets of a Loan Party	$_____________
(ii)	amounts raised under or liabilities in respect of any note purchase or acceptance credit facility secured by a Lien on assets of a Loan Party	$_____________
(iii)

the unreimbursed amount of all drafts drawn under letters of credit issued for the account of Holdings or its Subsidiaries and the undrawn stated amount of all letters of credit issued for the account of Holdings and its Subsidiaries, in each case secured by a Lien on assets of a Loan Party

$_____________
(iv)	obligations with respect to capitalized leases secured by a Lien on assets of a Loan Party	$_____________
(v)

net obligations requiring any actual cash payment or settlement under any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device, in any case whether secured or unsecured

$_____________
(vi)	the sum of items (6)(A)(i) through (6)(A)(v) equals Total Secured Debt, the numerator of the Total Secured Leverage Ratio	$_____________

[7]	For the purposes of this Certificate, in giving effect to the Acquisition:

(a)

Consolidated EBITDA shall be calculated on a pro forma basis, using (i) historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period or (ii) financial effects that are reasonably identifiable and factually supportable, as projected by Holdings in good faith, which were set forth in the certificate previously or concurrently delivered by an Authorized Officer of Holdings to the Administrative Agent (which certificate also set forth in reasonable detail the calculation of such financial effects), and agreed to by the Administrative Agent, and

(b)

Indebtedness or other liabilities assumed or incurred in connection with the Permitted Acquisition and income earned or expenses incurred by the Target, business or assets to be acquired prior to the date of the Acquisition shall be included.

Exhibit 8.2.6 – Page 2

PNC Bank, National Association,
as Administrative Agent
________ __, 20__

(B)

Proforma Consolidated EBITDA, the denominator of the Total Secured Leverage Ratio, in each case of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, is calculated as follows:

(i)	Consolidated Net Income	$_____________
(ii)	depreciation	$_____________
(iii)	depletion	$_____________
(iv)	amortization	$_____________
(v)	other non-recurring, non-cash charges to net income	$_____________
(vi)	losses on the sale of assets outside the ordinary course of business	$_____________
(vii)	interest expense	$_____________
(viii)	income tax expense	$_____________
(ix)	cash dividends received from Affiliates to the extent not included in determining Consolidated Net Income	$_____________
(x)	equity losses of Affiliates (other than Consolidated Subsidiaries) to the extent included in determining Consolidated Net Income	$_____________
(xi)

non-recurring, cash and non-charges to net income in an aggregate cumulative amount during the period commencing on January 1, 2016 and continuing for the balance of the term of the Credit Agreement not greater than $75,000,000 related to discontinuation or sale of business operations of Holdings and its Subsidiaries

$_____________
(xii)

non-recurring cash and non-cash charges to net income in an aggregate cumulative amount incurred during the fiscal quarter ending December 31, 2015 not greater than $6,500,000 related to discontinuation or sale of business operations of Holdings and its Subsidiaries

$_____________
(xiii)	non-cash stock-based compensation expense	$_____________
(xiv)

all unamortized financing costs written off, and premiums paid, gains/losses incurred, and/or charges and fees paid and not capitalized, in each case, by the Loan Parties in connection with (x) the refinancing of the Prior Credit Agreement, (y) early extinguishment of the 2009 Senior Notes or (z) exchange, redemption, repurchase, tender or retirement of the 2009 Senior Notes

$_____________
(xv)	non-recurring, non-cash credits to net income	$_____________

Exhibit 8.2.6 – Page 3

PNC Bank, National Association,
as Administrative Agent
________ __, 20__

(xvi)	gains on the sale of assets outside the ordinary course of business	$_____________
(xvii)	gains on non-cash equity-based compensation	$_____________
(xviii)	equity earnings of Affiliates (other than Consolidated Subsidiaries) to the extent included in determining Consolidated Net Income	$_____________
(xix)	the sum of items (6)(B)(i) through (6)(B)(xiv) minus the sum of items (6)(B)(xv) through (6)(B)(xviii)	$_____________
(xx)

Adjustment to Consolidated EBITDA to the extent that the computation of Consolidated EBITDA includes a gain or loss with respect to any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device (including, for the avoidance of doubt, obligations under such commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device that are secured as well as those that are unsecured) as follows:  Consolidated EBITDA shall be (1) increased by any non-cash items of loss arising from such swap, agreement or other device, in each case, net of any actual cash payments related to the items giving rise to the loss and (2) decreased by any non-cash items of gain arising from such swap, agreement or other device, in each case, net of any actual cash payments related to items giving rise to the gain

$_____________
(xxi)	the sum of items (6)(B)(xixi) and (6)(B)(xx) equals Consolidated EBITDA, the denominator of the Total Secured Leverage Ratio	$_____________

(C)	item (6)(A)(vi) divided by item (6)(B)(xxi) equals the Total Secured Leverage Ratio	______ to 1.00

(7)Minimum Fixed Charge Coverage Ratio (Section 8.2.15 and 8.2.6(iv)(f)(1)).  The Fixed Charge Coverage Ratio, on a pro forma basis after giving effect to the proposed Acquisition, calculated as of the most recently ended fiscal quarter for the four fiscal quarters then ended8, is ___ to 1.0 (from item (7)(C) below), which is not less than the permitted ratio of 1.1 to 1.0.

[8]	See footnote 1 above.

Exhibit 8.2.6 – Page 4

PNC Bank, National Association,
as Administrative Agent
________ __, 20__

(A)	The numerator of the Fixed Charge Coverage Ratio of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, is calculated as follows:
(i)	Consolidated EBITDA (from item (6)(B)(xxi) above)	$_____________
(ii)	Capital Expenditures	$_____________
(iii)	cash taxes	$_____________
(iv)	item (7)(A)(i) minus item (7)(A)(ii) minus item (7)(A)(iii) equals the numerator of the Fixed Charge Coverage Ratio	$_____________

(B)	Fixed Charges, the denominator of the Fixed Charge Coverage Ratio, of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, are calculated as follows:
(i)	interest expense	$_____________
(ii)	contractual principal installments on Indebtedness	$_____________
(iii)	contractual principal payments on capitalized leases	$_____________
(iv)	dividends and distributions paid after the Closing Date	$_____________
(v)	sum of items (7)(B)(i) through (7)(B)(iv) equals the denominator of the Fixed Charge Coverage Ratio	$_____________

(C)	item (7)(A)(iv) divided by item (7)(B)(v) equals the Fixed Charge Coverage Ratio	______ to 1.0

(8)Undrawn Availability (Section 8.2.6(iv)(f)(2)).  After giving effect to the Acquisition, Undrawn Availability is $_____________, which is at least $50,000,000.

(9)Specified Ratio (8.2.6(iv)(f)(3)).  The Specified Ratio is ___ to 1.00 (from item (9)(C) below), on a pro forma basis after giving effect to the Acquisition9, which does not exceed the permitted ratio of 5.00 to 1.00.

[9]	See footnote 1 above.

Exhibit 8.2.6 – Page 5

PNC Bank, National Association,
as Administrative Agent
________ __, 20__

(A)

Specified Debt, the numerator of the Specified Ratio, is proforma Specified Debt in respect of the following in each case of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, and is calculated without duplication as follows:

(i)	Total Secured Debt (from item 6(A)(vi) above)	$_____________
(ii)	2017 Senior Note Debt	$_____________
(iii)	any other unsecured Indebtedness in respect of borrowed money	$_____________
(iv)	the sum of items (9)(A)(i) through (9)(A)(iii) equals Specified Debt, the numerator of the Specified Ratio	$_____________
(B)	Proforma Consolidated EBITDA, the denominator of the Specified Ratio, is $_____________ (from item 6(b)(xxi) above)
(C)	item (9)(A)(iv) divided by item (9)(B) equals the Specified Ratio	______ to 1.00

(10)No Event of Default or Potential Default exists immediately prior to or after giving effect to the Permitted Acquisition which is the basis for this Certificate.

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[SIGNATURE PAGE FOLLOWS]

Exhibit 8.2.6 – Page 6

PNC Bank, National Association,
as Administrative Agent
________ __, 20__

[SIGNATURE PAGE TO

ACQUISITION COMPLIANCE CERTIFICATE]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this __ day of ________, 20__.

KOPPERS INC.

By:
Name:
Title:	[President/Chief Executive Officer/Chief Financial Officer/Treasurer

Exhibit 8.2.6 – Page 7

EXHIBIT 8.3.3

[FORM OF]
QUARTERLY COMPLIANCE CERTIFICATE

________ __, 20__

This certificate is delivered pursuant to Section 8.3.3 of that certain Credit Agreement dated as of February 17, 2017 (the "Credit Agreement") by and among Koppers Inc., a Pennsylvania corporation (the "Borrower"), the Lenders from time to time party thereto (the "Lenders"), the Guarantors from time to time party thereto (the "Guarantors") and PNC Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, ______________________, the ___________ [Chief Executive Officer/President/Chief Financial Officer/Treasurer] of Holdings, does hereby certify on behalf of Holdings and each of Holdings' Subsidiaries as of the fiscal [quarter/year] ended ________ __, 20__ (the "Report Date"), as follows:

1.Maximum Total Secured Leverage Ratio (Section 8.2.16).  The Total Secured Leverage Ratio is ___ to 1.00 (from item (1)(C) below), calculated as of the Report Date for the four fiscal quarters ended as of the Report Date, which does not exceed the permitted ratio of 2.75 to 1.00 (3.00 to 1.00 during any Material Acquisition Period).

A.

Total Secured Debt, the numerator of the Total Secured Leverage Ratio, is Indebtedness in respect of the following in each case of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, and is calculated without duplication as follows:

(i)	borrowed money secured by a Lien on assets of a Loan Party	$_____________
(ii)	amounts raised under or liabilities in respect of any note purchase or acceptance credit facility secured by a Lien on assets of a Loan Party	$_____________
(iii)

the unreimbursed amount of all drafts drawn under letters of credit issued for the account of Holdings or its Subsidiaries and the undrawn stated amount of all letters of credit issued for the account of Holdings and its Subsidiaries, in each case secured by a Lien on assets of a Loan Party

$_____________
(iv)	obligations with respect to capitalized leases secured by a Lien on assets of a Loan Party	$_____________
(v)

net obligations requiring any actual cash payment or settlement under any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device, in any case whether secured or unsecured

$_____________
(vi)	the sum of items (1)(A)(i) through (1)(A)(v) equals Total Secured Debt, the numerator of the Total Secured Leverage Ratio	$_____________

B.	Consolidated EBITDA, the denominator of the Total Secured Leverage Ratio, in each case of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, is calculated as follows:
(i)	Consolidated Net Income	$_____________
(ii)	depreciation	$_____________
(iii)	depletion	$_____________
(iv)	amortization	$_____________
(v)	other non-recurring, non-cash charges to net income	$_____________
(vi)	losses on the sale of assets outside the ordinary course of business	$_____________
(vii)	interest expense	$_____________
(viii)	income tax expense	$_____________
(ix)	cash dividends received from Affiliates to the extent not included in determining Consolidated Net Income	$_____________
(x)	equity losses of Affiliates (other than Consolidated Subsidiaries) to the extent included in determining Consolidated Net Income	$_____________
(xi)

non-recurring, cash and non-charges to net income in an aggregate cumulative amount during the period commencing on January 1, 2016 and continuing for the balance of the term of the Credit Agreement not greater than $75,000,000 related to discontinuation or sale of business operations of Holdings and its Subsidiaries

$_____________
(xii)

non-recurring cash and non-cash charges to net income in an aggregate cumulative amount incurred during the fiscal quarter ending December 31, 2015 not greater than $6,500,000 related to discontinuation or sale of business operations of Holdings and its Subsidiaries

$_____________
(xiii)	non-cash stock-based compensation expense	$_____________
(xiv)

all unamortized financing costs written off, and premiums paid, gains/losses incurred, and/or charges and fees paid and not capitalized, in each case, by the Loan Parties in connection with (x) the refinancing of the Prior Credit Agreement, (y) early extinguishment of the 2009 Senior Notes or (z) exchange, redemption, repurchase, tender or retirement of the 2009 Senior Notes

$_____________
(xv)	non-recurring, non-cash credits to net income	$_____________
(xvi)	gains on the sale of assets outside the ordinary course of business	$_____________

Exhibit 8.3.3 – Page 2

(xvii)	gains on non-cash equity-based compensation	$_____________
(xviii)	equity earnings of Affiliates (other than Consolidated Subsidiaries) to the extent included in determining Consolidated Net Income	$_____________
(xix)	the sum of items (1)(B)(i) through (1)(B)(xiv) minus the sum of items (1)(B)(xv) through (1)(B)(xviii)	$_____________
(xx)

Adjustment to Consolidated EBITDA to the extent that the computation of Consolidated EBITDA includes a gain or loss with respect to any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device (including, for the avoidance of doubt, obligations under such commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device that are secured as well as those that are unsecured) as follows:  Consolidated EBITDA shall be (1) increased by any non-cash items of loss arising from such swap, agreement or other device, in each case, net of any actual cash payments related to the items giving rise to the loss and (2) decreased by any non-cash items of gain arising from such swap, agreement or other device, in each case, net of any actual cash payments related to items giving rise to the gain

$_____________
(xxi)	the sum of items (1)(B)(xixi) and (1)(B)(xx) equals Consolidated EBITDA, the denominator of the Total Secured Leverage Ratio	$_____________

C.	item (1)(A)(vi) divided by item (1)(B)(xxi) equals the Total Secured Leverage Ratio	______ to 1.00

2.Minimum Fixed Charge Coverage Ratio (Section 8.2.15).  The Fixed Charge Coverage Ratio, calculated as of the Report Date for the four fiscal quarters ended as of the Report Date, is ___ to 1.0 (from item (2)(C) below), which is not less than the permitted ratio of 1.1 to 1.0.

Exhibit 8.3.3 – Page 3

A.	The numerator of the Fixed Charge Coverage Ratio of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, is calculated as follows:

(i)	Consolidated EBITDA (from item (1)(B)(xxi) above)	$_____________
(ii)	Capital Expenditures	$_____________
(iii)	cash taxes	$_____________
(iv)	item (2)(A)(i) minus item (2)(A)(ii) minus item (2)(A)(iii) equals the numerator of the Fixed Charge Coverage Ratio	$_____________

B.	Fixed Charges, the denominator of the Fixed Charge Coverage Ratio, of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, are calculated as follows:
(i)	interest expense	$_____________
(ii)	contractual principal installments on Indebtedness	$_____________
(iii)	contractual principal payments on capitalized leases	$_____________
(iv)	dividends and distributions paid after the Closing Date	$_____________
(v)	sum of items (2)(B)(i) through (2)(B)(iv) equals the denominator of the Fixed Charge Coverage Ratio	$_____________

C.	item (2)(A)(iv) divided by item (2)(B)(v) equals the Fixed Charge Coverage Ratio	______ to 1.0

3.Indebtedness (Section 8.2.1).

A.	As of the Report Date, the aggregate amount of all Indebtedness under any Lender-Provided Credit Arrangement is $__________, which is not greater than the permitted amount of $50,000,000.
B.

As of the Report Date, the aggregate amount of Indebtedness secured by Purchase Money Security Interests and Indebtedness evidenced by capitalized leases  and other Indebtedness for borrowed money, including without limitation, Indebtedness assumed in connection with Permitted Acquisitions (excluding any Indebtedness described in Schedule 8.2.1) is $____________, which does not exceed the permitted amount of $25,000,000.

C.

As of the Report Date, the aggregate amount of Indebtedness in respect of surety bonds, performance bonds, bid bonds, or similar obligations arising in the ordinary course of business (up to an amount reasonably determined to be payable

Exhibit 8.3.3 – Page 4

under all surety bonds then outstanding) is $______________, which does not exceed the permitted amount of $40,000,000.
D.

As of the Report Date, the aggregate amount of Indebtedness permitted under Section 8.2.1(xiii), which does not restrict the ability of the Subsidiaries of the Borrower to pay dividends or make other distributions on account of the ownership interests of the Borrower's Subsidiaries is $______________, which does not exceed the permitted amount of $15,000,000.

4.Guaranties (Section 8.2.3).  The aggregate principal or stated amount of Guaranties of Indebtedness and performance and other obligations incurred by any Excluded Subsidiary, and its subsidiaries, permitted Joint Ventures under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] and non-Loan Party Subsidiaries is $______________, which does not exceed the permitted amount of $120,000,000.

5.Loans and Investments (Section 8.2.4).

A.

The aggregate amount of (i) loans and advances to, and investments in, Foreign Subsidiaries created or acquired after the Closing Date, and (ii) additional loans and advances to, and investments in, Foreign Subsidiaries in existence on the Closing Date that are in excess of the applicable amounts described for such Foreign Subsidiary on Schedule 8.2.4 is $______________, which does not exceed the permitted amount of $100,000,000.

B.

The aggregate amount of (i) loans and advances to, and investments in, Joint Ventures not existing as of the Closing Date, and (ii) additional loans, advances and investments in in existing Joint Ventures listed on Schedule 8.2.4, which Joint Ventures (a) limit the liability of the Loan Party or Subsidiary to such party's investment therein (except to the extent of liabilities under Guaranties otherwise permitted under the Credit Agreement), and (b) are in the same or substantially similar lines of business as the Loan Parties' business; provided that the aggregate amount of the sum of (y) such investments in Joint Ventures from and after the Closing Date pursuant to Section 8.2.4(vii), and (z) advances under Section 8.2.4(ix) are $______________, which does not exceed the permitted amount of $75,000,000.

C.

The aggregate amount of advances to subcontractors and suppliers of the Loan Parties or their Subsidiaries made in the ordinary course of business is $______________, which does not exceed the permitted amount of $20,000,000.

D.

The aggregate amount of advances to customers of the Loan Parties or their Subsidiaries to finance the construction of facilities for such customers which will use products supplied by the Loan Parties or their Subsidiaries is $______________, which does not exceed the permitted amount of $20,000,000, provided that the aggregate amount of the sum of (y) all such advances pursuant to Section 8.2.4(ix), and (z) investments under Section 8.2.4(vii) is $______________, which does not exceed the permitted amount of $75,000,000.

Exhibit 8.3.3 – Page 5

6.[INSERT IF APPLICABLE:]  Restricted Payments (Section 8.2.5(i)).

A.	The Borrower made dividends and distributions in an aggregate amount equal to $_____________ to Holdings, and prior to and after giving effect thereto:
(i)	The Fixed Charge Coverage Ratio on a pro forma basis after giving effect to such dividends and distributions is __________ to 1.0 which is not less than the permitted ratio of 1.1 to 1.0; and
(ii)	No Event of Default or Potential Default occurred, was continuing or existed.
B.	The Borrower made payments to repurchase the 2017 Senior Notes in an aggregate amount equal to $_____________, and prior to and after giving effect thereto:
(i)	Undrawn Availability is $_____________, which is not less than the required amount of $50,000,000; and
(ii)	No Event of Default or Potential Default occurred, was continuing or existed.

7.Net Senior Secured Leverage Ratio.  The Net Senior Secured Leverage Ratio is ___ to 1.00 (from item (7)(C) below), calculated as of the Report Date for the four fiscal quarters ended as of the Report Date.

A.	Net Secured Debt, the numerator of the Net Senior Secured Leverage Ratio, is calculated as follows:
	(i)	Total Secured Debt (from item (1)(A)(vi) above)	$_____________
	(ii)	Unencumbered U.S. Cash	$_____________
	(iii)	Dollar Equivalent amount of Eligible Foreign Cash	$_____________
	(iv)	the sum of items (7)(A)(ii) plus (7)(A)(ii)	$_____________
	(v)	the sum of items (7)(A)(i) plus the lesser of (a) item (7)(A)(iv) and (b) $10,000,000 equals Net Secured Debt, the numerator of the Net Senior Secured Leverage Ratio	$_____________
B.	Consolidated EBITDA (from item (1)(B)(xxi) above)		$_____________
C.	item (7)(A)(v) divided by item (7)(B) equals the Net Senior Secured Leverage Ratio		______ to 1.00

8.As of the date hereof, all of the representations and warranties of the Borrower and the other Loan Parties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof with the same effect as though such representations and warranties had been made on the date hereof (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); the

Exhibit 8.3.3 – Page 6

Loan Parties have performed and complied with all covenants and conditions of the Credit Agreement; and no Event of Default or Potential Default exists or occurred and is continuing.

9.As of the date hereof, the identity and amount of all outstanding Lender-Provided Credit Arrangements and any outstanding Guaranties described in Section 8.2.3(v) of the Credit Agreement are listed on Annex 1 hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

Exhibit 8.3.3 – Page 7

[SIGNATURE PAGE TO QUARTERLY COMPLIANCE CERTIFICATE]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this __ day of ________, 20__.

KOPPERS HOLDINGS INC.

By:
Name:
Title:

Exhibit 8.3.3 – Page 8

Annex 1

[Listing of Lender-Provided Credit Arrangements and
any outstanding Guaranties described in Section 8.2.3(v) of the Credit Agreement]

[see attached]

Exhibit 8.3.3 – Page 9